     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1998
                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             REGISTRATION STATEMENT
                                       ON
                                    FORM F-4

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                           NSM STEEL (DELAWARE), INC.
                            NSM STEEL COMPANY, LTD.
                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

             (Exact name of registrant as specified in its charter)

           DELAWARE                          3310                   APPLIED
        CAYMAN ISLAND                        3310                     N/A
     KINGDOM OF THAILAND                     3310                     N/A
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification code Number)     Identification
incorporation or organization)                                        No.)

                           --------------------------

                          ATTN.: SAWASDI HORRUNGRUANG
                                    CHAIRMAN
                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED
                              9 RAMKHAMHAENG ROAD
                              19TH FLOOR, UM TOWER
                            SUANLUANG, BANGKOK 10250
                                    THAILAND

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 479-8200

  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                             TIMOTHY GOODELL, ESQ.
                                  WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement
                           --------------------------

    If any of the securities being registered on this form are being offered in connection with the formation of a and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM                           AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE    PROPOSED AGGREGATE     REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED        PER NOTE(1)      OFFERING PRICE(1)         FEE(4)
12% Senior Notes due 2006.............     $249,000,000            100%            $249,000,000          $73,455
12 1/4% Senior Subordinated Mortgage
  Notes due 2008......................     $203,500,000            100%            $203,500,000          $60,033
12 3/4% Subordinated Mortgage
  Debentures due 2009.................     $53,133,016             100%            $53,133,016           $15,675
Guarantees of the Guarantor(2)........         (3)                 (3)                 (3)               None(3)

(1) In accordance with Rule 457(f)(2) the registration fee is calculated based on the book value, which has been computed as of June 10, 1998, of the outstanding securities to be cancelled in the exchange transaction hereunder.

(2) Each of the securities being registered hereby is being guaranteed by Nakornthai Strip Mill Public Company Limited.

(3) No additional consideration will be paid by the recipients of the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

(4) Aggregate amount of registration fee is $149,163.
                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED, JUNE 10, 1998
PROSPECTUS                                                          CONFIDENTIAL

                           NSM STEEL (DELAWARE), INC.
                            NSM STEEL COMPANY, LTD.

        [LOGO]

                               OFFER TO EXCHANGE

                      12% SENIOR MORTGAGE NOTES DUE 2006,
                          SERIES B FOR ALL OUTSTANDING
                  12% SENIOR MORTGAGE NOTES DUE 2006, SERIES A

              12 1/4% SENIOR SUBORDINATED MORTGAGE NOTES DUE 2008,
  SERIES B FOR ALL OUTSTANDING 12 1/4% SENIOR SUBORDINATED MORTGAGE NOTES DUE
                                 2008, SERIES A

               12 3/4% SUBORDINATED MORTGAGE DEBENTURES DUE 2009,
                          SERIES B FOR ALL OUTSTANDING
          12 3/4% SUBORDINATED MORTGAGE DEBENTURES DUE 2009, SERIES A

    The 12% Senior Mortgage Notes Due 2006, Series B (the "New Senior Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the registration statement (the "Registration Statement") of which this Prospectus constitutes a part, are being offered (the "Senior Notes Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal by NSM Steel (Delaware), Inc. ("NSM (Del)") and NSM Steel Company, Ltd. ("NSM Cayman") (collectively, the "Note Issuers") in exchange for the total aggregate amount of the Note Issuers' outstanding 12% Senior Mortgage Notes Due 2006, Series A (the "Old Senior Notes"). The New Senior Notes are irrevocably and unconditionally guaranteed (the "Senior Guaranty") as to principal, premium, interest and Additional Amounts (as defined), if any, by Nakornthai Strip Mill Public Company Limited ("NSM" or the "Company"). NSM Cayman is a wholly owned subsidiary of the Company and NSM (Del) is a wholly owned subsidiary of NSM Cayman. The Note Issuers have been organized solely for the purpose of issuing the Securities (as defined) and incurring other indebtedness permitted under the Indentures (as defined).

    The 12 1/4% Senior Subordinated Mortgage Notes Due 2008, Series B (the "New Senior Subordinated Notes") (and collectively with the New Senior Notes, the "New Notes"), which have been registered under the Securities Act pursuant to a Registration Statement of which this Prospectus constitutes a part, are being offered (the "Senior Subordinated Notes Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, by the Note Issuers in exchange for the total aggregate amount of the Note Issuers' outstanding 12 1/4% Senior Subordinated Mortgage Notes Due 2008, Series A (the "Old Senior Subordinated Notes") (and collectively with the Old Senior Notes, the "Old Notes). The New Senior Subordinated Notes are irrevocably and unconditionally guaranteed (the "Senior Subordinated Guaranty") as to principal, premium, interest and Additional Amounts, if any, by NSM.

    The 12 3/4% Subordinated Mortgage Debentures Due 2009, Series B (the "New Debentures"), which have been registered under the Securities Act pursuant to a Registration Statement of which this Prospectus constitutes a part, are being offered (the "Debentures Exchange Offer"and collectively with the Senior Note Exchange Offer and the Subordinated Note Exchange Offer, the "Exchange Offers") upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal by the Note Issuers in exchange for the total aggregate amount of the Note Issuers' outstanding 12 3/4% Subordinated Mortgage Debentures Due 2009, Series A (the "Old Debentures"). The New Debentures are irrevocably and unconditionally guaranteed (the "Debenture Guaranty", and collectively with the Senior Guaranty and the Senior Subordinated Guaranty, the "Guaranties") as to principal, premium, interest and Additional Amounts, if any, by NSM.

    The New Senior Notes, New Senior Subordinated Notes and New Debentures will evidence the same debt as the Old Senior Notes, Old Senior Subordinated Notes and Old Debentures, respectively, and will be issued under and entitled to the same benefits under the respective Indenture as either the Old Senior Notes, Old Senior Subordinated Notes or Old Debentures. In addition, the New Senior Notes and the Old Senior Notes will be treated as one series of securities under the Senior Indenture (as defined), the New Senior Subordinated Notes and the Old Senior Subordinated Notes will be treated as one series of securities under the Senior Subordinated Indenture (as defined) and the New Debentures and Old Debentures will be treated as one series of securities under the Debenture Indenture (as defined). The terms of the New Senior Notes are identical in all material respects to the terms of the Old Senior Notes, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate of the Old Senior Notes under certain circumstances relating to the registration of the New Senior Notes. The New Senior Notes and the Old Senior Notes are collectively referred to as the Senior Notes. The terms of the New Senior Subordinated Notes are identical in all material respects to the terms of the Old Senior Subordinated Notes, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Senior Subordinated Notes under certain circumstances relating to the registration of the New Senior Subordinated Notes. The New Senior Subordinated Notes and the Old Senior Subordinated Notes are collectively referred to as the Senior Subordinated Notes. The Senior Notes and the Senior Subordinated Notes are collectively referred to as the Notes. The terms of the New Debentures are identical in all material respects to the terms of the Old Debentures, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Debentures under certain circumstances relating to the registration of the New Debentures. The New Debentures and the Old Debentures are collectively referred to as the Debentures. The Old Senior Notes, the Old Senior Subordinated Notes and the Old Debentures are collectively referred to as the Old Securities. The New Senior Notes, the New Senior Subordinated Notes and the New Debentures are collectively referred to as the New Securities. The Notes and the Debentures are collectively referred to as the Securities.

(CONTINUED ON NEXT PAGE)
                         ------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF THE OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND THAT PROSPECTIVE INVESTORS IN THE NEW NOTES SHOULD CONSIDER IN CONNECTION WITH SUCH INVESTMENT.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(COVER PAGE CONTINUED)

    Pursuant to an agency agreement between NSM(Del) and NSM Cayman, NSM(Del) will issue the Notes and pay amounts due thereunder solely as agent of NSM Cayman. On the date of issue of the Old Securities (the "Issue Date"), the Company deposited with the Collateral Agent (as defined) (i) the net proceeds of the Offerings (as defined) (after the payment of certain fees and expenses, as well as the prepayment of U.S.$50 million of existing indebtedness and U.S.$8.0 million of accrued interest payable to certain Thai financial institutions), and
(ii) the U.S.$18.5 million of cash proceeds from the Equity Investments (as defined). Of such proceeds, an amount equal to the sum of the interest due on the Senior Notes on the first three Interest Payment Dates (as defined), the interest due on the Senior Subordinated Notes on the first two Interest Payment Dates and the interest due on the Debentures on the first two Interest Payment Dates was deposited in the Notes DSR Account (as defined) and the balance was deposited in the Offshore Reserve Account (as defined). The interest due on the Notes and Debentures on the first two Interest Payment Dates after the Issue Date shall be paid from the Notes DSR Account. Thereafter, the Company shall at all times be required to maintain a balance in the Notes DSR Account equal to the next interest payment on the Senior Notes. Funds held in the Offshore Reserve Account will be used to construct and start-up the Mill (including the payment of approximately U.S.$102 million in accounts payable), finance certain operating expenses and, in certain limited circumstances, to pay interest on Indebtedness owed by the Company to certain Thai financial institutions.

    If the Company achieves Profitable Operations (as defined) prior to December 31, 2001, certain amounts in the Offshore Reserve Account will be released to the Company. If the Company fails to achieve Profitable Operations by December 31, 2001, the Company must apply any funds then remaining in the Offshore Reserve Account (i) to tender for the Securities at 100% of the Accreted Value (as defined) thereof at the date of redemption plus accrued and unpaid interest and (ii) if there are funds remaining in such account after such tender, to repay indebtedness to certain Thai financial institutions.

    The Senior Notes bear interest on the principal amount at maturity thereof at a rate of 12% per annum, payable on February 1 and August 1 of each year, commencing August 1, 1998. The Old Senior Notes were issued at a discount to their principal amount at maturity. As a result, the stated rate of interest and original issue discount represents a yield to maturity (based on the issue price) on the Senior Notes of 14% (computed on a semi-annual bond equivalent basis). The Senior Notes will mature on February 1, 2006. The Senior Notes will not be redeemable at the option of the Note Issuers prior to February 1, 2002, except that until February 1, 2001, the Note Issuers may redeem, at their option, up to an aggregate of 35% of the aggregate principal amount at maturity of the Senior Notes originally issued at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings (as defined) if at least $162 million principal amount at maturity of the Senior Notes remains outstanding after each such redemption. On or after February 1, 2002, the Senior Notes may be redeemed at the option of the Note Issuers, in whole or in part, at the redemption prices set forth herein. Upon a Change of Control (as defined), each holder of Senior Notes will have the right to require the Note Issuers to purchase all or any part of such holder's Senior Notes at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase.

    The Senior Subordinated Notes bear interest on the principal amount at maturity thereof at a rate of 12.25% per annum, payable on February 1 and August 1 of each year, commencing August 1, 1998. The Old Senior Subordinated Notes were issued at a discount to their principal amount at maturity. As a result, the stated rate of interest and original issue discount will represent a yield to maturity on the Senior Subordinated Notes of 15% (computed on a semi-annual bond equivalent basis). The Senior Subordinated Notes will mature on February 1, 2008. The Senior Subordinated Notes will not be redeemable at the option of the
Note Issuers prior to February 1, 2003, except that until February 1, 2001, the
Note Issuers may redeem, at their option, up to an aggregate of 35% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued at the redemption price set forth herein plus accrued interest to the date of redemption with the net proceeds of one or more Public Equity Offerings if at least $132 million principal amount at maturity of the Senior Subordinated Notes remains outstanding after each such redemption. On or after February 1, 2003, the Senior Subordinated Notes may be redeemed at the option of the Note Issuers, in whole or in part, at the redemption prices set forth herein. Upon a Change of Control, each holder of Senior Subordinated Notes will have the right to require the Note Issuers to purchase all or any part of such holder's Senior Subordinated Notes at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase.

    The Debentures bear interest on the principal amount at maturity thereof at a rate of 12 3/4% per annum, payable on February 1 and August 1 of each year, commencing August 1, 1998. The Old Debentures were issued at discount to there principal amount at maturity. The Debentures will mature on February 1, 2009. The Debentures will not be redeemable at the option of the Note Issuers prior to February 1, 2003, except that until February 1, 2001, the Note Issuers may redeem at their option, up to an aggregate of 35% of the aggregate principal amount at maturity of the Debentures originally issued at the redemption price set forth herein plus accrued interest to the date of redemption with a note proceeds of one or more Public Equity offerings if at least $35 million principal amount of maturity of the Debentures remains outstanding after each such redemption. On or after February 1, 2003, the Debentures may be redeemed at the option of the Note Issuers, in whole or in part, at the redemption prices set forth herein. Upon a Change of Control, each holder of Debentures will have the right to require the Note Issuers to purchase all or any part of such holder's Debentures at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any to the date of purchase.

    The Securities will bear original issue discount ("OID"), and the holders of the Notes will be required to include such OID in gross income for U.S. federal income tax purposes on a constant yield to maturity basis, in advance of the receipt of the cash payments to which such income is attributable. See "Tax Considerations."

    The Senior Notes are senior secured obligations of the Note Issuers and rank senior in right of payment to the Senior Subordinated Notes and the Debentures and to all future Indebtedness of the Note Issuers that is designated as subordinate or junior in right of payment to the Senior Notes. The Senior Subordinated Notes are senior secured obligations of the Note Issuers, but the payment of principal of, and premium and Additional Amounts (if any) and interest on the Senior Subordinated Notes is subordinated in right of payment to the prior payment in full of all Specified Senior Indebtedness (as defined) of the Note Issuers. The Senior Subordinated Notes rank PARI PASSU in right of payment with the existing and future senior indebtedness (other than Specified Senior Indebtedness) of the Note Issuers and senior in right of payment to the Debentures and all future Indebtedness of the Note Issuers that is designated as subordinate or junior in right of payment to the Notes.

    The Debentures are subordinated obligations of the Note Issuers. The payment of principal of and premium Additional Amounts (if any) and interest on the Debentures will be subordinated in right of payment to the prior payment of all Debentures Specified Senior Indebtedness (as defined) of the Note Issuers. The Debentures will rank PARI PASSU in right of payment with all with the existing and future indebtedness (other than Debenture Specified Senior Indebtedness) of the Note Issuers and all future Indebtedness of the Note Issuers that is designated as subordinate or junior in right of payment to the Debentures.

    The Senior Guaranty is an irrevocable, direct, unconditional and secured obligation of the Company and ranks PARI PASSU in right of payment to all other existing and future senior indebtedness of the Company, including the Bank Credit Facility (as defined), and senior in right of payment to the Senior Subordinated Guaranty, the Debenture Guaranty and to all future Indebtedness of the Company that is designated as subordinate or junior in right of payment to the Senior Guaranty. The Senior Subordinated Guaranty is an irrevocable, direct, unconditional and secured obligation of the Company and will rank PARI PASSU in right of payment with the existing and future senior indebtedness (other than Specified Senior Indebtedness) of the Company, including the Bank Credit Facility, and senior in right of payment to the Debenture Guaranty and to all future indebtedness of the Company that is designated as subordinate or junior in right of payment to the Guaranties (as defined). The Debenture Guaranty is an irrevocable, direct, unconditional and secured obligation of the Company and will rank PARI PASSU in right of payment with the existing and future indebtedness (other than Debenture Specified Senior Indebtedness) of the Company, and senior in right of payment to all future indebtedness of the Company that is designated as subordinate or junior in right of payment to the Debenture Guaranty.

    The Notes are secured, on a first priority basis and the Debentures are secured on a second priority basis, by pledges of the share capital of NSM (Del) and the Guaranties (other than the Debenture Guaranty) are secured, on a first priority basis, by a pledge of the share capital of NSM Cayman and by the other Collateral (as defined), which includes certain real property rights and moveable assets comprising, and insurance proceeds and certain intangible assets relating to, the Mill (as defined). The Collateral (other than the pledge of the Notes DSR Account and the Offshore Reserve Account) will also secure, equally and ratably with the Guaranties, certain existing Indebtedness under the Bank Credit Facility. The Collateral also secures, on a second priority basis, the obligations of the Company in respect of its guarantee of the Debentures.

    The Securities will be issued initially in the form of one or more Global Senior Notes, Global Senior Subordinated Notes and Global Debentures (each as defined and, collectively, the "Global Securities") in registered form which are expected to be deposited with The Chase Manhattan Bank, as Book-Entry Depositary under a Note Depositary Agreement pursuant to which one or more certificateless depositary interests in respect of the Global Securities will be issued. Except as described under "Description of the Note Depositary Agreement; Delivery; Form--Issuance of the Definitive Notes", the Global Securities will not be available in definitive form. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by The Depository Trust Company ("DTC") and its participants, including Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (the "Euroclear Operator") and Cedel Bank, societe anonyme ("Cedel"). Such beneficial interests in the Global Securities are hereinafter referred to as "Book-Entry Interests."

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Note Issuers under certain registration rights agreements each dated as of March 12, 1998 (the "Notes Registration Rights Agreements") each between the Company, the Note Issuers and Nat West Capital Markets Limited as the initial purchaser of the Old Notes (the "Initial Purchaser").

    The New Debentures are being offered hereunder in order to satisfy certain obligations of the Company and the Debenture Issuers under the Debentures Registration Rights Agreement dated as of March 12, 1998 (the "Debentures Registration Rights Agreement" and collectively with the Notes Registration Rights Agreement, the "Registration Rights Agreements") between the Company, the
Note Issuers and the Debenture purchasers.

    The Company and the Note Issuers are making the Exchange Offers in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, neither the Company nor the Note Issuers have sought their own no-action letter and there can be no assurance that the staff of the Commission will make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company and the Note Issuers believe that New Securities issued pursuant to the Exchange Offers in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Old Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such New Securities. Holders of the Old Securities accepting the Exchange Offers will represent to the Company in the Letter of Transmittal that such conditions have been met. Any holder who participates in the Exchange Offers for the purpose of participating in a distribution of the New Securities may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the Exchange Offers to participate in the distribution of New Securities must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act.

    Each broker-dealer (other than an "affiliate" of the Company) that receives New Securities for its own account pursuant to the Exchange Offers must acknowledge that it acquired the Old Securities as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Notes where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Note Issuers have agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Note Issuers may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offers."

    The New Securities are new securities for which there is currently no market. The Note Issuers presently does not intend to apply for listing of the New Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The Company has been advised by the Initial Purchasers that, following completion of the Exchange Offers, they presently intend to make a market in the New Securities; however, the Initial Purchasers are not obligated to do so and any market-making activities with respect to the New Securities may be discontinued at any time without notice. There can be no assurance that an active public market for the New Securities will develop.

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD SECURITIES PURSUANT TO THE EXCHANGE OFFERS.

    Any Old Securities not tendered and accepted in the Exchange Offers will remain outstanding and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the applicable Indenture. Following consummation of the Exchange Offers the holders of Old Securities will continue to be subject to the existing restrictions upon transfer thereof and the Company and the Note Issuers will have no further obligation to such holders (other than the Initial Purchasers) to provide for the registration under the Securities Act of the Old Securities held by them. To the extent that Old Securities are tendered and accepted in the Exchange Offers, a holder's ability to sell untendered Old Securities could be adversely affected. It is not expected that an active market for the Old Securities will develop while they are subject to restrictions on transfer. The Company will accept for exchange any and all Old Securities that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offers expire, which will be the date (the "Expiration Date") that is 20 business days following the later of the date of effectiveness of the registration statement or the date the Exchange Offer is otherwise commenced, unless the Exchange Offers are extended by the Company in its sole discretion (but in no event to a
date later than           , 1998), in which case the term "Expiration Date"
shall mean the latest date and time to which the Exchange Offers are extended. Tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for payment by the Company. The Exchange Offers are not conditioned upon any minimum principal amount of Old Securities being tendered for exchange. However, the Exchange Offers are subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreements. Old Securities may be tendered only in denominations of $1,000 and integral multiples thereof (other than Old Debentures). The Company has agreed to pay the expenses of the Exchange Offers. See "The Exchange Offers--Fees and Expenses." The New Securities will bear Interest from the last Interest Payment Date of the Old Securities to occur prior to the issue date of the New Securities or, if no such interest has been paid, from March 12, 1998. Holders of the Old Securities whose Old Securities are accepted for exchange will not receive interest on such Old Securities for any period subsequent to the last Interest Payment Date to occur prior to the issue date of the New Securities, if any, and will be deemed to have waived the right to receive any interest payment on the Old Securities accrued from and after such Interest Payment Date or, if no such interest has been paid, from March 12, 1998.

    This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Securities as of           1998.

    Neither the Company nor the Note Issuers will receive any proceeds from the Exchange Offers. No dealer-manager is being used in connection with the Exchange Offers. See "Use of Proceeds" and "Plan of Distribution."

    Until           ,1998, all broker-dealers effecting transactions in the New
Securities, whether or not participating in the Exchange Offers, may be required to deliver a Prospectus. This is in addition to the obligations of broker-dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    No broker-dealer, salesperson or other individual has been authorized to give any information or to make any representation in connection with the Exchange Offers other than those contained in this Prospectus and Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Note Issuers. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct at any time subject to its date.

    THE EXCHANGE OFFERS ARE NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFERS OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    THE SECURITIES HAVE NOT BEEN REGISTERED WITH, RECOMMENDED BY, OR APPROVED BY ANY REGULATORY AUTHORITY OF THE GOVERNMENT OF THAILAND OR OF THE GOVERNMENT OF THE CAYMAN ISLANDS, NOR HAS ANY SUCH REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE AN OFFERING OR A SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

    THE SECURITIES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THAILAND OR TO ANY RESIDENT OF THAILAND.
                            ------------------------

    NO INVITATION MAY BE MADE TO THE PUBLIC IN THE CAYMAN ISLANDS TO SUBSCRIBE FOR ANY OF THE SECURITIES.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                            ------------------------

                      ENFORCEABILITY OF CIVIL LIABILITIES

    NSM Cayman and NSM (Del) are corporations organized under the laws of the Cayman Islands and the State of Delaware, respectively, and the Company is a public limited company organized under the laws of Thailand. Certain of the directors and officers of the Note Issuers and the Company and certain of the experts named in this Prospectus reside outside the United States, and all or a substantial portion of the assets of such persons and NSM Cayman and the Company are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, including with respect to matters arising under the Securities Act, or to enforce against any of them, the Note Issuers or the Company, judgments of courts of the United States predicated upon the civil liability provisions of the Federal securities laws of the United States. The Company has been advised by its Thailand legal counsel, White & Case (Thailand) Limited, that judgments of United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, are not enforceable in Thailand, but such judgment or order in the discretion of the courts of Thailand may be admitted as evidence of an obligation in new proceedings instituted in the courts of Thailand, which would consider the issue on the evidence before it.

    The Note Issuers and the Company have appointed CT Corporation System, New York, New York, as their agent for service of process in the United States in respect of any civil suit or action brought against or involving the Note Issuers or the Company in a United States federal or state court located in the Borough of Manhattan of the City of New York arising out of, related to or concerning the offering and sale of Securities under this Prospectus.

                            ------------------------

                     PRESENTATION OF FINANCIAL INFORMATION

    The Company maintains its financial books and records in Thai Baht ("Baht") and presents its financial statements in conformity with generally accepted accounting principles in Thailand ("Thai GAAP"). This Prospectus contains translations of certain Baht amounts into U.S. Dollars ("U.S.$") at specified rates solely for the convenience of the reader. These translations should not be construed as representations that the Baht amounts actually represent such U.S.$ amounts or could be converted into U.S.$ at the rate indicated or any other rate. Unless otherwise indicated, such U.S.$ amounts have been translated from Baht at an exchange rate 43.10 Baht to U.S.$1.00, which was the noon buying rate in New York City for cable transfers of Baht as certified for customs purposes published by the Federal Reserve Bank of New York (the "Noon Buying Rate") at June 5, 1998. As of March 12, the Issue Date, the Noon Buying Rate for Baht was
43.05 Baht to U.S.$1.00. On May 15, 1998, the Noon Buying Rate for Baht was
39.15 Baht to U.S.$1.00.

    The following table sets forth, for the periods and dates indicated, information concerning the rates of exchange of Baht into U.S.$ based on the Noon Buying Rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                         AVG. RATE   PERIOD END     HIGH        LOW
                                                                        -----------  -----------  ---------  ---------
1993(1)...............................................................       25.33        25.58       25.61      25.11
1994(1)...............................................................       25.16        25.11       25.60      24.89
1995(1)...............................................................       24.92        25.20       25.70      24.47
1996(1)...............................................................       25.36        25.65       25.80      25.17
1997 Month Ended:(2)
    January...........................................................       25.73        25.91       25.97      25.60
    February..........................................................       25.96        25.90       26.10      25.89
    March.............................................................       25.96        25.97       26.03      25.89
    April.............................................................       26.06        26.13       26.13      25.96
    May...............................................................       25.75        24.75       26.11      24.75
    June..............................................................       24.53        25.15       25.40      22.75
    July (3)..........................................................       30.27        32.30       32.30      24.52
    August............................................................       32.40        34.50       34.50      31.00
    September.........................................................       35.26        35.85       36.55      33.55
    October...........................................................       37.54        40.50       40.50      35.80
    November..........................................................       39.09        41.00       41.00      37.40
    December..........................................................       44.31        46.80       47.40      41.20
1998 Month Ended:(2)
    January...........................................................       52.98        53.10       56.10      48.30
    February..........................................................       45.99        43.00       51.00      43.00
    March.............................................................       41.35        39.60       45.00      38.00
    April.............................................................       39.65        38.70       41.20      38.55
    May...............................................................       39.20        40.44       40.44      38.55

SOURCE: FEDERAL RESERVE BANK OF NEW YORK

------------------------

(1) The average of the exchange rates on the last day of each month during the year.

(2) The average of the exchange rates on each day of the month.

(3) Prior to July 1997, the Baht/U.S.$ exchange rate was pegged via a trade-weighted basket of goods and services at approximately 25 Baht/U.S.$1.00. See "Risk Factors--Exchange Rate Risks."

                            ------------------------

                               METRIC EQUIVALENTS

    For the convenience of the reader, the following table sets out the relationship between metric measures and imperial equivalents:

1 Tonne          =      2,204.6224 Pounds

1 Tonne          =      1.1023 Tons (short)

1 Hectare        =      2.4711 Acres

1 Kilometer      =      0.6214 Miles

1 Meter          =      3.2808 Feet

                            ------------------------

                                    GLOSSARY

ASEAN.........................  The Association of Southeast Asian Nations
Bank Credit Facility..........  The Credit Facilities Agreement, dated September 27, 1995, among the Company and The Industrial Finance Corporation of
                                Thailand, Thai Farmers Bank Public Company Limited, Siam
                                City Bank Public Company Limited, The Government Savings
                                Bank, First Bangkok City Bank Public Company Limited,
                                Nakornthon Bank Public Company Limited, SCF Finance and
                                Securities Public Company Limited, Siam City Credit Finance
                                and Security Public Company Limited, IFCT Finance and
                                Securities Public Company Limited and First City Investment
                                Finance and Securities Public Company Limited, as such
                                agreement may be amended, supplemented or otherwise modified in writing from time to time
BNP...........................  Banque Nationale de Paris
BOI...........................  Board of Investment of Thailand
BOOT..........................  Build own operate transfer
Co-Gen Facility...............  A co-generation electric power plant to be developed in conjunction with Enron, subject to the execution of
                                definitive agreements
Combination Line..............  A combination/multipurpose continuous pickling, cold-rolling, cleaning, annealing hot-dip galvanizing, skin pass/tension leveling and oiling line. The Combination Line is part of the Finishing Facilities
Consteel Process..............  The Consteel continuous charging process
CSP...........................  Compact strip production
Debenture Offering............  The private placement of the Debentures to be completed on or before the Issue Date.
DRI...........................  Direct reduced iron
DRI Facility..................  NSM's facility for the production of DRI, which includes the
                                Co-Gen Facility
EAF...........................  Electric arc furnace
EBITDA........................  Earnings before interest expense, income taxes, depreciation and amortization
EGAT..........................  Electric Generating Authority of Thailand
Enron.........................  One or more affiliates of Enron Corp.
Equity Investments............  The acquisition from NSM of 158,639,864 newly issued shares
                                (representing 22.1% of NSM's issued and outstanding shares after giving effect to the Equity Investments) in aggregate by the Management Investors and the purchasers of the
                                Private Placement Shares pursuant to the Management Equity
                                Investment and the issuance of the Private Placement Shares respectively.
Finishing Facilities..........  NSM's processing facilities for the production of high-quality pickled and oiled, cold-rolled, galvanized, and other value-added steel products
Hatch.........................  Hatch Associates Ltd.
Heats.........................  Successive melting cycles
Hot Mill......................  NSM's CSP thin-slab hot mill
Hylsa.........................  Hylsa S.A.
Hylsa Agreement...............  The technical assistance and training agreement entered into between NSM and Hylsa

Klockner......................  Klockner Steel Trading
LIBOR.........................  London Inter-Bank Offered Rate
Management Co.................  NSM Management Company, LLC
Management Equity Investment..  The acquisition of newly-issued and outstanding Ordinary
                                Shares by the Management Investors
Management Investors..........  SDI, Enron and McDonald
McDonald......................  One or more affiliates of McDonald & Company Securities,
                                Inc.
Mill..........................  NSM's combined DRI facility, Hot Mill and Finishing
                                Facilities
NSM...........................  Nakornthai Strip Mill Public Company Limited
NSM Cayman....................  NSM Steel Company, Ltd., a wholly owned subsidiary of NSM
NSM (Del).....................  NSM Steel (Delaware), Inc., a wholly owned subsidiary of NSM
                                Cayman
NTS...........................  N.T.S. Steel Group Public Company Limited
Nucor.........................  Nucor Corporation
Offerings.....................  The issuance by the Note Issuers of the Old Securities together with the issuance by the Company of the Warrants.
Off-Take Agreements...........  Eight year off-take agreements entered into by NSM and
                                Klockner and NSM and Preussag under which NSM may at its
                                option sell and Preussag and Klockner, in the aggregate,
                                will be obligated to purchase up to 100% of NSM's production in 1998, 1999 and 2000, and 25% of the Company's production in the years 2001 through 2005
PEA...........................  Provincial Electricity Authority of Thailand
Preussag......................  Preussag Handel GmbH
Private Placement Shares......  64,417,180 Ordinary Shares being privately placed by the
                                Company concurrently with the Debenture Offering
PTT...........................  Petroleum Authority of Thailand
Push-Pull Line................  A push-pull pickling/trimming/oiling line that is part of the Finishing Facilities
Recoil Line...................  A recoil/temper rolling/slitting line that is part of the
                                Finishing Facilities
SDI...........................  Steel Dynamics, Inc.
SDI Agreement.................  The management advisory and technical assistance agreement which will be entered into by SDI and Management Co.
SDI License Agreement.........  A 10-year reciprocal license and technology sharing agreement between SDI and NSM
SDI Warrants..................  The Warrants issued to SDI to purchase up to 11,421,480
                                Ordinary Shares, which will contain exercise provisions that will protect SDI from dilution of its equity interest in the event holders of Warrants exercise such Warrants
SEN...........................  Submerged entry nozzle
SET...........................  Stock Exchange of Thailand
SIBOR.........................  Singapore Inter-Bank Offered Rate
Thai Parties..................  NTS and Mr. Sawasdi Horrungruang
Thailand......................  The Kingdom of Thailand
Transactions..................  The Offerings, the Debenture Offering and the Equity
                                Investments, and the application of the proceeds therefrom
VOD...........................  Vacuum/oxygen/degasser
Working Capital Facility......  The agreement to be entered into between NSM and BNP for the funding of working capital through the monetizing of NSM's accounts receivable

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES RELATED THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE INVESTING IN THE SECURITIES. UNLESS OTHERWISE STATED IN THIS PROSPECTUS OR UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO THE "COMPANY" OR TO "NSM" ARE TO NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED AND ITS SUBSIDIARIES. THE COMPANY'S FISCAL YEAR ENDS DECEMBER 31, AND THUS, FOR EXAMPLE, "FISCAL YEAR 1997" REFERS TO THE FISCAL YEAR ENDED DECEMBER 31, 1997. CERTAIN FINANCIAL, OPERATING AND STATISTICAL INFORMATION IS PRESENTED HEREIN IN ROUNDED AMOUNTS. AS A RESULT, CERTAIN AMOUNTS MAY NOT SUM DUE TO SUCH ROUNDING.

OVERVIEW

    NSM is the owner, developer and operator of one of the most advanced and lowest cost thin-slab/flat-rolled steel mini-mills in the world. NSM's mini-mill is located in Chonburi, Thailand, and when completed will combine a technologically advanced mini-mill steel production facility with a contiguous direct reduced iron facility and finishing facilities. The mini-mill is managed and operated by NSM Management Company, LLC ("Management Co.") and an experienced team of international steel executives employed by NSM. Management Co. receives technical and advisory services from Steel Dynamics, Inc. ("SDI"), a leading mini-mill operator in the United States, under a long-term management advisory and technical assistance agreement (the "SDI Agreement"). Concurrently with the Offerings and in connection with the execution of a license agreement (the "SDI License Agreement"), which includes the grant by SDI and NSM of reciprocal license rights to certain technical and operational know-how, SDI received 74,468,090 ordinary shares, par value 10 Baht per share (The "Ordinary Shares"). NSM also issued warrants (the "SDI Warrants") to SDI to purchase 11,421,480 Ordinary Shares, which contain exercise provisions that protect SDI from dilution of its equity interest in the event holders of certain warrants exercisable for Ordinary Shares issued on the Issue Date in conjunction with the issuance of the Senior Subordinated Notes (the "Warrants") exercise such Warrants. In addition to SDI, one or more affiliates of Enron Corp. (individually and collectively, "Enron"), a U.S.-based company with energy and project finance expertise throughout the world, and one or more affiliates of McDonald & Company Securities, Inc. (individually and collectively, "McDonald", and together with Enron and SDI, the "Management Investors"), acquired (the "Management Equity Investment") newly issued Ordinary Shares on the Issue Date. Enron and McDonald, among others, also purchased an aggregate of 45 million Ordinary Shares in a privately negotiated transaction in the secondary market for the Company's shares. Enron additionally acquired a significant portion of the 64,417,180 Ordinary Shares privately placed by the Company concurrently with the Debenture Offering (the "Private Placement Shares" and, together with the Management Equity Investment, the "Equity Investments"). Giving effect to the Transactions and the other purchases described above, the Management Investors in the aggregate hold a 20.56% interest in the Company's issued and outstanding Ordinary Shares.

    Construction and start-up of the Hot Mill (as defined), the core of the mini-mill, has been completed. The hot mill rolled its first coil of steel during operational testing in October 1997 and melted, cast and hot-rolled its first coil of steel in December 1997. The Company began commercial operations in the first quarter of 1998. The Company's goal is to be the world's most efficient and lowest cost producer of high-quality flat-rolled steel products, including hot-rolled, cold-rolled and galvanized steel, as well as other specialty steel products. The recent devaluation of the Baht has reduced certain of the Company's current capital expenditure obligations and may lower certain of its operating costs.

    Upon completion, NSM's mini-mill will consist of three facilities: (i) a compact strip production ("CSP") thin-slab hot mill (the "Hot Mill") for steel melting, refining, casting and hot-rolling, (ii) a facility (the "DRI Facility") for the production of direct reduced iron ("DRI"), which includes a co-generation electric power plant (the "Co-Gen Facility") in the process of being developed with Enron, and (iii) downstream processing facilities for the production of high-quality pickled and oiled, cold-rolled, galvanized, and other value-added steel products (the "Finishing Facilities"). The Hot Mill, DRI Facility and Finishing Facilities are referred to collectively as the "Mill." The Company believes that the Mill's design utilizes a unique combination of the best commercially proven technologies currently in use in some of the most efficient and highest quality steel manufacturing facilities in the world.

    The Hot Mill has a designed annual production capacity of 1.5 million tonnes. The Hot Mill utilizes advanced technology steel melting and refining, CSP casting and hot-rolling processes and equipment. The Finishing Facilities, which are expected to be operational in the first quarter of 1999, will incorporate a multi-purpose high-capacity production line and several lower capacity production units with a combined rated annual production capacity of
1.5 million tonnes. The DRI Facility, which is expected to be operational during the second quarter of 1999, will have an annual rated production capacity of 500,000 tonnes and will provide the Company with a low-cost substitute for approximately 30% of the scrap in its melt mix. The Company believes that this equipment will allow it to produce thinner gauge, higher value steel in hot-rolled form with consistently better tolerances, uniformity and surface qualities relative to certain other flat-rolled steel producers. NSM believes that the resulting increased product breadth and cost advantages produced by combining the DRI Facility, Hot Mill and Finishing Facilities together in a continuous process will allow it to become a world class flat-rolled steel producer based on cost, quality and timeliness of delivery.

    The world's flat-rolled steel market is dominated by integrated steel producers using conventional blast furnaces and eight- to ten-inch slab production methods. The Company believes that thin-slab/flat-rolled steel mini-mills can compete favorably against integrated steel producers in terms of cost, quality and timeliness of delivery, while producing superior financial results. Thailand has historically been one of the largest importers of flat-rolled steel in the world, ranking third in 1996 in terms of net steel imported. Virtually all of the steel products imported into Thailand are produced by high-cost integrated steel producers with lengthy delivery schedules.

    The demand for flat-rolled products in Thailand results, in part, from the development over the past 20 years of several industries including the manufacturing of pipe and tube, containers, furniture, appliances and automotive parts and vehicles. NSM is the only flat-rolled steel producer in Thailand. Accordingly, the Company believes that it is well positioned to capture a significant share of the demand for flat-rolled steel in Thailand by producing a broad range of high-quality products.

    In order to ensure consistent and efficient mill utilization and to mitigate NSM's exposure to the economic difficulties currently being experienced in Thailand, the Company has entered into eight-year off-take agreements with Preussag Handel GmbH ("Preussag") and Klockner Steel Trading ("Klockner") (collectively, the "Off-Take Agreements"). Preussag and Klockner are two international steel trading and processing companies which sell high-quality, high-grade steel products throughout the world. Under the Off-Take Agreements, Preussag and Klockner will be obligated to purchase, in aggregate, 100% of the Company's production in 1998 through 2002, and 25% of the Company's production in the years 2001 through 2005. NSM may, at is option, reduce the percentage of its production sold under the Off-Take Agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000, if the Company believes it could maximize sales revenues through sales to other customers. Under the Indentures, sales by NSM to customers other than Preussag and Klockner, to the extent that the aggregate of such sales results in receivables outstanding in excess of U.S.$10 million, must be supported by letters of credit if the customer does not have an investment grade credit rating. All sales to Preussag and Klockner and substantially all other export sales will be U.S.$ denominated.

    In addition to the Off-Take Agreements, the Company has entered into a commercial assistance agreement with the former chief commercial officer of U.S. Steel to facilitate the Company's introduction to flat-rolled steel customers. Based on international customer inquiries received by the Company to date, the Company believes that it could increase the percentage of its annual production sold under off-take agreements in 2001 through 2005 should economic conditions in the Asia-Pacific region warrant. The Company also believes, that as a low-cost producer of high-quality steel products, it will have the option to sell its products in either domestic or world markets, including the United States.

    NSM has entered into various arrangements to ensure its access to and availability of electric power, natural gas, oxygen, coal and iron ore. NSM has entered into arrangements under which the Provincial Electricity Authority of Thailand ("PEA") and the Petroleum Authority of Thailand ("PTT") will provide NSM with electric power and natural gas. PEA and PTT are government entities charged with providing electricity and natural gas, respectively, to Thailand's industrial base. NSM will benefit from two new power substations adjacent to the Mill constructed by Electric Generating Authority of Thailand ("EGAT") and from two sets of new power lines which run to the Mill site, all recently constructed by PEA. NSM also has access to a long-term supply of oxygen and other industrial gases from Bangkok Industrial Gas, which has recently constructed an oxygen plant adjacent to the Mill. Coal and iron ore, two important raw materials needed to produce DRI, are being supplied under long-term contracts by SSM Coal BV ("SSM"), the owner of a Vietnamese coal mine, and MMTC Limited ("MMTC"), an iron ore trading company based in India.

    When complete, the Company estimates that its total investment in the Mill for property, plant, land, buildings, machinery and equipment will be approximately U.S.$764 million. The Company's investment in the land, buildings, machinery and equipment of the Mill as of December 31, 1997 was approximately U.S.$588 million, including approximately U.S.$514 million in connection with the construction of the Hot Mill, approximately U.S.$32 million in connection with the DRI Facility and approximately U.S.$42 million in connection with the Finishing Facilities.

    During 1998, while the DRI Facility and Finishing Facilities are expected to be under construction, interest on the Notes will be paid from amounts on deposit in the Notes DSR Account. As of December 31, 1997, after giving pro forma effect to the Transactions, the Company would have had total shareholders' equity of U.S.$158 million and total indebtedness of U.S.$771 million, of which U.S.$336 million would have been secured equally and ratably with the Guaranties. See "Risk Factors--Risk Related to Forward Looking Information."

PROJECT ADVANTAGES

    NSM believes that it enjoys a number of advantages over other flat-rolled steel producers and that these advantages will facilitate the implementation of its business strategy. Through the use of advanced technology throughout the Mill, the Company believes that its projected cost structure will place it among the lowest cost producers of flat-rolled steel products in the world. Complementing the Company's projected low cost structure is its designed capability to produce a full range of flat-rolled products, including high value-added products that previously could only be produced by higher cost integrated steel producers. The Company believes that this ability to produce high value-added products coupled with its projected low cost structure, will enable it to compete effectively in selling its products, to the domestic and world steel markets. Further complementing the Company's projected cost structure and product capabilities will be its right to obtain certain technical and operational advice and consultation services from SDI, as well as access to the strategic expertise of Enron and McDonald.

BUSINESS STRATEGY

    NSM's business strategy is to use its advanced Hot Mill, DRI Facility and Finishing Facilities technologies to produce superior quality flat-rolled steel in a variety of high value-added forms. The principal elements of the Company's strategy include:

    - ACHIEVE CONVERSION COSTS AMONG THE LOWEST IN THE STEEL INDUSTRY. The Company believes that the design of the Mill represents substantial efficiency improvements over earlier mini-mills using CSP technology. These improvements are expected to substantially reduce the cost and production time of the steel-making process, limit electric arc furnace ("EAF") power-off and downtime, reduce consumption of consumable inputs and ultimately produce higher quality steel. By designing and utilizing equipment that is efficient, consumes fewer raw materials and improves the consistency and reliability of the steel making process, the Company believes that its per tonne manufacturing costs will be among the lowest in the steel industry.

    - EMPHASIZE VALUE-ADDED PRODUCTS. NSM believes that it will be able to produce thinner gauge steel in hot-rolled form with consistently better uniformity, tolerances and surface quality relative to certain other flat-rolled steel producers. The Company also believes that its high-quality, thinner gauge hot-rolled products will compete favorably with certain more expensive cold-rolled (further processed) products, enabling it to achieve higher margins. The Company believes that thinner gauge, hot-rolled products, and other value-added products, may be less susceptible to the price fluctuations commonly found in the spot market for commodity grade steel. The design of the Finishing Facilities' process lines is expected to result in higher quality products, significant cost savings and yield improvements relative to the processing systems used by certain other flat-rolled steel producers. In addition, the Company expects to devote a substantial portion of its hot-rolled capacity to the production of higher margin pickled and oiled, cold-rolled, galvanized, and other value added steel products. The Company believes that the resulting increased product breadth and cost advantages will allow it to compete favorably on a cost and quality basis with any steel producer in the world.

    - SECURE A SOLID BASELOAD OF U.S.$ SALES. In order to ensure consistent and efficient Mill utilization and to balance U.S.$ revenues with U.S.$ debt service and expense requirements, the Company has entered into the Off-Take Agreements. Under the Off-Take Agreements, Preussag and Klockner will be obligated to purchase, in aggregate, 100% of the Company's production in 1998 through 2002, and 25% of the Company's production in the years 2001 through 2005. NSM may, at is option, reduce the percentage of its production sold under the Off-Take Agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000, if the Company believes it could maximize sales revenues through sales to other customers. Under the Indentures, sales by NSM to customers other than Preussag and Klockner, to the extent that the aggregate of such sales results in receivables outstanding in excess of U.S.$10 million, must be supported by letters of credit if the customer does not have an investment grade credit rating. All sales to Preussag and Klockner and substantially all other export sales will be U.S.$ denominated. Based on international customer inquiries, the Company believes that it could substantially increase the percentage of its annual production sold under off-take agreements in 2001 through 2005 should economic conditions in the Asia-Pacific region warrant. The Company believes that as a low-cost producer of high-quality steel products, it will have the option to sell all of its products in either domestic or world markets, including the United States.

    - MAXIMIZE MINI-MILL ADVANTAGES. The Company has adopted a combination of technologies and management techniques which management believes will provide it with the flexibility to deliver custom ordered, just-in-time, high-quality products to customers with minimal lead times. NSM has adopted management and personnel policies designed to take advantage of the opportunities inherent in the technological revolution in the flat-rolled steel industry. The Company expects its energy consumption, man-hours per tonne produced and the environmental impact of the operations to be among the lowest in the industry. The Company intends to use its advanced technologies to develop profitable niche market products.

    - UTILIZE LEADING MINI-MILL OPERATIONAL AND MANAGEMENT TECHNIQUES. The Company has entered into agreements with a number of leading steel mini-mill developers and operators in order to make available to Management Co. or the Company certain technical know how and business practices. Under the terms of the SDI Agreement, SDI, a company whose executives and managers pioneered the development of thin-slab/flat-rolled technology and directed the construction and operation of the world's first thin-slab/flat-rolled minimill, will provide management advisory and periodic on-site technical support to Management Co. Hylsa S.A. ("Hylsa"), under a technical assistance and training agreement (the "Hylsa Agreement"), has provided training to over 140 NSM employees at its Monterey, Mexico plant, and will continue to provide training and on-site technical support. Hylsa is recognized in the world steel making community for producing high-quality, thin-gauge products utilizing CSP technology. From early 1996 through mid-1997, the Company received certain technical assistance and employee training for over 170 NSM employees from Nucor Corporation ("Nucor"), currently an operator of eight mini-mills in the United States.

    - SECURE RAW MATERIAL SOURCES. The primary raw materials and utilities used to produce DRI and flat-rolled steel products are coal, iron ore, electricity and scrap. To secure access to adequate low-cost supplies of these inputs, NSM has entered into long-term arrangements for the supply of coal, iron ore and electricity with SSM Coal BV, MMTC Limited, and PEA, respectively. For scrap, NSM will have access to both the domestic and global scrap markets. Management believes that due to the recent Baht devaluation and the logistical and regulatory obstacles to exporting scrap from Thailand, NSM's near term domestic scrap costs will be U.S.$20-30 per tonne lower than world market prices.

    - EXPLOIT STRATEGIC LOCATION. The Company is the only flat-rolled steel producer in Thailand, historically one of the world's largest importers of finished and semi-finished flat-rolled steel. In 1996, Thailand ranked third in the world in terms of imported steel. The Company believes that demand in Thailand for steel products will return to historical levels following improvements in domestic economic conditions. The Company believes that strong domestic demand combined with import tariffs on certain steel products would allow the Company to achieve higher profit margins on the sale of its products in Thailand relative to sales outside of Thailand.

    - UTILIZE THE EXPERTISE OF SDI, ENRON AND MCDONALD. NSM and Management Co. have contracted to acquire certain strategic and financial expertise that will enhance NSM's ability to compete both financially and operationally in the world steel market. By becoming equity owners of NSM and through their representation on the Company's board of directors, the Company expects that SDI's, Enron's and McDonald's representatives on the board of directors will provide the Company with certain know how, expertise and knowledge.

    - PURSUE EXPANSION OPPORTUNITIES. In order to lower production costs through economies of scale, the Company intends to pursue expansion of the Mill if market conditions warrant such an expansion. To facilitate expansion of DRI production capacity, NSM designed the DRI Facility to accommodate a tripling of capacity. In addition to mitigating NSM's reliance on the global scrap market, an expanded DRI Facility would produce a significant amount of additional electric power at economically attractive rates for use in the Hot Mill. NSM also designed the Hot Mill and Finishing Facilities to facilitate expansion. In aggregate, the cost of increasing the capacity of the DRI Facility by 1.0 million tonnes per year, the Hot Mill by 1.2 million tonnes per year and the Finishing Facilities by 100,000 tonnes per year is estimated by the Company to approximate U.S.$250 million.

                              THE EXCHANGE OFFERS

THE NEW SECURITIES

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    The Exchange Offer......  The Note Issuers are offering to exchange pursuant to the
                              Exchange Offers: (i) a principal amount of U.S. $249,000,000 of the Note Issuer's New Senior Notes for a like principal amount of the Note Issuer's Old Senior Notes; (ii) a principal amount of up to U.S. $203,500,000 of the Note Issuer's New
                              Senior Subordinated Notes for a like principal amount of the
                              Note Issuer's Old Senior Subordinated Notes; and (iii) a
                              principal amount of up to U.S. $53,133,016 of the Note
                              Issuer's New Debentures for a like principal amount of the
                              Note Issuer's Old Debentures. The Note Issuers will issue the
                              New Securities on or promptly after the Exchange Date. As of the date of this Prospectus: (i) an aggregate amount of U.S.
                              $249,000,000 of the Old Senior Notes is outstanding; (ii) an aggregate amount of U.S. $203,500,000 of the Old Senior
                              Subordinated Notes is outstanding; and (iii) an aggregate
                              amount of U.S. $53,133,016 of the Old Debentures is
                              outstanding. The terms of the New Securities are identical in all material respects to the terms of the Old Securities for which they may be exchanged pursuant to the Exchange Offers, except that the New Securities have been registered under the
                              Securities Act and are issued free from any covenant regarding registration, including terms providing for an increase in the interest rate on the Old Securities upon a failure to file or have declared effective an exchange offer registration
                              statement or to consummate the Exchange Offers by certain
                              dates. The New Securities will evidence the same debt as the
                              Old Securities and will be issued under and be entitled to the same benefits under the Indentures and Guaranties as the Old
                              Securities. The issuance of the New Securities and the
                              Exchange Offers are intended to satisfy certain obligations of the Company and the Note Issuers under the Registration Rights
                              Agreement. See "The Exchange Offers" and "Description of
                              Notes."

    Interest Payments.......  Interest on the New Securities shall accrue from the last
                              Interest Payment Date (February 1 or August 1) on which
                              interest was paid on the Old Securities surrendered or, if no interest has been paid on such Old Securities, from March 12,
                              1998. See "The Exchange Offers-- Interest on the New
                              Securities."

    Expiration Date.........  The Exchange Offers will expire at 5:00 p.m., New York City time on the date that is 20 business days following the later of the date of effectiveness of the registration statement or the date of the Exchange Offers is otherwise commenced unless extended by the Company in its sole discretion (but in no
                              event to date later than            , 1998). See "The Exchange
                              Offers--Expiration Date; Extensions; Amendments."

    Exchange Date...........  The date of acceptance for exchange of the Old Securities and the consummation of the Exchange Offers will be the first
                              business day following the Expiration Date unless extended.
                              See "The Exchange Offers--Terms of the Exchange."
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                                       6

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    Conditions of the
      Exchange Offer........  The Note Issuer's obligation to consummate the Exchange Offers will be subject to certain conditions. See "The Exchange
                              Offers-- Conditions to the Exchange Offers." The Note Issuers
                              reserves the right to terminate or amend the Exchange Offers at any time prior to the Expiration Date upon the occurrence of any such condition.

    Withdrawal Rights.......  Tenders may be withdrawn at any time prior to 5:00 p.m., New
                              York City time, on the Expiration Date; otherwise, all tenders will be irrevocable. See "The Exchange Offers--Withdrawal of
                              Tenders."

    Procedures for Tendering
      Old Securities........  See "The Exchange Offers--Procedures for Tendering."

    United States Federal
      Income Tax
      Consequences..........  The exchange of Old Securities for New Securities pursuant to the Exchange Offers will not result in any income, gain or loss to holders who participate in the Exchange Offers or to the Note Issuers for U.S. federal income tax purposes. See
                              "Tax Considerations."

    Resale..................  The Note Issuers are making the Exchange Offers in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. However, the Note Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other
                              circumstances. Based on these interpretations by the staff of the Commission, the Note Issuers believes that New Securities issued pursuant to the Exchange Offers in exchange for Old
                              Securities may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Old Securities directly from the Note
                              Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an
                              "affiliate" (as defined in Rule 405 of the Securities Act) of the Note Issuers without compliance with the registration and prospectus delivery provisions of the Securities Act; PROVIDED that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not
                              participating, and has no arrangement or understanding with any persons to participate, in the distribution of such New
                              Securities. Holders of Old Securities accepting the Exchange
                              Offers will represent to the Note Issuers in the Letter of
                              Transmittal that such conditions have been met. Any holder who participates in the Exchange Offers for the purpose of
                              participating in a distribution of the New Securities may not rely on the position to the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the
                              Securities Act in connection with any secondary resale
                              transaction. A secondary resale transaction in the United
                              States by a holder who is using the Exchange Offers to
                              participate in the distribution of New Securities must be
                              covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation
                              S-K of the Securities Act. Each broker-dealer (other than an
                              "affiliate"

                              of the Company) that receives New Securities for its own
                              account pursuant to the Exchange Offers must acknowledge that it acquired the Old Securities as the result of market-making activities or other trading activities and will deliver a
                              prospectus in connection with any resale of such New
                              Securities. The Letter of Transmittal states that by so
                              acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old
                              Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. In
                              addition, pursuant to section 4(3) under the Securities Act,
                              until            ,     , all dealers effecting transactions in
                              the New Securities, whether or not participating in the
                              Exchange Offers, may be required to deliver a Prospectus. The
                              Note Issuers have agreed that, for a period of 180 days after the date of this Prospectus, it will make this Prospectus
                              available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Note Issuers may not rely on such
                              no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in
                              connection with any secondary resale transaction. See "The
                              Exchange Offers--Purpose of the Exchange Offers."

    Remaining Old
      Securities............  Holders of Old Securities who do not tender such Old
                              Securities in the Exchange Offers or whose Old Securities are not accepted for exchange will continue to hold such Old
                              Securities and will be entitled to all the rights and
                              preferences, and will be subject to the limitations,
                              applicable thereto under the Indenture. All untendered and tendered but unaccepted Old Securities (collectively, the
                              "Remaining Old Securities") will continue to bear legends
                              restricting their transfer. In general, the Old Securities may not be offered or sold unless registered under the Securities
                              Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state
                              securities laws. To the extent that the Exchange Offers are effected, the trading market, if any, for the Remaining Old
                              Securities could be adversely affected. See "Risk
                              Factors--Consequences of Failure to Properly Tender Old Notes
                              Pursuant to the Exchange Offers." See "The Exchange
                              Offers--Terms of the Exchanges."

    Exchange Agent..........  The exchange agent with respect to the Exchange Offers is
                                                  (the "Exchange Agent"). The address and
                              telephone number of the Exchange Agent are set forth in "The
                              Exchange Offers--Exchange Agent."

    Use of Proceeds.........  There will be no proceeds to the Note Issuers from the exchange pursuant to the Exchange Offers. See "Use of
                              Proceeds."

    Relationship to the Old
      Notes.................  The form and terms of the New Securities are substantially the same as the form and terms of the Old Securities except that the New Securities are registered under the Securities Act and, therefore, will not bear

                              legends restricting the transfer thereof and will not contain the registration rights and liquidated damages provisions
                              relating to the Old Securities. See "Description of Notes" and
                              "Old Exchange Offer and Registration Rights."

SENIOR NOTES:

    Issuers.................  NSM (Del) and NSM Cayman, as joint and several obligors.
                              Pursuant to an agency agreement between NSM (Del) and NSM
                              Cayman, NSM (Del) will issue the New Senior Notes and pay
                              amounts due thereunder solely as agent of NSM Cayman.

    Senior Notes Offered....  U.S.$249,000,000 million aggregate principal amount at maturity of 12% Senior Mortgage Notes Due 2006.

    Maturity Date...........  February 1, 2006.

    Yield to Maturity.......  14% (computed on a semi-annual bond equivalent basis).

    Senior Guaranty.........  Payment of principal of, and premium, interest and Additional
                              Amounts, if any, on the New Senior Notes will be irrevocably and unconditionally guaranteed on a senior secured basis by the Company. The New Senior Guaranty will be secured by the
                              Collateral.

    Ranking.................  The New Senior Notes will be senior secured obligations of the
                              Note Issuers and will rank senior in right of payment to the
                              New Senior Subordinated Notes and the New Debentures and to
                              all future Indebtedness of the Note Issuers that is designated as subordinate or junior in right of payment to the New Senior
                              Notes. The New Senior Guaranty is an irrevocable, direct,
                              unconditional and secured obligation of the Company and will rank PARI PASSU in right of payment with all other existing and future senior indebtedness of the Company, including the
                              Bank Credit Facility (as defined), and senior in right of
                              payment to the New Senior Subordinated Guaranty and the New
                              Debenture Guaranty and to all future Indebtedness of the
                              Company that is designated as subordinate or junior in right of payment to the New Senior Guaranty. Pursuant to the terms of the Bank Credit Facility, the Company has agreed that,
                              other than as a result of enforcement of the security
                              interests granted in the Collateral, in the event that there are insufficient funds available at any time to make all
                              payments of principal or interest then due under the Bank
                              Credit Facility, and the New Notes and the New Debentures, it
                              will pay 100% of any interest and 50% of any principal then due under the Bank Credit Facility prior to paying any
                              interest then due on the New Notes or the New Debentures. In exchange for this agreement, the lenders under the Bank Credit
                              Facility have agreed that, in the event the Company has
                              insufficient funds (except for the funds remaining in the
                              Off-shore Reserve Account), failure to pay any part of the additional 50% of any scheduled principal amount due to such lenders will not be a default under the Bank Credit Facility, and such amount will be paid out pro rata over the remaining scheduled principal payments under the Bank Credit Facility.

    Optional Redemption.....  The New Senior Notes may not be redeemed at the option of the
                              Note Issuers prior to February 1, 2002, except that until
                              February 1, 2001, the

                              Note Issuers may redeem, at their option, up to an aggregate of 35% of the aggregate principal amount at maturity of the
                              New Senior Notes originally issued at a redemption price equal to 112% of the principal amount at maturity thereof for any such redemption, together with accrued interest, if any, to the redemption date, with the net proceeds of one or more
                              Public Equity Offerings (as defined); PROVIDED, HOWEVER, that at least U.S.$162 million principal amount at maturity of the
                              New Senior Notes remains outstanding immediately after each such redemption. The New Senior Notes may be redeemed by the
                              Note Issuers at any time and from time to time on or after
                              February 1, 2002, at the redemption prices set forth herein.
                              See "Description of Notes and Guaranties--Optional
                              Redemption."

SENIOR SUBORDINATED
  NOTES:

    Issuers.................  NSM (Del) and NSM Cayman, as joint and several obligors.
                              Pursuant to an agency agreement between NSM (Del) and NSM
                              Cayman, NSM (Del) will issue the New Senior Subordinated Notes and pay amounts due thereunder solely as agent of NSM Cayman.

    Senior Subordinated
      Notes Offered.........  U.S.$203,500,000 aggregate principal amount at maturity of
                              12 1/4% Senior Subordinated Notes Due 2008.

    Maturity Date...........  February 1, 2008.

    Yield to Maturity.......  15% (computed on a semi-annual bond equivalent basis).

    Senior Subordinated
      Guaranty..............  Payment of principal of, and premium, interest and Additional
                              Amounts, if any, on the New Senior Subordinated Notes will be irrevocably and unconditionally guaranteed on a senior (except in respect of Specified Senior Indebtedness of the Company)
                              secured basis by the Company. The New Senior Subordinated
                              Guaranty will be secured by the Collateral.

    Ranking.................  The New Senior Subordinated Notes will be senior secured obligations of the Note Issuers, but the payment of the
                              principal of, and premium, interest and Additional Amounts, if any, on the New Senior Subordinated Notes will be subordinate in right of payment to the prior payment in full of all
                              Specified Senior Indebtedness of the Note Issuers. The New
                              Senior Subordinated Notes will rank PARI PASSU in right of payment with all existing and future senior indebtedness
                              (other than Specified Senior Indebtedness) of the Note Issuers and senior in right of payment to the New Debentures and all future indebtedness of the Note Issuers that is designated as subordinate or junior in right of payment to the New Senior
                              Subordinated Notes. The New Senior Subordinated Guaranty is an
                              irrevocable, direct, unconditional and secured obligation of the Company and will rank PARI PASSU in right payment with other existing and future senior indebtedness (other than
                              Specified Senior Indebtedness) of the Company, including the
                              Bank Credit Facility, and senior in right of payment to the
                              New Debenture Guaranty and to all future indebtedness of the
                              Company that is

                              designated as subordinate or junior in right of payment to the
                              Guaranties.

    Optional Redemption.....  The New Senior Subordinated Notes may not be redeemed at the option of the Note Issuers prior to February 1, 2003, except that until February 1, 2001, the Note Issuers may redeem, at their option, up to an aggregate of 35% of the aggregate
                              principal amount at maturity of the New Senior Subordinated
                              Notes originally issued at a redemption price equal to 112.25%
                              of the principal amount at maturity thereof for any such
                              redemption, together with accrued interest, if any, to the redemption date with the net proceeds of one or more Public
                              Equity Offerings; PROVIDED, HOWEVER, that at least U.S.$132 million principal amount at maturity of the New Senior
                              Subordinated Notes remains outstanding immediately after each such redemption. The New Senior Subordinated Notes may be
                              redeemed by the Note Issuers at any time and from time to time on or after February 1, 2003 at the redemption prices set
                              forth herein. See "Description of Notes and Guaranties--
                              Optional Redemption."

DEBENTURES

    Issuers.................  NSM (Del) and NSM Cayman, as joint and several obligors.
                              Pursuant to an agency agreement between NSM (Del) and NSM
                              Cayman, NSM (Del) will issue the New Debentures and pay
                              amounts due thereunder solely as agent of NSM Cayman.

    Debentures Offered......  U.S.$53,133,016 aggregate principal amount at maturity of
                              12 3/4% Subordinated Mortgage Debentures Due 2009.

    Maturity Date...........  February 1, 2009.

    Debenture Guaranty......  Payment of principal of, and premium, interest and Additional
                              Amounts, if any, on the New Debentures will be irrevocably and unconditionally guaranteed on a subordinated basis by the
                              Company. The New Debenture Guaranty will be secured on a
                              subordinated basis by the Collateral.

    Ranking.................  The New Debentures will be subordinated obligations of the
                              Note Issuers. The payment of the principal of, and premium, interest and Additional Amounts, if any, on the New Debentures
                              will be subordinate in right of payment to the prior payment in full of all Debenture Specified Senior Indebtedness of the
                              Note Issuers. The New Debentures will rank PARI PASSU in right of payment with all existing and future indebtedness (other than Debenture Specified Senior Indebtedness) of the Note
                              Issuers and all future indebtedness of the Note Issuers that is designated as subordinate or junior in right of payment to the New Debentures. The New Debenture Guaranty is an
                              irrevocable, direct, unconditional and secured obligation of the Company and will rank PARI PASSU in right payment with other existing and future senior indebtedness (other than
                              Debenture Specified Senior Indebtedness) of the Company, to
                              all future indebtedness of the Company that is designated as subordinate or junior in right of payment to the Debenture
                              Guaranty.

    Optional Redemption.....  The New Debentures may not be redeemed at the option of the
                              Note Issuers prior to February 1, 2003, except that until
                              February 1, 2001, the Note Issuers may redeem, at their
                              option, up to an aggregate of 35% of the aggregate principal amount at maturity of the New Debentures originally issued at a redemption price equal to 112.75% of the principal amount at maturity thereof for any such redemption, together with
                              accrued interest, if any, to the redemption date with the net proceeds of one or more Public Equity Offerings; PROVIDED,
                              HOWEVER, that at least U.S.$35 million principal amount at maturity of the New Debentures remains outstanding immediately after each such redemption. The New Debentures redeemed by the
                              Note Issuers at any time and from time to time on or after
                              February 1, 2003 at the redemption prices set forth herein.
                              See "Description of Notes and Guaranties--Optional
                              Redemption."

COMMON TERMS OF THE
  SENIOR NOTES, THE SENIOR
  SUBORDINATED NOTES AND THE
  DEBENTURES:

  Interest Payment Dates....  Interest on the Securities will be payable semiannually in cash in arrears on February 1 and August 1 of each year,
                              commencing August 1, 1998.

  Sinking Fund Obligation...  No later than the fifteenth day following the last day of each fiscal quarter of the Company (as such fiscal year is in
                              effect on the Issue Date), the Company will be required to deposit into the Notes Sinking Fund Account (as defined) an amount equal to the Cash Flow Sweep Amount (as defined).

  Change of Control.........  The Note Issuers and the Company will be required to make an offer to repurchase any and all outstanding Securities at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase, upon the occurrence of a
                              Change of Control. See "Description of Notes and
                              Guaranties--Repurchase at the Option of the Holders--Change of
                              Control."

  Optional Tax Redemption...  Subject to certain exceptions and as more fully described herein, the Securities may be redeemed at the option of the
                              Note Issuers at the redemption price set forth herein,
                              together with accrued and unpaid interest and Additional
                              Amounts, if any, to the date of redemption, if, as a result of certain changes in the laws, treaties, regulations,
                              interpretations or rulings affecting Cayman Islands or
                              Thailand Taxes, (i) the Note Issuers would be required to pay certain Additional Amounts or (ii) (x) the Company or NSM
                              Cayman would be required to deduct or withhold certain Cayman
                              Islands or Thailand Taxes on payments to a Note Issuer to
                              allow it to make payments under the Securities or (y) the
                              Company would be obligated to pay certain Additional Amounts with respect to payments under the Guaranties, as described in
                              "Description of Notes and Guaranties--Optional Tax Redemption"
                              and "Description of Notes and Guaranties--Additional Amounts."

  Withholding Taxes;
    Additional Amounts......  Principal of, and interest on, the Securities will be payable by the Note Issuers free and clear of, and without withholding or deduction for, Thailand or Cayman Islands Taxes. Payments under the Guaranties will be made free and clear of, and
                              without withholding or deduction for, Thailand Taxes. If
                              either of the Note Issuers or the Company, as the case may be, is required by law to deduct or withhold Cayman Islands or
                              Thailand Taxes, the Note Issuers or the Company, as the case may be, will pay Additional Amounts, subject to certain
                              exceptions, in respect of such withholding taxes on such
                              payments.

  Certain Covenants.........  The Indentures contain certain covenants including, but not limited to, covenants with respect to the following: (i)
                              limitations on additional indebtedness of the Note Issuers and the Company, (ii) limitations on restricted payments, (iii)
                              limitations on liens, (iv) limitations on the issuance and sale of capital stock of Restricted Subsidiaries, (v)
                              limitations on dividends, (vi) limitations on transactions with Affiliates (as defined), (vii) limitations on issuances of capital stock, (viii) limitations on lines of business,
                              (ix) limitations on consolidations, mergers and transfers of all or substantially all the assets of the Company, (x)
                              limitations on sales to non-Credit Qualified Purchasers (as defined) and (i) limitations on sale/leaseback transactions.
                              See "Description of Notes and Guaranties--Certain Covenants."

  Collateral................  The obligations of the Note Issuers under the Notes will be secured by first priority pledges of the capital stock of NSM
                              (Del). The obligations of the Note Issuers under the
                              Debentures will be secured by a second priority pledge on such stock. The obligations of the Company under the Guaranties
                              (other than the Debenture Guaranty) will be secured equally and ratably on a first priority basis by (i) a first mortgage over the land and buildings comprising the Mill (except for the Co-Gen Facility); (ii) a security interest in the Offshore
                              Reserve Account and the Notes DSR Account; (iii) a security interest in all machinery and equipment located at the Mill;
                              (iv) an assignment of all insurance and reinsurance policies maintained by the Company on the Mill (except for the Co-Gen
                              Facility); (v) an assignment of the Company's rights and
                              benefits under the Project Documents (as defined); (vi) a
                              pledge and conditional assignment of the Operating Account, the Revenue Account and the Notes Sinking Fund Account, (vii)
                              a pledge of certain Permitted Investments; (viii) a pledge of all issued and outstanding shares of NSM Cayman; and (ix) an assignment of Performance Bonds (all such collateral security, the "Collateral"). The obligations of the Company under the
                              Debenture Guaranty will be secured by a second priority lien on the Collateral. Substantially all of the Collateral, other than the Offshore Reserve Account, the Notes DSR Account and the pledge of the capital stock of NSM Cayman also secures, on an equal and ratable basis, certain existing Indebtedness
                              under the Bank Credit Facility. See "Security Arrangements."

  Collateral Accounts.......  The Company will establish the following Collateral Accounts with the Collateral Agent for the benefit INTER ALIA of the
                              Notes:

    Offshore Reserve
      Account:..............  The Offshore Reserve Account was funded on the Issue Date with the Notes Net Proceeds (as defined) received by the Company from the proceeds of the Offerings, and the Equity Investments
                              (less amounts deposited in the Notes DSR Account equal to the first three interest payments on the Senior Notes, the first two interest payments on the Senior Subordinated Notes and the first two interest payments on the Debentures). Funds in the
                              Offshore Reserve Account may only be used to (i) fund Phase II
                              Construction Costs (as defined) that are required to be paid by the Company, pursuant to the applicable construction
                              budgets, including approximately U.S.$102 million in accounts payable, and (ii) fund up to U.S.$70 million in the aggregate of Working Capital Requirements (as defined). Funds held on deposit in the Offshore Reserve Account may only be invested in Permitted Foreign Investments (as defined). After Phase II
                              Completion (as defined) and upon the achievement by the
                              Company of Profitable Operations prior to December 31, 2001, the Company may elect, among other things, to apply any
                              remaining amounts in the Offshore Reserve Account (except to the extent then required to replenish the Note DSR Account)
                              toward Phase III Construction Costs (as defined). If the
                              Company fails to attain Profitable Operations prior to
                              December 31, 2001, the amounts in the Offshore Reserve Account will be used to tender for the Securities at a price equal to
                              100% of the Accreted Value thereof (a "Stage III Tender"). Any amounts remaining in the Offshore Reserve Account following the completion of a Stage III Tender will be applied by the
                              Company (i) first to replenish any required amounts in the
                              Notes DSR Account (if necessary) and (ii) second to pay
                              overdue interest, if any, and principal amounts outstanding under the Bank Credit Facility. See "Description of Notes and
                              Guaranties--Repurchase at the Option of Holders." The Offshore
                              Reserve Account shall at all times be maintained in U.S.$ at a
                              Qualifying Financial Institution (as defined). See
                              "Description of Notes and Guaranties--Credit Support."

    Notes DSR Account:......  The Notes DSR Account was be funded on the Issue Date with a portion of the Notes Net Proceeds, together with a portion of the proceeds of the Debenture Offering, equal to the first three interest payments on the New Senior Notes, the first two interest payments on the New Senior Subordinated Notes and the first two interest payments on the New Debentures. Funds in the Notes DSR Account shall be used to pay interest on the
                              Securities through February 1, 1999, after which the amount on deposit in the Notes DSR Account shall, subject to certain limited exceptions, be equal to the aggregate interest payable on the New Senior Notes on the next applicable Interest
                              Payment Date. The Notes DSR Account shall at all times be
                              maintained in U.S.$ at a Qualifying Financial Institution. See
                              "Description of Notes and Guaranties--Credit Support."

    Notes Sinking Fund
      Account:..............  The Notes Sinking Fund Account will be funded on the fifteenth day following the last day of each fiscal quarter of the
                              Company in an amount equal to the Cash Flow Sweep Amount.
                              Funds in the Notes Sinking Fund Account shall be used to
                              retire Securities at maturity or

                              to satisfy certain repurchase obligations in respect of the
                              Securities. Notwithstanding the foregoing, the Note Issuers or the Company may use amounts held in the Notes Sinking Fund
                              Account (i) during the period prior to the second anniversary of the Issue Date and during any period where Profitable
                              Operations have been achieved and are continuing, to fund
                              Phase III Construction Costs, to fund working capital
                              shortfalls, to invest in or acquire Additional Assets or to purchase, redeem or otherwise acquire for value Senior
                              Indebtedness of the Company or the Note Issuers and (ii) at
                              all other times, solely to purchase, redeem or otherwise
                              acquire for value Securities or to make scheduled principal or interest payments on Senior Indebtedness of the Company or the
                              Note Issuers. The Notes Sinking Fund Account shall at all
                              times be maintained in U.S.$ at a Qualifying Financial
                              Institution. See "Description of Notes and Guaranties--Credit
                              Support."

    Revenue Account:........  All sales proceeds, insurance proceeds and other amounts received by the Company and its subsidiaries (to the extent not required to be deposited in the Offshore Reserve Account or the Notes DSR Account) shall be deposited in the Revenue
                              Account. Proceeds deposited into the Revenue Account in an amount equal to the sum of (i) the aggregate interest payable on the Securities on the next Interest Payment Date and (ii)
                              any amount required to be deposited into the Notes Sinking
                              Fund Account applicable to the then current fiscal quarter, as estimated in advance in good faith by the Company, shall first accrue, and at all times be maintained, in U.S.$ at a
                              Qualifying Financial Institution (subject to certain limited exceptions). The Company obtained an approval from the Bank of
                              Thailand to open and maintain the Notes Sinking Fund and
                              Offshore Sub-Account with commercial banks outside Thailand.
                              The Company will be able to deposit proceeds from the export of its products for an amount not to exceed U.S. $130 million each year through the maturity of the Notes and the
                              Debentures. Such U.S.$ amounts may be used by the Company for payments and other uses permitted by the Indentures but, other than payments of interest on the Securities or deposits into the Notes Sinking Fund Account, only to the extent all other amounts on deposit in the Revenue Account are insufficient to make such payments. The balance of amounts on deposit in the
                              Revenue Account may be maintained in Baht at a Qualifying
                              Domestic Financial Institution, which initially shall be the
                              Bangkok Office of The Chase Manhattan Bank. Amounts in the
                              Revenue Account (including U.S.$ amounts) will be used (i) to fund the Operating Account (described below) on a monthly
                              basis, (ii) fund the Notes Sinking Fund Account, (iii) fund
                              Working Capital Requirements, (iv) to pay amounts due on the
                              Securities, and (v) at all times upon achievement of
                              Profitable Operations, to fund cash dividends and
                              distributions permitted under the Indentures. Interest due on the Securities shall, after the first two Interest Payment
                              Dates, be paid from the Revenue Account, provided that if
                              there are insufficient funds then available in the Revenue
                              Account, interest due on the Senior Notes shall be paid from the Notes DSR Account. See "Description of Notes and
                              Guaranties--Credit Support."

    Operating Account:......  The Operating Account shall be funded monthly from funds held in the Revenue Account. The amount in the Operating Account shall on the first day of each calendar month be equal to the sum of (i) the capital expenditures (including Phase II
                              Construction Costs to be paid by the Company to vendors in
                              Thailand) of the Company during that calendar month as
                              estimated in advance in good faith by NSM and (ii) any amount required to be paid during such calendar month in connection with the Bank Credit Facility. Subject to any applicable
                              exchange control regulations in Thailand, the Operating
                              Account shall be maintained in U.S.$ at the Thailand branch of the Collateral Agent, with funds able to be maintained in Baht to the extent such funds were maintained in Baht in the
                              Revenue Account and with funds otherwise able to be converted to Baht on an as-needed or as-required basis only. The Company obtained an approval from the Bank of Thailand enabling the
                              Company to maintain foreign currencies in foreign currency accounts. The accounts are to be maintained at commercial
                              banks in Thailand or the Industrial Finance Corporation of
                              Thailand. The accounts are not to exceed the amount of the
                              Company's obligations in foreign currencies payable within three months. See "Description of Notes and Guaranties--Credit
                              Support."

  Asset Sale Proceeds.......  The Note Issuers and the Company will be required, in certain circumstances, to apply the net cash proceeds of certain sales or dispositions of assets, including but not limited to sales of equity interests in the Note Issuers, pro rata to a
                              mandatory offer by the Note Issuers and the Company to (i)
                              purchase Securities at 101% of their Accreted Value thereof on the date of purchase plus accrued and unpaid interest and
                              Additional Amounts, if any, thereon, and (ii) the repayment of principal and accrued and unpaid interest, if any, under the
                              Bank Credit Facility. See "Descriptions of Notes and
                              Guaranties-- Repurchase at the Option of Holders--Sale of
                              Assets and Subsidiary Stock."

                                  RISK FACTORS

    Holders of the Old Securities and prospective investors in the New Securities should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the Securities.

                  SUMMARY FINANCIAL AND PRO FORMA INFORMATION
                      (AMOUNTS IN THOUSANDS EXCEPT RATIOS)

    The following summary financial information as at December 31, 1994, 1995, 1996, 1997 and for the years ended December 31, 1995, 1996, 1997 have been derived from, and are qualified in their entirety by reference to, the Company's Audited Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Such statements have been audited by Peat Marwick Suthee Limited, independent public accountants, as of and for each of the years in such period. The Company's Audited Financial Statements are prepared in conformity with generally accepted accounting principles in Thailand ("Thai GAAP"), which differ from generally accepted accounting principles in the United States ("U.S. GAAP"). The following data should be read in conjunction with the Company's Audited Financial Statements and the Notes thereto, and Management's Discussion and Analysis of Financial Condition, which are included elsewhere in this Prospectus. The unaudited pro forma balance sheet information presents the financial position of the Company as at December 31, 1997 after giving effect to the Offerings, the Debenture Offering and the Equity Investments and the application of the proceeds therefrom as if they occurred on that date. The pro forma adjustments are based on certain assumptions that the Company believes are reasonable. The unaudited pro forma balance sheet data should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition" and the Company's Audited Financial Statements and the Notes thereto.

                                                                                   DECEMBER 31, 1997
                                            AS AT DECEMBER 31,                        AS ADJUSTED
                           ----------------------------------------------------   --------------------
                            1994     1995        1996        1997      1997(1)       1997     1997(1)
                           ------  ---------  ----------  ----------  ---------   ----------  --------
                            BAHT     BAHT        BAHT        BAHT       U.S.$        BAHT      U.S.$
BALANCE SHEET DATA:
  Thai GAAP
    Cash and short-term
      investments........      10     94,588     501,587      17,965        417   12,522,113(2)  290,537(2)
    Total current
      assets.............  10,064  2,931,914   1,695,602     896,507     20,801   15,833,693   367,371
    Deferred charges.....   2,670     60,169     252,202     987,257     22,906    2,997,743    69,553
    Property, plant and
      equipment, net.....   5,506  2,430,562   9,437,572  24,454,278    567,385   24,454,278   567,385
    Notes DSR Account
      Non-current
      portion............                                                            643,914    14,940
    Total assets.........  18,643  5,423,730  11,387,248  26,344,917    611,251   44,917,198  1,042,162
    Current
      liabilities........   8,643    273,730   1,120,328   4,889,573    113,447    4,889,573   113,447
    Long term debt.......    --       --       4,156,920  16,639,886    386,076   33,237,222(4)  771,165(4)
    Shareholders'
      equity.............  10,000  5,150,000   6,110,000   4,815,458    111,728    6,790,404(4)  157,550(4)
  U.S. GAAP
    Deferred charges.....    --       71,975      90,807      57,580      1,336    1,911,052    44,340
    Property, plant and
      equipment..........    --    2,458,269   9,426,805  17,802,722    374,336
    Shareholders'
      equity.............    --    5,183,665   5,937,838  (2,826,513)   (65,580)  (1,753,261)  (40,679)

                                      YEAR ENDED DECEMBER 31,
                           ----------------------------------------------
                              1995        1996       1997       1997(1)
                           ----------  ----------  ---------   ----------
                              BAHT        BAHT       BAHT        U.S.$
CASH FLOW DATA:
  Cash flows used in
    operating
    activities...........    (127,293)   (247,908)  (642,854)     (14,916)
  Cash flows used in
    investing
    activities...........  (4,981,833) (4,420,468) (12,382,690)   (287,301)
  Cash flows provided by
    financing
    activities...........   5,203,704   5,075,375  12,541,922     290,996

OPERATING DATA:
  Thai GAAP
    Provision for bad
      debts..............      --          --      1,294,542       30,036
                           ----------  ----------  ---------   ----------
    Net Loss.............      --          --      (1,294,542)    (30,036)
                           ----------  ----------  ---------   ----------
                           ----------  ----------  ---------   ----------
    Net loss per share...          --          --      (2.31)       (0.05)
                           ----------  ----------  ---------   ----------
                           ----------  ----------  ---------   ----------
  U.S. GAAP
    Interest income......     111,883     202,790    145,001        3,364
    Expenses
      Provision for bad
        debts............      --          --      1,294,542       30,036
      Administrative.....      68,630     322,990    879,954       20,417
      Depreciation.......       1,277       6,053     12,842          298
      Foreign exchange
        losses...........         143      46,089  6,720,261      155,922
                           ----------  ----------  ---------   ----------
                               70,050     375,132  8,907,599      206,673
                           ----------  ----------  ---------   ----------

                                      YEAR ENDED DECEMBER 31,
                           ----------------------------------------------
                              1995        1996       1997       1997(1)
                           ----------  ----------  ---------   ----------
                              BAHT        BAHT       BAHT        U.S.$
    Income (loss) before
      income taxes.......      41,833    (172,342) (8,762,598)   (203,309)
    Deferred income tax
      expenses (bene-
      fit)...............       5,848      (5,848)    --           --
                           ----------  ----------  ---------   ----------
    Net income (loss)....      35,985    (166,494) (8,762,598)   (203,309)
                           ----------  ----------  ---------   ----------
                           ----------  ----------  ---------   ----------
    Basic and diluted net
      income (loss) per
      share..............        0.12       (0.31)    (15.65)       (0.33)
                           ----------  ----------  ---------   ----------
                           ----------  ----------  ---------   ----------
OTHER FINANCIAL DATA:
  Thai GAAP
    Fixed charges(5).....       2,409      86,152  1,085,898       25,195
    Ratio of earnings to
      fixed
      charges(5)(6)......      --    (7)     --    (7)    --   (7)     --    (7)
  U.S. GAAP
    Fixed charges(5).....       2,409      93,350  1,093,096       25,362
    Ratio of earnings to
      fixed
      charges(5)(6)......        14.9      --    (8)    --   (8)     --    (8)

------------------------

(1) The translations of the Baht amounts into U.S.$ are included solely for the convenience of the reader, using the Noon Buying Rate from the Federal Reserve Bank of New York on June 5, 1998 of 43.10 Baht to U.S.$1.00. The convenience translations should not be construed as representations that the Baht amounts could have been, or could in the future be, converted into U.S.$ at this or any other rate of exchange.

(2) Adjusted to reflect net cash proceeds of the Offerings, the Debenture Offering and the Equity Investments, including the current portion of the Notes DSR Account.

(3) Adjusted to reflect the Transactions and the repayment of U.S.$50 million of senior debt.

(4) Gives effect to the Warrants which have been valued at U.S.$9.0 million.

(5) Fixed charges for any period consist of interest incurred (including capitalized interest), one-third of rental payments on operating leases (such amounts being deemed by the Company to represent the interest portion of such payments) and amortization of debt expenses for such period.

(6) For purposes of computing the ratios of earnings to fixed charges for any period, earnings consist of income (loss) before income taxes for such period plus fixed charges deducted in calculating income for such period.

(7) For 1995, 1996 and 1997, earnings were inadequate to cover fixed charges by
    2.4 million Baht, 86.2 million Baht and 2,380.4 million Baht (U.S.$55.2 million), respectively, under Thai GAAP.

(8) For 1996 and 1997, earnings were inadequate to cover fixed charges by 252.6 million Baht and 9,848.4 million Baht (U.S.$228.5 million), respectively, under U.S. GAAP.

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS, CERTAIN OF WHICH ARE NOT TYPICALLY ASSOCIATED WITH INVESTING IN SECURITIES OF COMPANIES LOCATED IN THE UNITED STATES, SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER OLD SECURITIES PURSUANT TO THE
  EXCHANGE OFFER

    Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offers will continue to be subject to the following restrictions on transfer with respect to their Old Securities: (i) the remaining Old Securities may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, and (ii) the remaining Old Securities will bear a legend restricting transfer in the absence of registration or an exemption therefrom. Issuers do not currently anticipate that they will register the Old Securities under the Securities Act. To the extent that Old Securities are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Old Securities could be adversely affected.

    Issuance of the New Securities in exchange for the Old Securities pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of such Old Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Securities desiring to tender such Old Securities in exchange for New Securities should allow sufficient time to ensure timely delivery. The Company and the Note Issuers are under no duty to give notification of defects or irregularities with respect to tenders of Old Securities for exchange. Old Securities that are not tendered or that are tendered but not accepted by the Company and the Note Issuers for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offers, certain registration rights under the Registration Rights Agreements will terminate.

OPERATING AND START-UP RISKS

    The Company's only assets are the share capital of NSM (Del) and NSM Cayman and its interest in the Mill, which has no operating history and, with regard to the DRI Facility and Finishing Facilities, is still under construction. Management Co. has a very limited history of operations. The Company will be subject to all of the risks inherent in the establishment of a new steel mill. The Mill's commercial viability and profitability are dependent upon, among other things, its completion and successful operation. No assurance can be given that the Company and Management Co. will be able to complete the Mill, to sustain successful operations or that its operations will achieve commercial viability.

    Although the Company believes that any start-up difficulties it experiences will be typical of those encountered when a new steel mill commences production, there is no assurance that the Company will not continue to experience operational difficulties beyond those encountered during the start-up process, or that it will ultimately achieve or be able to sustain full production. Also, to the extent the quality of the steel produced by the Mill does not comply with the requirements of the Off-Take Agreements, the purchasers' obligations to purchase the Company's steel production under the Off-Take Agreements may be adversely affected. In addition, the Company could experience construction, start-up or operational difficulties as it implements the DRI Facility and the Finishing Facilities. There can be no assurance that the Company and Management Co. will be able to operate the Mill at full capacity or that the DRI Facility and the Finishing Facilities will be successfully built, started-up and integrated with the Company's Hot Mill.

    The Company's operation of the Hot Mill and the construction and start-up of the DRI Facility and the Finishing Facilities may place a strain on the Company's administrative, operational and financial resources. The failure to produce at full capacity, coordinate its sales and marketing efforts with production or manage its future development and growth, or the emergence of unexpected production difficulties, could adversely affect the Company's business, results of operations, financial condition or prospects and its ability to pay its obligations on the Securities.

    In addition, the operation of the Mill may be adversely affected by many factors, such as production disruptions, industrial accidents, environmental hazards, technical difficulties or equipment failures, labor disputes, late delivery of supplies, and periodic or extended interruptions due to inclement or hazardous weather conditions, fires, explosions or other accidents or acts of force majeure. Such risks could result in damage to, or destruction of, the Mill, personal injury, environmental damage, delays in production, losses and legal liability. Any prolonged downtime or shutdowns of the Hot Mill, DRI Facility and Finishing Facilities could materially adversely affect the Company's business, results of operations, financial condition or prospects and its ability to pay its obligations under the Securities.

SUBSTANTIAL INDEBTEDNESS; ADVERSE CONSEQUENCES OF FINANCIAL LEVERAGE

    Following the Offerings, the Note Issuers and the Company have significant Indebtedness and debt service obligations. As of December 31, 1997, on a pro forma basis after giving effect to the Offerings, the Equity Investments and the application of the net proceeds therefrom as described under "Use of Proceeds," the Note Issuers and the Company would have had approximately U.S.$771 million aggregate principal amount of Indebtedness outstanding (including the Guaranties), representing approximately 83% of the Company's total consolidated capitalization excluding working capital. See "Capitalization." There can be no assurance that the Note Issuers and the Company will have sufficient resources to pay the interest expense or principal associated with such indebtedness. See "Description of Certain Indebtedness."

    The degree to which the Note Issuers and the Company are leveraged could have important consequences to holders of the Securities, including: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes will be limited; (ii) a substantial portion of the Company's expected cash flow from operations will be required to be dedicated to the payment of interest on the Notes and other existing indebtedness, thereby reducing the funds available to the Company for other purposes, including operation of the Mill and future business opportunities; (iii) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage;
(iv) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (v) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business.

    The Company's ability to meet its debt service obligations and to reduce its total indebtedness will depend upon the Company's future performance, which will be subject to general economic conditions and to financial, business, and other factors affecting the operations of the Mill, many of which are beyond the control of the Company. There can be no assurance that the Company's business will be able to generate cash flow at levels sufficient to satisfy its debt service requirements. If in the future the Company is unable to generate sufficient cash from the operations of the Mill to allow the Note Issuers to make scheduled interest payments on the Securities and indebtedness under the Bank Credit Facility, to make principal payments on indebtedness under the Bank Credit Facility, to pay the Securities at maturity, or to meet their other obligations and commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring the indebtedness of the Company on the Note Issuers, reducing or delaying planned expansion, selling assets or seeking to raise additional debt or equity capital. There can be no assurance that any of these alternatives could be effected on a timely basis, on satisfactory terms or at all. In addition, the terms of existing or future debt agreements, including the Indentures, may prohibit the Company from adopting some of these alternatives.

    The Indentures contain financial and operating covenants that will limit the discretion of the Note Issuers and the Company with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Note Issuers and the Company to incur additional Indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. See "Description of Notes and Guaranties--Certain Covenants." A failure to comply with the obligations contained in the Indentures could result in an event of default under the Indentures which could permit acceleration of the related debt and acceleration of debt under other instruments that contain cross-acceleration or cross-default provisions. Other outstanding Indebtedness is or will be subject to covenants that are substantially different than those set forth in the Indentures. In particular, the covenants and events of default in the Bank Credit Facility and the up to U.S.$150 million working capital facility provided by BNP (the "Working Capital Facility") are or will be quite restrictive and generally will give the bank lenders broad latitude in controlling the management of the Company in the event of a breach of such agreements. See "Description of Certain Indebtedness." A failure to comply with the obligations contained in the documents evidencing the Company's other outstanding Indebtedness could result in an event of default under such Indebtedness which could permit an acceleration of the repayment of the Indebtedness under the Securities. A default on such indebtedness could occur and enforcement of such creditors' security interests could result even though there had not been any default under the Indentures. In addition, pursuant to the terms of the Bank Credit Facility, the Company has agreed that other than as a result of enforcement of the security interests granted in the Collateral, in the event that there are insufficient funds available at any time to make all payments of principal or interest then due under the Bank Credit Facility and the Securities, it will pay 100% of any interest and 50% of any principal then due under the Bank Credit Facility prior to paying any interest then due on the Securities. See "Description of Certain Indebtedness," "Description of Notes and Guaranties" and "Security Arrangements."

POLITICAL AND ECONOMIC FACTORS

    The Company's results of operations and financial condition may be influenced by the political situation in Thailand and by the general state of the Thai economy. The political situation in Thailand has been unstable from time to time in recent years and future political and economic instability in Thailand could have an adverse effect on the Company's business and results of operations. Any potential investor in the Securities should pay particular attention to the fact that the Company is governed in Thailand by a political, economic, legal and regulatory environment that may differ significantly from that which prevails in other countries.

    Thailand is a constitutional monarchy. Under the constitution, the King is Head of State, Commander of the Armed Forces and Patron of all Religions. Executive power is vested in the cabinet while legislative power is exercised by the elected bicameral National Assembly. Thailand has experienced several changes of government and changes in its political system since World War II. A new constitution became effective on October 11, 1997. There can be no assurance that Thailand's current government or political system will continue unchanged throughout the term of the Securities. Additionally, there can be no assurance that any future change in the government will be the result of democratic processes.

    Although Thailand's economy has been characterized in the past decade by high growth rates, in 1996 and particularly in 1997, economic growth slowed significantly in relation to historical levels. In late 1996 and throughout 1997, Thailand experienced significant economic weakness, resulting primarily from declines in the property and finance industries, a sharp reduction in financial liquidity and a general deterioration in investor confidence. Inflation in Thailand has increased and interest rates have remained among the highest in the region. In addition, the country has had recurring trade balance and current account deficits. The government of Thailand also agreed on August 5, 1997, to accept the austerity measures of the International Monetary Fund ("IMF") aimed at rehabilitating and restructuring the economy as a condition to receipt of IMF-led loans and financial assistance of approximately U.S.$17.2 billion. See "Annex A--The Kingdom of Thailand--IMF-led Financial Assistance" and "Fiscal Update and Financial Sector Measures." International credit rating agencies, including Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P"), have recently downgraded Thai sovereign as well as various Thai corporate and financial institutions' debt ratings. Between January 3, 1996 and December 31, 1997, the Stock Exchange of Thailand Index ("SET") fell from 1,323.43 to 372.69. On December 8, 1997, the government terminated the operations of 56 of the 91 finance companies in Thailand. The Company expects that the number of bankruptcies in Thailand and Southeast Asia generally, including among its potential customers, will increase.

    There can be no assurance that: the deteriorating economy in Thailand and in Southeast Asia generally; the rise in interest rates and inflation in Thailand and other Southeast Asian countries; the general decline of share prices on the SET and other regional stock exchanges; the lack of liquidity and stability in the Thai and other Southeast Asian finance industries; and other factors including measures taken by the government of Thailand in response to deteriorating economic conditions, will not adversely affect the Company's ability to finance its working capital needs, collect on its receivables for goods shipped, build market share internationally and in Thailand, or otherwise adversely affect its financial condition, results of operations or cash flows. Further, there can be no assurance that the deterioration in the economies of Thailand and Southeast Asia will not continue or materially worsen. In light of the deteriorating economies of Thailand and Southeast Asia generally, the Company's ability to sell projected production levels will depend in significant part on its ability to access export markets worldwide.

THAI EXCHANGE CONTROL RESTRICTIONS; CONSTRAINTS IMPOSED BY MONETARY CONTROLS

    On January 6, 1998, the Thai Cabinet approved the issuance of a Ministry of Finance regulation to limit the U.S.$ holding period for exporters in an effort to curtail currency speculation and increase the U.S.$ supply in the local economy. Previously, exporters were required to be paid within 180 days and to sell or deposit the proceeds in a foreign currency account with an authorized bank in Thailand within 15 days of receiving such proceeds. However, according to the January 1998 Regulation, exporters must now be paid within 120 days, after which they have seven days in which to sell or deposit the proceeds in a foreign currency account in Thailand. This requirement applies to all export proceeds earned by a Thai company outside Thailand.

    A Thai entity may open a foreign currency account under the following conditions: (i) the account must be with an authorized bank in Thailand and the funds must originate from abroad; (ii) remittance abroad of funds deposited in such an account for payment of ordinary business transactions would require submission of supporting evidence and approval of the Bank of Thailand; and
(iii) the total amount of daily outstanding balances in such an account must not exceed U.S.$5 million, otherwise, such excess amount would be required to be converted to Baht.

    An exemption to these regulations allows a depositor to keep deposits in U.S.$ up to an amount not to exceed the depositor's obligations to foreign creditors and the international banking facilities of Thailand commercial banks payable within the next three months. Funds deposited in a foreign currency account may be withdrawn for, inter alia, payment of interest and principal due on offshore debt repayments. Proof that the payment of interest is required must be submitted with the bank in which the currency is deposited each and every time an application to withdraw and repatriate foreign currency is made. As a general matter, the outward remittance from Thailand of dividends, interest or capital gains from the transfer of securities after payment of any applicable Thai taxes, if any, may be made if the amount does not exceed U.S.$5,000 per remittance, beyond which amount, a report must be made to the Bank of Thailand.

    Parties may apply for an exemption or relaxation from the "strict observance" of the above requirements. The Company was able to obtain waivers from the Bank of Thailand which would allow the Company to keep certain U.S.$ amounts of export earnings offshore in certain account for an amount not to exceed U.S.$130 million each year through the redemption of the Securities. Additionally, the Company was also granted an approval from the Bank of Thailand which would allow the Company to keep U.S.$ amounts in excess of U.S.$5 million in accounts in Thailand for an amount not to exceed the Company's obligations in foreign currencies payable within three months from the date of deposit.

    Any excess amount of foreign currencies must be converted into Baht. Such conversion would require the Company to bear exchange rate risks as many of the Company's obligations, including payments on the Notes, are U.S.$ denominated. If the Company is unable to maintain these waivers and is required to convert such revenue into Baht, any devaluation of the Baht against the U.S.$ could have an adverse effect on the Company's financial condition as results of operations and could materially impair the Company's ability to repay its U.S.$ obligations, including payments on the Securities. There can be no assurance that proceeds of exports will be available in sufficient amounts to satisfy payment obligations on the Securities.

EXCHANGE RATE FLUCTUATIONS

    Prior to July 1997, the Bank of Thailand determined the value of the Baht based on a "basket," the composition of which was not made public but of which the U.S.$ was the principal component. Prior to July 1997, the Baht had a history of stability, trading in a narrow range of 24.47 Baht to 25.97 Baht to the U.S.$1.00, as a result of frequent intervention by the Bank of Thailand through purchases and sales of U.S.$. However, on July 2, 1997, under substantial market pressure, the Government floated the Baht and effectively ceased such intervention, and the value of the Baht, as reflected in the Noon Buying Rate, declined from 24.520 Baht per U.S.$1.00 on July 1, 1997 to 56.10 Baht per U.S.$1.00 on January 12, 1998 and stood at 39.15 Baht to U.S.$1.00 on May 15, 1998. There can be no assurance that the value of the Baht will not decline further, increase or continue to fluctuate widely against other currencies in the future. Adverse economic conditions in Thailand and the region incidental to the devaluation of the Baht may also reduce overall demand for the Company's products and the Company's customers' ability to pay for them, and there can be no assurance that such reduced demand will not have an adverse effect on the Company.

    The Company's functional currency is the Baht, however, the Company will have significant U.S.$ denominated assets and liabilities. Therefore, fluctuations of the value of the Baht relative to the U.S.$ may cause the Company to recognize material foreign exchange gains or losses which could adversely affect the Company's results of operations and financial condition. The Company from time to time may hedge its currency positions to attempt to avert any adverse consequences of exchange rate fluctuations; however, there can be no assurance that the Company will be able to successfully hedge its exchange rate exposure or that it will be able to hedge such exposure at a satisfactory cost. See "Annex A--The Kingdom of Thailand."

RANKING OF THE SENIOR SUBORDINATED NOTES AND THE SENIOR SUBORDINATED GUARANTY;
  LIMITATIONS ON ENFORCEMENT OF COLLATERAL

    The indebtedness evidenced by the Senior Subordinated Notes and the Senior Subordinated Guaranty will be senior secured obligations of the Note Issuers and the Company, as the case may be, but the payment of principal of, premium, interest and Additional Accounts, if any, on the Senior Subordinated Notes and the Senior Subordinated Guaranty will be subordinate in right of payment to the prior payment in full of all Specified Senior Indebtedness of the Note Issuers and the Company, as the case may be. The Senior Subordinated Notes and Senior Subordinated Guaranty will rank PARI PASSU with all other Senior Indebtedness of the Note Issuers and the Company, as the case may be, and senior in right of payment to all existing and future Indebtedness of the Notes Issuers and the Company that is designated as subordinate or junior in right of payment to the Notes and Guaranties, including the Debentures. The Senior Notes and certain refinancings thereof will constitute all the Specified Senior Indebtedness of the Note Issuers. The Senior Guaranty and guarantees of certain indebtedness refinancing the Senior Notes will constitute all the Specified Senior Indebtedness of the Company. The Debentures and the Debenture Guaranty will be subordinate to all Debenture Specified Senior Indebtedness.

    At all times that (a) a Default has occurred and is continuing under the Senior Note Indenture and (b) the aggregate principal amount owed to the holders of Senior Notes at such time exceeds U.S.$50 million, the holders of the Senior Subordinated Notes shall (A) refrain from taking any action toward collection or enforcement of the Pledged NSM Stock or Collateral, including action toward foreclosure upon the

Pledged NSM Stock or Collateral, absent the consent of the holders of a majority of the aggregate principal amount of Senior Notes outstanding and (B) be deemed to have voted with respect to the Pledged NSM Stock or Collateral, including without limitation in any foreclosure, bankruptcy, insolvency or similar proceeding, in the same manner and to the same effect as the holders of a majority of the aggregate principal amount of Senior Notes. See "Security Arrangements--Enforcement of Collateral."

    In the event of the bankruptcy, liquidation or reorganization of the Note Issuers or Company, as the case may be, the assets of the Note Issuers or Company, respectively, will be available to pay the Senior Subordinated Notes and the Debentures only after all Specified Senior Indebtedness or Debenture Specified Senior Indebtedness as the case may be, has been paid in full. Sufficient funds may not exist to pay amounts due on the Senior Subordinated Notes and the Debentures in such event. In addition, the subordination provisions of the Senior Subordinated Note Indenture and the Debenture Indenture provide that no payment may be made with respect to the Senior Subordinated Notes and the Debentures during the continuance of a payment default under any Specified Senior Indebtedness or Debenture Specified Senior Indebtedness, as the case may be. Furthermore, if certain non-payment defaults exist with respect to Specified Senior Indebtedness or Debenture Specified Senior Indebtedness, as the case may be, the holders of such Specified Senior Indebtedness or Debenture Specified Senior Indebtedness, as the case may be will be able to prevent payments on the Senior Subordinated Notes or Debentures, as the case may be, for certain periods of time. See "Description of the Notes--Ranking." However, while the Senior Subordinated Notes Indenture and the Debenture Indenture (which govern the terms of subordination) is governed by the laws of the State of New York, there can be no assurances that a bankruptcy court in Thailand will give effect to such contractual subordination.

NTS PLEDGE; SUBSTANTIAL OWNERSHIP BY PLEDGEE OR SUCCESSOR

    N.T.S. Steel Group Public Company Limited ("NTS"), a steel rebar manufacturer and an affiliate of the Company, currently holds 31.31% of the outstanding ordinary shares of the Company. The Thailand Securities Depository Company Limited, the Company's registry has confirmed that NTS has pledged 30.54% of NSM's outstanding shares (the "Pledged Shares"). The Company believes that NTS has pledged such shares to certain Thai financial institutions as security for indebtedness owed to such financial institutions. The Company believes that NTS is currently in default on its obligations under such indebtedness.

    Under the laws of Thailand, the pledge of the Company's ordinary shares may be enforced by way of public auction. Alternatively, after the debt is due, the pledgor and pledgee may agree that the pledgee will become owner of the pledged shares in full or partial satisfaction of the debt. However, as a condition of being listed on the SET, the shares held by NTS, as well as certain shares held by some of the Company's management and major shareholders totaling 55% of NSM's paid-in capital without giving effect to the Offerings, are subject to SET restrictions which prevent transfer of the shares during the first year of the Company's commercial operations. In addition, in the case where the Company issues and offers new shares for sale to its existing shareholders during the said first year, those shares subscribed by the Company's management and major shareholders will also be subject to a transfer restriction. Since the offering of new shares on the Issue Date was not made to the Company's existing shareholders, those new shares are not subject to such transfer restriction. Currently, after giving effect to the Offerings, only 42.86% of NSM's paid-in capital are subject to transfer restriction for the first year. According to the SET's regulation, a pledgee which is a financial institution must enter into an agreement with the shareholder, whose ownership is subject to the SET restriction, that it will not enforce pledged shares subject to such restriction during the applicable period. Such pledgee is required to submit a letter to the SET stating that it has entered into such an agreement with the pledgor. Any of the Pledged Shares which were pledged to finance companies whose operations were suspended by the Ministry of Finance may be sold at public auction by the Financial Restructuring Authority. Persons acquiring the Pledged Shares would have full rights in such Pledged Shares and would not be restricted in the exercise of such rights by the Shareholders' Agreement (as defined) to be entered into by the New Equity Investors and certain Thai parties. See

"Principle Agreements--Shareholders Agreement." Even after giving effect to the dilution caused by the Warrants, if one person, group or entity were to acquire all or a substantial portion of the Pledged Shares, such person, group or entity is likely to be the single largest shareholder in the Company. While management of the Company will be governed by the Management Agreement, such a shareholder would, under the laws of Thailand, have the ability to influence the conduct of business by the Company. For example, such a shareholder would have the ability, among other things: (i) to require the board of directors of the Company to convene a shareholders meeting; (ii) to substantially influence the outcome of any shareholder vote; (iii) to block any action by the Company that would require the approval of a supermajority (75%) of the Company's shares, present at the shareholder meeting, under the laws of Thailand; and (iv) to influence the election of directors to the Company's board of directors. There can be no assurance that any future acquiror of the Pledged Shares will exercise its rights with respect to the Pledged Shares in a manner consistent with the intentions of the Company and the New Equity Investors for the future conduct of business by the Company as set forth herein. If such an acquiror of the Pledged Shares exercises its rights with regard to the Pledged Shares in a manner inconsistent with the intentions of the Company and the New Equity Investors for the future conduct of business by the Company there can be no assurance that such inconsistent exercise will not have an adverse effect on the financial condition and results of operations of the Company or its ability to repay its indebtedness including the Securities.

FORWARD LOOKING INFORMATION

    This Prospectus contains forward-looking statements. These statements are based upon the current beliefs of the Company as well as assumptions made by the Company based upon information currently available to it.

    These statements are subject to various risks and uncertainties, including those described above, as well as potential changes in economic or regulatory conditions which are largely beyond the Company's control. Should one or more of these risks materialize or changes occur, or should management's assumptions prove incorrect, the Company's actual results may vary materially and adversely from those anticipated or projected. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including the risk factors set forth above. The words, "believe," "expect" and "anticipate" and similar expressions identify forward-looking statements. Prospective investors or purchasers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NO ASSURANCE OF ADEQUATE COLLATERAL; SHARED COLLATERAL; ABILITY TO REALIZE ON
  COLLATERAL

    The Notes are secured by a first priority pledge of the capital stock of NSM
(Del). The Debentures will be secured by a second priority pledge of the capital stock of NSM (Del). The Guaranties (other than the Debenture Guaranty) will be secured by a first priority pledge of the share capital of NSM Cayman and the other Collateral. The Collateral will also secure, on an equal and ratable basis, the obligations of the Company under the Bank Credit Facility (other than the Offshore Reserve Account, the Notes DSR Account, and the pledge of the share capital of NSM Cayman) and, on a second priority basis, the obligations of the Company in respect of the Debenture Guaranty. Pursuant to the terms of the Bank Credit Facility, the Company has agreed that, other than as a result of enforcement of the security interests granted in the Collateral, in the event that there are insufficient funds available at any time to make all payments of principal or interest then due under the Bank Credit Facility, the Notes and the Debentures, it will pay 100% of any interest and 50% of any principal then due under the Bank Credit Facility prior to paying any interest then due on the Notes or the Debentures.

    A significant portion of the Collateral is shared on an equal and ratable basis by the holders of the Notes and the parties to the Bank Credit Facility and, on a second priority basis, the holders of the Debentures. The agreement governing intercreditor issues with respect to the Collateral provides that rights will be based on principal amounts outstanding under the Notes and the Bank Credit Facility. The rights of the holders of Senior Subordinated Notes are limited so that such holders may not have, during the pendency of a Default under the Senior Note Indenture, the ability to take enforcement action in respect of the Collateral or otherwise exercise voting rights in connection with the Collateral. See "Risk Factors--Ranking of the Senior Subordinated Notes and Senior Subordinated Guaranty; Limitations on Enforcement of Collateral." The Company has entered into an agreement with the lenders under the Bank Credit Facility as to the sharing of rights in the Collateral, including inter-creditor rights in the Collateral, on terms substantially similiar to those described in this Prospectus.

    In addition, there can be no assurance that the proceeds of any sale by the Collateral Agent of the Collateral following a default would be sufficient to satisfy payments due on the Guaranties, especially given that the holders of the Securities must share their Collateral interests. If such proceeds were not sufficient to repay all such amounts due on the Guaranties and under the Bank Credit Facility, then holders of the Guaranties (to the extent not repaid from the proceeds of the distribution of the Collateral) would have only an unsecured claim against the Company's remaining assets. There can be no assurance that the Company's remaining assets would be sufficient to satisfy all unsecured claims in full or that any such assets would exist. The value of the Collateral in the event of a liquidation will depend on market and economic conditions, the availability of buyers and other factors beyond the Company's control. Moreover, the assets of the Company, if taken and sold individually, would be likely to result in the receipt of proceeds that are less than the proceeds realizable in connection with a sale of the business of the Company as a going concern. It is likely that the Collateral Agent might also seek to sell the Mill and operations substantially as a whole operation in order to maximize proceeds realized therefrom. However, the ability of the Collateral Agent to elicit purchasers for any assets which are subject to the security or the price obtained upon sale or transfer may be limited or affected by termination rights under the material contracts.

    An arrangement has been effected whereby, in the event enforcement of the mortgage of the Company's assets in Thailand becomes necessary, the Collateral Agent will become the registered owner of the Notes and will thereby have standing to bring an enforcement action in a Thai court. There can be no assurance that such arrangement will be effective or will be ultimately upheld in an actual enforcement action. In the event that the standing of the Collateral Agent to bring an enforcement action were not recognized by a Thai court, there can be no assurance that holders of the Notes would enjoy the benefit of their respective security interest in the manner described therein. See "--Book Entry Interests; Dependence on Intermediaries."

    As a result of all of the foregoing, holders of the Securities could face significant difficulties in enforcing their rights to the Collateral in the event of a default under the Securities or in collecting sufficient amounts upon a disposition of such Collateral. If any of the foregoing were to adversely effect the arrangements in respect of the Collateral, the Securities and Guaranties could represent only unsecured claims against the Company's assets.

ENFORCEMENT OF THE MORTGAGES

    Under Thai law, a mortgage will be invalid until it is registered with the Provincial Land Office in which the property is located. Such a mortgage extends to all permanent fixtures and buildings on the land but it does not accord mortgage rights over buildings erected on the land after the date the mortgage is registered unless so provided in the mortgage application.

    The Company will also seek to register a mortgage in favor of the parties to the Bank Credit Facility and the Collateral Agent for all machinery located at the Mill. According to the Thai Machinery Registration Act, such a mortgage may only be registered after the import and installation of the machinery. As of the Issue Date, no machinery of the Company has been registered pursuant to the Machinery Registration Act. The Company's application for registration is pending approval with the relevant authorities. The registration process can be time consuming. In the interim, and for machinery and equipment that does not qualify for registration under the Machinery Registration Act, a security interest in such machinery and equipment will be granted pursuant to a pledge in favor of the parties to the Bank Credit Facility and the Collateral Agent. According to the Security Documents, the pledgee will appoint a custodian to possess the pledged machinery. Under Thai law, a pledge is valid only if the pledged property is in the possession of the pledgee or a third party custodian. The validity of an arrangement such that the pledgee appoints a custodian to possess the pledged property which is left at pledgor's plant has not been tested by Thai courts. Under the pledge agreement and the Security Sharing Agreement, the Company is obligated to (i) register all Registrable Machinery (as defined) at the Mill; and (ii) cause the existing pledge to be converted to a mortgage in favor of the holders of the Notes, the Bank Credit Facility and, on a second priority basis, the Debentures.

    A mortgage, whether it be for land and buildings or machinery, is enforceable in Thailand only upon order of a court judgment and sale at a public action, unless (i) interest has been unpaid for five years or more, (ii) the mortgagor cannot satisfy the court that the value of the property exceeds the amount due, and (iii) there are no other mortgages or preferential rights registered on the same property, in which case, foreclosure is possible.

    To enforce a mortgage in Thailand, the mortgagee must first issue a notice to the debtor giving them a reasonable time to satisfy the debt. In the event the debt cannot be repaid within this timeframe, the mortgagee may file an action in a court with jurisdiction over the location where the mortgage has been registered seeking to declare the debtor in default and order the collateral to be sold at public auction. Once an order is obtained, the court will order a public auction to be held at which time the property will be sold to the highest bidder. See "Security Arrangements."

    Current Thai law on the enforcement of mortgages may be impacted by the recently enacted amendment to the bankruptcy law. There has been an attempt to amend the laws in order to speed up the enforcement procedures. For example, the sale by public auction of mortgage property can be made with a judicial order. See "Risk Factors--Thai Bankruptcy--New Business Reorganization Proceedings."

WITHHOLDING TAXES

    The Company will make payments to the Note Issuers on terms, in amounts and on dates so that the Note Issuers may make interest payments to holders on the Securities. Such payments by the Company to the Note Issuers may be subject to withholding tax at a rate of 15%. While the Company intends to structure its payments to the Note Issuers to substantially reduce the effect of such withholding, there can be no assurance that such measures will prove successful in reducing the application of withholding taxes. If such measures are unsuccessful withholding tax may be applied to payments from the Company to the
Note Issuers. The application of such withholding taxes would have an adverse effect on the financial condition and results of operations of the Company and may have an adverse effect on the ability of the Company to fund the Issuers' interest payment obligations on the Notes.

BOOK-ENTRY INTERESTS; DEPENDENCE ON INTERMEDIARIES

    Until and unless Definitive Securities are issued in exchange for the Book-Entry Interests, holders of the Book-Entry Interests will not be considered the owners or holders of Securities under the Indentures. After payment to the Book-Entry Depositary, the Note Issuers or the Company, as the case may be, will have no responsibility or liability for the payment of interest, principal or other amounts to DTC or to holders of Book-Entry Interests. The Book-Entry Depositary, or its nominee, will be the sole holder of the Securities in the form of the Global Notes. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Book-Entry Depositary and DTC, and, if such person is not a participant in DTC, on the procedures of the participant through which such person owns its interest (including, if applicable, the Euroclear Operator or Cedel), to exercise any rights of a holder under the Indentures.

    Payments of principal and interest on, and other amounts due in respect of, the Global Securities will be made to the Book-Entry Depositary (as holder of the Global Securities), which will in turn distribute payments to Cede & Co. (as nominee of DTC). DTC, upon receipt of any payment from the Book-Entry Depositary, will promptly credit participants' accounts with payments in amounts proportionate to their respective ownership of Book-Entry Interests, as shown on the records of DTC. The Note Issuers expect that payments by participants or indirect participants to owners of interests in Book-Entry Interests held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants or indirect participants. None of the Note Issuers, the Company, the Trustee, the Book-Entry Depositary, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, the Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

    Unlike holders of the Securities themselves, holders of the Book-Entry Interests will not have the direct right under the Indentures to act upon solicitations by the Note Issuers of consents or requests by the Note Issuers for waivers or other actions from holders of the Securities. Instead, a holder of Book-Entry Interests will be permitted to act only to the extent it has received appropriate proxies to do so from DTC and, if applicable, DTC participants. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable holders of Book-Entry Interests to vote on any requested actions on a timely basis. Similarly, upon the occurrence of an Event of Default under the Securities, holders of Book-Entry Interests will be restricted to acting through DTC and the Book-Entry Depositary if and until such Holders request Definitive Securities to be issued. There can be no assurance that the procedures to be implemented by DTC and the Book-Entry Depositary under such circumstances will be adequate to ensure the timely exercise of remedies under the Indentures. For a description of the terms of the Note Depositary Agreement, see "Note Depositary Agreement; Delivery; Form".

CYCLICALITY OF STEEL INDUSTRY AND END USER MARKETS

    The steel industry is highly cyclical in nature and sensitive to general economic conditions. The price of steel and steel products in the future may fluctuate significantly as a result of general economic conditions and other factors beyond the Company's control. The demand for steel products and, thus, the financial performance of companies in the steel industry, including the Company, are generally affected by macroeconomic fluctuations in domestic economies in which these companies sell their products as well as in the world economy. Substantially all of the revenues of the Company are derived from the sale of steel and related products. Accordingly, any significant decrease in demand for steel and related products or decline in prices for such products could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company. The Company's success will be influenced by a number of market factors, both international and domestic, which affect the market for steel products and steel scrap (initially the Company's principal raw material), and which are beyond the control of the Company. There can be no assurance that the deterioration in the economies of Thailand and Southeast Asia will not have an adverse effect on the domestic, regional and global markets for the Company's products. The Company is particularly sensitive to trends in the oil and gas, gas transmission, construction, commercial equipment, automotive, rail transportation, agriculture and durable goods industries, because these industries are significant markets for the Company's products and are highly cyclical.

COST OF STEEL SCRAP AND OTHER RAW MATERIALS

    The Company requires substantial amounts of raw materials, principally iron ore fines, iron ore pellets and scrap, in its production process. Until the DRI Facility is operational, the Company's principal raw material will be steel scrap. The prices for scrap are subject to market forces largely beyond the control of the Company, including demand by domestic and international steel producers, freight costs and speculation. The prices for scrap have varied significantly and may vary significantly in the future. In addition, the Company's operations may require substantial amounts of other raw materials and utilities, including various types of pig iron, DRI, alloys, refractories, oxygen, natural gas and electricity, the price and availability of which are also subject to market conditions. Although the Company believes that raw materials are available in adequate quantities at market prices the availability and prices of raw materials may be subject to curtailment or changes due to, among other things, new laws or regulations, suppliers' allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and worldwide price fluctuations. In addition, energy costs, including the cost of natural gas and electricity, also constitute a substantial portion of the Company's cash cost of production. The price of some of the Company's production inputs, particularly energy, have varied significantly and may vary significantly in the future largely as a result of market conditions and other factors beyond the control of the Company. Any protracted interruption in the supply of raw materials or energy, or substantial increases in their costs, could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company. The Company may not be able to adjust its product prices, especially in the short term, to recover any increases in scrap and other raw material prices. The Company's future profitability may be adversely affected to the extent that it is unable to pass on higher raw material and energy costs to its customers. See "Management's Discussion and Analysis of Financial Condition," "Business--Steel Scrap and Scrap Substitute Resources" and "Energy Resources."

RISK RELATED TO PROCESS TECHNOLOGY

    The Company's process for the production of coal-based DRI is a scale-up from a commercial steel industries wastes recycling plant, operated by International Metals Reclamation Company, Inc. ("INMETCO"). The use of coal as a reductant is made possible by special sulfur removing slag practices in NSM's ladle metallurgy system. These slag practices and the INMETCO process have each been used commercially. However, NSM will be the first company to link the two processes and there can be no assurance that they will perform in accordance with the Company's expectations.

COMPETITION

    The Company has various competitors within the global steel industry. Generally, the markets in which the Company participates are highly competitive. The competitive nature of the industry in the future could have an adverse effect on the business, financial condition, results of operations and prospects of the Company. The Company competes primarily on the basis of price, quality, and the ability to meet customers' product specifications and delivery schedules. Many of the Company's competitors are integrated steel producers which are larger in terms of steel making capacity, have substantially greater capital resources and historical operations and, in some cases, have lower raw material costs than the Company. In addition, competition may increase as a result of excess capacity created by other producers using mini-mill technology and traditional steelmakers in order to make their operations more efficient. For example, several new mini-mills began production in the United States in 1996 and 1997. The highly competitive nature of the global steel industry, combined with excess production capacity in some products, may in the future exert downward pressure on prices for the Company's products. The deterioration in the economies of Southeast Asia may exert further downward pressure on prices for the Company's products if regional competitors choose to lower their prices in order to maintain revenues in the face of decreasing regional demand for steel products. Although the Company believes that it is well-positioned to compete in the markets where it operates, competitors may develop new products or production processes that could provide advantages to such competitors to the detriment of the Company. There can be no assurance that the Company will be able to compete effectively in the future. In addition, in the case of certain product applications, steel competes with other materials, including plastics, aluminum, graphite composites, ceramics, glass, wood and concrete. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL AND MANAGEMENT

    The Company's success depends on its ability to attract, motivate and retain highly skilled and qualified management and technical personnel to operate the Mill. The Company's ability to maintain its competitive position is dependent to a large degree on the services of its senior management team, particularly Mr. John W. Schultes, President and Chief Executive Officer. The loss of Mr. Schultes' services or those of any of the other members of the Company's senior management team or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company. There can be no assurance that the Company will be able to retain its existing senior management personnel or to attract additional qualified senior management personnel. In addition, there can be no assurance that the Company will be able to hire qualified persons when needed or on favorable terms or that new employees will be successfully assimilated into the Mill's operations.

LABOR MATTERS

    The Company believes that its relations with its employees are good. Nevertheless, there can be no assurance that a work stoppage or strike will not occur. Work stoppages or other labor-related developments affecting the Company, including the ability to attract and retain additional employees, could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

RELIANCE ON MAJOR CUSTOMERS

    The Company has entered into the Off-Take Agreements with Preussag and Klockner pursuant to which they have agreed to purchase up to 100% of the Company's annual production during 1998 through 2002. Under the Off-Take Agreements, steel will be sold based on quality and description specified by the purchaser and be fit for the purpose for which such goods are ordinarily used. Certain orders may also contain express or implied application requirements. Non-compliance with such specifications could result in rejections and claims against the seller. Such claims are usually settled between the producer, the trading company and the end user. Claims may result in financial damage awards against the Company. As a result, failure to perform under the Off-Take Agreements by NSM may have a material adverse effect on the Company's results of operations and financial condition. Additionally, non-performance by Preussag or Klockner under the Off-Take Agreements could have a material adverse effect on the Company's results of operations and financial condition. See "Description of Material Agreements--Off-Take Agreements."

DEPENDENCE UPON A SINGLE PROJECT

    Virtually all of the Company's revenue will be derived from the Mill. The operations of the Mill are subject to the risks normally encountered in steel production. Such risks include environmental hazards, industrial accidents, technical difficulties or failures, labor disputes, late delivery of supplies, and periodic or extended interruptions due to inclement or hazardous weather conditions, fires, explosions or other accidents or acts of force majeure. Such risks could result in damage to or destruction of producing facilities, personal injury, environmental damage, delays in production, losses and possible legal liability. Any prolonged downtime or shutdowns at the Mill could materially adversely affect the Company's financial performance and ability to repay the principal and interest on the Notes.

INSURANCE

    The Company maintains insurance coverage within ranges comparable to other steel producers. There can be no assurance that such insurance will be available to the Company in the future on commercially reasonable terms or that any coverage the Company arranges will be adequate and available to cover any or all claims which arise. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from steel production) is not generally available to the Company or to other companies within the steel industry. To the extent that the Company is subject to environmental liabilities, the payment of such liabilities would reduce the funds available to the Company to operate the Mill. The Company cannot reasonably estimate the cost of future compliance or remedial work or further investments that may be required as a consequence of changes in environmental regulation. Among other things, the level of such costs will be dependent upon the nature and extent of the current and future environmental regulation, the timing and nature of required or remedial work and the technology available to meet the required standards. Should the Company be unable to fund fully the cost of remedying an environmental problem, the Company might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

REDUCTION OF IMPORT TARIFFS

    Thailand currently imposes a tariff on steel imports at the rate of 1% on iron-ore, pig-iron and scrap; 10% on billets and slabs; 15% on hot-rolled coil; 20% on coated products and cold-rolled products. Thailand is a signatory to the Uruguay Round of Agreements, under which the signatories have agreed to eliminate import tariffs on many products and significantly reduce non-tariff barriers to trade. Pursuant to the Uruguay Round of Agreements of the General Agreement on Tariffs and Trade, certain developed countries have agreed to eliminate import tariffs on steel products within 10 years. Although Thailand has not formally agreed to eliminate its import tariff on steel products, it has agreed not to increase its import tariff on certain steel products, to greater than 30%. Additionally, the Association of Southeast Asian Nations ("ASEAN") has stated its goal to reduce tariffs on steel products to 0-5% by the year 2003 under the ASEAN Free Trade Agreement for imports from ASEAN nations. There is no guarantee that Thailand will not reduce its import tariff on steel products over the next few years to conform with the trend towards a more open global market. A significant reduction in or the elimination of the tariffs on the import price of steel would lead to increased competition from international producers of steel as well as a decreased pricing advantage for the Company's steel products in Thailand and could have an adverse effect on the Company's financial condition and results of operations.

GOVERNMENT APPROVALS AND REGULATION

    Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. The Company obtained waivers from the Bank of Thailand which would allow the Company to keep certain revenues offshore and would prevent certain U.S.$ funds in Thailand from being converted into Baht. Obtaining the necessary governmental approvals, permits and waivers is a complex and time consuming process involving numerous regulatory agencies. To the extent that such approvals or permits are required and not obtained, operations may be curtailed or limited and such curtailment or limitation could have an adverse effect on the Company's financial condition and results of operations.

    The Company's business is currently regulated by the laws and regulations of Thailand relating to the construction, production, marketing, pricing, transportation and storage of steel products, taxation, environmental and safety matters. The Company does not believe that environmental regulations will have a material adverse effect on its capital expenditures, results of operations or competitive position, and does not anticipate that any material expenditures will be required to enable it to comply with existing laws and regulations. However, the modification of existing laws or regulations or the adoption of new laws or regulations pertaining to steel manufacturing for economic, environmental or other reasons could have a material adverse effect on the Company's financial condition and results of operations.

    The Company's assets and operations are subject to various political, economic and other uncertainties, including, among other things, the risks of war, expropriation, nationalization, renegotiation or nullification of existing concessions and contracts, taxation policies, foreign exchange and repatriation restrictions, changing political conditions, fluctuations between the Baht and the U.S.$, currency controls and foreign governmental regulations. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

BOARD OF INVESTMENT COMPLIANCE

    The Company derives substantial economic benefits from the promotional considerations granted to it by the Board of Investment ("BOI"). Such benefits include the permission to bring foreign experts into Thailand and the exemption from certain import duties and taxes. While the BOI has only granted two licenses to produce steel in Thailand, there can be no assurance that the BOI will not grant additional licenses to potential domestic competitors in the future. The continued availability of these economic benefits for the Company is conditional upon the on-going satisfaction of certain requirements, including a limitation on foreign ownership to 49% of the outstanding equity of NSM. The limitation on foreign ownership is increased to 39% in connection with the benefits granted by the BOI on the Finishing Facilities. Failure to satisfy these requirements may result in the loss of economic benefits which may have an adverse effect on the Company's financial condition and results of operations. The granting of licenses for the production of steel products in Thailand to other potential domestic competitors could also have an adverse effect on the Company's financial condition and results of operations. See "Business--Board of Investment."

POTENTIAL CONFLICTS OF INTEREST; AFFILIATE TRANSACTIONS

    Under Thai law, a director of a public company is prohibited from owning, operating or serving as a director of a business of the same nature as, and competitive with, the company of which he or she is a director unless he or she informs the shareholders of the company at a meeting of shareholders prior to his or her appointment or accession to ownership (if the shareholders do not approve the director's other activities, they can cause the director to resign or cause the company to pursue other remedies). A number of the directors of the Company hold interests in or are officers or directors of companies engaged in various aspects of the steel industry. The Company believes that such directors' endeavors have been in compliance with the foregoing provision of Thai law. However, Thai law may be more limited than that of many other jurisdictions in limiting directors of a company in pursuing corporate opportunities which might have been of interest to the company if presented to the company. Therefore, in light of this provision and the other interests of a number of directors of the Company (such as the Chairman of the Company and other members of his family who currently sit on the Company's board of directors and also maintain interests in other companies), the Company may be limited as to the number and type of corporate opportunities which are presented to it in the future. See "Management."

    Several of the directors of the companies have direct and/or indirect investments in affiliated companies. In addition, some of these companies also have direct and indirect investments in each other. A number of arrangements and transactions have been entered into from time to time between such companies. Under corporate law in Thailand, directors of a company are required to act at all times in the best interests of the shareholders with respect to transactions entered into by the company. In addition, corporate law in Thailand places certain limitations on the ability of a public company to enter into related party transactions. See "Related Party Transactions."

    Because of the scope of the relationships that exist between the companies there can be no assurance that such agreement or transactions entered into, if considered separately, have been or will be effected on terms no less favorable to the Company than could have been obtained from non-associated third parties. Such transactions could have an adverse effect on the Company's financial condition and results of operations. While any future arrangements are expected to be subject to approval by the Company's board of directors and, where appropriate, the approval of shareholders, there can be no assurance that the future arrangements between the Company and the other associated companies will not involve conflicts of interest.

THAI BANKRUPTCY LAW

    CURRENT BANKRUPTCY LAW. The Bankruptcy Act was enacted in 1940 and provides for the liquidation of an insolvent company. A bankruptcy proceeding is initiated by a creditor filing a petition for a court order to control the property of the insolvent company, which will lead to the liquidation of the company unless the creditors are able to negotiate a settlement. A company cannot initiate proceedings voluntarily. There is no separate bankruptcy court, and cumbersome civil procedure rules govern the proceedings. There are no restrictions on the enforcement of security by secured creditors.

    After the court order controlling the property, a receiver (who is an officer of the Ministry of Justice) is appointed. Creditors must file claims within two months, and this period may be extended another two months for foreign creditors. Foreign creditors must provide proof of reciprocity. Secured creditors may elect to proceed to enforce their security, or to file claims subject to restrictions in the Bankruptcy Act. Other than secured claims and certain preferential rights, almost all other creditor claims have the same general priority. There is a provision for a creditors' committee composed of creditors which have filed claims to consider any composition of debts which may be proposed.

The receiver may set aside the following transactions involving the company:

    - transactions effected within three years, unless the transferee can prove it was made in good faith and for consideration.

    - transactions effected within three months, if made with an intent to give undue preference to a creditor.

    - fraudulent transactions which prejudices other creditors.

    The receiver disposes of the assets of the company by public auction, and distributes the net proceeds on a pro rata basis to all unsecured creditors, according to a distribution schedule approved by the court. Although this distribution is required by the Act to occur within six months of the commencement of proceedings, in practice it takes years to complete the liquidation proceedings.

    NEW BUSINESS REORGANIZATION PROCEEDINGS. The following summary is based on the amendment to the Bankruptcy Act (the "Bankruptcy Amendment") effective as of April 10, 1998, by adding a chapter on reorganization proceedings to facilitate the financial rehabilitation of insolvent companies.

    The Bankruptcy Amendment introduces a reorganization proceeding similar to that under Chapter 11 of the U.S. Bankruptcy Code and to administration under the Insolvency Act of 1986 in the United Kingdom. Such proceeding commences when the court makes an order to that effect, following a hearing to consider a request for a reorganization proceedings. Such request may be filed by the company on a voluntary basis, by a creditor with a claim in excess of 10 million Baht, or by certain regulatory agencies of the government. The request must include basic information about the business of the Company and the prospects for its rehabilitation.

    If the court issues an order to commence a reorganization proceeding, a receiver is appointed and creditors (both secured and unsecured) must file their claims within one month. Claims denominated in foreign currency must be converted to Thai currency at the exchange rate on the date of the court order, for the purpose of determining voting rights. The court order brings into effect provisions which suspend litigation against the company, enforcement of security by secured creditors unless otherwise ordered by courts, revocation of licenses by government authorities, and other protections to aid reaching a successful outcome of the reorganization proceeding.

    After the court issues its order, the company's management is divested of its powers to run the business, and that power is transferred initially to a receiver. There is a procedure to appoint a plan preparer by the court or by general resolution of a meeting of creditors. If the Company nominates a plan preparer; such person shall become the plan preparer unless otherwise provided by a two-thirds majority amount of voting debt. Before a plan preparer is appointed, all legal rights of shareholders, except for the right to receive dividends, shall cease as rights of the shareholders and become rights of the receiver or temporary management. The plan preparer, or the receiver, assumes responsibility for management of the company. The plan preparer also has a duty to formulate a reorganization plan within prescribed time frames. The plan will include an arrangement for the payment of creditor claims, in whole or in part, and a description of the steps necessary to rehabilitate the business and the period thereof which shall not exceed 5 years. The creditors who are eligible to file their claims and are debtors of the Company at the time the court orders rehabilitation, may set-off their debts against the Company's debts. A special resolution (75% vote) of the creditors is required to approve the plan and to form a committee to monitor its implementation. Once the court approves the plan, the rights and duties of the plan preparer pass to the plan administrator.

    The Bankruptcy Amendment does not include any provision for the establishment of a separate bankruptcy court in Thailand. Some time will be required to assess the capability of the civil court to handle complicated reorganization, and for professions of plan preparers and plan administrators to develop. In comparison to corporate reorganization proceedings under Chapter 11, the proposed new Thai reorganization proceeding will present some major differences, for example:

    - all creditors vote on the proposed reorganization plan by "special resolution", and there is no provision for creditor classification or class voting as in a Chapter 11 case.

    - following the court order to initiate a reorganization proceeding, the company loses its powers to manage the business, and there is no "debtor in possession" concept.

    - the Bankruptcy Amendment does not include a provision prohibiting non-debtors from terminating executory contracts.

    There is now an attempt to further amend the Bankruptcy Amendment. The Cabinet recently approved the draft amendment two major proposals are (i) establishing criteria for courts to consider in deciding whether to approve a plan, (ii) providing for class voting and (iii) empowering the receiver to deny executory contracts.

CHANGE OF CONTROL

    The Notes, the Guaranties and the Debentures require the Note Issuers and the Company to make an offer to repurchase any and all outstanding Notes and Debentures at a purchase price equal to 101% of the Accreted Value (as defined) thereof, plus accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of a Change of Control. No repurchase of the Senior Subordinated Notes will be made until the offer to repurchase the Senior Notes is completed. No assurance can be given that the Issuers or the Company will have sufficient funds to purchase any or all of the Notes or the Debentures following a Change of Control. See "Description of Notes and Guaranties--Repurchase at the Option of Holders-- Change of Control."

ABSENCE OF PUBLIC MARKET FOR THE SECURITIES

    The New Securities are new securities for which there currently is no established trading market. The Initial Purchaser has informed the Company that it intends to make a market in the New Securities to the extent permitted by applicable laws and regulations. However, it is not obligated to do so and any such market making may be discontinued at any time without notice in the sole discretion of the Initial Purchaser. In addition, such market making activity may be limited during pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof.

    Accordingly, there can be no assurance as to the development or liquidity of any market for the New Securities. The New Securities are expected to be eligible for trading by qualified buyers in the PORTAL market. The Company does not intend to apply for listing of the New Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

    The liquidity of, and trading market for, the New Securities also may be adversely affected by general declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independently of the financial performance of, and prospects for, the Company.

PRE-OPERATING EXPENSES

    During the years ended December 31, 1995, 1996 and 1997, the Mill was under construction and the Company had no operating revenues. Under Thai GAAP, the Company capitalizes operating expenses incurred prior to beginning commercial operations as deferred charges. Deferred charges will be amortized over a 10-year period commencing when revenues are earned from operations which will result in lower reported earnings in future periods. Deferred charges as reported under Thai GAAP and operating results as calculated under U.S. GAAP for the Company from inception to December 31, 1997, are as follows (in thousands):

                                                                                             BAHT        U.S.$
                                                                                          -----------  ----------
Deferred charges under Thai GAAP........................................................      987,257      22,906
Net (loss) under U.S. GAAP..............................................................   (8,895,427)   (206,390)

LACK OF ENFORCEMENT OF FOREIGN JUDGMENTS

    The Company and the Note Issuers, pursuant to the Indentures will have to submit to jurisdiction under the laws of the State of New York. However, the Company and the Note Issuers have been advised by their Thai legal counsel, White & Case (Thailand) Limited that any judgment or order obtained in a court outside Thailand, including the United States, would not be enforced as such by the courts of Thailand, but such judgment or order in the discretion of the courts of Thailand may be admitted as evidence of an obligation in new proceedings instituted in the courts of Thailand, which would consider the issue on the evidence before it. See "Enforceability of Civil Liabilities."

                                USE OF PROCEEDS

    The Company and the Note Issuers will not receive any cash proceeds from the Exchange Offers. In consideration for issuing the Securities as described in this Prospectus, the Company and the Note Issuers will receive in exchange Old Securities in like principal amount, the terms of which are identical in all material respects to those of the New Securities, except that the New Securities have been registered under the Securities Act and are issued free of any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to consummate the applicable Exchange Offer by certain dates. The Old Securities surrendered in exchange for the New Securities will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Securities will not result in any change in the indebtedness of the Company.

                                 CAPITALIZATION

    The following table shows the capitalization of the Company as at December 31, 1997 and as adjusted to give effect to the Offerings, the Debenture Offering and the Equity Investments and prepayment of U.S.$50 million of existing indebtedness, in Baht and U.S.$ (in thousands).

                                                                                DECEMBER 31, 1997
                                                               ---------------------------------------------------
                                                                 ACTUAL      ACTUAL    AS ADJUSTED  AS ADJUSTED(1)
                                                                  BAHT        U.S.$       BAHT          U.S.$
                                                               -----------  ---------  -----------  --------------
Cash and short-term investments..............................       17,965        417  14,952,326(2)   $  346,922
Non-current portion: Notes DSR Account.......................      --          --         643,914         14,940
                                                               -----------  ---------  -----------  --------------
    Total cash...............................................       17,965        417  15,596,240     $  361,862
                                                               -----------  ---------  -----------  --------------
                                                               -----------  ---------  -----------  --------------
Long-term debt(3)
  Bank Credit Facility(4)....................................   16,639,886    386,076  14,484,886     $  336,076
  Senior Notes...............................................      --          --       9,723,101        225,594
  Senior Subordinated Notes..................................      --          --       7,154,385(5)      165,995(5)
  Debentures.................................................      --          --       1,874,850         43,500
                                                               -----------  ---------  -----------  --------------
    Total long-term debt.....................................   16,639,886    386,076  33,237,222        771,165

Shareholders' equity(6)
  Ordinary Shares, 10 baht par value.........................    5,600,000    129,930   7,186,399        166,738
  Premium on share capital...................................      510,000     11,833     510,000         11,833
  Warrants...................................................      --          --         388,547(5)        9,015(5)
  Retained deficit...........................................   (1,294,542)   (30,036) (1,294,542)       (30,036)
                                                               -----------  ---------  -----------  --------------
    Total shareholders' equity...............................    4,815,458    111,727   6,790,404        157,550
                                                               -----------  ---------  -----------  --------------
Total capitalization.........................................   21,455,344    497,803  40,027,626     $  928,715
                                                               -----------  ---------  -----------  --------------
                                                               -----------  ---------  -----------  --------------

------------------------

(1) The translations of the Baht amounts into U.S.$ are included solely for the convenience of the reader, using the Noon Buying Rate from the Federal Reserve Bank of New York on June 5, 1998 of 43.10 Baht to U.S.$1.00. The convenience translations should not be construed as representations that the Baht amounts could have been, or could in the future be, converted into U.S.$ at this or any other rate of exchange.

(2) Including U.S.$56.5 million held in the Notes DSR Account to fund the first two interest payments on each class of the Notes and the Debentures.

(3) In addition to the Notes, a commitment in respect of up to U.S.$150 million Working Capital Facility will be put in place at the time of closing. This facility will be collateralized by certain accounts receivable. The Company does not expect to draw upon the Working Capital Facility at the time of closing.

(4) For a description of the Company's existing long-term debt, see "Description of Certain Indebtedness" and Note 14 to the Company's Audited Financial Statements appearing elsewhere in this Prospectus.

(5) Gives effect to the Warrants which have been valued at U.S.$9 million.

(6) Concurrently with the Old Offerings, the Company issued 158,639,864 Ordinary Shares representing 22.1% of the issued and outstanding shares of the Company, with a value of 1.59 billion Baht (U.S.$36.9 million), including 74,468,090 shares with a value of 744,680,090 Baht (U.S.$17.3 million) which will be issued to SDI in return for technical and advisory assistance in the form of the SDI License Agreement. The proceeds of the remaining 84,171,774 shares were 841.7 million Baht (U.S.$19.5 million).

                            SELECTED FINANCIAL DATA
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

    The following selected financial data as at December 31, 1994, 1995, 1996, 1997 and for the years ended December 31, 1995, 1996, 1997 have been derived from, and are qualified in their entirety by reference to, the Company's Audited Financial Statements and notes thereto appearing elsewhere in this Prospectus. Such statements have been audited by Peat Marwick Suthee Limited, independent public accountants, as of and for each of the years in such period. The Company's Audited Financial Statements are prepared in conformity with Thai GAAP which differs from U.S. GAAP. The following data should be read in conjunction with the Company's Audited Financial Statements and the Notes thereto, and Management's Discussion and Analysis of Financial Condition which are included elsewhere in this Prospectus.

                                                                              AS AT DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1994       1995       1996       1997      1997(1)
                                                             ---------  ---------  ---------  ---------  ---------
                                                               BAHT       BAHT       BAHT       BAHT       U.S.$
BALANCE SHEET DATA:
  Thai GAAP
    Cash and short term investments........................         10     94,588    501,587     17,965        417
    Total current assets...................................     10,064  2,931,914  1,695,602    896,507     20,801
    Deferred charges.......................................      2,670     60,169    252,202    987,257     22,906
    Property, plant and equipment, net.....................      5,506  2,430,562  9,437,572  24,454,278   567,385
    Total assets...........................................     18,643  5,423,730  11,387,248 26,344,917   611,251
    Current liabilities....................................      8,643    273,730  1,120,328  4,889,573    113,447
    Long-term debt.........................................     --         --      4,156,920  16,639,886   386,076
    Shareholders' equity...................................     10,000  5,150,000  6,110,000  4,815,458    111,728
U.S. GAAP
  Deferred charges.........................................     --         71,975     90,807     57,580      1,336
  Property, plant and equipment............................     --      2,458,269  9,426,805  17,802,722   374,336
  Shareholders' equity.....................................     --      5,183,665  5,937,838  (2,826,513)   (65,580)

                                                                                YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                        1995       1996        1997      1997(1)
                                                                      ---------  ---------  ----------  ---------
                                                                        BAHT       BAHT        BAHT       U.S.$
OPERATING DATA:
  Thai GAAP
    Provision for bad debts.........................................     --         --       1,294,542     30,036
                                                                      ---------  ---------  ----------  ---------
    Net Loss........................................................     --         --      (1,294,542)   (30,036)
    Net loss per share..............................................     --         --           (2.31)     (0.05)
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
U.S. GAAP
  Interest income...................................................    111,883    202,790     145,001      3,364
  Expenses
    Provision for bad debts.........................................     --         --       1,294,542     30,036
    Administrative..................................................     68,630    322,990     879,954     20,417
    Depreciation....................................................      1,277      6,053      12,842        298
    Foreign exchange losses.........................................        143     46,089   6,720,261    155,922
                                                                      ---------  ---------  ----------  ---------
                                                                         70,050    375,132   8,907,599    206,673
                                                                      ---------  ---------  ----------  ---------
  Income (loss) before income taxes.................................     41,833   (172,342) (8,762,598)  (203,309)
  Deferred income tax expense (benefit).............................      5,848     (5,848)     --         --
                                                                      ---------  ---------  ----------  ---------
  Net income (loss).................................................     35,985   (166,494) (8,762,598)  (203,309)
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
  Basic and diluted net income (loss) per share.....................       0.12      (0.31)     (15.65)     (0.33)
                                                                      ---------  ---------  ----------  ---------
                                                                      ---------  ---------  ----------  ---------
CASH FLOW DATA:
  Cash flows used in operating activities...........................   (127,293)  (247,908)   (642,854)   (14,916)
  Cash flows used in investing activities...........................  (4,981,833) (4,420,468) (12,382,690)  (287,301)
  Cash flows provided by financing activities.......................  5,203,704  5,075,375  (12,541,922)   290,996
OTHER FINANCIAL DATA:
  Thai GAAP
    Fixed charges(2)................................................      2,409     86,152   1,085,898     25,195
    Ratio of earnings to fixed charges(3)(4)........................     -- (4)     -- (4)      -- (4)     -- (4)
U.S. GAAP
  Fixed charges(2)..................................................      2,409     93,350   1,093,096     25,362
  Ratio of earnings to fixed charges(3)(4)                                 14.9     -- (5)      -- (5)     -- (5)

------------------------
(1) The translations of the Baht amounts into U.S.$ are included solely for the convenience of the reader, using the Noon Buying Rate from the Federal Reserve Bank of New York on June 5, 1998 of 43.10 Baht to U.S.$1.00. The convenience translations should not be construed as representations that the Baht amounts could have been, or could in the future be, converted into U.S.$ at this or any rate of exchange.
(2) Fixed charges for any period consist of interest incurred (including capitalized interest), one-third of rental payments on operating leases (such amounts being deemed by the Company to represent the interest portion of such payments) and amortization of debt expenses for such period.
(3) For purposes of computing the ratios of earnings to fixed charges for any period, earnings consist of income (loss) before income taxes for such period plus fixed charges deducted in calculating income for such period.
(4)  For 1995, 1996 and 1997, earnings were inadequate to cover fixed charges by
    2.4 million Baht, 86.2 million Baht and 2,380.4 million Baht (U.S.$55.2 million), respectively, under Thai GAAP.
(5) For 1996 and 1997, earnings were inadequate to cover fixed charges by 252.6 million Baht and 9,848.2 million Baht (U.S.$228.5 million), respectively, under U.S. GAAP.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S AUDITED FINANCIAL STATEMENTS AND CERTAIN FINANCIAL PROJECTION INFORMATION THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. SUCH FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH THAI GAAP, WHICH DIFFERS IN CERTAIN RESPECTS FROM U.S. GAAP. SEE "SUMMARY OF CERTAIN DIFFERENCES BETWEEN THAI GAAP AND U.S. GAAP."

OVERVIEW

    The Company was formed in 1994 to develop a thin-slab/flat-rolled steel mini-mill in Thailand to serve the domestic and world steel markets.

    Construction of the Hot Mill began in August 1995. Operational testing of the tunnel furnace and the rolling mill, key components of the Hot Mill, began in October 1997 when the Company rolled its first coils from purchased slabs. Operational testing of the EAF and caster began in December 1997 when the Company produced its first heat of molten steel which was successfully cast into slabs and passed through the rolling mill to produce the first coil made entirely in the Hot Mill. Commercial operations of the Hot Mill began in the first quarter of 1998. Upon completion of the Hot Mill and commencement of commercial operations, the Company began to depreciate Hot Mill property, plant and equipment and amortize related deferred charges.

    The Company has begun to construct the DRI Facility to provide a reliable supply of low-cost raw materials to supplement steel scrap in its melt mix. The Company has begun to construct the Finishing Facilities to produce a wide array of value-added products such as pickled and oiled, cold-rolled and galvanized hot-and cold-rolled products. These value-added products are expected to produce higher profit margins and reduce the Company's exposure to the volatility of commodity grade steel prices. The Company will capitalize interest and pre-operating costs related to the DRI Facility and the Financing Facilities until these facilities commence operations.

    The Company generated its first revenue in the first quarter of 1998. Total production was 20,587 tonnes which is below the Company's expectations. The primary factors causing production delays have been shortages of raw materials caused by a lack of funds for working capital and a general slowdown in construction of the Mill prior to the completion of the Offerings. Also, the ramp-up of production has been slowed due to inadequate commissioning support and slowed delivery of spare parts from key equipment vendors. When the proceeds of the Offerings became available the Company resumed purchasing raw material and construction and equipment vendors were paid amounts due. As a result, the pace of the start-up of the Hot Mill and construction of the DRI and Finishing Facility improved dramatically. Production has been interrupted by liquid steel breakouts caused by unforeseeable problems with refractory materials. The Company and its refractory vendors have procured new refractory material and altered refractory handling practices to prevent these problems from occurring in the future. The Company expects production to reach planned levels during the second half of 1998.

    Steel prices in Thailand specifically and in East and in Southeast Asia in general have declined recent months as a result of the economic turbulence in the region. As a result, the Company may have difficulties in reaching expected levels of revenue in the near term. The Company expects steel prices to recover as the economies of East and Southeast Asia nations stabilize.

GENERAL

    The Company's financial statements and the notes thereto as included in this Prospectus reflect the financial condition of the Company as at December 31, 1994, 1995, 1996 and 1997.

    The majority of the Company's long-term debt and related interest expense is denominated in U.S.$ (see Note 14 to the Audited Financial Statements and "Description of Other Indebtedness"). Pursuant to Thai GAAP, the balance of such debt is translated into Baht at period-end exchange rates. Because the

Company's U.S.$ denominated debt is associated with the construction of the Mill, any unrealized foreign exchange gains or losses incurred prior to start-up of the Mill are capitalized as property, plant and equipment. Subsequent to completion of the Hot Mill unrealized foreign exchange gains and losses incurred on debt allocated to the Hot Mill will be recognized in the Company's income statement. The company will continue to capitalize unrealized foreign exchange gains and losses related to debt which has been allocated to construction of the DRI Facility and Finishing Facilities.

    Although Thailand's economy has been characterized by high growth rates, in 1996 and particularly in 1997 GDP growth slowed significantly in relation to historical levels. In late 1996 and in 1997 Thailand experienced significant economic weakness, resulting primarily from declines in the property and finance industries, a sharp reduction in financial liquidity and a general deterioration in investor confidence. The deteriorating economy in Thailand is likely to result in a significant portion of the Company's potential domestic customers experiencing financial difficulty. Further, the Company expects that the number of bankruptcies in Thailand and East and Southeast Asia generally, including among its potential customers, will increase. The Company believes that the significant devaluation of the Baht and other Asian currencies during the second half of 1997 will reduce domestic and regional demand for its products. Specifically the devaluation of the Korean Won and the Japanese Yen will impact the Company's competitive position. Korea and Japan are the main steel producing nations in the region.

    Changes in exchange rates will affect the Company's results of operations. Substantially all of the Company's export sales are denominated in U.S.$ and its domestic prices, which are denominated in Baht, are generally based on international U.S.$ prices. The Company's operating costs are primarily denominated in Baht and in U.S.$. As noted above, most of the Company's long term debt and interest expense is denominated in U.S.$. Therefore, the Company's financial results may be materially affected by both realized and unrealized foreign exchange gains and losses.

    On July 2, 1997, the Ministry of Finance announced the adoption of a "managed float" basis for determining the Baht exchange rate, resulting in an immediate effective devaluation of the Baht. See "Risk Factors--Exchange Rate Fluctuations". The value of the Baht, as reflected in the Noon Buying Rate, declined from 24.520 Baht per U.S.$1.00 on July 1, 1997 to 46.80 Baht per U.S.$1.00 on December 31, 1997. The Noon Buying Rate was 39.60 Baht per U.S.$1.00 on March 31, 1998. There can be no assurance that the value of the Baht will not decline further, increase or continue to fluctuate widely against other currencies in the future. The Company believes that a devaluation of the Baht, in general, tends to have a beneficial effect on its operating expenses and capital costs. Adverse economic conditions in Thailand incidental to the devaluation of the Baht, however, could reduce overall demand for the Company's products and the Company's customers' ability to pay for them. See "Risk Factors--Political and Economics Factors." The Company from time to time may hedge its currency positions to attempt to avert any adverse consequences of exchange rate exposure at a satisfactory cost.

    On January 6, 1998, the Ministry of Finance issued a regulation to limit the U.S.$ holding period for exports in an effort to curtail currency speculation and increase the U.S.$ supply in the local economy. According to the ministerial regulation, exporters must now bring their earnings into Thailand immediately upon payment, but in no event more than 120 days from the date of export after which, they have seven days to either sell to or deposit their dollars in a foreign currency account with an authorized commercial bank in Thailand. Previously, the Bank of Thailand provided that exporters had 120 days in which to receive payment for their goods and bring the money into the country, after which they had a further 15 days to deposit it.

    The Company has obtained waivers from the Bank of Thailand which allow the Company to (i) maintain a portion of the proceeds of export sales in U.S.$ in bank accounts outside of Thailand; and (ii) maintain U.S.$ in bank accounts in Thailand in an amount not to exceed the Company's foreign currency obligations payable within three months. Failure by the Company to maintain these waivers would force the Company to repatriate a substantial portion of its export revenue to Thailand and eventually convert such revenue in Baht. Such conversion would require the Company to bear exchange rate risks as many of the Company's obligations, including payments on the Notes, are U.S.$ denominated. If the Company is unable to maintain these waivers, any devaluation of the Baht against the U.S.$ could have an adverse effect on the Company's financial condition and results and could materially impair the Company's ability to repay its U.S.$ obligations, including payments on the Notes. See "Risk Factors--Currency Regulation."

    The economic environment in which NSM operates is affected substantially by both BOI promotions granted to NSM and protective measures, such as import tariffs imposed by the Thailand government. See "Business--Competition." These factors influence the Company's results both directly (such as through reductions in tax liabilities) and indirectly (such as by reducing the ability of non-Thai steel producers to compete with the Company for sales in Thailand). Generally, the benefits derived by the Company from these sources can be expected to decline over time. However, the Company believes that, as its operations mature, its reliance on such benefits will also be reduced. See "Risk Factors--Board of Investment Compliance." The BOI granted the Company an exemption from all corporate income taxes on income earned on the production of hot-rolled steel for a period of seven years.

LIQUIDITY AND FINANCIAL CONDITION

    The Company's business is capital intensive and requires substantial expenditures for, among other things, the purchase and maintenance of equipment used in its steelmaking operations and compliance with environmental laws. The Company's liquidity needs arise primarily from capital investments, working capital requirement and principal and interest payments on its indebtedness. Since its inception, the Company has met these liquidity requirement with cash provided by equity and long-term borrowings.

    In 1994, the Company issued 100,000 ordinary shares at par value of 100 Baht per share for total gross proceeds of 10.0 million Baht. Later, the Company changed is par value to 10 Baht per share and correspondingly adjusted the number of ordinary shares to 1,000,000 ordinary shares. In 1995, the Company issued 499,000,000 ordinary shares for gross proceeds of 5.14 billion Baht. In 1995, the Company registered itself as a public company and completed an initial public offering in Thailand of 60,000,000 ordinary shares for gross proceeds of 960 million Baht in 1996.

    In September 1995, the Company obtained a senior credit facility from a consortium of Thai financial institutions secured by all of the fixed the assets of the Company (See Note 14 to the Audited Financial Statements). The facility is composed of a 3.3 billion Baht tranche and a U.S.$308 million tranche which, together with the above mentioned equity offerings, provided sufficient capital to build and start-up the Hot Mill. The Company repaid U.S.$50 million of principle on this facility concurrently with the closing of the Offerings.

    In early 1996, the Thai financial institutions providing the funding for the construction of the Hot Mill indicated that, when needed, they would submit a proposal to fund the construction of the DRI Facility and the Finishing Facilities. During the first half of 1997, the Company realized that these financial institutions might not be in a position to submit such a proposal and began to structure a financing transaction involving U.S. based debt and equity investors.

    Total capital expenditures to construct the Mill is projected to be U.S.$764 million, U.S.$487 million had been paid as of December 31, 1997.

    The Company's estimate of costs to complete the Mill is U.S.$277 million, including approximately U.S.$102 million which was incurred but unpaid as of December 31, 1997. The Company had to obtain additional financing through the Offerings and Equity Investments in order to meet the costs of completing construction and beginning operations of the Mill. Following the Offerings and the completion of the Equity Investments, the Company had U.S.$288 million available to fund completion of the Mill.

    Concurrently with the Offerings, the Company entered into the Working Capital Facility, which is secured by certain accounts receivable. The Working Capital Facility is collateralized separately from the Notes based entirely on funded accounts receivable and has no claim on the Collateral. The Company believes this facility, together with its cash flows from operations, will be sufficient to meet its working capital requirements.

    The Issuers consummated a private placement consisting of the Debentures and the Private Placement Shares. The gross proceeds of the Debentures were U.S.$43.5 million. The gross proceeds of the Private Placement Shares were 644 million Baht (U.S.$14 million). The Debentures have a cash coupon of 12.75%, a yield to maturity of 16.36% and a maturity date of February 1, 2009. The funds from the private placement will be used, together with a portion of the net proceeds of the Offerings, to finance operating expenses and start-up costs associated with the Mill. See "Description of Certain Indebtedness--Subordinated Second Mortgage Debentures."

    The Company has entered into a commitment with Banque Nationale de Paris ("BNP") under which BNP, acting as the Company's agent, will pursue a refinancing through the Export-Import Bank of the United States (the "U.S. Ex-Im Bank") of up to U.S.$158 million of the Company's indebtedness owed to certain Thai financial institutions. Such refinancing is subject to final credit approval of the U.S. Ex-Im Bank, definitive documentation and certain other conditions being met. It is anticipated that this financing would be in the form of term loans granted by BNP and supported by the U.S. Exim Bank, with drawdowns to be made directly to suppliers of goods and services to the Company in the United States. The financing would require unconditional guarantees from the Company's existing Thai lenders.

U.S. GAAP RECONCILIATION

    The Company prepares its financial statements in accordance with Thai GAAP. For information concerning certain differences between Thai GAAP and U.S. GAAP as applied to the Company's financial statements, see Note 22 to the Audited Financial Statements.

EFFECTS OF INFLATION

    The Company does not expect inflation in Thailand, where substantially all of its operations are located, to have material impact on its results of operations.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Old Securities, the Company and the Note Issuers entered the agreements described under "Old Registration Rights" pursuant to which the Company and the Note Issuers agreed to use their best efforts to file with the Commission a registration statement with respect to the exchange of the applicable Old Securities for a series of registered debt securities with terms identical in all material respects to the terms of the applicable Old Securities, except that the New Securities have been registered under the Securities Act and are issued free of any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to consummate the Exchange Offer by certain dates.

    The Company and the Note Issuers are making the Exchange Offers in reliance on the position of the staff of the Commission as set forth in the no-action letter from the Commission's Division of Corporate Finance to Grupo Financiero InverMexico, S.A., dated April 4, 1995 and the Commission's no-action letters referenced therein addressed to other parties in other transactions. However, the Company and the Note Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company and the Note Issuers believe that New Securities issued pursuant to these Exchange Offers in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Old Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company or the Note Issuers without compliance with the registration and prospectus deliver provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such New Securities. Holders of Old Securities accepting the Exchange Offer will represent to the Company and the Note Issuers in the Letter of Transmittal that such conditions have been met. Any holder who participates in the Exchange Offer for the purpose of participating in a distribution of the New Securities may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the Exchange Offers to participate in the distribution of New Securities must be covered by a registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Securities Act.

    Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offers must acknowledge that it acquired the Old Securities as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company and the
Note Issuers have agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

    Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other retransfer of New Securities.

    The Exchange Offers are not being made to, nor will the Company and the Note Issuers accept tenders for exchange from, holders of Old Securities in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

    Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Note Issuers will, unless such Old Securities are withdrawn in accordance with the withdrawal rights specified in "Withdrawal of Tenders" below, accept any and all Old Securities validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The date of acceptance for exchange of the Old Securities, and consummation of the Exchange Offer, is the Exchange Date, which will be the first business day following the Expiration Date (unless extended as described herein). The Company will issue, on or promptly after the Exchange Date up to $249,000,000 aggregate principal amount of New Senior Notes up to 203,500,000 aggregate principal amount of New Senior Subordinate Notes and up to 53,133,016 aggregate principal amount of New Debentures tendered and accepted in connection with the Exchange Offer. The New Notes issued in connection with the Exchange Offer will be delivered on the earliest practicable date following the Exchange Date. Holders may tender some or all of their Old Securities in connection with the Exchange Offer. However, Old Securities may be tendered only in integral multiples of US $1000 (except the Old Debentures, which may be tendered only in integral multiples of US$1).

    The terms of the New Securities are identical in all material respects to the terms of the Old Securities, except that the New Securities have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to consummate the Exchange Offers by certain dates. The New Securities will evidence the same debt as the Old Securities and will be issued under and be entitled to the same benefits under the Indenture as the Old Securities. As of the date of this Prospectus, $249,000,000 aggregate principal amount of the Old Senior Notes is outstanding, $203,500,000 aggregate principal amount of Old Senior Subordinate Notes is outstanding and 153,133,016 aggregate principal amount of Old Debentures is outstanding.

    In connection with the issuance of the Old Securities, the Company arranged for the Old Securities originally purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. Except as described under "Book-Entry, Delivery and Form," the New Securities will be issued in the form of a global note registered in the name of DTC or its nominee and each holder's interest therein will be transferable in book-entry form through DTC. See "Description of Note Depositary Agreement, Delivery and Form."

    Holders of Old Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offers. Old Securities which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the applicable Indenture, but will not be entitled to any registration rights under the applicable registration rights agreement.

    The Company shall be deemed to have accepted validly tendered Old Securities when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Securities from the Company.

    If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Old Securities in connection with the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Securities in connection with the Exchange Offer. The Company and the Note Issuers will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on the date that is 20 business days following the later of the date of effectiveness of the registration statement or the date of the Exchange Offer is otherwise commenced unless extended by the Company and the Note Issuers in their sole
discretion (but in no event to a date later than       , 1998), in which case
the term "Expiration
Date" shall mean the latest date and time to which the Exchange Offer is extended.

    The Company and the Note Issuers reserve the right, in their sole discretion
(i) to delay accepting any Old Securities, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Securities not previously accepted, if any of the conditions set forth below under "Conditions to the Exchange Offer" shall not have been satisfied and shall not have been waived by the Company and the Note Issuers (if permitted to be waived by the Company and the Note Issuers) and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offers are amended in a manner determined by the Company and the Note Issuers to constitute a material change, the Company and the Note Issuers will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Securities, and the Company and the Note Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period. In no event, however, shall the Exchange Date be later than
the first business day following       , 1998.

    If the Company and the Note Issuers determine to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company and the Note Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW SECURITIES

    The New Securities will bear interest at the same rate as the applicable Old Security. Interest on the New Securities shall accrue from the last Interest Payment Date on which interest was paid on the Old Securities surrendered or, in no interest has been paid on the Old Securities, from March 12, 1998. Interest on the New Securities will be payable semiannually on February 1 and August 1 of each year, commencing August 1, 1998.

    Holders of Old Securities whose Old Securities are accepted for exchange will not receive interest on such Old Securities for any period subsequent to the last interest payment date to occur prior to the issue date of the New Securities, and will be deemed to have waived the right to receive any interest payment on the Old Securities accrued from and after such interest payment date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the Exchange Offers, the Company and the
Note Issuers will not be required to accept for exchange, or to exchange, any Old Securities for any New Securities, and may terminate or amend the Exchange Offers before the acceptance of any Old Securities for exchange, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers which, in the Company's or Note Issuer's reasonable good faith judgment, would be expected to impair the ability of the Company and the Note Issuers to proceed with the Exchange Offers, or

        (b) any law, statute, rule or regulation is adopted or enacted, or any existing law, statue, rule or regulation is interpreted by the Commission or its staff, which, in the Company's or the Note Issuers' reasonable good faith judgment, would be expected to impair the ability of the Company and the Note Issuers to proceed with the Exchange Offers.

    If the Company and the Note Issuers determine in their reasonable good faith judgment that any of the foregoing conditions exist, the Company and the Note Issuers may (i) refuse to accept any Old Securities and return all tendered Old Securities to the tendering holder, (ii) extend the Exchange Offers and retain all Old Securities tendered prior to the expiration of the Exchange Offers, subject, however, to the rights of holders who tendered such Old Securities to withdraw their tendered Old Securities which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offers, the Company and the
Note Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company and the Note Issuers will extend the Exchange Offers for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offers would otherwise expire during such five to ten business days. In no event, however, shall the
Exchange Date be a date later than the first business day following       ,
1998.

PROCEDURES FOR TENDERING

    Only a holder of record of Old Securities on       , 1998 may tender such
Old Securities in connection with the Exchange Offers. To tender in connection with the Exchange Offers, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Securities (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

    Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Securities by causing DTC to transfer such Old Securities into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Securities may be effected through book-entry transfer into the Exchange Agent's Account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth under the caption "Exchange Agent," below, prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    The tender by a holder of Old Securities will constitute an agreement between such holder and the Company and the Note Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    The method of delivery of Old Securities and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Securities should be sent to the Company or the
Note Issuers. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

    Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivery of such owner's Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Exchange Act (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Securities listed therein, such Old Securities must be endorsed by such registered holder or accompanied by a properly completed bond power, in such case signed or endorsed in blank by such registered holder as such registered holder's name appears on such Old Securities.

    If the Letter of Transmittal or any Old Securities or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company and the Note Issuers, evidence satisfactory to the Company and the Note Issuers of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Securities will be determined by the Company and the Note Issuers in their sole discretion, which determination will be final and binding. The Company and the Note Issuers reserve the absolute right to reject any and all Old Securities not properly tendered or any Old Securities whose acceptance by the Company and the Note Issuers would, in the opinion of U.S. counsel to the Company and Note Issuers, be unlawful. The Company and the Note Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Securities either before or after the Expiration Date. The Company's and the
Note Issuers' interpretation of the terms and conditions of the Exchange Offers (including the Instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Company and the Note Issuers shall determine. Although the Company and the Note Issuers intend to request the Exchange Agent to notify holders of defects or irregularities with respect to tenders of Old Securities, neither the Company, the Note Issuers, the Exchange Agent nor any other person shall have any duty or incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the Company and the Note Issuers reserve the right, as set forth above under the caption "Conditions to the Exchange Offers," to terminate the Exchange Offers.

    By tendering, each holder represents to the Company and the Note Issuers that, among other things, the New Securities acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Securities and that neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or the Note Issuers. If the holder is a broker-dealer which will receive New Securities for its own account in exchange of Old Securities, it will acknowledge that it acquired such Old Securities as the result of market making activities or other trading activities and it will deliver a prospectus in connection with any resale of such New Securities.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Securities and (i) whose Old Securities are not immediately available, or (ii) who cannot deliver their Old Securities, the Letter of Transmittal or any other required documents to the Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to the Expiration Date, may effect a tender of their Old Securities if:

        (a) The tender is made through an Eligible Institution;

        (b) Prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Securities and the principal amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Securities to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Securities delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof) as well as the certificate(s) representing all tendered Old Securities in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Securities delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Old Securities in connection with the Exchange Offer, a written facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person who deposited the Old Securities to be withdrawn (the "Depositor"), (ii) identify the Old Securities to be withdrawn (including the certificate number or numbers and principal amount of such Old Securities),
(iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Old Securities into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Note Issuers, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Securities will be issued with respect thereto unless Old Securities so withdrawn are validly retendered. Any Old Securities which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

          has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the
Exchange Agent, at its offices at       , New York, New York       . The
Exchange Agent's telephone number is (212)    -    and facsimile number is (212)
   -    .

FEES AND EXPENSES

    The Company and the Note Issuers will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company and the Note Issuers will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Trustee, accounting and certain legal fees.

    Holders who tendered their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Securities tendered, or if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendered holder.

ACCOUNTING TREATMENT

    The New Securities will be recorded at the same carrying value as the Old Securities as reflected in the Company's and the Note Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company or the Note Issuers upon the consummation of the Exchange Offer. Any expenses of the Exchange Offer that are paid by the Company or the Note Issuers will be amortized by the Company or the
Note Issuers, as the case may be, over the term of the New Securities in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE

    Issuance of the New Securities in exchange for the Old Securities pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of such Old Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Securities desiring to tender such Old Securities in exchange for New Securities should allow sufficient time to ensure timely delivery. The Company and the Note Issuers are under no duty to give notification of defects or irregularities with respect to tenders of Old Securities for exchange. Old Securities that are not tendered or that are tendered but not accepted by the Company and the Note Issuers for exchange, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the applicable registration rights agreement will terminate.

    In the event the Exchange Offers is consummated, the Company and the Note Issuers will not be required to register the remaining Old Securities. Remaining Old Securities will continue to be subject to the following restrictions on transfer: (i) the remaining Old Securities may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, and (ii) the remaining Old Securities will bear a legend restricting transfer in the absence of registration or an exemption therefrom. The Company and the Note Issuers do not currently anticipate that they will register the remaining Old Securities under the Securities Act. To the extent that Old Securities are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Old Securities could be adversely affected.

                                    BUSINESS

OVERVIEW

    NSM is the owner, developer and operator of one of the most advanced and lowest cost thin-slab/flat-rolled steel mini-mills in the world. NSM's mini-mill is located in Chonburi, Thailand, and when completed will combine a technologically advanced mini-mill steel production facility with a contiguous direct reduced iron facility and finishing facilities. The mini-mill is managed and operated by Management Co. and an experienced team of international steel executives employed by NSM. Management Co. receives technical and advisory services from SDI, a leading mini-mill operator in the United States, under the SDI Agreement. Concurrently with the Offerings and in connection with the SDI License Agreement which included the grant by SDI and NSM of reciprocal license rights to certain technical and operational know-how, SDI received 74,468,090 Ordinary Shares. NSM also issued the SDI Warrants to SDI to purchase up to 11,421,480 Ordinary Shares, which contain exercise provisions that protect SDI from dilution of its equity interest in the event holders of Warrants exercise such Warrants. In addition to SDI, Enron and McDonald acquired newly issued Ordinary Shares on the Issue Date. Enron and McDonald, among others, also purchased an aggregate of 45 million Ordinary Shares in a privately negotiated transaction in the secondary market for the Company's shares. Enron additionally acquired a significant portion of the 64,417,180 Ordinary Shares privately placed by the Company concurrently with the Debenture Offering. Giving effect to the Transactions and the other purchases described below, the Management Investors in the aggregate hold a 20.56% interest in the Company's issued and outstanding Ordinary Shares.

    Construction and start-up of the Hot Mill, the core of the mini-mill has been completed. The Hot Mill rolled its first coil of steel during operational testing in October 1997 and melted, cast, and hot-rolled its first coil of steel in December 1997. The Company began commercial operations in the first quarter of 1998. The Company's goal is to be the world's most efficient and lowest cost producer of high-quality flat-rolled steel products, including hot-rolled, cold-rolled and galvanized steel, as well as other specialty steel products. The recent devaluation of the Baht has reduced certain of the Company's current capital expenditure obligations and may lower certain of its operating costs.

    Upon completion, NSM's mini-mill will consist of three facilities: (i) the Hot Mill for steel melting, refining, casting and hot-rolling, (ii) the DRI Facility, for the production of DRI, which includes the Co-Gen Facility being developed in conjunction with Enron, and (iii) the Finishing Facilities. The Company believes that the Mill's design utilizes a unique combination of the best commercially proven technologies currently in use in some of the most efficient and highest quality steel manufacturing facilities in the world.

    The Hot Mill has a designed annual production capacity of 1.5 million tonnes. The Hot Mill utilizes advanced technology steel melting and refining, CSP casting and hot-rolling processes and equipment. The Finishing Facilities, which are expected to be operational in the first quarter of 1999, will incorporate a multi-purpose high-capacity production line and several lower capacity production units with a combined rated annual production capacity of
1.5 million tonnes. The DRI Facility, which is expected to be operational during the second quarter of 1999, will have an annual rated production capacity of 500,000 tonnes and will provide the Company with a low-cost substitute for approximately 30% of the scrap in its melt mix. The Company believes that this equipment will allow it to produce thinner gauge, higher value steel in hot-rolled form with consistently better tolerances, uniformity and surface qualities relative to other flat-rolled steel producers. NSM believes that the resulting increased product breadth and cost advantages produced by combining the DRI Facility, Hot Mill and Finishing Facilities together in a continuous process will allow it to become a world class flat-rolled steel producer based on cost, quality and timeliness of delivery.

    The world's flat-rolled steel market is dominated by integrated steel producers using conventional blast furnaces and eight-to-ten-inch slab production methods. The Company believes that thin-slab/flat-rolled steel mini-mills can compete favorably against integrated steel producers in terms of cost, quality and timeliness of delivery, while producing superior financial results. Thailand is one of the largest importers of flat-rolled steel in the world, ranking third in 1996 in terms of net steel imported. Virtually all of the steel products imported into Thailand are produced by high-cost integrated steel producers with lengthy delivery schedules.

    The demand for flat-rolled products in Thailand results, in part, from the development over the past 20 years of several industries including the manufacturing of pipe and tube, containers, furniture, appliances, automotive parts and vehicles. NSM is the only flat-rolled steel producer in Thailand. Accordingly, the Company believes that it is well positioned to capture a significant share of the demand for flat-rolled steel in Thailand by producing a broad range of high-quality products.

    In order to ensure consistent and efficient mill utilization and to mitigate NSM's exposure to the economic difficulties currently being experienced in Thailand, the Company has entered into eight-year off-take agreements with Preussag and Klockner. Preussag and Klockner are two international steel trading and processing companies which sell high-quality, high-grade steel products throughout the world. Under the Off-Take Agreements Preussag and Klockner will be obligated to purchase, in aggregate, 100% of the Company's production in 1998 through 2002, and 25% of the Company's production in the years 2001 through 2005. NSM may, at is option, reduce the percentage of its production sold under the Off-Take Agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000, if the Company believes it could maximize sales revenue through sales to other customers. Under the Indentures, sales by NSM to customers other than Preussag and Klockner, to the extent that the aggregate of such sales results in receivables outstanding in excess of U.S. $10 million, must be supported by letters of credit if the customer does not have an investment grade credit rating. All sales to Preussag and Klockner and substantially all other export sales will be U.S.$ denominated.

    In addition to the Off-Take Agreements, the Company has entered into a commercial assistance agreement with the former chief commercial officer of U.S. Steel to facilitate the Company's introduction to flat-rolled steel customers. Based on international customer inquiries received by the Company to date, the Company believes that it could increase the percentage of its annual production sold under off-take agreements in 2001 through 2005 should economic conditions in the Asia-Pacific region warrant. The Company also believes, that as a low-cost producer of high-quality steel products, it will have the option to sell its products in either domestic or world markets, including the United States.

    NSM has entered into various agreements to ensure its access to and availability of electric power, natural gas, oxygen, coal and iron ore. NSM has entered into arrangements under which PEA and PTT will provide NSM with electric power and natural gas. PEA and PTT are government entities charged with providing electricity and natural gas, respectively, to Thailand's industrial base. NSM will benefit from two new power substations adjacent to the Mill constructed by EGAT and from two sets of new power lines which run to the Mill site, all recently constructed by PEA. NSM also has access to a long-term supply of oxygen and other industrial gases from Bangkok Industrial Gas, which has recently constructed an oxygen plant adjacent to the Mill. Coal and iron ore, two important raw materials needed to produce DRI, are being supplied under long-term contracts by SSM and MMTC.

    When complete, the Company estimates that its total investment in the Mill for property, plant, land, buildings, machinery and equipment will to be approximately U.S.$764 million. The Company's investment in the land, buildings, machinery and equipment of the Mill as of December 31, 1997 was approximately U.S.$588 million, including approximately U.S.$514 million in connection with the construction of the Hot Mill, approximately U.S.$32 million in connection with the DRI Facility and approximately U.S.$42 million in connection with the Finishing Facilities.

    During 1998, while the DRI Facility and Finishing Facilities are expected to be under construction, interest on the Notes will be paid from amounts on deposit in the Notes DSR Account. As of December 31, 1997, after giving pro forma effect to the Transactions, the Company would have had total shareholders' equity of U.S.$158 million and total indebtedness of U.S.$771 million, of which U.S.$336 million would have been secured equally and ratably with the Guaranties (other than the Debenture Guaranty).

PROJECT ADVANTAGES

    NSM believes that it enjoys a number of advantages over other flat-rolled steel producers and that these advantages will facilitate the implementation of its business strategy. Through the use of advanced technology throughout the Mill, the Company believes that its projected cost structure will place it among the lowest cost producers of flat-rolled steel products in the world. Complementing the Company's projected low cost structure is its designed capability to produce a full range of flat-rolled products, including high value-added products that previously could only be produced by higher cost integrated steel producers. The Company believes that this ability to produce high value-added products coupled with its projected low cost structure, will enable it to compete effectively in selling its products, to the domestic and world steel markets. Further complementing the Company's projected cost structure and product capabilities will be its right to obtain certain technical and operational advice and consultation services from SDI, as well as access to the strategic expertise of Enron and McDonald.

BUSINESS STRATEGY

    NSM's business strategy is to use its advanced Hot Mill, DRI Facility and Finishing Facilities technologies to produce superior quality flat-rolled steel in a variety of high value-added forms. The principal elements of the Company's strategy include:

    - ACHIEVE CONVERSION COSTS AMONG THE LOWEST IN THE STEEL INDUSTRY. The Company believes that the design of the Mill represents substantial efficiency improvements over earlier mini-mills using CSP technology. These improvements are expected to substantially reduce the cost and production time of the steel-making process, limit electric arc furnace ("EAF") power-off and downtime, reduce consumption of consumable inputs and ultimately produce higher quality steel. By designing and utilizing equipment that is efficient, consumes fewer raw materials and improves the consistency and reliability of the steelmaking process, the Company believes that its per tonne manufacturing costs will be among the lowest in the steel industry.

    - EMPHASIZE VALUE-ADDED PRODUCTS. NSM believes that it will be able to produce thinner gauge steel in hot-rolled form with consistently better uniformity, tolerances and surface quality relative to other flat-rolled steel producers. The Company also believes that its high-quality, thinner gauge hot-rolled products will compete favorably with certain more expensive cold-rolled (further processed) products, enabling it to achieve higher margins. Thinner gauge, hot-rolled products, and other value-added products, may be less susceptible to the price fluctuations commonly found in the spot market for commodity grade steel. The design of the Finishing Facilities' process lines is expected to result in higher quality products, significant cost savings and yield improvements relative to the processing systems used by most other flat-rolled steel producers. In addition, the Company expects to devote a substantial portion of its hot-rolled capacity to the production of higher margin pickled and oiled, cold-rolled, galvanized, and other value added steel products. The Company believes that the resulting increased product breadth and cost advantages will allow it to compete favorably on a cost and quality basis with any steel producer in the world.

    - SECURE A SOLID BASELOAD OF U.S.$ SALES. In order to ensure consistent and efficient Mill utilization and to balance U.S.$ revenues with U.S.$ debt service and expense requirements, the Company has entered into the Off-Take Agreements. Under the Off-Take Agreements, Preussag and Klockner will be obligated to purchase, in aggregate, 100% of the Company's production in 1998 through 2002, and 25% of the Company's production in the years 2001 through 2005. NSM may, at is option, reduce the percentage of its production sold under the Off-Take Agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000, if the Company believes it could maximize sales revenue through sales to other customers. Under the Indentures, sales by NSM to customers other that Preussag and Klockner, to the extent that the aggregate of such sales results in receivables outstanding in excess of U.S.$10 million, must be supported by letters of credit if the customer does not have an investment grade credit rating. All sales to Preussag, Klockner and substantially all other export sales will be U.S.$ denominated. Based on international customer inquiries, the Company believes that it could substantially increase the percentage of its annual production sold under off-take agreements in 2001 through 2005 should economic conditions in the Asia-Pacific region warrant. The Company believes that as a low-cost producer of high-quality steel products, it will have the option to sell all of its products in either domestic or world markets, including the United States.

    - MAXIMIZE MINI-MILL ADVANTAGES. The Company has adopted a combination of technologies and management techniques which management believes will provide it with the flexibility to deliver custom ordered, just-in-time, high-quality products to customers with minimal lead times. NSM has adopted management and personnel policies designed to take advantage of the opportunities inherent in the technological revolution in the flat-rolled steel industry. The Company expects its energy consumption, man-hours per tonne produced and the environmental impact of the operations to be among the lowest in the industry. The Company intends to use its advanced technologies to develop profitable niche market products.

    - UTILIZE LEADING MINI-MILL OPERATIONAL AND MANAGEMENT TECHNIQUES. The Company has entered into agreements with a number of leading steel mini-mill developers and operators in order to make available to Management Co. or the Company certain technical knowhow and business practices. Under the terms of the SDI Agreement, SDI, a company whose executives and managers pioneered the development of thin-slab/flat-rolled technology and directed the construction and operation of the world's first thin-slab/flat-rolled minimill, will provide management advisory and periodic on-site technical support to Management Co. Hylsa, under the Hylsa Agreement, has provided training to over 140 NSM employees at its Monterey, Mexico plant, and will continue to provide training and on-site technical support. Hylsa is recognized in the world steel making community for producing high-quality, thin-gauge products utilizing CSP technology. From early 1996 through mid-1997, the Company received certain technical assistance and employee training for over 170 NSM employees from Nucor, currently an operator of eight mini-mills in the United States.

    - SECURE RAW MATERIAL SOURCES. The primary raw materials and utilities used to produce DRI and flat-rolled steel products are coal, iron ore, electricity and scrap. To secure access to adequate low-cost supplies of these inputs, NSM has entered into long-term agreements for the supply of coal, iron ore and electricity with SSM, MMTC, and PEA, respectively. For scrap, NSM will have access to both the domestic and global scrap markets. Management believes that due to the recent Baht devaluation and the logistical and regulatory obstacles to exporting scrap from Thailand, NSM's near term domestic scrap costs will be U.S.$20-30 per tonne lower than world market prices.

    - EXPLOIT STRATEGIC LOCATION. The Company is the only flat-rolled steel producer in Thailand, historically one of the world's largest importers of finished and semi-finished flat-rolled steel. In 1996, Thailand ranked sixth in the world in terms of imported steel. The Company believes that demand in Thailand for steel products will remain strong due in part to direct foreign investment by steel consuming entities in Thailand. The Company believes that strong domestic demand combined with import tariffs on certain steel products would allow the Company to achieve higher profit margins on the sale of its products in Thailand relative to sales outside of Thailand.

    - UTILIZE THE EXPERTISE OF SDI, ENRON AND MCDONALD. NSM and Management Co. have contracted to acquire certain strategic and financial expertise that will enhance NSM's ability to compete both financially and operationally in the world steel market. By becoming equity owners of NSM and through their representation on the Company's board of directors, the Company expects that SDI's, Enron's and McDonald's representatives on the board of directors will provide the Company with certain know how, expertise and knowledge.

    - PURSUE EXPANSION OPPORTUNITIES. In order to lower production costs through economies of scale, the Company intends to pursue expansion of the Mill if market conditions warrant such an expansion. To facilitate expansion of DRI production capacity, NSM designed the DRI Facility to accommodate a tripling of capacity. In addition to mitigating NSM's reliance on the global scrap market, an expanded DRI Facility would produce a significant amount of additional electric power at economically attractive rates for use in the Hot Mill. NSM also designed the Hot Mill and Finishing Facilities to facilitate expansion. In aggregate, the cost of increasing the capacity of the DRI Facility by 1.0 million tonnes per year, the Hot Mill by 1.2 million tonnes per year and the Finishing Facilities by 100,000 tonnes per year is estimated by the Company to approximate U.S.$250 million.

INDUSTRY OVERVIEW

    The world steel industry has historically been and continues to be highly cyclical, influenced by many factors, including periods of economic growth and recession, strength and weakness of various currencies, worldwide production capacity, levels of steel imports and tariffs. The industry as a whole has also been affected by factors impacting on specific companies, such as failure to adapt to technological change, plant inefficiency, high inventory and labor costs. Some lower grades of steel continue to be commodities that respond to forces of supply and demand, and prices for these grades have been volatile and have fluctuated in reaction to general and industry specific economic conditions. However, new technologies, planning and manufacturing practices and metallurgical know how now allow steel producers to deliver made-to-order products which are less susceptible to commodity pricing and do not require large finished good inventories. The Mill is designed to take advantage of such new technologies, planning, manufacturing practices and metallurgical know how and, accordingly, the Company believes that it may be less sensitive to business cycles.

INTEGRATED V. MINI-MILL STEEL PRODUCTION

    There are generally two kinds of primary steel producers, "integrated" and "mini-mill." The following diagram illustrates the differences in production methodologies between the typical multi-step integrated mill production process and the typical continuous mini-mill melting-casting-rolling process.

                                 [LOGO]

    Steel manufacturing by an integrated producer involves a series of time consuming and distinct processes, frequently separated by plant geography. This process generally involves the following chronological steps: ironmaking, steelmaking, billet or slab making, reheating, multi-step rolling and flat-rolling. These processes may, in turn, be followed by various finishing processes, including cold-rolling, annealing, and various coating processes, including galvanizing. In integrated producer steelmaking, coal is converted to coke in a coke oven, combined in a blast furnace with iron ore or pellets and limestone to produce pig iron, and then combined with scrap in a "basic oxygen" or other furnace to produce liquid raw steel. Once produced, the liquid raw steel is metallurgically refined in the ladle metallurgy station and then either poured into ingots for later reheating and processing or transported to a caster for casting into a billet or slab, which is then further shaped or rolled into its final form. Typically, whether by design or as a result of downsizing, re-configuration or changes in technology, many integrated producers perform these processes in separate and remote facilities resulting in more costly and less efficient production than mini-mill producers.

    In contrast, a mini-mill employs an EAF to directly melt steel scrap or steel scrap substitutes, including DRI, thus entirely eliminating the blast furnace, coke ovens and reducing other energy- and capital-intensive and environmentally harmful processes. A mini-mill incorporates the melt shop, ladle metallurgical, casting and rolling processes into a unified continuous flow. In typical mini-mills, the melting process begins with the charging of an EAF with scrap, carbon and lime, after which the EAF's roof is closed and electrodes are lowered into the scrap through holes in the top of the EAF. Electricity is then applied to the electrodes and augmented with oxygen to melt the scrap and produce liquid raw steel.

    The liquid raw steel is then checked for chemistry and the necessary metallurgical adjustments are made while the steel is still in the EAF or, if the plant has a separate staging area for that process, the material is transported by ladle to an area commonly known as a ladle metallurgy station. From there, the liquid raw steel is transported by ladle to a turret at the continuous caster, where it is transferred into a reservoir called a tundish. The tundish controls the flow of the liquid steel into a water-cooled copper-lined mold from which it is usually sent through a tunnel furnace directly into the rolling process. Similar to NSM, several other operating mini-mills have provided for further continuous operation by adding finishing facilities directly into the production process.

    Mini-mills are generally characterized by lower costs of production and higher productivity than integrated steelmakers. This is due, in part, to the mini-mill's lower capital costs and operating costs resulting from streamlined production processes and smaller, more efficient layouts which serves to reduce or eliminate costly re-handling and re-heating of partially finished product. Mini-mills are also credited with translating technological advances into competitive advantages by decreasing costs of production and increasing product quality.

    Mini-mills have been producing steel since the early 1960s, when EAFs and continuous casting were initially commercialized and technological developments in the steel industry generated a large surplus of scrap. Historically, due to the mini-mill's initial quality limitations and early power and capacity limitations, the mini-mills focused almost exclusively on lower-quality, lower-priced "long products," including merchant shapes such as rebar, wire, rod, angles and structural. In 1989, an innovative mini-mill operator began producing flat-rolled steel products and commercialized the world's first CSP thin-slab flat-rolled mini-mill. The CSP technology employed was provided by SMS Schloemann-Siemag AG of Germany ("SMS"), the same provider of NSM's, SDI's and Hylsa's technology. By employing a mold design that casts a 50 mm slab, which is only 20% of the thickness of the typical 250 mm slabs cast by most integrated producers, and by using a raw material mix with a cost structure that is lower and more flexible, mini-mill operators have enjoyed significantly lower costs relative to integrated steel producers. Although initially limited to commodity-grade flat-rolled steel products, the CSP technology was subsequently refined so that today mini-mill operators can produce a wide variety of high-quality, flat-rolled steel products. NSM's design further advances the capabilities of the CSP technology such that it believes it will be able to produce a full spectrum of high-quality steel products, including those requiring the most demanding applications and new grades that are not presently commercially available.

    The CSP technology is one of the most significant advances in steel production in the last 40 years. The ability to produce flat-rolled steel from a thinner slab greatly reduces costs, as less reduction is necessary in the rolling mill and there is substantially less reheating required prior to rolling. Most importantly, the development of thin-slab casting technology, with its lower capital investment requirement, allowed for the entry of the mini-mills into the flat-rolled segment of the steel market. The technology has proved to be extremely flexible and cost effective and is continuously being further refined. NSM has incorporated this technology in an all-encompassing metallurgical and product concept which takes full advantage of the inherent synergies with upstream and downstream technology developments, quality enhancements and product opportunities.

NSM V. TRADITIONAL MINI-MILLS

    Unlike most other mini-mills, NSM designed the Mill to fully incorporate the advantages inherent in operating a captive DRI Facility. In addition to mitigating NSM's exposure to the global scrap market, operating the DRI Facility facilitates its ability to produce the broadest range of flat-rolled steel products. The consumption of DRI in its melt mix, combined with its sophisticated ladle metallurgy, will enable NSM to produce ultra clean steel with significantly lower residual levels and better control of all elements than steel produced by mini-mills that are 100% scrap and pig iron dependent. The Hot Mill and Finishing Facilities, which have been designed to produce the highest quality grades of steel, are expected to enable NSM to compete successfully, in terms of quality, with not only other mini-mills but integrated steel producers as well.

    Further differentiating NSM from most other flat-rolled mini-mills is the fact that it has incorporated the ConSteel continuous charging process (the "ConSteel Process") developed by Intersteel Technology, Inc. into its Hot Mill. The ConSteel Process eliminates the time and energy losses incurred by other mini-mills by swinging the roof of the furnace to top charge their meltmix. Under the Company's Hot Mill design, scrap, which has been preheated by off-gases from the EAF, will be continuously fed into the molten raw liquid steel heel in the EAF. The heel is a pool of molten raw liquid steel kept in the bottom of the EAF which is continuously fed into the mold. The heel, is also being fed hot DRI on a continuous basis through a gravity controlled feed system. Thus, NSM will maintain a continuous power-on state and a large heel of high-quality liquid raw steel. The Company believes that this continuous operation will drive its steelmaking costs below those typically incurred by traditional mini-mills. Additionally, NSM's mill has an enhanced vacuum/oxygen/degasser ("VOD") and a short-coupled coiler. These enhancement will facilitate NSM's production of ultra-low carbon and other high-quality steel grades, including thin-gauge, flat-rolled steel products. The initial production results have already demonstrated the quality benefits of the advanced meltshop design, resulting in liquid steel quality with nitrogen, carbon and sulfur levels which are considerably lower than in conventional mini-mill melt shops.

DESCRIPTION OF FLAT-ROLLED STEEL PRODUCTS

    The Company designed the Mill to produce a wide variety of steel products, including hot-rolled, cold-rolled and ultimately coated products. Each of these products is described below.

    HOT-ROLLED PRODUCTS. All coiled flat-rolled steel is initially hot-rolled, a process that consists of passing cast steel either directly, as in the case of NSM, or in reheated slab form through a multi-stand rolling mill to reduce its thickness to less than 13 mm and, in some mills, including Hylsa and NSM, to less than 1 mm. Hot-rolled products are traditionally used in the manufacture of various non-surface critical applications such as automobile suspension arms, frames, wheels and other unexposed parts in auto and truck bodies, agricultural equipment, construction products, machinery, tubing, pipe, tools, lawn care products and guard rails. The addition of the thin-gauge hot-rolling capability to the CSP process has opened many traditional cold-rolled applications to thin-gauge hot-rolled steel producers, including SDI and Hylsa. NSM is designed to capitalize fully on the significant advancement in thin-gauge hot-rolled steel production.

    COLD-ROLLED PRODUCTS. Cold-rolled steel is hot-rolled steel that has been further processed through a pickling/scale removing line and then through a rolling mill without reheating until the desired gauge and other physical properties have been achieved. Cold-rolling reduces gauge and hardens the steel and, when further processed through an annealing furnace and a temper mill, improves uniformity, ductility and formability. Cold-rolling and temper/skin pass rolling also impart various value-added surface finishes and textures. Cold-rolled steel is used in applications that demand a higher quality finish, such as exposed automotive parts and appliance panels. As a result, cold-rolled prices are typically higher than hot-rolled prices.

    COATED PRODUCTS. Coated steel products are cold-rolled or hot-rolled steels that have been coated with a non-ferrous metal and/or organic coating to render them corrosion-resistant and to improve their appearance. Hot-dipped galvanized, electro galvanized and aluminized products are all types of metallic coated steels. Coated items are typically the highest value-added flat-rolled products because they require the greatest degree of processing and tend to have the strictest quality requirements. Coated steel is used in automotive, appliance, furniture, roofing, siding, decking, heating and air-conditioning applications.

    Other flat-rolled products which are not in the immediate business plan of NSM are non-coiled flat plate and ultra-light gauge cold-rolled coil, commonly referred to as tinplate, (i.e., for tinning and subsequent can making). These products, especially tinplate, are potential future opportunities for NSM.

THE WORLD STEEL MARKET

    Steel consumption throughout the world has increased significantly over the past several years from 649 million tonnes in 1990 to an estimated 690 million tonnes in 1997. This growth trend is expected to continue into the next decade with steel consumption projected by the International Iron and Steel Institute to approximate 797 million tonnes in 2005. This represents a 148 million tonne increase over 1990 consumption levels. Driving this growth is the continued industrialization of many areas around the world, including the Asia-Pacific region, with strong consumption patterns in China. In fact, the Asia-Pacific region taken as a whole is projected to consume almost 80 million more tonnes of steel in 1997 than in 1990, with China accounting for 49 million tonnes of this increase.

                        WORLD APPARENT STEEL CONSUMPTION
                                (MILLION TONNES)

                                                                        YEAR ENDED
                                             ----------------------------------------------------------------
COUNTRY                                        1990       1995       1996       1997E      2000E      2005E
-------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
China......................................       53.5       87.4       97.3      102.6      120.0      145.0
Japan......................................       94.0       80.0       80.6       80.5       80.0       80.0
Other Asia.................................       76.4      121.2      125.7      131.5      137.0      165.0
                                             ---------  ---------  ---------  ---------  ---------  ---------

Total Asia.................................      223.9      288.6      303.6      314.6      337.0      390.0

European Union.............................      121.6      125.6      115.7      122.5      124.0      124.0
Other W. Europe............................       13.3       14.5       16.3       17.5       16.0       17.0
Eastern Europe.............................       24.1       17.4       17.1       17.5       18.0       21.0
CIS........................................      116.6       36.3       35.0       35.0       37.0       40.0
NAFTA......................................      103.9      118.5      127.9      124.5      125.0      125.0
South America..............................       16.7       22.9       24.2       26.4       31.0       39.0
Middle East................................        9.8        9.0        9.7       10.2       12.0       15.0
Africa.....................................       13.4       13.8       14.4       14.2       16.0       18.0
Oceania....................................        5.4        6.5        6.5        6.7        7.0        8.0
                                             ---------  ---------  ---------  ---------  ---------  ---------
World Total................................      648.7      653.1      670.4      689.1      723.0      797.0
                                             ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------

E=ESTIMATED

SOURCE: INTERNATIONAL IRON AND STEEL INSTITUTE

    Underlying fundamentals leading to this growth projection include the prospects for fairly low interest and inflation rates for many countries, including the United States, transferability of technology spurring new factory construction in countries increasing their industrial base and the need for continued infrastructure additions and improvements throughout the world.

    The following chart depicts regional and country specific consumption levels of steel products and highlights the differences between countries whose economies are at various stages of development.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                 APPARENT TOTAL STEEL CONSUMPTION PER
                                                                CAPITA
1996 Kg per capita per year.
Vietnam                                                                               22
Indonesia                                                                             37
Philippines                                                                           68
Thailand                                                                             152
Australia                                                                            351
Malaysia                                                                             401
United States                                                                        402
Japan                                                                                643
Taiwan                                                                               854
South Korea                                                                          863
Singapore                                                                           1308
Source: South East Asia Iron and Steel
Institute

    If Thailand's economy recovers, its per capita steel consumption may begin to increase toward the consumption levels of industrialized countries. If steel consumption in Thailand does increase, the Company believes that being the first producer of iron metallics (via the DRI facility) and of flat-rolled steel products (via the Hot Mill) in Thailand will give the Company an economic advantage over its competitors and facilitate the Company's expansion plans due to its early entry into the marketplace and ability to establish customer relations. The Company believes that this advantage could be significant as Thailand's overall raw steel production on a per capita basis is only 4.3% of South Korea's, 4.7% of Japan's, 6.3% of Taiwan's and 9.2% of the United States.

    In virtually every industrialized country, flat-rolled steel products make up the largest steel product group, accounting for well over 50% of the total steel consumed. As a percent of total world steel consumption, flat-rolled steel consumption has been, and is expected to continue, rising as industrialization spreads throughout the world. Given the continuing emphasis on critical applications and higher value added flat-rolled steel products, NSM, with its low cost structure and high-quality product capabilities, is well positioned to capitalize on this increasing demand.

    FLAT-ROLLED CONSUMPTION AS A PERCENT OF TOTAL APPARENT STEEL CONSUMPTION

                                                                                                   1985       1996
                                                                                                 ---------  ---------
Total World....................................................................................      40.7%      45.7%
Developed World(1).............................................................................      51.0%      53.3%
Developing World...............................................................................      32.1%      38.5%

(1) Developed World defined to include the United States, Japan, Western Europe (including EU-15), Canada, Australia and New Zealand.

SOURCE: INTERNATIONAL IRON & STEEL INSTITUTE

    Further demonstrating the increased importance of flat-rolled steel products is the fact that China's flat-rolled consumption as a percent of its total apparent steel consumption increased from 23.5% in 1985 to 29.4% in 1996. Thus, in 1996, China consumed 28.6 million tonnes of flat-rolled steel. By comparison, the United States' percent of flat-rolled steel consumption increased from 59.2% in 1985 to 62.9% in 1996. Flat-rolled steel consumption in the United States in 1996 was 67 million tonnes.

    The Off-Take Agreements and the commercial assistance agreement that NSM has entered into with the former chief commercial officer of USSteel will facilitate its introduction to flat-rolled steel consumers throughout the world. Both Preussag and Klockner, with their worldwide network of sales offices, will have opportunities to sell the higher quality and higher priced flat-rolled steel products produced by NSM.

    The consumption of flat-rolled steel products, whether they are hot-rolled, cold-rolled, coated, plate or tinplate, continues to move towards higher value-added non-commodity grades as industrialization continues throughout the world and new steels and new uses for steel are developed. NSM's emphasis on high-quality products is expected to position it at the forefront of this trend.

    FLAT-ROLLED CONSUMPTION IN THAILAND. Unlike other developing countries, Thailands' percent of flat-rolled steel consumption is extremely high, accounting for over 55% of Thailand's 1996 steel consumption. This level of flat-rolled steel consumption reflects the fact that Thailand is home to a large number of export-oriented, foreign flat-rolled steel consuming companies.

                                                          THAILAND'S FLAT-ROLLED STEEL CONSUMPTION
                                                                    (MILLIONS OF TONNES)
                                                                   YEAR ENDED DECEMBER 31,
                                                      1992       1993       1994       1995       1996
                                                    ---------  ---------  ---------  ---------  ---------
Hot-Rolled(1).....................................       2.28       2.16       2.60       3.74       3.35
Cold-Rolled.......................................       1.10       1.34       1.39       1.03       1.63
Coated(2).........................................       0.49       0.49       0.71       0.71       0.72
                                                          ---        ---        ---        ---        ---
Total.............................................       3.87       3.99       4.70       5.48       5.70
                                                          ---        ---        ---        ---        ---
                                                          ---        ---        ---        ---        ---

------------------------------

(1) Includes plate in coiled form.

(2) Includes all metallic and organic coated products.

SOURCE: SOUTHEAST ASIAN IRON AND STEEL INSTITUTE

    Thailand's large demand for flat-rolled steel made it the third largest net importer of steel in 1996.

                           STEEL IMPORTS DURING 1996

                                                                                             NET IMPORTS
                                                                    TOTAL TONS OF STEEL    (IMPORTS MINUS       WORLD RANK
                                                                    IMPORTED (MILLIONS)       EXPORTS)          NET IMPORTS
                                                                   ---------------------  -----------------  -----------------
United States....................................................             26.4                 21.9                  1
China............................................................             16.5                  9.8                  2
Thailand.........................................................             10.0                  9.1                  3
Middle East......................................................              9.4                  7.3                  4
Taiwan...........................................................             10.6                  6.8                  5
Malaysia.........................................................              6.0                  5.1                  6
Other S.E. Asia..................................................              4.4                  4.0                  7
Philippines......................................................              4.0                  3.9                  8
Singapore........................................................              4.3                  3.4                  9
Indonesia........................................................              3.5                  2.8                 10
South Korea......................................................             11.1                  1.0                 11

SOURCE: INTERNATIONAL IRON & STEEL INSTITUTE

    As the only producer of flat-rolled steel in Thailand, the Company believes that it will displace a portion of the flat-rolled products shipped into Thailand. This belief is based on the fact that the Mill is designed to be a low-cost producer of a full range of flat-rolled products, including high value-added products. The Mill's location close to Thailand's flat-rolled consumers also provides domestic consumers with significant savings in terms of freight and timeliness of delivery.

    Additionally, Thailand's flat-rolled steel consumers tend to consume a disproportionate amount of higher grade steels. This is reflected by the fact that vis-a-vis other countries, the price levels paid for imported steel are significantly higher in Thailand.

    The following table shows average recent price levels paid by Thai customers for imported flat-rolled products. The Company believes that these prices are substantially higher than world spot market commodity prices and also higher than typical world high-grade product prices.

                        RECENT PRICE LEVELS IN THAILAND
                              (PER TONNE IN U.S.$)

                                                             Hot-Rolled               Cold-Rolled                Galvanized
                                                      ------------------------  ------------------------  ------------------------
                                                                    1st Half                  1st Half                  1st Half
Country of Origin                                        1996         1997         1996         1997         1996         1997
----------------------------------------------------     -----     -----------     -----     -----------     -----     -----------
Japan...............................................         620          570          609          623          949          873
Korea, Taiwan EU & United States....................         446          460          559          505          845          783
Russia, CIS, China..................................         332          390          411          401          N/A          572

PRICES ARE CIF BANGKOK--IMPORT TAXES AND ANTI-DUMPING DUTIES (AS LEVIED ON CIS PRODUCTS) ARE INCLUDED.

SOURCE: THAILAND CUSTOMS DEPARTMENT

    Further facilitating the Company's ability to sell its products domestically, is the fact that Thailand's flat-rolled consumption base is fairly diverse, with relatively low dependence on the automotive sector.

                 THAILAND'S 1996 FLAT-ROLLED STEEL CONSUMPTION

                                                                             HOT-ROLLED %       COLD-ROLLED %     COATED %
                                                                           -----------------  -----------------  -----------
INDUSTRY
Pipe & Tube..............................................................         36                 20              N/A
Construction.............................................................         22                 N/A             23
Automotive...............................................................         13                 12               7
Vessels/Containers/Cylinders/Cans........................................          6                 31              29
Machinery & Equipment....................................................          6                 10              N/A
Furniture & Appliances...................................................          3                 16              13
Others...................................................................         14                 11              28
                                                                                  ---                ---             ---
                                                                                  100                100             100
                                                                                  ---                ---             ---
                                                                                  ---                ---             ---

SOURCES: CHULALONGKORN UNIVERSITY, COMPANY MARKET STUDIES

THE COMPANY'S PRODUCTS AND APPLICATIONS

    The Company will use its Hot Mill to produce an array of hot-rolled products in 900 mm to 1600 mm widths and in thickness from 13 mm to 1 mm. These products are suitable for the following applications: mechanical and structural tubing; gas and fluid transmission piping; metal building systems; parts and components for automobiles, trucks, trailers, and recreational vehicles; rail cars; ships; barges; marine and agricultural equipment; farm implements; lawn and garden equipment; industrial machinery and shipping containers. NSM will also sell its hot-rolled products to entities such as steel service centers that will provide further processing. The Company believes that the design and operating innovations made in its Hot Mill will allow its hot-rolled products to have surface and edge quality characteristics exceeding those of the vast majority of other steel mills in the world. As demonstrated by SDI and Hylsa, the CSP technology produces flat-rolled products with unsurpassed metallurgical uniformity and superior dimensional tolerances, resulting in improved manufacturability and yield performance.

    After completion of the Finishing Facilities, NSM will produce a full range of hot-rolled, cold-rolled and coated products. At that time, the Company expects to devote a substantial portion of its hot-rolled steel (down to 1 mm) to the production of higher-value added products, including galvanized, as well as thinner gauge cold-rolled products.

MARKETS FOR THE COMPANY'S PRODUCTS

    Under the Off-Take Agreements, Preussag and Klockner will be obligated to purchase, in aggregate, 100% of the Company's production in 1998 through 2002, and 25% of the Company's production in the years 2001 through 2005. NSM may, at is option, reduce the percentage of its production sold under the Off-Take Agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000, if the Company believes it could maximize sales revenue through sales to other customers. Under the Indentures, sales by NSM to customers other than Preussag and Klockner, to the extent that the aggregate of such sales results in receivables outstanding in excess of U.S.$10 million, must be supported by letters of credit if the customer does not have an investment grade credit rating. All export sales, whether to Preussag, Klockner or other customers will be U.S.$ denominated. Steel is sold based on internationally accepted product specifications. Certain orders are anticipated to contain specific application requirements. Non-compliance with such specifications can result in rejections and claims against the seller. Such claims are usually settled between the producer, the trading company and the end user. Claims may result in financial damage awards against the seller.

    Sales outside Thailand are for Preussag's and Klockner's own accounts, regardless of whether they are purchasing for their own use or for resale. If the Company receives an unsolicited offer to purchase any products from a prospective customer outside of Thailand, the Company must notify Preussag and

Klockner of the terms and Preussag and Klockner will then have a right of first refusal to effect the purchase.

    Preussag and Klockner are large, German-based international steel trading and processing firms. Preussag's origin dates back to Peine/Salzgitter, an integrated flat-rolled steel producer that is now part of Preussag AG. Similarly, Klockner's origin dates back to Klockner Bremen, an integrated flat-rolled steel producer that is now part of the ARBED/Sidmar group. Both firms have extensive sales, distribution and steel processing facilities worldwide. Additionally, they have the in-house metallurgical and product application expertise to serve the high end of the steel market. The Company's anticipated ability to produce unique high-quality steel grades including ferritic hot- and cold-rolled steels have already prompted serious inquiries from many high-quality users in the transmission pipe, structural tubings and high-strength re-rolling and parts making industries in Asia, Europe and North America. The American Petroleum Institute ("API") pipe quality standards are the worldwide accepted specifications for high-quality pipe products. The Company believes that it is the only producer in Southeast Asia with the required steel making and rolling facilities to meet the API's high-quality requirements.

    On a global basis, steel trading volume has increased significantly over the past decade. According to International Iron and Steel Institute statistics, 169 million tonnes of steel were traded in 1985 and 231 million tonnes were traded in 1996. The Company expects the trend of increasing trading activity to continue as industrialization continues throughout the world.

    Steel consumption in Thailand is expected to be reduced in the near term due to the economic slowdown in Thailand. Thus, the Company's projections assume 90% export in 1998 and 50% in 1999. Thailand is undersupplied in terms of steel production and over time, the Company believes that domestic sales will increase.

SALES AND MARKETING

    The Company employs a 12-person direct sales staff, consisting of a manager of sales and marketing, four field sales managers, two customer technical service engineers, a quality assurance engineer, and four inside sales and administration personnel. Similar to SDI, NSM plans on keeping its end user sales and support staff small and efficient, reflecting its emphasis on cost-containment and productivity. The expertise of the Company's employees is being supplemented by a commercial assistance agreement that it has entered into with Mr. Reuben L. Perin, the former chief commercial officer of U.S. Steel. This agreement covers marketing, sales, trade and strategic planning issues. Mr. Perin has been named a director of NSM.

    The Company's sales team will work in close cooperation with the sales, metallurgical and product application professionals at Preussag and Klockner to fully utilize the Company's quality, made-to-order and customer service capabilities.

THE COMPANY'S PRODUCTION EQUIPMENT AND TECHNOLOGY

    The Mill's design and technical capabilities are based on advanced technology in virtually every process step and embody various advancements and improvements. Additionally, NSM has benefited from the technical expertise of its equipment and technology providers including ABB Industry Limited, Mannesmann Demag AG, Intersteel Technology, Inc., Bricmont, Inc., Inductotherm Corporation, SMS, Siemens AG, INCO, INMETCO and Datel Engineering Company, Inc. and General Electric Company. Further technical enhancements were made through the research efforts of Dillingen Steel Works in Germany, the University of Aachen in Germany, Chulalongkorn University in Thailand and the University of Stockholm in Sweden. The Company's existing equipment and technology, as well as the Mill's process design are intended to improve steelmaking speed, efficiency and output, result in minimum energy and power usage, produce flat-rolled steel of better consistency and tolerances and deliver higher surface and edge qualities.

    BACKGROUND OF ALTERNATIVE SCRAP SUBSTITUTE TECHNOLOGIES. DRI is a metallic product produced from iron ore that is used as an alternative or complementary feedstock to scrap in the steelmaking process. Of the approximately 30 million tonnes of DRI produced in 1996, over 90% was produced by methods which utilize lump form iron ore or pellets that are treated in a direct reduction shaft furnace with natural gas to reduce the iron oxide to metallic iron. Although these processes are proven to work commercially, suitable ore grades and iron ore pellets tend to command a premium over iron ore fines. Additionally, natural gas is typically more expensive than using coal as the reductant. Consequently, NSM elected to utilize technology which permits the use of low-cost iron ore fines and medium-quality, medium sulfur coals which are available in abundance throughout the Asia-Pacific region. Long-term supply contracts for iron ore fines and coal are in place.

    THE DRI FACILITY. The DRI Facility consists of the design, construction, and operation of a facility for the manufacture of DRI for use by NSM as a scrap substitute. The Company studied and considered many alternative methods of securing a low-cost captive source of scrap substitute material. The existing commercial processes differ from the DRI Facility's design by the type of raw feedstock they employ and the type of reductant that is used to "reduce" the feedstock to useable iron units. The Company will use the INCO/Inmetco DRI process, which uses low-cost iron ore fines that are ultimately reduced to DRI in a rotary hearth furnace using medium-quality coal as the reductant.

    The selection of the INCO/INMETCO coal-based DRI process, was made commercially feasible for use by NSM through the adoption of the well proven German technology of desulfurization of liquid steel via strong ladle stirring and certain slag practices. To produce DRI, the Company will use low-cost iron ore fines, which will be combined with ground coal, mixed with a bentonite binder and other fluxes, and then pelletized. The resulting "green" pellets will be fed into a rotary hearth furnace, where they will be heated to 1,300 DEG.C for approximately 15 minutes, after which they will be removed by water-cooled screws to refractory-lined containers. The containers will be transported to the Hot Mill and the DRI will be hot-charged directly into the EAF at 900 DEG.C.

    The DRI Facility is under construction and scheduled to commence operation in the second quarter of 1999. A waste heat recovery and the Co-Gen Facility will be constructed alongside the DRI Facility. The Co-Gen Facility will further improve NSM's operating efficiency by lowering the Mill's net energy consumption. NSM and Enron International, Inc., a subsidiary of Enron, have negotiated terms for the LOI contemplating, subject to definitive documentation, that Enron International will provide either lease financing or a BOOT contract for the Co-Gen Facility. U.S.$20 million of the construction costs for the Co-Gen Facility will be funded by Enron. Enron and NSM have agreed to work together to obtain the remaining funds necessary to complete construction of the Co-Gen Facility. Infrastructure and certain process equipment has also been designed into the Co-Gen Facility to support potential expansion to 1.5 million tonnes of annual DRI and an additional 60 MW of power from waste heat recovery. If expanded and when operational, after additional expenditures of approximately U.S.$100 million in the DRI Facility and U.S.$170 million in the Hot Mill, the expanded DRI and steelmaking capacity is projected to reduce the Company's costs of production by approximately U.S.$65 per tonne for hot-rolled coil.

    THE ELECTRIC ARC FURNACE. The Company's EAF is a 180 metric tonne capacity tap weight, 325 tonne gross weight, technologically advanced furnace that has been designed to maintain a hot heel of at least 145 tonnes of raw liquid steel. The EAF, which is being supplied by Mannesmann Demag, is a ConSteel type AC-powered 130 MVA high-reactance continuous charging eccentric bottom tap furnace. It is equipped with a reactor on the primary side of the transformer and all necessary filters and controls to meet international flicker and harmonics standards and to minimize peak load on the grid.

    NSM's EAF design and the ConSteel Process results in continuous melting and significantly reduces the tap-to-tap time (I.E., the length of time between successive melting cycles or "heats"). In a conventional single shell EAF with a 60-minute tap-to-tap time, typically 10 to 15 minutes is taken to tap liquid steel, insert gun refractories into the side wall of the furnace, re-sand and repair the tap hole and recharge the vessel with scrap. By eliminating the requirement to recharge the scrap, and reducing the time needed to perform the other steps through the use of ConSteel Process, NSM gains an approximately 20% increase in productivity by reducing the tap-to-tap time to under 50 minutes.

    Preheating of scrap will also occur in the ConSteel Process. The source of energy for the preheating is the latent heat and energy from post combustion gases exhausted into the containment system from the EAF. No natural gas is used in the ConSteel Process. A downstream waste heat boiler to be added as part of the DRI will further reduce NSM's net energy consumption.

    Additional attractive features of the ConSteel Process are the significant reduction of dust generation and emissions as well as a higher production yield due to continuous "flat bath" melting and stable slag formation.

    LADLE METALLURGY. NSM's ladle design with its extra high freeboard, dolomitic lining and large porous plugs for Argon stirring are unique features of the Hot Mill. NSM's ladle design allows for the production of a full range of steel products while achieving very high levels of steel cleanliness, precision chemistry control and low levels of non-metallic inclusions.

    The Company has two separate ladle furnaces, two VOD's with a common vacuum system, extensive alloy handling and feeding systems and precision wire alloy feeding units. These attributes make the Hot Mill one of the most technologically advanced steelmaking operations in the world. Specific improvements over other steelmaking operations include NSM's ability to maximize the time that the EAF can be used for scrap and DRI melting, while enabling the raw liquid steel to continue through metallurgical testing, stirring, alloying and sulfur, nitrogen, hydrogen, phosphor, oxygen and non-metallic inclusion removal. In addition to these activities, temperature and other refinements to the raw liquid steel continue all the way through to the casting deck. Once at the casting deck, the liquid steel, which is now considered refined, is emptied into the tundish in a continuous process and then directly poured into the casting machine mold via a submerged entry nozzle ("SEN").

    THE THIN-SLAB CASTER. NSM's thin-slab caster was designed and built by SMS and is equipped with a hydraulically oscillating mold and an electromagnetic brake to reduce turbulence in the mold. These features, along with a metallurgical length of eight meters, facilitate NSM's ability to produce high-quality steels at casting speeds up to eight meters per minute. The caster also has liquid core reduction capabilities which enable the caster to cast slabs in a range of thicknesses from 40 mm to 70 mm. This feature, which was first implemented by SDI, is designed to enhance steel quality and facilitate a more diversified product offering by providing for "soft reduction" on segregation sensitive grades and improving thin-gauge hot-rolling capabilities.

    The caster is also equipped with an SEN designed by SDI and SMS. This design permits the walls of the SEN to be thicker, which results in longer SEN life which, in turn enables the Company to run a "string" of 12 heats before the SEN requires replacement. In contrast, most SENs in operation today require replacement after 10 heats. These advantages directly increase productivity. Within the SEN, NSM has also incorporated a new baffle design to modify the fluid flow of refined liquid steel into the mold cavity. These baffles slow and more evenly distribute the refined liquid steel into the mold as compared to previous designs. This results in a quieter top surface, or meniscus, of the refined liquid steel in the mold, producing a more uniform solidification of the shell and effectively eliminating sub-surface inclusions.

    THE HOT-ROLLING MILL. The Company's rolling mill is a state-of-the-art, six-stand rolling mill designed and built by SMS with provisions for a seventh stand. The operating procedures of the rolling mill begin when the Bricmont-supplied tunnel furnace receives a cut-to-length slab from the CSP caster at casting speed. The tunnel furnace equalizes the slab's temperature profile to a differential of plus or minus 10 DEG. C along the slab's length, through its thickness and across its width. The excellent temperature profile of the slab provides optimum conditions for the subsequent rolling process and thus ensures an excellent profile, flatness and metallurgical uniformity of the hot-rolled steel. The rolling mill is equipped with a specially designed high-pressure (up to 400 bar) water descaling system to remove mill scale after the steel emerges from the tunnel furnace just before entering the rolling mill. This system provides an exceptionally clean surface on the steel slab while minimizing the cooling of the 1100 DEG.C slab.

    Once in the rolling mill, the slab thickness is reduced down to the required level while at all times maintaining proper temperature control. The rolling mill is equipped with the latest electronic and hydraulic controls including hydraulic roll-gap setting systems. For control of the strip profile and flatness, all mill stands are equipped with the SMS Continuous-Variable-Crown System, which uses axially shiftable work rolls, in combination with work roll bending. The run out table, with laminar spray cooling, was especially designed for precise cooling of extremely thin-gauge steel. The Company's closely-spaced rolls and advanced guidance system on the run-out table help to prevent the steel from cobbling when rolling lighter gauges. NSM's Number 1 down-coiler is located only 20 meters from the last stand of the rolling mill to allow accurate coiling and temperature control of thin gauge steel. The capability to roll at low temperature (ferritic rolling) and to coil thin-gauge steel at high coiling temperatures gives NSM unique product capabilities and is a principal advantage of NSM's short coupled coiler. The Number 2 down-coiler is located 85 meters from the last stand to provide full controlled laminar cooling of heavier gauge steel. The coiled steel is moved by an automated coil handling system to either the shipping warehouse for conventional cooling before loading onto trucks for shipment or to the accelerated coil cooling system where they are cooled to ambient temperature in three hours for further processing in the Finishing Facilities or for faster delivery to customers.

    Throughout the rolling process, laser optical measuring equipment and multiple x-ray devices measure all dimensions, allowing adjustments to occur continuously and providing feedback information to the Mill's process controls and computers. All positioning and control equipment used to adjust the rolling mill is hydraulically operated and regulated electronically to achieve a high degree of accuracy and repeatability. The entire production process is monitored and controlled by both business and process computers. An additional flatness control system is being installed in the rolling mill which will utilize proven cold mill technology to improve light gauge flatness control for direct shipment from the Hot Mill.

    Production schedules are created based on order input information and transmitted to the Mill's computers by the plant business system. Mathematical models then determine the optimum settings for the tunnel furnace, the hot-rolling mill and the cooling sprays. This information is then directly transmitted to the equipment controlling the rolling operations. As the material is processed, operating and quality data are gathered and stored for analysis of operating performance and for documentation of product parameters. The system then coordinates and monitors the shipping process, and prints all relevant paper work for shipping when the steel leaves the Mill. NSM's off-take partners Preussag and Klockner, will directly tie-in to NSM's operating systems to further ensure maximum operating efficiency and customer service.

    THE FINISHING FACILITIES. The Finishing Facilities, which are being constructed adjacent to the Hot Mill, will consist of: (i) a combination/multipurpose continuous pickling, cold-rolling, cleaning, annealing, hot-dip galvanizing, skin pass/tension leveling and oiling line, supplied by SMS (the "Combination Line"), (ii) a push-pull pickling/trimming/oiling line (the "Push-Pull Line"), (iii) hydrogen batch annealing furnaces, and (iv) a recoil/temper rolling/slitting line, also supplied by SMS (the "Recoil Line").

    The Combination Line will receive hot-rolled steel from the Hot Mill by a dedicated coil conveyor. The line consists of three independent yet integrated sections, the entry section, process section and exit section, each of which is separated by a storage accumulator to provide continuous operation. The entry section equipment includes dual pass lines to permit loading of hot-rolled steel while simultaneously running on the other pass line. The process section consists of equipment to remove scale, reduce thickness, clean, anneal, coat, skin pass, correct flatness, side-trim and apply oil. A by-pass allows for pickling or pickling and cold-rolling without the strip having to pass through the galvanizing process. The pickling section uses three shallow pickling tanks containing hydrochloric acid and a multiple stage rinse tank to remove mill scale. A fume exhaust system is provided to extract fumes from the pickling and rinse tanks and prevent the escape of fumes into the building. After leaving the pickling process, the pickled steel passes into the two-stand four-high cold rolling mill for thickness reduction. Entry and exit thickness gauges, load cells and other related equipment in combination with a high-precision mass flow control model provide automatic gauge control to exact tolerances. After leaving the cold rolling mill, further processing consists of cleaning the cold-rolled steel in a cascade alkaline cleaning and water rinse to remove any residual rolling oils and iron fines before entering the heating and annealing furnace. Next, in the heating and annealing furnace, the cold-rolled steel is heated to 750 DEG.C to recrystallize the cold-rolled grain structure and then cooled to the galvanizing pot temperature in a protective nitrogen/hydrogen atmosphere. In the event that the gauge of the steel does not need to be further reduced and the cold-rolling mill is bypassed, the steel is only heated to the 450 DEG.C temperature of the galvanizing pot. For galvanizing purposes, an immersion roll, stabilizing rolls, and air knives and blowers are provided to automatically control the coating weight of metal on the strip. After passing through a cooling tower, water quench tank, and strip dryer, the galvanized coated steel is skin passed on a four-high mill to improve strip luster and surface smoothness and tension leveled to correct strip flatness suitable for shipping.

    The Push-Pull Line will also receive coils from the Hot Mill by a dedicated coil conveyor. The Push-Pull Line consists of an entry section with a pay-off reel, a flattening machine, crop shear and a taper shear for preparing the head-end of the steel. Pickling is carried out in the process section in a "cascade-type operation" in three stages in which the acid flows counter-current to the strip pass. The pickled steel leaves the pickling tank via a driven squeeze roll set and passes into a four-stage counter-current cascade rinse section and a hot air dryer. Threading is carried out by means of driven squeeze and transport roll sets. The exit section consists of a loop pit, a pinch roll set, a side-trimmer, a three-roll bridle, an oiler and a recoiler.

    Cold-rolled steel not requiring galvanizing will proceed to the batch annealing furnaces to reduce the hardness of the steel that is created in the cold rolling process. The batch annealing furnaces will heat the steel, in order to soften it, in a hydrogen environment that optimizes the efficiency of the heating process and produces a product that is superior compared to conventional annealing furnaces. The batch annealing units heat and then cool the steel in a controlled batch system for optimum cleanliness and uniformity of metallurgical properties. Certain grades of cold-rolled steel will be produced in-line on the Combination Line, by-passing the galvanizing section.

    Product from the annealing furnaces will then be temper-rolled in the Recoil Line. The Recoil Line is a single stand four-high mill designed for relatively light reduction. The line includes a slitting/side-trimming and inspection station as well as an oiling unit. The Recoil Line introduces a small amount of hardness into the product and further improves the flatness and surface quality of the product.

    In a manner similar to the Hot Mill's process computers, the Combination Line, Push-Pull Line, annealing furnaces and Recoil Line will be linked by means of business and process computers. The business systems will be expanded to include order entry of the additional finished products. All scheduling will be accomplished in the business computer systems, with schedules transmitted to the appropriate process related computers. Operating and quality data will also be collected for analysis and quality control purposes, and for reporting product data.

STEEL SCRAP AND SCRAP SUBSTITUTE RESOURCES

SCRAP ANALYSIS

    Scrap is the most significant raw material in the Company's steelmaking process representing approximately 32% of the fully loaded cost per tonne of hot-rolled coil. There are many grades of scrap, but the two main classifications are obsolete scrap and prompt industrial scrap.

    Obsolete scrap is derived from discarded goods including agricultural and construction equipment, automobiles, construction trash, abandoned military equipment, appliances, container drums and miscellaneous pieces of steel. Historically, the collection of obsolete scrap has tended to be a peddler industry, with collection rates increasing dramatically in periods of economic distress. This is especially true in developing countries. Collection rate swings continue based on economic conditions until an efficient collection system develops. Developed countries such as the United States have efficient collection systems in place which tend to operate more steadily throughout economic cycles.

    Obsolete scrap comes in many different forms. None are free of metallic contamination, otherwise known as residual elements. Copper comes from wire mixed into the scrap or from copper deliberately added to some steels for corrosion protection. Other residuals include nickel, chromium and molybdenum contained in various steels for strengthening and toughness purposes, or added as a coating for decorative or corrosion resistant purposes. The elements copper, nickel and tin, and to a great extent, chromium and molybdenum cannot be refined out of steel once they are dissolved into it. The only obsolete scrap that is relatively low in residuals comes from either old structurals and rails that were made from Bessemer and open-hearth steel with high iron content or well sorted and processed shredded scrap from automobiles and other consumer goods. Unfortunately, the amount of this steel recovered each year is extremely limited. This is especially true in a country such as Thailand that is in the early stages of its industrial development. Thus, the value of obsolete scrap in EAF flat-rolled steelmaking is limited. Unlike most flat-rolled steelmakers utilizing EAFs, NSM will be able to consume a certain amount of obsolete scrap in its meltmix due to the fact that the DRI produced in the DRI Facility will be high in iron content and low in contaminants or residuals.

    Prompt industrial scrap is produced as a by-product of various metal working operations. Steel fabricators, machine shops, stamping plants and auto production operations, such as those being built and operated in close proximity to NSM, all generate this type of scrap. Prompt industrial scrap is the most desirable for EAF steelmaking due to the traceability of its origin. Approximately 15% of prompt industrial scrap is in the form of turnings. Unfortunately, most turnings are contaminated with high levels of sulfur oil and are high in alloy content. Thus, turnings do not represent a source of low-residual material. Structural and plate scrap generated from fabrication operations amount to approximately 10% of prompt industrial scrap. Structural and plate prompt industrial scrap is primarily made from obsolete scrap and, as such, does not represent a source of low-residual material. The remaining 75% of prompt industrial scrap is in the form of bundles, clips and bushelings, all of which are low in residuals. NSM plans to consume initially approximately 25% of prompt industrial scrap in its melt mix, with the remaining mix consisting of DRI 20%, pig iron 20% and obsolete scrap 35%. This mix will be adjusted depending on the price of these materials.

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
    The table below provides an overview of the typical and range levels of residuals in various grades of scrap as would be found in a mature industrial economy such as the United States. EAF flat-rolled steel producers requiring approximately 0.22% residual level need to melt a significant portion of bundles, clips and bushelings or supplement their melt mix with DRI, pig iron or other scrap substitutes. The Company expects that its advanced steel refining and reduction of sulphur, nitrogen and non-metallic inclusions, combined with low temperature ferritic rolling, will allow it to tolerate higher residual concentrations.

        TYPICAL AND RANGE OF RESIDUAL LEVELS FOR SCRAP GRADES IN THE USA

                                                                        % (CU, CR, NI, MO, SN)
                                                                        -----------------------
                                                                          TYPICAL      RANGE
                                                                        -----------  ----------
Obsolete Scrap:
  No. 1 Heavy Melting.................................................        0.50    0.35-0.50
  RR Rails/Wheels.....................................................        0.45    0.40-0.70
  Plate and Structural................................................        0.40    0.20-0.50
  Shredded............................................................        0.55    0.45-0.60
  No. 2 Heavy Metal...................................................        0.75    0.45-1.00
  No. 2 Bundles.......................................................        0.70    0.35-1.25

Prompt Industrial:
  No. 1 Dealer Bundles................................................        0.15    0.10-0.27
  No. 1 Factory Bundles...............................................        0.10    0.05-0.15
  Busheling, Clips....................................................        0.10    0.05-0.15
  Cut Structurals.....................................................        0.55    0.40-0.60
  Turnings............................................................        0.75    0.30-1.50

Pig Iron..............................................................          traces

DRI...................................................................          traces

    SOURCE: GORDON H. GEIGER, T.P. MCNULTY AND ASSOCIATES, "SCRAP SUPPLY: IS THERE ENOUGH OF THE RIGHT KIND?", PRESENTED AT THE GORHAM/INTERTECH CONFERENCE ON "IRON AND STEEL SCRAP SUBSTITUTES," ATLANTA, GA, APRIL 27-29, 1994.

    Various studies have shown that the amount of prompt industrial scrap generated equals approximately 12-20% of steel consumption, depending on scrap collection and processing practices. For example, in a year when the consumption of steel equals 10 million tonnes, approximately 1.2 to 2 million tonnes of prompt industrial scrap will be generated. Of this amount, 75% represents low-residual tonnes. Thus, the amount of low-residual scrap available in a country in a year when 10 million tonnes of steel is consumed is 900,000 to 1.5 million tonnes. Thus, in a country such as Thailand where the scrap collection and processing practices are not fully developed it can be estimated that 900,000 tonnes of low-residual scrap will be available for consumption. The Company believes that it will be able to purchase approximately 420,000 tonnes of locally generated low-residual scrap each year during its first years of operation. This amount is expected to increase over time as Thailand's scrap collection and processing system matures and the amount of steel consumed in Thailand increases. Recognizing that Thailand's scrap collection and processing system is still developing and no efficient export mechanism exists, NSM believes that locally generated scrap will be available at a U.S.$20-30 per tonne discount to world market prices.

    To supplement the amount of locally generated low-residual scrap available to it, NSM will purchase scrap on the world market. Many industrialized countries including the United States, Germany and Japan are net exporters of scrap. Scrap is a worldwide surplus commodity and its price and availability are dictated by its supply and demand as well as the price and availibility other traded metallics, including pig iron, DRI, and others.

DRI ANALYSIS

    The most commonly used scrap substitute is DRI, with over 33 million tonnes consumed in 1996. DRI is produced through a direct reduction production process in which oxygen is removed from iron ore in a solid state leaving a metallic iron product. DRI, unlike scrap and some other scrap substitutes, contains no nonferrous residuals such as copper, nickel, tin, chromium or molybdenum. There are two methods of producing DRI, gas-based DRI production and coal-based DRI production. The DRI Facility will utilize the coal-based DRI production method. SDI intends to employ a coal-based DRI production method in its Iron Dynamics, Inc. project.

    Gas-based DRI production, which was first commercialized in the early 1970's, accounted for the vast majority of the world's DRI production in 1996. Gas-based production methods combine pre-treated iron ore that is fed into the top of a shaft furnace with reformed natural gas that is injected into the bottom of the shaft reactor. As the pre-treated iron ore flows down and the reducing gases that are flowing up come in contact with each other the carbon monoxide and hydrogen in the gas reduces the iron ore to form metallic iron.

    NSM designed its DRI Facility to operate under the coal-based method of production to take advantage of the potentially significant operating savings associated with coal-based production and to avoid the capital costs associated with running a pipeline from Burma or the South China Sea, the nearest natural gas supply. The DRI Facility is based on the INCO/INMETCO DRI design. INCO, the world's largest nickel producer headquartered in Toronto, Ontario, through its wholly-owned subsidiary Inmetco has operated a coal-based direct reduction facility for recycling purposes since 1979. Utilization of the INCO/Inmetco design for DRI production was made commercially viable by adding well proven desulfurization slag practices into the steel making process. These additions will provide NSM with the ability to significantly reduce the cost of DRI production through the use of low-cost iron ore and lower cost medium-quality, medium sulfur coals. With gas-based DRI processes, only the highest grades, and most expensive, iron ore and special low sulfur coals can be used. To supplement its DRI production, NSM has entered into a technology and process license with Inmetco that provides NSM with access to operating enhancements.

ENERGY RESOURCES

    NSM has entered into various arrangements to ensure its access to and availability of electric power, natural gas, oxygen, coal and iron ore. NSM has entered into arrangements under which PEA and PTT will provide NSM with electric power and natural gas. Both PEA and PTT are government entities charged with providing electricity and natural gas, respectively, to Thailand's industrial base. The Company will benefit from two new power substations adjacent to the Mill and from two sets of new power lines which run to the Mill site all recently constructed by PEA. The Company has access to a long-term supply of oxygen and other industrial gases from Bangkok Industrial Gas which has recently constructed an oxygen plant adjacent to the Mill. Coal and iron ore, two important raw materials needed to produce DRI, are being supplied by SSM and MMTC under long-term contracts.

COMPETITION

    The Company has various competitors within the global steel industry. Generally, the markets in which the Company participates are highly competitive. The competitive nature of the industry in the future could have an adverse effect on the business, financial condition, results of operations or prospects of the Company. The Company competes primarily on the basis of price, quality, and the ability to meet customers' product specifications and delivery schedules. Many of the Company's competitors are integrated steel producers which are larger in terms of steel making capacity, have substantially greater capital resources and historical operations and, in some cases, have lower raw material costs than the Company. In addition, competition may increase as a result of excess capacity created by other producers using mini-mill technology and traditional steelmakers who are making their operations more efficient. For example, several new mini-mills began production in the United States in 1997. The highly competitive nature of the global steel industry, combined with excess production capacity in some products, may in the future exert downward pressure on prices for certain of the Company's products. The deterioration in the economics of

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Southeast Asia may exert downward pressure on prices for the Company's products if regional competitors choose to lower their prices in order to maintain revenues in the face of decreasing regional demand for steel products. Although the Company believes that it is well-positioned to compete in the markets where it operates, competitors may develop new products or production processes that could provide advantages to such competitors to the detriment of the Company. There can be no assurance that the Company will be able to compete effectively in the future. In addition, in the case of certain product applications, steel competes with other materials, including plastics, aluminum, graphite composites, ceramics, glass, wood and concrete. There can be no assurance that the Company will be able to compete effectively in the future. See "Business--Competition."

    NSM is the only flat-rolled steel producer in Thailand. There are however, two flat-rolled rerolling entities currently in operation in Thailand. Sahaviriya Steel Industry, a Thai-based company, commissioned a re-rolling mill in 1994. The Sahaviriya mill has a designed capacity of 2.4 million tonnes per year, but only rolled 1.2 million tonnes in 1996. LPN Plate Mill, another Thai-based Company, commissioned a reversing plate mill in 1996. The LPN mill has a designed capacity of 600,000 tonnes per year. Siam Strip Mill, a Thai/Japanese joint venture, has announced plans to bring on-line 1.7 million tonnes per year of hot-rolling capacity in 1999.

FACILITIES

    The Mill is situated on a 220-acre site in Chonburi, Thailand, strategically located in Thailand's Eastern Seaboard, the heart of Thailand's industrial development. Modern highways connect the plant to domestic customers and the recently constructed deep seaport of Sriracha Harbor. Two 115,000 volt transmission lines bring electrical power to the Company's own electrical sub-station. Water is supplied from a 576,000 m(3) reservoir located adjacent to the Mill and is supplemented by a 15 m(3)/minute water supply line from the Chonburi Industrial Estate for backup. Water from this reservoir is pumped to a service water piping system that links the reservoir to the various water treatment facilities that support the Mill.

    There are three main buildings that comprise the Hot Mill. These are the melt shop building, the tunnel furnace building and the rolling mill building which includes the shipping area. Within the Hot Mill, the melt shop building contains two 350-tonne cranes and two 40-tonne cranes. The tunnel furnace building contains a 20-tonne crane and the rolling mill building contains two 100-tonne cranes, four 60-tonne cranes and a 20-tonne crane.

    The Finishing Facilities and the DRI Facility will both be located adjacent to the Hot Mill to facilitate efficient steelmaking. Similar to the Hot Mill, the Finishing Facilities will contain several cranes to maximize the Company's ability to implement just-in-time delivery schedules.

    Office buildings on site will include a general administrative corporate headquarters building, consisting of 1,100 square meters, a building for the engineering, management information systems and training personnel, consisting of 1,100 square meters, and an employee services building consisting of 1,310 square meters which includes shower and locker room facilities, as well as the plant cafeteria.

    Other support facilities include emission control and water treatment systems. The primary emission control unit is the meltshop bag house which captures the gasses from the melting operation and cleans them to comply with U.S. type emissions standards. The bag house is capable of cleaning 50,000 m(3)/minute of these gasses. The water treatment system cleans, cools, and recirculates the water used by the plant in various processes at the overall rate of 500 m(3)/minute.

    To reduce the risk of equipment failure, NSM follows comprehensive predictive and preventative maintenance programs, has on-site maintenance and repair facilities, and maintains an inventory of spare parts and machinery. For example, the Company maintains spare caster parts, mechanical parts and electrical controls for its cranes and other tools. The Company believes that it maintains adequate property damage insurance to provide for reconstruction of damaged equipment, as well as business interruption insurance to mitigate losses resulting from any production shutdown caused by an insured loss.

    The Company considers its facilities adequate for its needs.

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    The Company's executive offices are located at Chonburi Industrial Estate
(Bowin), 358 Moo 6, Highway 331, Sriracha, Chonburi 20230 Thailand and its telephone number is (66-38) 345-950, facsimile number is (66-38) 345-375.

ENVIRONMENTAL MATTERS

    The Company's operations are subject to substantial and still evolving Thai environmental laws and regulations concerning, among other things, emissions to the air, discharges to surface and ground water, noise control and the generation, handling, storage, transportation, treatment and disposal of toxic and hazardous substances. NSM believes that its facilities are in material compliance with all provisions of Thailand's environmental laws and does not believe that future compliance with such provisions will have a material adverse effect on its financial condition or results of operations. The Company intends to obtain ISO 14000 environmental certification for its facilities.

EMPLOYEES

    The Company's employees are not represented by labor unions. The Company believes that its relationship with its employees is good.

RESEARCH AND DEVELOPMENT

    The Company has agreements with two universities, the Technical University in Aachen, Germany and Chulalongkorn University in Bangkok for assistance in research and development activities. Through these agreements, NSM employees have access to the equipment and considerable knowledge base at both institutions. It is anticipated that NSM's research will focus on the development of new steelmaking and DRI processes and value added steel products. The Company believes that these agreements will help provide a competitive edge over most other steel producers.

AFFILIATE TRANSACTIONS

    The Company is one of a number of affiliated companies which are involved in various aspects of the steel industry which have directors common to their respective boards of directors. Several of the directors of the companies have direct and/or indirect investments in each of these companies. In addition, some of these companies also have direct and indirect investments in each other. A number of arrangements and transactions have been entered into from time to time between such companies. It has been the intention of the affiliated companies and the respective boards of directors that each of such arrangements or transactions taken as a whole should accommodate the respective interests of the relevant affiliated companies in a manner which is fair to both parties and equitable to the shareholders of each. Under corporate law in Thailand, directors of a company are required to act at all times in the best interests of the shareholders with respect to transactions entered into by the company. In addition, corporate law in Thailand places certain limitations on the ability of a public company to enter into related party transactions.

    Because of the scope of the relationships that exist between the companies, there can be no assurance that such agreements or transactions entered into, if considered separately, have been or will be effected on terms no less favorable to the Company than could have been obtained from non-associated third parties. While any future arrangements are expected to be subject to approval by the Company's Board of Directors and, where appropriate, the approval of shareholders and Management Co. there can be no assurance that the future arrangements between the Company and the other associated companies will not involve conflicts of interest.

CONTINGENCIES AND LEGAL PROCEEDINGS

    In August 1996, the Company entered into an agreement with Nucor whereby Nucor would provide training and data relating to the business processes that the Company would use in its operations in Thailand (the "1996 Agreement"). As compensation for these services, Nucor was to be reimbursed its out-of-pocket expenses and, depending on the Company's financial performance (assisted by Nucor), was to have received cash of between $5 million and up to $15 million, and options to purchase (for the lesser

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of 75% of market or 16 Baht per share) a minimum of 2 1/2% and up to 5% of the
Company's shares outstanding at the date of exercise.

    Nucor delivered a termination notice on October 27, 1997, claiming default in payment. Nucor reiterated its claim in a subsequent letter asserting rights to payment of $12.5 million and to stock options in the maximum amount provided for under the agreement. The Company believes that Nucor's October 27, 1997 notice of termination was invalid.

    Disputes under the 1996 Agreement are to be resolved through arbitration. No arbitral demand has been made by either Nucor or the Company at this time. The Company does not believe it has any further obligation to Nucor for compensation and/or stock options. Should an arbitration be commenced, the Company believes it will prevail and no further compensation would be due Nucor.

    The Company and Koch Mineral Services, Inc., ("Koch") have engaged in certain negotiations concerning Koch's potential equity participation in or management of Sriracha Harbor, its potential equity participation in NSM and certain agreements concerning the supply of raw materials or the provision of transportation services by Koch. Notwithstanding such negotiations, Koch will not acquire shares of NSM in connection with the Transactions. To date, the Company has reached no agreement with Koch regarding any potential equity participation in either NSM or Sriracha Harbor or the supply of raw materials or the provision of transportation services by Koch, but the Company will continue to respond to Koch's requests for information. Koch has informed the Company that it may seek U.S.$500,000 as liquidated damages under a letter regarding Koch's potential equity participation in NSM or Sriracha Harbor. The Company does not believe it is liable for such liquidated damages.

    Currently and from time to time the Company is involved in litigation incidental to the conduct of its business, but it is not a party to any other lawsuit or proceeding that, in the opinion of the Company, is likely to have a material adverse effect on the Company.

TRANSPORTATION

    The Company expects to receive all of its imported raw materials and deliver most of its finished product by ship. The Company intends to make use of Sriracha Harbor for the majority of these shipping transactions. Sriracha Harbor is located approximately 15 miles from the Mill and is owned by Sriracha Harbour Public Company Limited, an affiliate of NSM. NSM intends to enter agreements with the management of the harbor to protect access to the harbor for NSM's shipments.

INSURANCE

    In connection with the design, development, supply, installation, construction, erection, testing, commissioning and maintenance of all Phase II works of Nakornthai Strip Mill's Direct Reduction Iron (DRI) and Finishing Facility (the "Project"), the Company maintains the following insurance in form of cover notes:

    (i) Marine Cargo insurance with respect to all machinery, equipment, accessories, materials and supplies covering the voyage from the Suppliers' premises to the project sites. The total sum insured is USD 135 Million with the maximum liability at USD 30 Million per one conveyance/location. The period of coverage is from 1 May 1998 until completion of all shipments in connection with the Project. (PURSUANT TO MARINE CARGO COVER NOTE NO.8-330456 DATED MAY 25, 1998 ISSUED BY NEW HAMPSHIRE INSURANCE CO., WHICH IS VALID FOR 45 DAYS FROM MAY 1, 1998.)

    (ii) Marine ALOP with respect to the loan interest and all standing charges related to the interest insured under (i) above. The total sum insured is USD 56 Million, with the indemnity period of 18 months.
The period of coverage is from 1 May 1998 until completion of all shipments in connection with the Project. (PURSUANT TO MARINE CARGO COVER NOTE NO.8-330456 DATED MAY 25, 1998 ISSUED BY NEW HAMPSHIRE INSURANCE CO., WHICH IS VALID FOR 45 DAYS FROM MAY 1, 1998.)

   (iii) Construction & Erection All Risks, Third Party Liability and Advance Loss of Profits Insurance covering all risks on physical loss or damage other than those specifically excluded in the Specimen Policy Form dated March 20, 1998. The total sums insured are (a) with respect to Material Damage:

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USD249,400,000; (b) with respect to Third Party Legal Liability: USD5,000,000 in respect of any one occurrence and unlimited aggregate amount; and (c) with respect to Advance Loss of Profits: USD56,000,000 on loan interest and all standing charges with the indemnity period of 18 months. The period of coverage is from 1 May 1998 until the date of Provisional Acceptance or Production of Specification Products following successful testing and commissioning, followed by 12 months of Defects Liability Period. (PURSUANT TO COVER NOTE NO. 003/98 DATED MAY 25, 1998 ISSUED BY NEW HAMPSHIRE INSURANCE CO. AND CIGNA PROPERTY & CASUALTY INSURANCE CO., LTD., WHICH IS VALID FOR 45 DAYS FROM MAY 1, 1998.)

    (iv) Property All Risks Insurance with respect to all risks of physical loss of or damage to the Real and Personal Property of every kind and description of or in the control of Nakornthai Strip Mill Public Co., Ltd. and/or NSM Steel (Delaware), Inc. and/or NSM Steel Company, Ltd. located at 358 Moo 6, Cholburi Industrial Estate (Bo-win) Highway 331, Amphur Spiracha, Cholburi Province. The total limit of indemnity is USD823,553,000, being USD560,595,000 for the property and USD262,958,000 for gross profit (with the indemnity period of 18 months). (PURSUANT TO COVER NOTE NO. 051/98 DATED MAY 26, 1998 ISSUED BY NEW HAMPSHIRE INSURANCE CO. AND CIGNA PROPERTY & CASUALTY INSURANCE CO., LTD., WHICH IS VALID FOR 60 DAYS FOR MAY 1, 1998.)

    (v) General Liability including Products & Completed Operations and Employer's Liability Insurance with respect to the liability of Nakornthai Strip Mill Public Co., Ltd. and/or NSM Steel (Delaware), Inc. and/or NSM Steel Company, Ltd. The total limit of liability is USD5,000,000 per occurrence and unlimited aggregate amount (except USD5,000,000 in the aggregate for Products and/or Completed Operations). (PURSUANT TO COVER NOTE DATED MAY 26, 1998 ISSUED BY NEW HAMPSHIRE INSURANCE CO., WHICH IS VALID FOR 30 DAYS FROM MAY 26, 1998.)

BOARD OF INVESTMENT

    The Company derives substantial economic benefits from the promotional considerations granted to it by the Board of Investment. Such benefits include the permission to bring foreign experts into Thailand and the exemption from certain import duties and taxes. Additionally, the BOI has only granted two licenses for the production of steel products in Thailand. The continued availability of these economic benefits for the Company is conditional upon the on-going satisfaction of certain requirements. Failure to satisfy these requirements may result in the loss of economic benefits. The tax advantages granted by the BOI, as well as certain limitations on foreign ownership, expire seven years following the start of commercial operations for the hot iron plate and DRI, and eight years for the finishing facilities. The Company agreed in the Warrant Agreement that the Company will not issue any Ordinary Shares or other equity interests to any holders if the Company is aware (taking into account its ability to access relevant information) that the effect of such issuance would be, assuming the immediate exercise of all then outstanding Warrants, to cause the Company to exceed the Foreign Ownership Percentage (as defined). See "Risk Factors--BOI Compliance."

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                        DESCRIPTION OF THE NOTE ISSUERS

NSM STEEL (DELAWARE), INC.

    NSM (Del) is incorporated under the laws of the State of Delaware and is a wholly owned subsidiary of NSM Cayman, which is a wholly-owned subsidiary of the Company. NSM (Del) issued Notes, and Debentures pursuant to an Agency Agreement between NSM Cayman and NSM (Del). NSM (Del), on behalf of NSM Cayman: (i) issued the Securities and will make payments thereunder; (ii) transfered the proceeds of such Securities to NSM Cayman; and (iii) will receive payments from such affiliates and make interest and other payments on such Securities. NSM (Del) maintains its head office in Bangkok, Thailand and its registered office in Dover, Delaware. The financial year of NSM (Del) runs from January 1st to December 31st . The authorized share capital of NSM (Del) consists of 10,000 shares of common stock, par value of U.S.$1.00 per share, all of which are issued to NSM Cayman. Its shareholders equity as of the closing of the Transactions was U.S.$10,000. The directors of NSM (Del) are Sawasdi Horrungruang and John W. Schultes.

NSM STEEL COMPANY, LTD.

    NSM Steel Company, Ltd. (NSM Cayman) was incorporated under the laws of the Cayman Islands on October 23, 1997 and is a wholly owned subsidiary of the Company. NSM Cayman maintains its registered office at Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies. The financial year of NSM Cayman runs from January 1st to December 31st . The authorized share capital of NSM Cayman consists of 1,000 shares, par value of U.S.$10.00 per share, all of which are issued to NSM. Its shareholders equity at 1,000 shares was U.S.$10,000.

    The directors of NSM Cayman are Sawasdi Horrungruang, Chamni Janchai and John W. Schultes.

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                      DESCRIPTION OF PROJECT PARTICIPANTS

SDI

    SDI owns and operates a new, thin-slab/flat-rolled steel mini-mill, which commenced operations in January 1996. SDI was founded by executives and managers who pioneered the development of thin-slab/ flat-rolled technology and directed the construction and operation of the world's first CSP thin-slab/flat-rolled mini-mill. Building upon their past experience with thin-slab/flat-rolled steel technology, management founded SDI with the intention of combining a state-of-the-art CSP thin-slab hot mill with a coal-based DRI facility and certain downstream finishing facilities. Employing SMS designed technology similar to that employed by the Hot Mill and utilizing many of the same training programs and compensation incentive systems implemented by NSM, SDI successfully completed start-up and ramp-up of its hot mill. SDI's finishing facilities are currently in the start-up phase and its coal-based DRI facility is under construction with a scheduled start-up date in the third quarter of 1998. SDI has consistently produced high-quality flat-rolled steel products, including low-carbon thin-gauge steel products. Additionally, SDI is among the lowest cost producers of flat-rolled products. In the third quarter of 1997, SDI's seventh quarter of operation, SDI's operating profit (pre-tax income before interest and start-up costs) was U.S.$67 per short ton. SDI has sold a certain amount of its flat-rolled production under long-term off-take contracts to several steel consumers and trading companies, including Preussag.

ENRON

    Enron, an Oregon corporation organized in 1930, is an integrated natural gas, electricity and finance company with headquarters in Houston, Texas. Enron is engaged in a number of businesses throughout the world including the transportation and wholesale marketing of natural gas, the exploration for and production of natural gas and crude oil, the production, purchase, transportation and marketing of natural gas liquids and refined petroleum products, the independent (i.e., non-utility) development, promotion, construction and operation of power plants, natural gas liquids facilities and pipelines, and the non-price regulated purchasing and marketing of electricity. Enron employs approximately 11,700 persons worldwide. Enron's financing and funding activities support independent exploration and production companies and other energy-related businesses seeking equity financing. Enron's finance operations provide a variety of capital products including volumetric production payments, loans and equity investments. Financings arranged and production payments purchased totaled U.S.$755 million in 1996. In addition to capital, Enron also provides marketing and risk management services.

    Enron's international operations and development activities principally involve the development, acquisition, financing, promotion, and operation of natural gas and power projects in emerging markets and the marketing of natural gas liquids and other liquid fuels. Enron has expanded its traditional international asset and infrastructure development business by also offering merchant, finance and risk management products and services to third parties in emerging markets.

SMS

    SMS, a German-based equipment manufacturing and design firm, is 51% owned by MAN Aktiengsellschaft, a Deutsche Mark ("DM") 21 billion revenue company, and 49% owned by Siemag Weiss Stiftung and Co. KG, a company with steel mill equipment manufacturing and design expertise dating back to 1856. SMS is a leader in providing CSP thin-slab/flat-rolled mini-mills to the steel making community. With turnover in excess of DM2.7 billion, SMS has sold and helped commission 11 CSP thin-slab/flat-rolled mini-mills. Included among this group are Hylsa's mini-mill and SDI's mini-mill. SMS commercialized the world's first CSP thin-slab/flat-rolled mini-mill in 1989 when SMS's proprietary technology successfully proved that flat-rolled products could be produced using a mold design that cast a 50 mm slab rather than the 250 mm slab commonly produced. SMS's revolutionary technological breakthrough was the culmination of over four decades of research and paved the way for the modernization of the world's flat-rolled steel making community. Since 1989, SMS has continually developed technological enhancements so that today SMS's CSP thin-slab/flat-rolled mini-mills are capable of producing a full range of high-

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quality flat-rolled products. NSM's Mill is considered by SMS to be among the most advanced CSP thin-slab/flat-rolled mini-mills ever built.

PREUSSAG

    Preussag is the steel trading subsidiary of Preussag AG, a German-based conglomerate with over 66,000 employees worldwide and annual revenue in excess of DM25 billion. According to FORTUNE MAGAZINE, Preussag AG is one of the 200 largest industrial companies in the world. Preussag maintains offices in 17 countries, through which it trades and sells approximately 5 million tonnes of steel each year. Preussag has a large presence in Southeast Asia, where it operates steel trading offices in Hong Kong and Singapore. Other areas of the world of significant steel trading activity for Preussag include the Middle East, Africa and the United States. On a worldwide basis, Preussag had revenue of approximately DM4 billion for the year ended December 31, 1996 with over DM2.8 billion of this amount related to steel trading. The remaining portion was related to steel service center activities in North America, which include the off-take agreement entered into between Preussag and SDI. An important component of Preussag's business strategy is the establishment of off-take arrangements with high-quality, low-cost producers of flat-rolled steel. Building on this strategy, Preussag has entered into an eight-year off-take agreement with NSM.

KLOCKNER

    Klockner is the steel trading operation of Klockner & Co. AG, an international metal and steel company and a wholly owned subsidiary of VIAG Aktiengesellschaft. VIAG Aktiengesellschaft is an international holding company with estimated 1997 annual revenue in excess of DM50 billion. VIAG Aktiengesellschaft is one of the 100 largest industrial companies in the world. Klockner and Co. AG is the largest subsidiary in the VIAG Aktiengesellschaft group of companies with revenue in excess of DM15 billion. Similarly, Klockner is the largest subsidiary of Klockner and Co. AG with revenue in excess of DM2 billion. With branch offices in more than 50 countries, including offices in China, Singapore, Japan, Thailand, India and the United States, Klockner traded, warehoused and processed, in aggregate, over 10 million tonnes of steel during the year ended December 31, 1996. As a recognized leader in steel trading volume, Klockner is consistently ranked as one of the dominant steel trading firms in Europe and Southeast Asia.

MCDONALD

    McDonald is a U.S.-based investment banking firm with extensive experience in the steel industry. Throughout its 75-year history, McDonald has provided corporate finance advisory, underwriting and brokerage services to its clients. McDonald structured and arranged the financing for the development, start-up and operation of SDI's CSP thin-slab hot mill and the subsequent financing for the development and construction of SDI's coal-based DRI facility and finishing facilities. McDonald also co-managed SDI's initial public offering and follow-on public equity offering. McDonald has been serving as a financial advisor to NSM since September 1997.

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                       DESCRIPTION OF MATERIAL AGREEMENTS

MANAGEMENT AGREEMENT

    NSM entered into a 10-year contract (the "Management Agreement") with Management Co. to conduct and manage the business affairs of NSM. Pursuant to the Management Agreement, NSM assigned and delegated to Management Co. the sole and exclusive right and obligation to control, possess and manage all business affairs of NSM. Management Co. has the power to: (i) cause NSM to receive all cash and cash equivalents paid or available to NSM; PROVIDED, HOWEVER, that, subject to any applicable exchange control regulations in Thailand and the terms of the Securities and Indentures, all income received, and all amounts available for purposes of paying costs or debt service payable, in U.S.$ shall be received and held in, and paid from, U.S.$ accounts outside of Thailand; (ii) hire employees and confirm employment of personnel presently employed by NSM reasonably required for the proper conduct of the business of NSM and, in connection therewith, determine the terms of employment for, and the compensation and benefits payable to, each such employee; (iii) terminate employees, with or without cause, subject only to applicable law and the terms and conditions of any applicable employment agreement; (iv) cause NSM to enter into contracts for the purchase of raw materials, including scrap steel and other consumables and for the purchase of freight services for the delivery of such raw materials; (v) where permitted by applicable law, cause NSM to appoint a firm of independent public accountants of international standing nominated by Management Co., which accounting firm shall (a) perform periodic audits of the financial statements of NSM with full and complete access to its books and records, all in accordance with generally accepted accounting principles in effect in Thailand, and (b) from time to time, respond to special or ad hoc requests of Management Co., in the exercise of its sole discretion, for accounting services or reports; (vi) conduct on behalf of NSM all marketing and sales of products and enter into contracts relating thereto; (vii) coordinate all research and development undertaken by NSM and enter into contracts relating thereto; (viii) coordinate all corporate finance activities, financial analyses and investor relations of NSM in accordance with applicable law and enter into contracts relating thereto; (ix) liaise with Thai government officials in cooperation with and with the personal involvement of, NSM's Chairman (x) develop, maintain and monitor income and expense budgets for NSM; (xi) develop, implement and enforce proper controls over cash receipts and disbursements, including limitations on check-signing authority and the timing, duration and amount of monetary and other commitments of NSM for the purchase or sale of goods and services; PROVIDED that the authorization/signature of both NSM's Chairman and Management Co. shall be required on contracts with any governmental entity in Thailand; (xii) control and analyze the availability and pricing of all raw materials, including, scrap and other metal feedstock, for NSM; (xiii) develop and analyze the market for the purchase of products, including the specifications for, and the mix of, and the periodic demand for, such products and enter into contracts relating thereto; and (xiv) take such other action as shall be required from time to time to (a) increase the efficiency of the Mill,
(b) improve the efficiency and profitability of NSM, and (c) maximize NSM's shareholder value.

    NSM and its board of directors reserve the right under the Management Agreement to: (i) approve the construction of any new steel mills proposed to be owned or operated by NSM; (ii) approve the issuance of new equity shares; (iii) incur any indebtedness of NSM for borrowed money other than working capital loans in amounts not exceeding U.S.$10 million (or the Baht equivalent thereof) outstanding on the date of each such borrowing; (iv) approve the execution of any contract by or on behalf of NSM other than contracts within Management Co.'s responsibilities and contracts of less than one year's duration and arising in the normal course of business; (v) perform any acts and things which, under applicable law or the Articles of Association of NSM require the approval of the board of directors and/or the general meeting of shareholders of NSM; and (vi) if, notwithstanding NSM's request that Management Co. do so, Management Co. shall fail or decline to enforce its rights against SDI under the Management and Technical Assistance Agreement and the SDI License Agreement, enforce such rights of NSM under such agreements; PROVIDED, HOWEVER, that if a Change of Control shall occur, then, forthwith, those rights referred to in the preceding clauses (i), (iii) and (iv) shall cease to be reserved to NSM and its Board of

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Directors. In addition, Management Co. has agreed under the Management Agreement to share with the Company the benefits of, and expertise available under, the SDI Agreement, including but not limited to arranging for certain of the Company's personnel to visit and receive technical training at SDI's facilities in the United States and elsewhere and to cause SDI to furnish technical experts to the Company in order to render technical assistance in connection with the manufacture of the Company's products.

    Management Co. will not be entitled to any fees or other compensation under the Management Agreement. However, the Company will be responsible for (1) all fees incurred by Management Co. in connection with the SDI Agreement and (ii) all reasonable and necessary out-of-pocket expenses incurred by Management Co. in the performance of its obligations under the Management Agreement, including, but not limited to, all commercially reasonable costs of directors and officers errors and omissions insurance. The Management Agreement is governed by the laws of the State of New York and requires all disputes or claims to be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

SDI AGREEMENT

    NSM entered into an agreement with SDI under which SDI agreed to provide Management Co. with consultation and technical and advisory services under a 10-year management advisory and technical assistance agreement. Under the terms of the SDI Agreement, SDI granted Management Co. the right to have and use SDI's technical information, manufacturing data, formulae, process management methods and know-how and information concerning SDI's commissioning, start-up, and operation of its thin-slab/ flat rolled steel mini-mill, including its hot mill, coal-based DRI facility (subject to the consent of an exclusive licensee of the DRI process) and finishing facilities. SDI will also (i) advise Management Co. to the best of its ability in relation to the manufacturing of flat-rolled products and DRI, (ii) provide Management Co. with reasonable assistance in relation to the practical application of SDI's technology, (iii) provide Management Co. with advice and counsel regarding SDI's own management techniques, methodologies and culture, including employee relations and incentivization, (iv) assign personnel to render advice and consultation to Management Co., and (v) provide training to NSM, and, subject to Management Co.'s control, supervision, and direction, to NSM's supervisory and managerial personnel and, initially and from time to time, to a reasonable number of operating personnel in connection with the application of SDI's technology and management techniques. Where appropriate, NSM will on a reciprocal basis provide SDI with the services described in (i), (ii), and (v) above.

    To implement the SDI Agreement and comply with various conditions therein, SDI has and will continue to furnish to NSM SDI employees, on a short-term temporary basis, and to train certain NSM employees so that such NSM employees will be better qualified to construct, start-up and operate the Mill and train other NSM employees in such activities.

    With the assistance of SDI, Management Co. will cause NSM to model the NSM operations and operating procedures to approximate SDI's techniques and methodologies and to produce flat-rolled products and DRI of a quality that are similar to SDI's. SDI, will have free access to the Mill for the inspection, testing, and/or review of NSM's operations and quality control.

    SDI and Management Co. have also agreed to share information with respect to improvements made to the production of flat-rolled products and DRI (subject to the consent of an exclusive licensee of the DRI process) and the experiences and findings related thereto.

    Management Co. will direct NSM to pay SDI an annual fee of U.S.$2 million during the term of the SDI Agreement and a one-time incentive fee of U.S.$1.3 million.

SHAREHOLDERS' AGREEMENT

    SDI, Enron, McDonald, Sawasdi Horrungruang and NTS (NTS and Mr. Horrungruang, collectively, the "Thai Parties") and the Company, entered into an agreement (the "Shareholders' Agreement") whereby the Thai Parties and other parties caused NSM to issue new equity on a private placement basis to the Management Investors. As of the Closing Date, new equity represented 14.8% of all issued shares of NSM. Enron and McDonald received their shares pursuant to the Shareholders' Agreement, while SDI received its shares pursuant to the SDI License Agreement and in consideration for the SDI License. The new equity was issued to the Management Investors at a price of 10 Baht per share. Certain Management Investors purchased additional equity in privately negotiated transactions in the secondary market for the Ordinary Shares. This issuance occured concurrently with the Offerings and the execution and delivery by the Thai banks of the Bank Credit Facility amendment (the "CFA Amendment").

    Pursuant to the Shareholders' Agreement, NSM's governing body is a board of 14 directors. The Management Investors have the right to elect four directors, one of whom shall be elected by each Management Investor. In addition, McDonald has the right to elect one additional director of the four, which initially shall be Mr. John W. Schultes. The Thai Parties have the right to elect six directors, one of whom shall be Mr. Sawasdi Horrungruang. One director was nominated by the Thai lenders under the Bank Credit Facility and the parties have mutually agreed to nominate three independent directors as required by law, one of whom is Mr. Reuben Perin. These three independent directors will comprise the audit committee. Additionally, the holders of the Debentures have the right to elect one director. NSM's board of directors is headed by a Chairman nominated by the parties to the Shareholders Agreement and elected by a majority of the board. It was agreed that, initially, the chairman shall be Mr. Sawasdi Horrungruang.

    The Shareholders Agreement provides that, unless otherwise agreed by Management Co., none of the following actions may be taken by NSM except upon the adoption of a resolution authorizing such action by (i) the shareholders (with at least a majority of the shares held by the New Equity Investors voting in the affirmative), when shareholder action is required under applicable law, or (ii) the board of directors (with at least a majority of the directors nominated by the Management Investors voting in the affirmative): (a) any agreement between NSM and any of its shareholders or any relative or affiliate of any of its shareholders, or any person if such person's compensation or other benefits thereunder will directly or indirectly benefit such shareholder or any of its affiliates (other than as an investor in NSM) and any amendment, modification or termination of any agreement theretofore executed and distributed in accordance with this paragraph (a); (b) any equity investment in any other entity, any purchase of assets of any other entity, any reorganization of NSM or any merger or consolidation of NSM with or into another entity; (c) any increase or decrease in the authorized or issued share capital of NSM by more than the Baht equivalent of U.S.$15 million; (d) any amendment or modification of the Articles of Association of NSM; (e) any early termination of any of the Implementing Agreements otherwise than in accordance with the respective terms thereof; (f) any voluntary dissolution, liquidation, or winding-up of NSM; (g) entry into any joint venture, partnership, or other profit-sharing arrangements with any person if the capital invested by NSM in one transaction or a series of related transactions shall be equal to or greater than U.S.$10 million; (h) any acquisition, disposal, assignment, transfer, licensing, or sublicensing of any know-how, trademarks, trade names, trade secrets, or similar intellectual property rights of any person other than in the ordinary course of business; (i) any purchase, sale, assignment, transfer, or disposal of any assets of NSM other than in the ordinary course of business; and
(j) any ordinary course business transaction involving an amount in excess of U.S.$10 million.

    The Shareholders' Agreement restricts the transfer of NSM shares by any of the parties thereto, except with respect to 3,667,750 newly issued shares purchased by McDonald which may be transferred to an investor in the Debentures. The Agreement provides that (i) prior to the first anniversary of the closing date of the Shareholders' Agreement (the "Closing Date"), no party to the Shareholders' Agreement may transfer any shares of NSM (except pursuant to any pledge of such shares in effect on the date the

Shareholders' Agreement is signed) except that the Thai Parties may collectively transfer certain shares; PROVIDED that, after giving effect to the aggregate of all such transfers, the New Equity Investors and the Thai Parties shall, in the aggregate, hold at least 51% of all issued shares in NSM; and PROVIDED FURTHER that if the Thai Parties shall transfer any of the shares to a single person or group of persons acting in concert, (i) such transfer shall be pursuant to a good faith offer on arms length terms and conditions and be subject to the rights of the Management Investors under the Shareholders' Agreement (including the right of first refusal) and (ii) the transferee shall be required to subscribe to the Shareholders' Agreement and become a party thereto. Before transferring any shares of NSM pursuant to the preceeding proviso, the Management Investors, pro rata, shall have the right to purchase such shares at the same price and on the same terms and conditions offered to the person referred to above and such offer shall remain outstanding for a certain number of days. After the first anniversary of the Closing Date, each party to the Shareholders' Agreement may (a) transfer up to 66% of its shares in NSM during the period from the first anniversary through the fourth anniversary of the Closing Date; and (b) transfer up to an additional 9% of its shares in NSM during the period from the fourth anniversary through the date which is six months following the payment in full of the Notes, or such longer period as shall be agreed upon by the parties; and (c) transfer its remaining shares of NSM freely, without regard to any restriction contained in the Shareholders' Agreement, after the date which is six months following the payment in full of the Notes. Notwithstanding the foregoing restrictions, any Management Investor may transfer all or any part of its NSM shares to one or more of its affiliates. If any Management Investor shall sell shares of NSM in excess of the amounts indicated above, or cease to hold at least 33% of its original shares, any agreement to which it is a party may, if so directed by Management Co., will be terminated by NSM. Notwithstanding the foregoing, SDI shall agree to hold at least 25% of its original shares, in addition to the shares it acquires through the exercise of the SDI Warrants, through 2008. In addition, in connection with any transfer of NSM shares by a party to the Shareholders' Agreement, each party (other than the transferring party) will have a right of first offer to purchase its pro rata share of such shares.

    The Shareholders' Agreement has a term of 10 years and is governed by the laws of Thailand. All disputes arising under the Shareholders' Agreement will be settled by arbitration in Paris, France under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

AGENCY AGREEMENT

    NSM Cayman and NSM (Del) have entered into an agency agreement (the "Agency Agreement"). Under the Agency Agreement, NSM (Del) acted as the agent of NSM Cayman in connection with the issuance of the Securities. NSM (Del) agreed to, from time to time, (i) issue the Securities and undertake subsequent borrowings, and make payments thereunder, solely as the agent of NSM Cayman; (ii) to transfer the proceeds of such Securities and subsequent borrowings to NSM Cayman; and (iii) to receive payments from NSM Cayman or such affiliates and apply such payments to pay principal and interest when due under the Securities and subsequent borrowings on behalf of NSM Cayman.

    To compensate NSM (Del) for its services in acting as the agent of NSM Cayman with respect to the issuance of the Notes, NSM Cayman agreed to pay NSM
(Del) a fee equal to U.S.$20,000 per annum for each year in which any of the Securities have been issued by NSM (Del) or in which year any of the Securities remain outstanding.

    Each of NSM Cayman and NSM (Del) agreed not to treat the Securities and subsequent borrowings as obligations of NSM (Del) for United States federal, state and local income tax purposes.

SDI LICENSE AGREEMENT

    NSM and SDI, entered into a 10-year reciprocal license and technology sharing agreement, through which they will have access to and the right to use the other party's flat-rolled and, subject to the consent of an exclusive licensee of the DRI process, DRI production, operation and product technology. The consent of the exclusive licensee has not been obtained and there can be no assurance that such consent will be obtained. In entering into the SDI License Agreement, NSM expects to maximize the development and advancement of certain operating procedures to enhance the development of new high-quality flat-rolled steel products.

    In return for entering into the SDI License Agreement, SDI received 74,468,090 Ordinary Shares and the SDI Warrants which contain exercise provisions that protect SDI from dilution of its equity interest in NSM in the event holders of Warrants exercise such Warrants. SDI will be reimbursed for the exercise price of the SDI Warrants as it exercises the SDI Warrants. SDI will be responsible for all U.S. taxes on any amounts payable or shares issuable under the SDI License Agreement.

OFF-TAKE AGREEMENTS

    NSM has entered into separate, but substantially identical eight year Off-Take Agreements with Klockner and Preussag for the purchase and resale of products from the NSM Mill. Under the Off-Take Agreements, Preussag and Klockner will be obligated to purchase, in aggregate, 100% of NSM's production in 1998 through 2002, and 25% of the Company's production in the years 2001 through 2005. NSM may, at is option, reduce the percentage of its production sold under the Off-Take Agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000, if the Company believes it could maximize sales revenues through sales to other customers. Under the Indentures, sales by NSM to customers other than Preussag and Klockner, to the extent that the aggregate of such sales results in receivables outstanding in excess of U.S.$10 million, must be supported by letters of credit if the customer does not have an investment grade credit rating.

    All sales to Preussag, Klockner and substantially all other export sales will be U.S.$ denominated.

    Under the Off-Take Agreements, NSM must deliver products which are of the quantity, quality and description required; the products must be fit for the purposes for which the goods of the same description would ordinarily be used; and goods will not comply with an individual order if they are not fit for any particular purpose expressly or implied made known to NSM in writing at the time the order was placed. If a product purchased under the Off-Take Agreements fails to meet the requirements of the order, the purchaser shall notify NSM of the defect in writing. The purchaser may require NSM to take the product back and deliver substitute products or require NSM to remedy the lack of conformity by repair, unless this is unreasonable with respect to all circumstances. NSM will reimburse the purchaser's reasonable inspection costs. If NSM fails to deliver substitute products or repair the defective products within a reasonable period of time despite the purchaser's request, the purchaser may remedy the lack of conformity on its own or have it remedied by third parties at NSM's cost. This also applies if NSM's remedies are not satisfactory. Alternatively, the purchaser may reduce the price in the same proportion as the value that the goods actually delivered had at the time of the delivery bears to the value that conforming goods would have had at that time. The purchaser may forsake these remedies and declare the order void in case of non-delivery or late delivery.

EMPLOYMENT AGREEMENT

    Upon the consummation of the Offering, the Company and Mr. John W. Schultes, President and CEO of NSM, entered into an eight-year employment agreement (the "New Employment Agreement"). Under the New Employment Agreement, Mr. Schultes will receive a base salary of U.S.$240,000 per annum with increases of 5% per annum (calculated on a cumulative, compounded basis) during the term of the New Employment Agreement. At the discretion of Management Co., Mr. Schultes will also be eligible for an annual bonus based on the Company's return on equity, profitability, operating efficiency and adherence to capital expenditure budgets and construction timetables. It is also the Company's intention, based on Management Co.'s decision to institute a share option plan within twelve months of the Offerings, to grant Mr. Schultes options to acquire shares in NSM in an amount such that upon the expiration of the term of his employment such options can reasonably be expected to produce a U.S.$2 million gain; PROVIDED, HOWEVER, that the financial results set forth in the Projection are substantially achieved. The New Employment Agreement will contain provisions limiting Mr. Schultes' ability to compete against NSM should he no longer be employed by the Company. Under these provisions, Mr. Schultes will be restricted in his activities with regard to DRI throughout the world and with regard to flat-rolled steel production in the countries that currently make up the ASEAN [Update].

COAL SUPPLY AGREEMENT

    The Company and SSM have entered into a 10 year contract for the supply of Vietnamese anthracite coal. This agreement went into effect on April 1, 1997 and requires the Company to purchase a fixed amount of coal in each of the 10 contract years. By mutual consent, the parties have agreed to delay the start of deliveries under this contract. The Company retains the option to purchase an additional set amount in each contract year. The amounts of coal to be purchased vary over the life of the contract. SSM is penalized if the coal it delivers fails to meet certain quality standards.

    Prices for the coal are set through negotiation between the parties before the beginning of each contract year. Prices are set in U.S.$ and include delivery to Sriracha Harbor. Payment is at sight by means of an irrevocable letter of credit. The Company is separately responsible for demurrage, unloading and delay. Risk of loss passes from SSM to the Company when the goods are loaded onto the ship, while ownership passes from SSM upon full payment of all money due. The agreement is governed by the laws of England and subject to jurisdiction in the first instance by a competent court in Rotterdam, The Netherlands.

IRON ORE FINES SUPPLY AGREEMENT

    The Company has entered into a five-year contract with MMTC for the supply of iron ore fines. The Agreement went into effect on February 6, 1997. Price and tonnage for each contract year is determined through negotiations between the parties at the start of each year. The price is subject to bonuses and penalties depending on the quality of the iron ore fines supplied. Payment is in U.S.$ by a commercial letter of credit. Alternatively, the Company may wire transfer 100% of the sale value in advance.

    Vessels to carry ore under the contract will be chartered by the Company or MMTC depending on competitiveness. The Company assumes risk of loss once the ore is loaded onto the vessel and has responsibility for insurance as of that time. MMTC relinquishes title when it receives reimbursement. The contract is subject to an arbitration clause where the arbitrator is appointed in accordance with the provisions of the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Venue for the arbitration is Singapore.

                                   MANAGEMENT

DIRECTORS

NAME                                                     AGE                       PRIMARY POSITION
----------------------------------------------------  ---------  ----------------------------------------------------
Sawasdi Horrungruang(1).............................         56  Chairman of the Board of Directors of NSM

Keith Busse(2)......................................         52  President and CEO of Steel Dynamics, Inc.

John Schultes(3)....................................         49  President and CEO of NSM
David Stickler(4)...................................         37  Managing Director of McDonald & Company Securities,
                                                                   Inc.
Kevin McConville(5).................................         40  Vice President of Enron Capital and Trade Resources
Reuben Perin(6).....................................         58  Former Executive Vice-President of USSteel
Amornrat Leevarapakul(7)............................         48  Senior Vice President, Corporate Finance Department
                                                                   No. 1, Industrial Finance Corporation of Thailand

Chamni Janchai......................................         42  Vice-Chairman of the Board of Directors of NSM
Sunthorn Chailaemlak................................         56  Senior Deputy Managing Director of NTS Steel Group
                                                                   (Plc.) Co., Ltd.
Chan Bulakul........................................         49  President of MCL Co., Ltd.
Anutin Charnvirakul.................................         32  President of Sino-Thai Engineering & Construction
                                                                   Public Co. Ltd.
Pattama Horrungruang................................         36  Deputy Managing Director of N.T.S. Steel Group
                                                                   (Plc.) Co., Ltd.
Chatchai Somsiri....................................         42  Head of Faculty, Metal Engineering Department,
                                                                   Chulalongkorn University
Raveewan Peyayopanakul(8)...........................         50  Assistant Professor, Faculty of Business and
                                                                   Accounting, Thammasert University
Sandeep Alva........................................         37  President of Hancock Mezzanine Investments

------------------------

(1) Mr. Sawasdi Horrungruang was nominated by the Thai Parties pursuant to the Shareholders' Agreement.

(2) Mr. Busse will be nominated by the Management Investors pursuant to the Shareholders' Agreement.

(3) Mr. Schultes was nominated by the Management Investors pursuant to the Shareholders' Agreement.

(4) Mr. Stickler was nominated by the Management Investors pursuant to the Shareholders' Agreement.

(5) Mr. McConville was nominated by the Management Investors pursuant to the Shareholders' Agreement.

(6) Mr. Perin was nominated as an independent director pursuant to the Shareholders' Agreement.

(7) Mrs. Amonrat was nominated by the lenders under the Bank Credit Facility in accordance with its terms.

(8) Ms. Raveewan was nominated as an independent director pursuant to the Shareholders' Agreement.

(9) Mr. Alva was nominated by the holders of the Debentures.

    SAWASDI HORRUNGRUANG (56)--Mr. Horrungruang has been Chairman of the Board of Directors of NSM since its incorporation. Mr. Horrungruang is also Chairman of the Executive Board of N.T.S. Steel Group (Plc.) Co., Ltd. and Chairman of the Board of Sriracha Harbour (Plc.) Co., Ltd. He also serves as Vice Chairman of the Board of Hemraj Land and Development (Plc.) Co., Ltd., Executive Director of Thai Hong Kong Real Estate Co., Ltd., Executive Director of Ban Chang Group (Plc.) Co., Ltd., Executive Director of Suntech Group (Plc.) Co., Ltd., Executive Director of Bangkok Expressway (Plc.) Co., Ltd., and as Chairman of the Thai Industrial Estate Association. Mr. Horrungruang is a Senator in the National Assembly and Vice-Chairman of Thailand's Committee for Industry.

    KEITH BUSSE (52)--Mr. Busse is President and CEO of Steel Dynamics, Inc. and a Director of Qualitech Steel Corporation.

    JOHN SCHULTES (49)--Mr. Schultes is President and CEO of NSM; a Director of NSM Cayman and a Director of NSM (Del).

    DAVID L. STICKLER (37)--Mr. Stickler is a Managing Director of McDonald & Company Securities, Inc. and a Director of Qualitech Steel Corporation.

    KEVIN MCCONVILLE (40)--Mr. McConville is a Vice President of Enron Capital and Trade Resources Corp. and a Director of Qualitech Steel Corporation.

    REUBEN L. PERIN (58)--Mr. Perin retired in 1997 from his post as Executive Vice President of U.S. Steel after over 30 years of commercial and operations management and as Chairman of the Products Applications Committee of the International Iron & Steel Institute in Brussels, Belgium.

    AMORNRAT LEEVARAPAKUL (48)--Mrs. Leeverapakul is a Senior Vice President of the Corporate Finance Department No. 1 at the Industrial Finance Corporation of Thailand. Mrs. Leevarapakul also serves as a director of N.T.S. Steel Group
(Plc) Co., Ltd., Patra Porcelain Co., Ltd., Jibuhin [Thailand] Co., Ltd. and Prachin Traffic Products Co., Ltd.

    CHAMNI JANCHAI (42)--Mr. Janchai is Chairman of the Executive Board of Sriracha Harbour (Plc.) Co., Ltd., Director and Senior Vice Managing Director of Administration N.T.S. Steel Group (Plc.) Co., Ltd., Executive Director of Management and Finance, Suntech Group (Plc.) Co., Ltd., and Director of Thai Theparos Food (Plc.) Co., Ltd.

    SUNTHORN CHAILAEMLAK (56)--Mr. Chaelaemlak is Executive Director of Nakornthai Steel Work Co., Ltd. Mr. Chailaemlak also serves as Director and Senior Deputy Managing Director of N.T.S. Steel Group (Plc.) Co., Ltd. and as a Director of Sriracha Harbour (Plc.) Co., Ltd. and as a Director of Metal Star Company Limited.

    CHAN BULAKUL (49)--Mr. Bulakul is President of MCL Co., Ltd. and Chairman of MCL Research, Ltd. and MCL Management Services, Ltd.

    ANUTIN CHARNVIRAKUL (32)--Mr. Charnvirakul is President of Sino-Thai Engineering & Construction Public Co. Ltd.

    PATTAMA HORRUNGRUANG (36)--Ms. Horrungruang is a Director and Deputy Managing Director of N.T.S. Steel Group (Plc.) Co., Ltd.

    CHATCHAI SOMSIRI (42)--Mr. Somsiri was a lecturer of the Faculty of Engineering's Metal Engineering Department, Chulalongkorn University from 1979 to 1995 and is currently Head of the Metal Engineering Faculty at Chulalongkorn University.

    RAVEEWAN PEYAYOPANAKUL (50)--Ms. Peyayopanakul is an Assistant Professor at the Faculty of Business and Accounting, Thammasart University. Ms. Peyayopanakul serves as an independent director of N.T.S. Steel Group (Plc.)

    SANDEEP ALVA (37)--Mr. Alva is a President of Hancock Mezzanine Investments and a senior investment officer of John Hancock Mutual Life Insurance Company.

    No family relationship exists between any of the executive officers and directors, with the exception that Mr. Sawasdi Horrungruang is an uncle of Ms. Pattama Horrungruang.

EXECUTIVE MANAGEMENT

    The Company's management team is comprised of highly experienced and internationally recognized professionals many of whom have been involved with NSM since the commencement of the construction phase of the Mill. In addition to the persons listed, 30 expatriate professionals are employed by NSM and work together with a team of carefully selected and highly trained Thai professionals, supervisors and hourly employees in operations, maintenance, marketing and sales, engineering, accounting and human resources activities.

    JOHN W. SCHULTES (49)--President and Chief Executive Officer of NSM. Mr. Schultes has over twenty-five years of experience in the engineering and equipment design fields. Mr. Schultes was with Andritz-Ruthner, an Austrian equipment and technology firm, as Design Engineer from 1975 until 1980 in Vienna, Austria. Mr. Schultes moved to Pittsburgh, PA in 1980 and became Technical Director of Joint Ventures from 1980 until 1981; Manager, Chemical Plants from 1981-1984; and Director of Engineering from 1984 until 1986. In 1986, Mr. Schultes joined U.S. Steel and from 1986 to 1992, Mr. Schultes served as Chief Development Engineer--Sheet, Strip and Tin Products, and as Project Manager of the U.S. Steel Mini-Mill Study Team from 1992 to 1995. Mr. Schultes has been working at NSM since October 1995.

    WIKROM VAJRAGUPTA (44), Executive Vice President. Mr. Vajragupta has 20 years experience in the steel industry including time as metallurgist and operations manager of an EAF bar mill, and as an adviser to Thai Tinplate Manufacturing Co., a Kawasaki Steel affiliate. Mr. Vajragupta also served as Assistant Professor of the Department of Metallurgical Engineering at Chulalongkorn University, Bangkok. He has also been an advisor to the Thai government and a member of the Thailand National Committee for the Southeast Asian Iron and Steel Institute. Mr. Vajragupta has been working at NSM since January 1994.

    WOLFGANG LANDT (58), Manager of DRI, Steelmaking and Casting. Mr. Landt has over 30 years experience in steelmaking, casting, general management and international consulting, including extensive integrated steel making and mini-mill steel making experience. Mr. Landt spent 6 years as General Manager of Thyssen Hattingen, a German integrated steel mill, where he chaired Thyssen's Corporate Continuous Casting Committee which developed the CSP thin-slab mold concept. Mr. Landt has been working at NSM since June 1996.

    ROGER BROWN (58), Manager of Hot Rolling and Finishing. Mr. Brown has 30 years experience as Superintendent of Armco Steel Ashland Work's hot mill, cold mill and finishing operations. He was also the Armco Representative on the Association of Iron & Steel Engineer's Rolling and Finishing Division. For 4 years he was Site Manager for SMS at Essar Steel, India with responsibility for implementation and start-up of a new hot strip mill. Mr. Brown has been working at NSM since October 1996.

    KANOKPONG LAOHAJINDA (44), Manager, Finishing Facilities. Mr. Laohajinda has 14 years experience in engineering, maintenance and operations management at Thai Tinplate Manufacturing Co., a Kawasaki Steel affiliate. Mr. Laohajinda has been working at NSM since April 1995.

    WILLIAM L. HOSICK (60), Manager Commercial. Mr. Hosick has over 30 years experience in the steel industry with Armco Steel, U.S. Steel and UEC, the consultancy group of USX Corporation. His experiences include research and development, purchasing, corporate planning, management, international consulting, and market, product and process assessment for flat-rolled steel producers in developing countries. Mr. Hosick has been working at NSM since September 1996.

    HANS H. HARTMANN (61), Manager Technical Services and Continuous Improvement. Mr. Hartmann has over 30 years of experience with SMS including extensive experience in steel mill equipment design, project management, implementation and start-up activities. Mr. Hartmann holds numerous patents and has extensive knowledge in steel mill equipment design, continuous casting, hot rolling and steel mill controls. Mr. Hartmann has been working at NSM since February 1996.

    GARY HEASLEY (33), Vice President and Chief Financial Officer, Certified Public Accountant. Mr. Heasley has 10 years experience in the accounting, finance and management sectors, including experience at Ernst & Young LLP and McDonald & Company Securities, Inc. Mr. Heasley became an employee of NSM subsequent to the Offerings.

    SERGE DELISLE (38), Manager of Computer Systems and Accounting. Mr. Delisle has 15 years experience with CGI, a Canadian management consulting firm. As Vice President of SPC, the U.S. subsidiary of CGI, Mr. Delisle had responsibility for development, sales and implementation of the most widely used integrated business system used by flat-rolled mini-mills, including Hylsa and SDI. Mr. Delisle has been working at NSM since April 1996.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The amount of compensation paid by NSM to its directors and executive officers for the fiscal year ended December 31, 1997 and 1996 was 23,965,957 Baht and 18,705,600 Baht, respectively.

Compensation paid for the fiscal year ended December 31, 1997, was as follows (figures in Baht)

                                                                                              ANNUAL COMPENSATION
                                                                             ------------------------------------------------------
                                                                                                                    OTHER ANNUAL
NAME AND PRINCIPAL POSITION                                                    YEAR        SALARY       BONUS       COMPENSATION
---------------------------------------------------------------------------  ---------  ------------  ---------  ------------------
Mr. Sawasdi Horrungruang...................................................       1997     3,000,000     --            1,317,980(1)
  -Chairman
Mr. Chamni Janchai.........................................................       1997     3,600,000     --            1,506,020(2)
  -Vice Chairman
Mr. Wikrom Vajragupta......................................................       1997     3,240,000     --               20,000(3)
  -Executive Vice President
Mr. John W. Schultes.......................................................       1997     6,000,000     --            3,133,555(4)
  -President and CEO
Mr. William L. Hosick......................................................       1997     5,445,911     --            3,843,961(5)
  -Commercial Manager
Mr. Serge Delisle..........................................................       1997     6,664,506     --            2,052,364(6)
  -Manager of Computer Systems and Accounting

--------------------------

Note

(1) Tax gross up by NSM of 1,297,980 Baht and Board meeting remuneration of 20,000 Baht.

(2) Tax gross up by NSM of 1,486,020 Baht and Board meeting remuneration of 20,000 Baht.

(3) Board meeting remuneration of 20,000 Baht.

(4) Amount paid for housing of 1,218,826 Baht, tuition fee for children of 650,100 Baht, air fare of 355,060 Baht, insurance premium of 156,658 Baht, relocation expenses of 153,739 Baht and tax gross up for housing by NSM of 599,171 Baht.

(5) Amount paid for housing of 922,986 Baht, air fare of 314,389 Baht, tax gross up for housing by NSM of 467,158 Baht, insurance premium of 139,427 Baht and reimbursement for the loss of his USX pension of 2,000,000 Baht.

(6) Amount paid for housing of 944,020 Baht, tuition fee for children of 374,000 Baht, air fare of 130,181 Baht, insurance premium of 124,007 Baht and tax gross up for housing by NSM of 480,155 Baht.

REMUNERATION OF DIRECTORS

    Unless renounced by any directors, directors of NSM receive remuneration of 20,000 Baht for each meeting of the board of directors of NSM that they attend.

EMPLOYMENT AGREEMENTS

    The employment agreements of Wikrom Vajragupta and Kanokpong Laohajinda were initially in the forms of letters of appointment. Under these letters of appointment each of them went through a 120-day probation period. Upon satisfactory completion of such probation, NSM issued letters of confirmation of employment.

    Mr. Vajragupta and Laohajirda may not: (i) engage in acts which may deter NSM's progress or adversely affect NSM's business or reputation; (ii) work or hold any position in any organization of suppliers, customers or competitors of NSM nor accept any compensation therefrom; (iii) disclose any confidential information, methods, processes or techniques related to the business of NSM or any of its affiliates; or (iv) retain any copies or reproductions of documents relating to the affairs of NSM or its affiliates, or any property of NSM, upon their termination.

    Under the New Employment Agreement, Mr. Schultes will receive a base salary of U.S.$240,000 per annum with increases of 5% per annum (calculated on a cumulative, compounded basis) during the 8-year term of the New Employment Agreement. At the discretion of Management Co., Mr. Schultes will also be eligible for an annual bonus based on the Company's return on equity, profitability, operating efficiency and adherence to capital expenditure budgets and construction timetables. It is also the Company's intention, based on Management Co.'s decision to institute a share option plan within twelve months of the Offerings, to grant Mr. Schultes options to acquire shares in NSM in amount such that upon the expiration of the term of his employment such options can reasonably be expected to produce a U.S.$2 million gain. The New Agreement will contain provisions limiting Mr. Schultes' ability to compete against NSM should he no longer be employed by the Company. Under these provisions, Mr. Schultes will be restricted in his activities with regard to DRI throughout the world and with regard to flat-rolled steel production in the countries that currently make up the ASEAN [update].

    Mr. Delisle's employment agreement provides that NSM will pay Mr. Delisle a monthly salary of Baht 520,000. If NSM terminates the agreement within the first 2 years, NSM will pay the full salary of the initial 3 years. Thereafter, if NSM terminates the agreement NSM will pay one year of salary. An annual review of performance and compensation will be conducted. Additionally, NSM agrees to provide a car and a driver for business use and certain other benefits to Mr. Delisle, his wife and his children. This employment agreement runs until March 31, 2001 and will be renewed automatically unless there has been notification at least one year prior to the agreement's expiration. Each party will provide the other with at least 6 months prior written notice of termination.

    Mr. Hosick's employment agreement provides that NSM will pay Mr. Hosick a monthly salary of Baht 425,000, with a severance payment of 2 months if NSM terminates the agreement prior to the expiration date. An additional quarterly payment of Baht 500,000 will be made for 3 years (12 payments) to reimburse Mr. Hosick for the loss in his USX pension as a result of accepting an early retirement. Additionally, NSM agrees to provide a car and a driver for business use and certain other benefits to Mr. Hosick and his wife. This employment agreement runs until September 15, 2001. Each party will provide the other with at least 6 months prior written notice of termination.

EMPLOYEE COMPENSATION

    NSM has established certain incentive compensation programs for its employees that are designed to encourage productivity by paying bonuses to groups of employees, based on various measures of productivity. These programs are patterned after incentive programs in place at SDI. The programs are designed to reward employees for productivity, quality and efficiency efforts. It is not unusual for a significant amount of an employee's total compensation to consist of such bonuses.

    Productivity is measured by focusing on groups of employees and not individual performance. Three groups of employees participate in the bonus program: production, administrative and department managers. Each group of employees has its own bonus program or programs.

    Production employees, consisting of those directly involved in the melting, casting and rolling processes, are eligible to participate in two cash bonus programs: the production bonus and the profit sharing bonus. The production bonus, if any, is based upon the quantity of quality product produced each week. The amount of the production bonus is determined for and allocated to each shift of employees. Depending upon the amount of quality product produced, the bonus may be equal to or greater than the base hourly wage paid to an employee. A profit sharing bonus is determined and paid to production employees on an annual basis based on the Company's profits.

    NSM has also established a cash bonus plan for administrative employees, including accountants, engineers, secretaries, accounting clerks and receptionists. Bonuses under the plan are based upon the Company's return on assets and on Company profitability.

    NSM's managerial employees are compensated based on return on assets and profit sharing.

    Additionally, the Company will invest a portion of its yearly profits in a Company sponsored employee savings plan. These programs are intended to encourage employees to be efficient in the performance of their jobs and to assist the Company in developing and retaining a loyal, enthusiastic workforce.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth after giving effect to the issuance and exercise of the Warrants and the SDI Warrants, the number of ordinary shares of NSM to be held by (i) those persons who own(1) more than 10% of NSM's ordinary shares and (ii) those persons who are NSM's directors and executive officers.

                                                                                                      PERCENTAGE OF
SHAREHOLDER'S NAME                                                                  ORDINARY SHARES   TOTAL ISSUED
----------------------------------------------------------------------------------  ---------------  ---------------
N.T.S. Steel Group (Plc.) Co., Ltd................................................     225,000,000           26.2%
Thailand Securities Depository Center Co., Ltd....................................      51,358,879            6.0
Sawasdi Horrungruang(2)...........................................................     228,707,000           26.6
Steel Dynamics, Inc.(3)...........................................................      85,889,570           10.0
Keith Busse(4)....................................................................      85,889,570           10.0
John Schultes.....................................................................          80,000          *
McDonald & Company Securities, Inc.(5)............................................      20,084,344            2.3
David Stickler(6).................................................................      20,084,344            2.3
Enron Capital Trade Resources(7)..................................................      51,913,882            6.0
Kevin McConville(8)...............................................................      51,913,882            6.0
Chamni Janchai....................................................................       1,000,000              *
Sunthorn Chailaemlak..............................................................       1,000,000              *
Chan Bulakul......................................................................      24,000,000            2.8
Anutin Charnvirakul(9)............................................................      10,000,000            1.2
Amornrat Leevarapukul(10).........................................................       3,905,504              *
Sandeep Alva(11)..................................................................      27,551,239            3.2
    Directors and executive officers as a group...................................     454,131,539           52.1%

------------------------

*   Less than 1%

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or director the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership by the persons above consists of sole ownership, voting, and investment power with respect to all Ordinary Shares shown as beneficially owned by them.

(2) Mr. Horrungruang is Chairman of the Executive Board of N.T.S. Steel Group (Plc.) Co., Ltd., which owns 225,000,000 Ordinary Shares. Mr. Horrungruang disclaims beneficial ownership of such shares.

(3) Steel Dynamics, Inc. owns 74,468,090 Ordinary Shares as of the closing of the Offerings (representing a 8.8% interest in NSM after giving effect to the issuance and exercise of the Warrants but excluding the issuance and exercise of the SDI Warrants). In addition to the 74,468,090 Ordinary Shares acquired by Steel Dynamics, Inc. as part of the Management Equity Investment, SDI will be issued the 11,421,480 SDI Warrants, each to purchase one Ordinary Share of NSM. The SDI Warrants will allow Steel Dynamics, Inc. to exercise such warrants in order to protect its equity investment from dilution in the event holders of the Warrants exercise such Warrants.

(4) Mr. Busse is President and CEO of Steel Dynamics, Inc., which owns 74,468,090 Ordinary Shares and 11,421,480 SDI Warrants. Mr. Busse disclaims beneficial ownership of such Ordinary Shares and SDI Warrants.

(5) McDonald & Company Securities, Inc., or its affiliate acquired 3,667,750 newly issued Ordinary Shares as part of the Management Equity Investment which has been subsequently transferred to an investor of Private Placement Shares and acquired 20,084,344 Ordinary Shares in a privately negotiated transaction in the secondary market for the Ordinary Shares. As a result, after giving effect to the Equity Investments, McDonald owns an aggregate of 20,084,344 Ordinary Shares (representing a 2.2% interest in NSM after giving effect to the issuance of Warrants).

(6) Mr. Stickler is a Managing Director of McDonald & Company Securities, Inc., which directly owns or is affiliated with an owner of 20,084,344 Ordinary Shares. Mr. Stickler disclaims beneficial ownership of such shares.

(7) Enron Capital & Trade Resources or its affiliate acquired 16,086,844 Ordinary Shares from the Company as part of the Management Equity Investment and 10,911,382 Ordinary Shares as part of the offering and sale of the Private Placement Shares. Enron also acquired 24,915,656 Ordinary Shares in a privately negotiated transaction in the secondary market for the Ordinary Shares. Enron will acquire 7,438,839 Warrants as a result of its acquisition of Units. As a result, Enron owns an aggregate of 51,913,882 Ordinary Shares and 7,361,543 Warrants.

(8) Mr. McConville is Vice President of Enron Capital Trade Resources, which directly owns or is affiliated with an owner of 51,913,882 Ordinary Shares, and 7,361,543 Warrants. Mr. McConville disclaims beneficial ownership of such shares and Warrants.

(9) Mr. Charnvirakul is President of Sino-Thai Engineering & Construction Public Co. Ltd, which owns 10,000,000 Ordinary Shares. Mr. Charnvirakul disclaims beneficial ownership of such shares.

(10) Mrs. Leevarapakul is a Senior Vice President at the Industrial Finance Corp. of Thailand, which owns 3,905,504 Ordinary Shares. Mrs. Leevarapakul disclaims beneficial ownership of such shares.

(11) Mr. Alva is a Senior Investment Officer at John Hancock Mutual Life Insurance Company, which owns 27,551,239 Ordinary Shares. Mr. Alva disclaims beneficial ownership of such shares.

                           RELATED PARTY TRANSACTIONS

    NO DIRECTOR, OFFICER, PRINCIPAL SHAREHOLDER OR OTHER INSIDER, OR ANY ASSOCIATE OR AFFILIATE OF SUCH PERSONS HAS OR HAD ANY MATERIAL INTEREST, DIRECT OR INDIRECT, IN ANY TRANSACTION OR PROPOSED TRANSACTION THAT HAS MATERIALLY AFFECTED OR WILL MATERIALLY AFFECT THE COMPANY, EXCEPT AS OTHERWISE DISCLOSED HEREIN AND EXCEPT AS DESCRIBED BELOW:

DESCRIPTION OF TRANSACTIONS INVOLVING NSM AND ITS AFFILIATES

    The Company engaged in a series of related party transactions in which it used money deposited at various Thai financial institutions to set-off the debts owed by affiliated companies to those same financial institutions. These transactions are described below. The Company's deposits were in the form of purchases of promissory notes issued by the financial institutions. The Company pledged, and/or transferred its right to receive deposits on, the promissory notes back to the financial institutions to secure the debts of the affiliated companies. Later, the Company agreed to allow the financial institutions to set-off the promissory notes against the debts of the affiliated companies. These transactions resulted in the financial institutions taking the money NSM had on deposit and NSM accepting the obligations of its affiliated companies. The activities of these finance companies were suspended in June and August of 1997 by order of the Ministry of Finance and closed down on December 8, 1997. This order was not directed at these specific transactions, but rather reflected macro-economic issues in Thailand. The Ministry of Finance ordered that all promissory notes issued by these finance companies would have to be exchanged for obligations of Krung Thai Bank Public Company Limited or Krung Thai Thanakit Finance and Securities Public Company Limited. Furthermore, the Ministry of Finance ordered that repayment on promissory notes of the finance companies of over 10 million Baht would be delayed for five years.

    Rather than continue to hold illiquid and the potentially uncollectible promissory notes, in a series of transactions starting in September 1997, the Company has to date transferred, pledged or secured amounts under these promissory notes for the benefit of certain affiliates of the company including:
NTS which operates a nearby steel rebar manufacturer plant; Trakkapol Company Limited ("Trak"); Nakornthai Integrated Steel Company Limited, ("NIS") and Metal Star Company Limited ("Metal Star") which operate steel re-rolling and processing plants (Trak, NIS and Metal Star are collectively referred to herein as the "Affiliates"). NTS has used these promissory notes to set-off loans it owes to various finance companies. In turn, NTS has agreed to repay NSM for the value of the set-off, plus interest within 3 years. A finance company owed money by the Affilates is similarly attempting to set-off their debts. NSM is challenging the ability of this finance company to set-off the Affiliates' debts against promissory notes owned by NSM.

    The transaction between NSM and NTS was approved by the Extraordinary Meeting of NSM Shareholders No. 1/2450 held on October 22, 1997. As a result:
(a) the obligation of NTS to NSM is payable prior to the five year maturity of the finance company promissory notes, (b) NSM has the ability to negotiate with NTS regarding repayment, whereas repayment from the closed finance companies is subject to the government liquidation of those finance companies, and (c) NTS has the ability to pay interest and principal to NSM through cash, steel deliveries and water deliveries from NTS's reservoir. NSM intends to exchange the promissory notes issued by the Affiliates' creditor for obligations of Krung Thai Bank Public Company Limited.

    The status of these transactions is unclear due to the December 8, 1997 closure of these financial institutions by the Ministry of Finance. See "Annex A--Kingdom of Thailand." Under the Audited Financial Statements of the Company, these obligations of affiliated companies have been fully reserved as uncollectible debts. Although the Company does not expect to recover on these obligations, it reserves its right to do so in the future.

    The Company used approximately 535,518,313 Baht worth of promissory notes in a series of related party transactions. On December 27, 1996, the Company purchased a promissory note from Thai Financial

Trust Public Company Limited ("TFT") in the amount of 60,000,000 Baht. On March 26, 1997, the Company purchased a promissory note in the amount of 150,000,000 Baht from the Pacific Finance & Securities Public Company Limited ("Pacific"). This note was due on June 26, 1997 and was replaced on December 1, 1997 with another 150,000,000 Baht promissory note. On August 8, 1996, the Company purchased a promissory note worth 190,000,000 Baht from the Cathay Finance & Securities Public Company Limited ("Cathay"). On September 26, 1996, NSM purchased two promissory notes from the Finance One Public Company Limited worth an aggregate of 100,000,000 Baht ("Fin-One"). Additionally, the Company owns three promissory notes in the amount of 224,008,706.83 Baht issued by the Thai Rung Reung Finance & Securities Company Limited ("Thai Rung").

    The Company used the principal amount and interest on the promissory notes of TFT, Cathay and Fin-One Pacific to set-off debts owed by NTS. In Letters of Consent dated November 19, 1997, NSM agreed to use the TFT promissory notes to set-off debts owed by NTS to TFT. Including interest, this set-off was valued at 67,158,920.54 Baht. On March 26, 1997, NSM agreed to use the promissory note issued by Pacific to secure the debts of NTS. Including interest, this set-off was valued at $161,468,568 Baht. On August 8, 1996, NSM pledged its Cathay promissory notes as security for the debts owed by NTS to Cathay. On October 29, 1997, NSM issued a letter to Cathay stating its intention to use the Cathay promissory notes to repay the debts owed by NTS to Cathay. Including interest, this set-off was valued at 201,161,029.45 Baht. On September 26, 1996, NSM pledged its Fin-One promissory notes as security for the debts owed by NTS to Fin-One. NSM also entered into a separate Pledge Agreement on the same day. This Pledge Agreement made NSM liable for the full amount of debts owed by NTS to Fin-One. However, this agreement was superseded by a Letter of Consent dated November 13, 1997 under which NSM agreed to use its Fin-One promissory notes to set-off the debt owed by NTS to Fin-One. Including interest, this set-off was valued at 105,729,794.50. NSM is no longer liable for the full debt owed by NTS to Fin-One.

    Excluding interest, NTS had debts of approximately: 260,000,000 Baht to TFT; 163,000,000 Baht to Pacific; 190,000,000 Baht to Cathay; and 100,000,000 Baht to
Fin-One.

    NSM agreed to use its promissory notes to set-off 500,000,000 Baht worth (excluding interest) of NTS's debt. So far, NSM has set-off approximately 535,518,313 Baht worth of NTS's debts including accrued interest. NTS agreed to repay NSM for the value of the set-offs within 3 years at an interest rate of 14.8% per annum. The loan may be repaid in a combination of cash, steel deliveries to NSM and/or NSM's use of water from NTS's reservoir. The Company may extend the repayment period of the loan. These transactions were approved by the NSM Extraordinary Meeting of NSM Shareholders No. 1/2540 held on October 22, 1997.

    Without giving effect to the Transactions, NTS owns 31.31% of the Company's total issued shares. Mr. Sawasdi Horrungruang, the Chairman of the Board of Directors of NSM, owns 15.44% of NTS and is Chairman of the Executive Board of Directors of NTS. Ms. Siriporn Horrungruang, a sister of Mr. Sawasdi Horrungruang, owns 8.16% of NTS. Mr. Sawasdi Horrungruang is executor of the estate of his late brother, Mr. Sawai Horrungruang, which owns 7.46% of NTS. Additionally, Mr. Sawasdi Horrungruang, Ms. Raveewan Peyayopanakul, Mr. Sunthorn Chailaemluk, Mr. Chamni Janchai and Ms. Pattama Horrungruang were members of both the NSM and NTS boards of directors at the time of the transactions described above.

    On March 10, 1997, NSM agreed to use two promissory notes worth, in aggregate, 210,572,125.78 Baht, from Thai Rung, to secure the obligations of the following debtors: Trak, NIS and Metal Star. Metal Star and NIS are affiliated companies of NSM. NSM agreed to secure the debts owed by Trak, NIS and Metal Star in the amount of 60,000,000 Baht, 70,000,000 Baht and 70,000,000 Baht, respectively. On October 17, 1997, Thai Rung informed NSM that it would exercise its rights to set-off these debts because the debtors were in default. Thai Rung consolidated NSM's promissory notes into one note on October 17, 1997. On October 28, 1997, NSM requested that this option be delayed until NSM shareholders resolutions concerning the set-offs were passed. The NSM shareholders did not approve the Thai Rung set-off. Thai

Rung subsequently verbally informed NSM that the set-off had already been made. NSM is considering its options in this matter. It is likely that the outcome of this transaction will be determined by the FRA.

    The Company also made a loan to Metal Star in January 1997 for the amount of approximately 350,000,000 Baht. This loan matured on December 31, 1997. The rate of interest on the loan to Metal Star is 16% per annum. This transaction was approved and ratified by the Extraordinary Meeting of Shareholders No. 1/2540 held on October 22, 1997.

    The estate of Mr. Sawai Horrungruang owns 25% of NIS. Mr. Sawai Horrungruang was a brother of Mr. Sawasdi Horrungruang. Mr. Sawasdi Horrungruang is an executor of Mr. Sawai Horrungruang's estate. Mr. Sunthorn Chailamlak, a director of NSM, NTS and Metal Star, owns 25% of NIS. Mr. Sawasdi Horrungruang owns 20% of NIS. Mr. Sakda Horrungruang, a brother of Mr. Sawasdi Horrungruang, owns 5% of NIS.

    Mr. Sunthorn Chailaemlak, a director of NSM and NTS, owns 30% of Metal Star. Mr. Sakda Horrungruang, a brother of Mr. Sawasdi Horrungruang, owns 30% of Metal Star. Mr. Suraphol Jirabut, a brother-in-law of Mr. Sawasdi Horrungruang, owns 19.6% of Metal Star. Mr. Chaiyapol Horrungruang, a nephew of Mr. Sawasdi Horrungruang owns 8% of Metal Star. Ms. Nuchanart Horrungruang, a niece of Mr. Sawasdi Horrungruang, owns 6% of Metal Star. Mr. Pravit Horrungruang, a nephew of Mr. Sawasdi Horrungruang, owns 6% of Metal Star.

    The only connection between NSM and Trak is that the wife of one of Mr. Sawasdi Horrungruang's nephews, Mrs. Siriwan Horrungruang, is on the Trak board of directors. Thai Rung requested that NSM guarantee Trak's debts. NSM agreed to guarantee Trak's debts as it did not want to jeopardize its ongoing relationship with Thai Rung.

    The Company has entered into a commercial assistance agreement with Mr. Reuben L. Perin. Under the terms of the agreement, Mr. Perin will be paid U.S.$6,000 per month plus expenses. Mr. Perin will spend at least four days each month assisting the Company in all aspects of sales, marketing and international trade issues. Mr. Perin has been named a director of NSM.

    In addition, Mr. Sawasdi Horrungruang and Mr. Chamni Janchai provided personal guarantees for interim financing from First-Bangkok City Bank to NSM. The Company used proceeds from the Offerings to repay the lenders of these loans and the lenders have released the guarantees provided by Mr. Horrungruang and Mr. Janchai. The amount of the financing is approximately 400 million Baht. See "Description of Certain Indebtedness--Interim Financing."

DESCRIPTION OF OTHER TRANSACTIONS

    The Company entered into a credit agreement with the Industrial Finance Corporation of Thailand ("IFCT") for financing in the amount of U.S.$10 million. Under the agreement, Mr. Sawasdi Horrungruang and Mr. Chamni Janchai provided personal guarantees for the credit to NSM. NSM used a portion of the proceeds of the Offerings and Debenture Offering to repay money under the IFCT financing. The IFCT released Mr. Horrungruang and Mr. Janchai from their liabilities under their guarantees.

    NSM has entered into various agreements with SDI, Enron, and McDonald. SDI is a Management Investor and received 10% of the outstanding shares on a fully diluted basis of the Company in return for licensing certain rights to NSM pursuant to the SDI Agreement. SDI received this percentage through a combination of Ordinary Shares and the SDI Warrants. The exercise price of the SDI Warrants will be reimbursed by the Company upon the exercise of the SDI Warrants. Enron acquired 16,086,844 Ordinary Shares from the Company as part of the Management Equity Investment and 10,911,382 as part of the offering and sale of the Private Placement Shares. In addition, Enron acquired 24,918,656 Ordinary Shares and McDonald acquired 20,084,344 Ordinary Shares, in a privately negotiated transaction in the secondary market for Ordinary Shares. The sellers included relatives of Mr. Sawasdi Horrungruang, the Chairman of NSM. Enron has agreed to work with NSM to obtain all funds (in addition to the U.S.$20 million subordinated financing it has committed to date) necessary to complete construction of the Co-Gen Facility. ECT Securities Corp., an affiliate of Enron, is a co-manager of the Offering. McDonald is a Management Investor and is providing investment banking services to NSM. McDonald is also a co-manager of the Offerings.

    In addition to related party transactions involving NSM, SDI, Enron, McDonald and Mr. Stickler have previously entered into transactions with each other. Enron is a lender to SDI and Enron and SDI are each investors in Qualitech Steel Corporation, a U.S.-based minimill and DRI producer. McDonald and Mr. Stickler are both investors in SDI and Qualitech Steel Corporation. McDonald has previously and is currently providing investment banking services to SDI. In satisfaction of fees due for advisory and underwriting services provided to the Company, McDonald received approximately U.S.$18 million from the proceeds of the Transactions.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a brief description of the basic terms of the Company's Bank Credit Facility and other Indebtedness. The following discussion does not purport to be complete and is subject to, and is qualified in its entirety by reference to the instruments governing the indebtedness.

THE BANK CREDIT FACILITY

    The Bank Credit Facility provides for (i) a U.S.$308 million term loan facility (the "U.S.$ Facility") and (ii) a 3.3 billion Baht term loan facility (the "Baht Facility") (collectively, the "Facilities"). As of December 8, 1997, U.S.$1.186 million is held as a reserve in case the Deutsche Mark appreciates compared to the U.S.$.

    Interest under the Bank Credit Facility is payable quarterly, on March 1, June 1, September 1, and December 1 of each year, in arrears at the rate of either LIBOR plus 2.5 percent per annum or SIBOR plus 2.5 percent per annum for the U.S.$ Facility and the lower of MLR (Minimum Lender Rate) plus one-half (0.5) percent per annum or MRR (Minimum Retail Rate) for the Baht Facility. Payments of principal under the Bank Credit Facility are to be made in 12 semi-annual installments and, in any event, the last repayment shall be made before the maturity of the Notes and Debentures. Thus, the 12th installment will be made on the same day as the 11th installment. The first principal repayment shall be made on the interest payment date which falls four years from the first drawdown or two years from the commencement of commercial operations of the Hot Mill, whichever is earlier. The Company used U.S.$50 million from the proceeds of the Offerings to prepay a portion of the Facilities and U.S.$17 million of accrued interest payable. Each of the Thai lenders was entitled to prepayment in accordance with the proportion of (a) loans already advanced by it to the Company under the Bank Credit Facility and still outstanding to (b) the aggregate loans already advanced by the Thai lenders to the Company under the Bank Credit Facility. In connection with any lender who extends the Facilities, the prepayment shall be used (i) first to settle loans outstanding under the Baht Facility advanced by such lender and (ii) second, if there is any sum remaining, to settle loans outstanding under the U.S.$ Facility advanced by such lender.

    On the Issue Date and upon receipt of the prepayment amount plus past due interest, the Lenders under the Bank Credit Facility released the mortgages and other security interests on the collateral thereunder and, pursuant to the Bank Credit Facility and the Security Sharing Agreement, now share equally and ratably in the Collateral (other than the Offshore Reserve Account and the Notes DSR Account) with the holders of the Senior Notes and the Senior Subordinated Notes. See "Security Arrangements--Security Sharing Agreement".

    The Lenders also agreed that the holders of the Debentures will share in the Collateral on a second priority basis.

    Pursuant to the Bank Credit Facility, the Company has agreed that, other than in connection with the enforcement of the security interests granted in the Collateral, in the event there are insufficient funds available at any time to make all payments of principal or interest then due under the Bank Credit Facility and the Notes and the Debentures, the Company will pay 100% of any interest and 50% of any principal then due under the Bank Credit Facility prior to paying any interest then due on the Notes and the Debentures. In exchange for this agreement, the lenders under the Bank Credit Facility have agreed, in such case that failure to pay the additional 50% (or part thereof) of any scheduled principal payment due to such lenders will not be a default under the Bank Credit Facility, and such amount will be paid out pro rata over the then remaining scheduled principal payments under the Bank Credit Facility. The Bank Credit Facility also provides that the Company will repay additional principal each year in an amount equal to 50% of the Company's EBITDA for the immediately preceeding fiscal year after deducting interest expense, principal payments, taxation and maintenance capital expenditures, commencing from a fiscal year after December 31, 1999. For purposes of this provision, "EBITDA" is defined as earnings before interest expense, taxation, depreciation and amortization.

    The Bank Credit Facility provides for the waiver by the lenders thereunder of any events of default in connection therewith occurring prior to the Issue Date.

    The Bank Credit Facility contains certain restrictive covenants which impose restrictions and/or limitations on the operations and activities of the Company including, among other things: limitations on the payment of dividends in the years that the Company's obligations have not been fully paid; limitations on the amendment of the Company's Memorandum or Articles of Association and the change of the management of the Company and limitations on the execution of encumbrances (mortgage or otherwise) on, the Company's real property, machinery or rights, except those that have been made relating to the Offerings, the Equity Investments and the Working Capital Facility.

WORKING CAPITAL FACILITY

    BNP has provided the Company with working capital financing through (i) a U.S.$150 million offshore revolving receivable discounting facility (the "Offshore Facility") and (ii) an onshore revolving receivable discounting facility (the "Onshore Facility" and together with the Offshore Facility, the "Working Capital Facility") with a U.S.$15 million tranche and a 400 million Baht tranche. Both the Offshore Facility and the Onshore Facility have final maturity dates of December 31, 2000.

    The Offshore Facility is used to finance offshore receivables generated through the Company's sales under the Off-Take Agreements. The Onshore Facility is used to finance domestic sales paid in either Baht or U.S.$.

    Advances correspond in amount to accepted receivables, discounted by reference to LIBOR and the applicable margin. Each advance under the Working Capital Facility is secured by a guarantee of the underlying receivable from the relevant offtaker. All amounts payable in respect of such receivables are paid directly into a collection account maintained with BNP prior to disbursement to the Revenue Account.

    Prior to BNP being obligated to provide funds under the Onshore Facility, the Company is required to provide evidence that it has requested a Thai bank, acceptable to BNP, to provide such funding and that such bank declined to do so.

    Under the Offshore Facility, BNP will require Preussag's and Klockner's respective credit quality to meet certain standards in order for receivables from either of them to qualify as an eligible receivable.

    The Working Capital Facility contains certain restrictive covenants which impose restrictions and/or limitations on the operations and activities of the Company, including, among other things, compliance with applicable law limitations on transactions with affiliates, limitations on changes in the nature of the Company's business, and certain financial reporting requirements.

INTERIM FINANCING

    The First Bangkok City Bank provided the Company interim financing in the form of a letter of credit, a trust receipt, a guaranty and an acceptance or an aval of notes, in both Thai Baht and foreign currency for the amount of approximately 400 million Baht (based upon the exchange rate as of October 11, 1997). The credit was granted to finance the Company's purchase of raw materials. The Company provided The First Bangkok City Bank and the Industrial Finance Corporation of Thailand with a second mortgage over the land and buildings comprising the Mill pursuant to Thailand Ex-Im Credit. The mortgage amount was 600 million Baht with each institution. On the Issue Date, the First Bangkok City Bank released the mortgage after the Company arranged to deposit an amount equal to the outstanding amount of the credit and pledge the same with The First Bangkok City Bank. The Company has also agreed that The First Bangkok may deduct, hold or set-off the deposit against the Company's obligations thereunder without further notice.

    Mr. Sawasdi Horrungruang and Mr. Chamni Janchai, two directors of the Company, who had provided personal guarantees for the financing which guarantees were released on the Issue Date.

THAILAND EX-IM CREDIT

    The Industrial Finance Corporation of Thailand ("IFCT") granted the Company's application for financing credit for the amount of U.S.$10 million, in the form of a packing credit pursuant to an agreement dated as of February 13, 1998. The credit has been granted to finance the Company's import and export activities. The financing period shall not exceed 180 days from the date of each letter of credit. The interest rate has not been fixed. The Company provided IFCT, along with the First Bangkok City Bank a second mortgage over the land and buildings of the Mill. The mortgage amount is 600 million Baht to each institution.

    On the Issue Date, IFCT released the mortgage after, the Company arranged to deposit the amount equal to the outstanding amount under each letter of credit with the IFCT of approximately U.S.$2.5 million, and pledge the same, or a bank acceptable to IFCT to secure the Company's obligation under the credit.

    Mr. Sawasdi Horrungruang and Mr. Chamni Janchai, two directors of the Company, provided personal guarantees which were released on the Issue Date.

    Under the agreement, IFCT had levied the following conditions: (i) the letters of credit to be packed must be made available and must contain specification on product size, quality, price, volume and definite delivery;
(ii) the products must meet the specifications in the letters of credit before packing, (iii) the Company must arrange for the issuer of the letter of credit to confirm that the quality and size of the products meet with the required specifications and be accepted by the customer (the issuer of a letter of credit), and (iv) the Company must comply with the terms and conditions of the export and import credit facilities levied by the Thai Export-Import Bank.

                      DESCRIPTION OF NOTES AND GUARANTIES

GENERAL

    The New Senior Notes will be issued and the Old Senior Notes were issued under an indenture, dated as of March 1, 1998 (the "Senior Note Indenture"), among the Issuers, the Company and The Chase Manhattan Bank, as Trustee (the "Senior Notes Trustee"). The New Senior Subordinated Notes will be issued and the Old Senior Subordinated Notes were issued pursuant to an indenture, dated as of March 1, 1998 (the "Senior Subordinated Note Indenture"), among the Issuers, the Company and The Chase Manhattan Bank, as Trustee (the "Senior Subordinated Notes Trustee"). The New Debentures will be issued and the Old Debentures were issued under an Indenture dated as of March 1, 1998 (the "Debenture Indenture", and together with the Senior Note Indenture and the Senior Subordinated Note Indenture the "Indentures"), among the Issuers. The Company and The Chase Manhattan Bank, as Trustee (the "Debenture Trustee"). The New Senior Notes and the Old Senior Notes shall be collectively referred to as the "Senior Notes"; the New Senior Subordinated Notes and the Old Senior Subordinated Notes shall be collectively referred to as the "Senior Subordinated Notes"; and the New Debentures and the Old Debentures shall be collectively referred to as the "Debentures." The Senior Notes, the Senior Subordinated Notes and the Debentures shall be collectively referred to as "Securities." The term "Trustee" shall mean The Chase Manhattan Bank in its capacity as Senior Notes Trustee, Senior Subordinated Notes Trustee or Debenture Trustee or all three, as applicable. A copy of each of the Indentures is available upon request to the Company. The following is a summary of certain provisions of the Indentures, the Guaranties and the Securities and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indentures (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended), the Guaranties and the Securities. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the applicable Indenture.

    The Securities will be issued only in fully registered form, without coupons, in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 (except in the case of the Debentures which are issued in denominations of US$1). No service charge will be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Securities may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee. The Issuers may change any paying agent and registrar without notice to holders of the Securities.

    The principal of, premium, if any, interest on and all other amounts payable under the Notes will be unconditionally guaranteed by the Company as evidenced by the Guaranties set forth in the applicable Indenture. See "--Guaranties."

    The Securities will be represented by one or more registered notes in global form and in certain circumstances may be represented by notes in definitive form. See "Description of the Note Depositary Agreement; Delivery and Form." The Securities will be transferable, exchangeable and subject to replacement at the offices of the transfer agents.

TERMS OF NOTES

    SENIOR NOTES

    The Senior Notes will be secured, senior obligations of the Note Issuers, limited to U.S.$249 million aggregate principal amount, and will mature on February 1, 2006. Each Senior Note will bear interest on the aggregate principal amount at maturity at the rate of 12% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, and will be payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 1998, to holders of record at the close of business on the 15th day of the month immediately preceding the relevant Interest Payment

Date. The interest rate on the Senior Notes is subject to increase in certain circumstances. See "Old Registration Rights." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    SENIOR SUBORDINATED NOTES

    The Senior Subordinated Notes will be secured, senior subordinated obligations of the Note Issuers, limited to U.S.$203.5 million aggregate principal amount, and will mature on February 1, 2008. Each Senior Subordinated Note will bear interest on the aggregate principal amount at maturity at a rate of 12.25% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, and will be payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2000, to holders of record at the close of business on the 15th day of the month immediately preceding the relevant Interest Payment Date. The interest rate on the Senior Subordinated Notes is subject to increase in certain circumstances. See "Old Registration Rights." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    DEBENTURES

    The Debentures will be secured, subordinated obligations of the Issuers, limited to U.S. $53,133,016 million aggregate principal amount, and will mature on February 1, 2009. Each Debenture will bear interest on the aggregate principal amount at maturity at the rate of 12 3/4% per annum from the date of issuance, or from the recent date to which interest has been paid or provided for, and will be payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 1998, to holders of record at the close of business on the 15th day of the month immediately preceding the relevant Interest Payment Date. The interest rate on the Debentures is subject to increase in certain circumstances. See "Old Registration Rights." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

GUARANTIES

    Under the Indentures, the Company will irrevocably and unconditionally guarantee on, (i) in the case of the Senior Guaranty, a senior basis, (ii) in the case of the Senior Subordinated Notes, a senior (other than in respect of any Specified Senior Indebtedness of the Company) basis, (iii) and in the case of the Debentures a subordinated basis the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, the Securities when and as the same shall become due and payable, whether on the relevant maturity date, upon acceleration, by call for redemption, upon repurchase or purchase pursuant to a Change of Control or Asset Disposition or otherwise. The Company's obligations under the Guaranties are secured by the Collateral as described under "Security Arrangements." The Company has (i) agreed that its obligations under the Guaranties will be as principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the Securities or the Indentures and (ii) waived its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuers prior to exercising its rights under either of the Guaranties. Each Indenture provides that the applicable Guaranty will be governed by, and construed in accordance with, the laws of the State of New York, which laws would not require the Trustee to pursue or exhaust its legal and equitable remedies against the Issuers prior to exercising their rights under such Guaranty. There can be no assurance that a Thai court would give effect to this provision.

    The relevant Guaranty will not be discharged with respect to any Security except by payment in full (or defeasance) in cash of the principal thereof, premium, if any, and interest thereon and all other amounts payable thereunder. Moreover, if at any time any amount paid under a Note is rescinded or must otherwise be restored, the rights of the holders of the Securities under the applicable Guaranty will be reinstated with respect to such payment.

SECURITY

    The obligations of the Note Issuers under the Securities will be secured by pledges of the capital stock of NSM (Del). The obligations of the Company under the Senior Note Guaranty and the Subordinated Note Guaranty will be secured equally and ratably by (1) a first mortgage over the land and buildings comprising the Mill (except for the Co-Gen Facility); (2) a security interest in all amounts in the Notes DSR Account and Offshore Reserve Account; (3) a security interest in all machinery and moveable property located at the Mill;
(4) an assignment of all insurance and reinsurance policies maintained by the Company on the Mill (except for the Co-Gen Facility); (5) an assignment of the Company's rights and benefits under the Project Documents; (6) a conditional assignment and general pledge of the Revenue Account, the Notes Sinking Fund Account and the Operating Account; (7) a pledge of certain Permitted Investments; (8) a pledge of all issued and outstanding shares of NSM Cayman; and (9) an assignment of Performance Bonds (all such collateral security, the "Collateral"). The Collateral (other than the Collateral described in clauses
(2) and (8) above) will also secure, on an equal and ratable basis, certain existing Indebtedness under the Bank Credit Facility. In addition, all Collateral will secure, on a second priority basis, the obligations of the Company in respect of the Debenture Guaranty.

    There can be no assurance that the proceeds of any sale of the Collateral following an Event of Default would be sufficient to satisfy payments due on the Securities. In addition, a substantial portion of the security arrangements relating to the Collateral will be governed by Thai law and may be subject to significant restrictions regarding enforceability. See "Risk Factors--No Assurance of Adequate Collateral; Shared Collateral; Ability to Realize on Collateral," "--Enforcement of the Mortgages," "--Book-Entry Interests; Dependence on Intermediaries," "--Thai Bankruptcy Law," "--Lack of Enforcement of Foreign Judgments" and "Security Arrangements."

CREDIT SUPPORT

    NOTES DSR ACCOUNT. The Note Issuers and the Company on the Issue Date deposited, in an account (the "Notes DSR Account") maintained with the Collateral Agent, a portion of the Notes Net Proceeds together with a portion of the proceeds of the Debenture Offering, equal to the sum of (i) the aggregate interest to be payable on the Senior Notes on the first three Interest Payment Dates, (ii) the aggregate interest to be payable on the Senior Subordinated Notes on the first two Interest Payment Dates and (iii) the aggregate interest to be payable on the Debentures on the first two interest payment dates. Amounts on deposit in the Notes DSR Account shall at all times be maintained in U.S.$ at a Qualifying Financial Institution and may only be invested in Permitted Foreign Investments. The interest due on the Notes on the first two Interest Payment Dates after the Issue Date, and the interest due on the Debentures on the first two interest payment dates in respect of the Debentures shall be paid from amounts on deposit in the Notes DSR Account. Thereafter, the balance in the Notes DSR Account shall at all times be at least equal to the aggregate interest payable on the Senior Notes on the next applicable Interest Payment Date. Notwithstanding the preceding sentence, the Company shall have the right, assuming no other Event of Default then exists, to cause amounts held in the Notes DSR Account to be withdrawn to pay interest on the Securities even though such withdrawal would reduce the amounts remaining in the Notes DSR Account below the minimum level indicated above; PROVIDED, HOWEVER, that any withdrawal that would reduce such amounts below the required level may only be made to the extent sufficient funds are not then available in the Revenue Account to pay such interest; PROVIDED FURTHER, HOWEVER, that the minimum required level for the Notes DSR Account must be replenished in full within 30 days following any such withdrawal.

    OFFSHORE RESERVE ACCOUNT. The Note Issuers and the Company on the Issue Date deposited, in an account (the "Offshore Reserve Account") maintained with the Collateral Agent, the balance (not otherwise deposited in the Notes DSR Account) of the Note Net Proceeds, together with the balance of the proceeds of the Debenture Offering and any Equity Investment Proceeds. Amounts on deposit in the

Offshore Reserve Account shall at all times be maintained in U.S.$ at a Qualifying Financial Institution and may only be invested in Permitted Foreign Investments. The amounts held in the Offshore Reserve Account may be withdrawn by the Company only to (i) fund Phase II Construction Costs that are required to be paid by the Company; PROVIDED that amounts may only be withdrawn to fund such costs payable to vendors domiciled in Thailand to the extent sufficient funds are not then available in the Operating Account to fund such costs and (ii) fund Working Capital Requirements to the extent sufficient funds are not then available in the Revenue Account to fund such requirements; PROVIDED FURTHER that the Company may only withdraw funds from the Offshore Reserve Account for the purpose of funding Working Capital Requirements up to a maximum of U.S.$70 million in the aggregate. If the aggregate amount withdrawn from the Offshore Reserve Account since the Issue Date for Working Capital Requirements exceeds U.S.$50 million, or if after giving effect to any proposed withdrawal the aggregate amount withdrawn from the Offshore Reserve Account for Working Capital Purposes would exceed $50 million, then amounts in excess of such U.S.$50 million may only be withdrawn for such purposes upon a request by the Company accompanied by a certificate to the Collateral Agent from the Independent Engineer or another independent engineering firm of suitably similar international reputation and experience which is reasonably satisfactory to the Collateral Agent (a "Substitute Independent Engineer") stating that the funds available to the Company in the Offshore Reserve Account (after giving effect to the proposed withdrawal) are sufficient to satisfy all of the Company's remaining required Phase II Construction Costs through Phase II Completion. At Phase II Completion, any remaining amounts in the Offshore Reserve Account (except to the extent then required to replenish the Notes DSR Account) may, at the Company's option demonstrated by a written request to the Collateral Agent, be applied to (x) tender for a portion of the Securities then outstanding at 100% of Accreted Value or (y) repay principal amounts outstanding under the Bank Credit Facility; PROVIDED that if the Company achieves Profitable Operations as of any date prior to and including December 31, 2001, the Company will as of such date have the further option, demonstrated by a written request to the Collateral Agent, to apply any amounts then remaining in the Offshore Reserve Account (except to the extent then required to replenish the Notes DSR Account) to the payment of Phase III Construction Costs. Notwithstanding the foregoing, if the Company fails to achieve Profitable Operations prior to December 31, 2001, any remaining amounts in the Offshore Reserve Account must be used by the Company to tender for the Securities at a price equal to 100% of the Accreted Value thereof on the date of purchase (a "Stage III Tender"). Any amounts remaining in the Offshore Reserve Account after a Stage III Tender will be applied by the Company (x) first to replenish the Notes DSR Account (if necessary) and (y) second to pay overdue interest, if any, and principal amounts outstanding under the Bank Credit Facility.

    NOTES SINKING FUND ACCOUNT. The Company shall establish with the Collateral Agent a sinking fund account (the "Notes Sinking Fund Account") into which the Company shall deposit, no later than the fifteenth day following the last day of each fiscal quarter of the Company (based on the Company's fiscal year in effect on the Issue Date), an amount equal to the Cash Flow Sweep Amount. Amounts on deposit in the Notes Sinking Fund Account shall at all times be maintained in U.S.$ at a Qualifying Financial Institution and may only be invested in Permitted Foreign Investments. The amounts held in the Notes Sinking Fund Account shall be used to retire Notes at maturity or to satisfy repurchase obligations in respect of the Notes arising from the offers to repurchase described under "Repurchase at the Option of Holders--Change of Control," "--Sale of Assets and Subsidiary Stock" and "--Offer to Repurchase Upon Failure to Attain Profitable Operations." Notwithstanding the foregoing, the Note Issuers or the Company may use amounts held in the Notes Sinking Fund Account
(i) during the period prior to the second anniversary of the Issue Date and during any period where Profitable Operations have been achieved and are continuing, to make payments of Phase III Construction Costs, to fund working capital shortfalls, to invest in or acquire Additional Assets or to purchase, redeem or otherwise acquire for value Senior Indebtedness of the Company or the
Note Issuers and (ii) at all other times, solely to purchase, redeem or otherwise acquire for value Notes or to make scheduled principal or interest payments on Senior Indebtedness of the Company or the Note Issuers.

    REVENUE ACCOUNT. The Company shall establish with the Collateral Agent a revenue account (the "Revenue Account") into which the Company shall deposit (directly or through an intermediate fund as described below) all sales proceeds, all insurance proceeds and all other amounts received by the Company that are not otherwise required to be deposited in the Notes DSR Account or the Offshore Reserve Account. Subject to any applicable exchange control regulations in Thailand, proceeds deposited into the Revenue Account in an amount equal to the sum of (i) the aggregate interest payable on the Notes on the next Interest Payment Date, (ii) the aggregate interest payable on the Debentures on the next interest payment date in respect of the Debentures and (iii) any amount required to be deposited into the Notes Sinking Fund Account applicable to the then current fiscal quarter, as estimated in advance in good faith by the Company, shall first accrue, and at all times be maintained, in U.S.$ at a Qualifying Financial Institution (the "Offshore Sub-account"); PROVIDED, HOWEVER, that, notwithstanding the foregoing provision, any sales proceeds denominated in Baht in the ordinary course of the Company's business consistent with past practice need not be converted into U.S. $ prior to the date such deposited proceeds may be used to pay U.S.$ denominated obligations or are otherwise deposited into the Notes Sinking Fund Account. Amounts held in the Offshore Sub-account may be used by the Company for payments and other uses permitted by the Indentures but, other than payments of interest on the Securities or deposits into the Notes Sinking Fund Account, only to the extent all other amounts on deposit in the Revenue Account are insufficient to make such payments. The Company has obtained the Bank of Thailand's approval to maintain a portion of export revenue, not to exceed U.S. $130 million each year, in accounts offshore. The balance of amounts on deposit in the Revenue Account may be maintained in Baht at a Qualifying Domestic Financial Institution, which initially shall be the Bangkok Office of The Chase Manhattan Bank. Amounts on deposit in the Revenue Account (including the Offshore Sub-account) will be used (i) to fund the Operating Account on the first day of each month as provided for below, (ii) to fund the Notes Sinking Fund Account as provided for above, (iii) fund Working Capital Requirements,
(iv) at all times after the first two Interest Payment Dates, to pay interest when due on the Securities and, if necessary, to fund required amounts in the Notes DSR Account, with the balance to be invested in Permitted Foreign Investments, subject to applicable exchange controls and (v) at all times after the attainment by the Company of Profitable Operations, to fund cash dividends and distributions that may be made by the Company as provided in "Certain Covenants--Limitation on Restricted Payments".

    OPERATING ACCOUNT. The Company has established with the Collateral Agent an operating account (the "Operating Account"), into which the Company shall deposit on the first day of each calendar month an amount such that, immediately after giving effect to such deposit, the balance of such account shall be equal to the sum of (i) the capital expenditures (including Phase II Construction Costs to be paid by the Company to vendors in Thailand) of the Company during that calendar month as estimated in advance in good faith by the Company and
(ii) any amount required to be paid during such calendar month in connection with the Bank Credit Facility. Subject to any applicable exchange control regulations in Thailand, the Operating Account shall be maintained in U.S.$ at a Qualifying Domestic Financial Institution, which initially shall be the Bangkok Office of The Chase Manhattan Bank, with funds able to be maintained in Baht to the extent such funds were maintained in Baht in the Revenue Account and with funds converted to Baht on an as-needed or as-required basis only.

RANKING

    SENIOR NOTES AND SENIOR GUARANTY

    The indebtedness evidenced by the Senior Notes and the Senior Guaranty will be senior secured obligations of the Note Issuers and the Company, as the case may be, will rank pari passu in right of payment with all existing and future Senior Indebtedness and will be senior in right of payment to the Senior Subordinated Notes and all existing and future Subordinated Indebtedness (including the Debentures) of the Note Issuers and the Company.

    SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED GUARANTY

    The indebtedness evidenced by the Senior Subordinated Notes and the Senior Subordinated Guaranty will be senior secured obligations of the Note Issuers and the Company, as the case may be, but the payment of principal of, premium, interest and Additional Amounts, if any, on the Senior Subordinated Notes and the Senior Subordinated Guaranty will be subordinate in right of payment to the prior payment in full of all Specified Senior Indebtedness of the Note Issuers and the Company, as the case may be. The Senior Subordinated Notes and Senior Subordinated Guaranty will rank pari passu with all other Senior Indebtedness of the Note Issuers and the Company, as the case may be, and senior in right of payment to all existing and future subordinated indebtedness of the Notes Issuers and the Company, including the Debentures. Only Indebtedness of the Issuers or the Company that is Specified Senior Indebtedness will rank senior to the Senior Subordinated Notes or the Senior Subordinated Guaranty, as the case may be, in accordance with the provisions of the Senior Subordinated Note Indenture.

    The Note Issuers may not pay principal of, premium or Additional Amounts (if any) or interest on, the Senior Subordinated Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") if (i) any Specified Senior Indebtedness of the Note Issuers is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Note Issuers occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. However, the Note Issuers may pay the Senior Subordinated Notes without regard to the foregoing if the Note Issuers and the Senior Subordinated Note Trustee receive written notice approving such payment from the Representative of the holders of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

    In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the first sentence of the immediately preceding paragraph) with respect to any Specified Senior Indebtedness of the
Note Issuers pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the
Note Issuers may not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Senior Subordinated Note Trustee (with a copy to the Note Issuers) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Senior Subordinated Note Trustee and the Note Issuers from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full).

    Notwithstanding the provisions described in the immediately preceding paragraph, unless the holders of such Specified Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, the Note Issuers may resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness of the Note Issuers during such period.

    Upon any payment or distribution of the assets of the Note Issuers upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to any of the Note Issuers or the property thereof, the holders of Specified Senior Indebtedness of the Note Issuers will be entitled to receive payment in full of such Specified Senior Indebtedness before the holders of Senior Subordinated Notes are entitled to receive any payment and until such Specified Senior Indebtedness is paid in full, any payment or distribution to which holders of Senior Subordinated Notes would be entitled but for the subordination provisions of the Senior Subordinated Note Indenture will be made to holders of such Specified Senior

Indebtedness as their interest may appear. If a distribution is made to holders of Senior Subordinated Notes that due to the subordination provisions should not have been made to them, such Noteholders are required to hold it in trust for the holders of Specified Senior Indebtedness of the Note Issuers and pay it over to them as their interest may appear.

    If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Note Issuers or the Company or the Senior Subordinated Note Trustee shall promptly notify the holders of the Specified Senior Indebtedness or the Representative of such holders of the acceleration. None of the Note Issuers and the Company may pay the Senior Subordinated Notes until five Business Days after such holders or the Representative of the holders of Specified Senior Indebtedness of the Note Issuers receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the subordination provisions of the Senior Subordinated Note Indenture otherwise permit payment at that time.

    The obligations of the Company under the Senior Subordinated Guaranty are subordinated to Specified Senior Indebtedness of the Company. The terms of the subordination provisions described above with respect to the Note Issuers' obligations under the Senior Subordinated Notes apply equally to the Company and the obligations of the Company under the Senior Subordinated Guaranty.

    By reason of such subordination provisions contained in the Senior Subordinated Note Indenture, in the event of insolvency, creditors of the Note Issuers or the Company who are holders of Specified Senior Indebtedness of the Issuers or the Company, as the case may be, may recover more, ratably, than the holders of Senior Subordinated Notes, and creditors of the Note Issuers or the Company who are not holders of Specified Senior Indebtedness of the Note Issuers or the Company, as the case may be, may recover less, ratably, than holders of Specified Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Notes.

    Pursuant to the terms of the Bank Credit Facility, the Company has agreed that, other than as a result of enforcement of the security interests granted in the Collateral, in the event that there are insufficient funds available at any time to make all payments of principal or interest then due under the Bank Credit Facility, the Notes and the Debentures, it will pay 100% of any interest and 50% of any principal then due under the Bank Credit Facility prior to paying any interest then due on the Notes and the Debentures.

    DEBENTURE AND DEBENTURE GUARANTY

    The indebtedness evidenced by the Debentures and the Debenture Guaranty will be subordinated secured obligations of the Note Issuers and the Company, as the case may be, but the payment of principal of, premium, interest and Additional Amounts, if any, on the Debentures and the Debenture Guaranty will be subordinate in right of payment to the prior payment in full of all Debenture Specified Senior Indebtedness of the Note Issuers and the Company, as the case may be. The Debentures and Debenture Guaranty will rank senior in right of payment to all existing and future subordinated indebtedness of the Notes Issuers and the Company. Only Indebtedness of the Issuers or the Company that is Debenture Specified Senior Indebtedness will rank senior to the Debentures or the Debenture Guaranty, as the case may be, in accordance with the provisions of the Debenture Indenture.

    The Issuers may not pay principal of, premium or Additional Amounts (if any) or interest on, the Debentures or make any deposit pursuant to the provisions described under "--Defeasance" below and may not purchase, redeem or otherwise retire any Debentures (collecdtively, "pay the Debentures") if (i) any Debenture Specified Senior Indebtedness of the Issuers is not paid when due or (ii) any other default on Debenture Specified Senior Indebtedness of the Issuers occurs and the maturity of such Debentures Specified Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Debenture Specified Senior Indebtedness has been paid in full. However, the Issuers may pay the Debentures without regard to the foregoing if the Issuers and the Debenture Trustee receive written notice approving such payment from the Representative of the holders of the Debenture Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

    In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the first sentence of the immediately preceding paragraph) with respect to any Debenture Specified Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers may not pay the Debentures for a period ("Debenture Payment Blockage Period") commencing upon the receipt by the Debenture Trustee (with a copy to the Issuers) of written notice (a "Debenture Blockage Notice") of such default from the Representative of the holder of such Debenture Specified Senior Indebtedness specifying an election to effect a Debenture Payment Blockage Period and ending 179 days thereafter (or earlier if such Debenture Payment Blockage Period in terminated (i) by written notice to the Debenture Trustee and the Issuers from the Person or Persons who gave such Debenture Blockage Notice,
(ii) because the default giving rise to such Debenture Blockage Notice is no longer continuing or (iii) because such Debenture Specified Senior Indebtedness has been repaid in full).

    Notwithstanding the provisions described in the immediately preceding paragraph, unless the holders of such Debenture Specified Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Debenture Specified Senior Indebtedness, the Issuers may resume payments on the Debentures after the end of such Debenture Payment Blockage Period, including any missed payments. Not more than one Debenture Blockage Notice may be give in any consecutive 360-day period, irrespective of the number of defaults with respect to Debenture Specified Senior Indebtedness of the Issuers during such period.

    Upon any payment or distribution of the assets of the Issuers upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to any of the Issuers or the property thereof, the holders of Debenture Specified Senior Indebtedness of the Issuers will be entitled to receive Payment in full of such Debenture Specified Senior Indebtedness before the holders of Debentures are entitled to receive any payment and until such Debenture Specified Senior Indebtedness is paid in full, any payment or distribution to which holders of Debentures would be entitled but for the subordination provisions of the Debenture Indenture will be made to holders of such Debenture Specified Senior Indebtedness as their interest may appear. If a distribution is made to holders of Debentures that due to the subordination provisions should not have been made to them, such holders of Debentures are required to hold it in trust for the holders of Debenture Specified Senior Indebtedness of the Issuers and pay it over to them as their interest may appear.

    If payment of the Debentures is accelerated because of an Event of Default, the Issuers or the company or the Debenture Trustee shall promptly notify the holders of the Debenture Specified Senior Indebtedness or the Representative of such holders of the acceleration. None of the Issuers and the company may pay the Debentures until five Business Days after such holders or the Representative of the holders of Debenture Specified Senior Indebtedness of the Issuers receive notice of such acceleration and, thereafter, may pay the Debentures only if the subordination provisions of the Debenture Indenture otherwise permit payment at that time.

    The obligations of the Company under the Debenture Guaranty are subordinated to Debenture Specified Senior Indebtedness of the Company. The terms of the subordination provisions described above with respect to the Issuers' obligations under the Debentures apply equally to the Company and the obligations of the Company under the Debenture Guaranty.

    By reason of such subordination provisions contained in the Debenture Indenture, in the event of insolvency, creditors of the Issuers or the Company who are holders of Debenture Specified Senior Indebtedness of the Issuers or the Company, as the case may be, may recover more, ratably, that the holders of Debentures, and creditors of the Issuers or the Company who are not holders of Debenture

Specified Senior Indebtedness of the Issuers or the Company, as the case may be, may recover less, ratably, than holders of Debenture Specified Senior Indebtedness and may recover more, ratably, than the holders of the Debentures.

OPTIONAL REDEMPTION

    SENIOR NOTES

    Except as described below, the Senior Notes will not be redeemable prior to February 1, 2002. Thereafter, the Senior Notes will be redeemable, at the Note Issuers' option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of the principal amount at maturity), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

                                                                               REDEMPTION
PERIOD                                                                            PRICE
-----------------------------------------------------------------------------  -----------
2002.........................................................................   106.000%
2003.........................................................................   103.000%
2004 and thereafter..........................................................     100.000%

    SENIOR SUBORDINATED NOTES

    Except as described below, the Senior Subordinated Notes will not be redeemable prior to February 1, 2003. Thereafter, the Senior Subordinated Notes will be redeemable, at the Issuer's option, in whole or in part, upon no less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of the principal amount at maturity), plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

                                                                               REDEMPTION
PERIOD                                                                           PRICE
----------------------------------------------------------------------------  ------------
2003........................................................................      106.1250
2004........................................................................      104.0417
2005........................................................................      103.0625
2006 and thereafter.........................................................      100.0000%

    DEBENTURES

    Except as described below, Debentures will not be redeemable prior to February 1, 2003. Thereafter, the Debentures will be redeemable, at the Issuers' option, in whole or in part, upon no less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of the principal amount at maturity), plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on February 1 or the years set forth below:

                                                                                   REDEMPTION
PERIOD                                                                                PRICE
---------------------------------------------------------------------------------  -----------
2003.............................................................................    106.3750
2004.............................................................................    104.2500
2005.............................................................................    103.1875
2006 and thereafter..............................................................    100.0000%

    In addition, at any time and from time to time prior to February 1, 2001, the Issuer may redeem in the aggregate up to 35% of the aggregate principal amount at maturity of each of the Senior Notes originally issued, Senior Subordinated Notes originally issued and the Debentures originally issued with the net proceeds of one or more Public Equity Offerings, at a redemption price
(i) in the case of the Senior Notes, of 112% of the principal amount at maturity at the redemption date thereof, plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), (ii) in the case of the Senior Subordinated Notes, of 112.25% of the principal amount at maturity thereof at the redemption date; and (iii) in the case of the Debentures, of 112.75% of the principal amount at maturity thereof at the redemption date PROVIDED, HOWEVER, that at least $162.0 million principal amount at maturity of Senior Notes or $132.0 million principal amount at maturity of Senior Subordinated Notes or $35 million principal amount at maturity of Debentures, as the case may be, must remain outstanding after each such redemption. Nothwithstanding the foregoing, the ability of the Issuer to redeem Senior Subordinated Notes pursuant to this provision may be limited by the limitations on restricted payments under the Senior Note Indenture. Furthermore, the ability of the Issuers to redeem Debentures pursuant to this provision may be limited by the limitations or restricted payments under the Senior Note Indenture and the Senior Subordinated Note Indentures.

    SELECTION OF NOTES FOR OPTIONAL REDEMPTION

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED, HOWEVER, that if a partial redemption is made with proceeds of a Public Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Securities may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days prior to the date fixed for redemption to each holder whose Securities are to be redeemed at the last address for such holder then shown on the registry books. If any Securities is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancelation of the original Security. On and after any redemption date, interest will cease to accrue on the Securities or part thereof called for redemption as long as the Note Issuers have deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

NOTES CASH FLOW SWEEP

    No later than the fifteenth day following the last day of each fiscal quarter of the Company (as the Company's fiscal year is in effect on the Issue
Date), the Company shall deposit into the Notes Sinking Fund Account an amount equal to the Cash Flow Sweep Amount.

ADDITIONAL AMOUNTS

    (a) All payments made by the Note Issuers under or with respect to the Securities and by the Company under the Guaranties will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature ("Taxes") imposed, levied, collected or assessed by or on behalf of any taxing authority within the Cayman Islands or Thailand, unless the Note Issuers are or the Company is, as the case may be, required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Note Issuers are or the Company is required to withhold or deduct or if the Note Issuers are or the Company is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority within the Cayman Islands or Thailand from or in respect of any payment made under or with respect to the Securities or the Guaranties, the Note Issuers or the Company, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder and beneficial owner of Securities (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount the holder and beneficial owner would have received if such Taxes had not been withheld or deducted or paid; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a holder of Securities with respect to any Tax: (i) which would not have been imposed, payable or due but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and the Cayman Islands or Thailand, as the case may be, other than the mere holding of the Securities; (ii) which would not have been imposed, payable or due if the Securities are held in definitive registered form ("Definitive Registered Notes") and the presentation of Definitive Registered Notes for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the holder presented the Note for payment within such 30-day period; (iii) that is an estate, inheritance, gift, sales, transfer, personal property or similar Tax;
(iv) that is imposed or withheld by reason of the failure of the holder or beneficial owner of a Security to comply, at the reasonable request of the Note Issuers or the Company, as the case may be, with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or such beneficial owner if such compliance is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax; (v) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities had been the holder of the Securities and would not be entitled to the payment of Additional Amounts; or (vi) payable otherwise than by withholding from payments on or in respect of any Security.

    (b) The Note Issuers or the Company, as the case may be, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Note Issuers or the Company, as the case may be, will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The Note Issuers or the Company, as the case may be, will furnish to the holders of the Securities, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Note Issuers or the Company, as the case may be, or, if such receipts are not obtainable, other evidence of such payments by the Note Issuers or the Company.

    (c) In addition, the Note Issuers or the Company, as the case may be, will, upon written request of each holder of Securities (subject to the exclusions set forth in (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a) above), and PROVIDED that reasonable supporting documentation is provided, reimburse each such holder for the amount of any Taxes levied or imposed by the Cayman Islands or Thailand and paid by such holder as a result of payments made under or with respect to the Securities or under the relevant Guaranty. Any payment pursuant to this section shall be an Additional Amount.

    (d) At least 30 days prior to each date on which any payment under or with respect to the Securities or under the Guaranties is due and payable, if the
Note Issuers or the Company will be obligated to pay Additional Amounts with respect to such payment, the Notes Issuers or the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such

Additional Amounts to the holders of Securities on the payment date. Whenever in the Indentures or in this "Description of Notes and Guaranties" there is mentioned, in any context, the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Security or any Guaranty such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    (e) In addition, the Note Issuers will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in the Cayman Islands or in Thailand (or any political subdivision or taxing authority of either jurisdiction) and in the United States in respect of the creation, issue, offering, execution or enforcement of the Securities, the Guaranties or any documentation with respect thereto.

OPTIONAL TAX REDEMPTION

    The Securities may be redeemed at the option of the Note Issuers or paid in full at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at 103% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for such payment if, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law of the Cayman Islands or Thailand (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation of which the Cayman Islands or Thailand (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of the Indenture (i) (A) the Note Issuers are required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Securities as a result of the imposition of Taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction); (B) the Company is, or on the next succeeding interest payment date would be, unable for reasons outside of its control, to procure payment by the Note Issuers and, with respect to any payment due, or to become due, under the Securities or the Guaranties, the Company is required, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts as a result of the imposition of Taxes by the Cayman Islands or Thailand or (C) with respect to any payment to a Note Issuer to enable a Note Issuer to make any payments under the Securities, the Company or NSM Cayman is, or on the next interest payment date would be, required to deduct or withhold Taxes imposed by the Cayman Islands or Thailand (or any political subdivision or taxing authority of either jurisdiction) and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Note Issuers or the Company that do not require undue effort or costs (including, without limitation, the Company making payments directly to holders under the applicable Guaranty). In addition, the Note Issuers or the Company, as the case may be, will also pay to holders on the redemption date any Additional Amounts which would otherwise be payable; PROVIDED, HOWEVER, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuers or the Company, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes or a Guaranty were then due.

    Prior to the publication of the notice of redemption in accordance with the foregoing, the Note Issuers or the Company shall deliver to the Trustee an officer's certificate stating that (x) the Note Issuers are or the Company is entitled to effect such redemption based on a written opinion of counsel or written advice of a nationally recognized independent tax counsel, such opinion or advice being reasonably acceptable to the Trustee, that the condition referred to in either of subclauses (A) or (B) or (C) of clause (i) of the immediately preceding paragraph is satisfied as a result of such change, amendment or executed or amended treaty and (y) the condition described in (ii) of the immediately preceding paragraph is satisfied. Such notice, once delivered by the Note Issuers or the Company to the Trustee, will be irrevocable.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    The Indentures provide that upon the occurrence of a Change of Control each holder will have the right to require the Note Issuers to repurchase all or any part of such holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

    The Senior Note Indenture limits the repurchase of Senior Subordinated Notes and the Debentures. Prior to repurchasing any Senior Subordinated Notes or Debentures pursuant to this covenant, the Note Issuers shall (i) repay in full the Senior Notes or (ii) otherwise obtain the requisite consent under the Senior Notes to permit the repurchase of the Senior Subordinated Notes or Debentures. The Senior Subordinated Note Indenture limits the repurchase of the Debentures in a similar manner. Failure to make a Change of Control offer in respect of the Senior Notes, Senior Subordinated Notes or the Debentures, as the case may be, constitutes an Event of Default under the applicable Indenture.

    The Indentures provide that within 30 days following any Change of Control, the Note Issuers shall mail a notice to each holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder's Securities at a price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date), (ii) the repurchase date (which shall not be earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the
Note Issuers, consistent with the Indentures, that a holder must follow in order have its Securities purchased.

    The Note Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indentures, the Note Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indentures by virtue thereof.

    The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Issuers or the Company, including a transaction permitted under the "Merger and Consolidation" covenant. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indentures varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Indentures) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Issuers are required to make an offer to repurchase the Securities as described above.

    The exercise by the holders of their right to require the Note Issuers or the Company, as the case may be, to repurchase the Securities could cause a default under other Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Note Issuers or the Company, as the case may be. Finally, the Note Issuers' or the Company's, as the case may be, ability to pay cash to the holders upon a repurchase may be limited by the Note Issuers' or the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    The existence of a holders' right to require the Note Issuers or the Company to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

    SALES OF ASSETS AND SUBSIDIARY STOCK.

    The Indentures will provide that the Company shall not, and shall not permit either of the Note Issuers or any Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company, the Note Issuers or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's board of directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company, the Note Issuers or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied (A) if at the time of the Asset Disposition the Company has not yet achieved Profitable Operations, pro rata to a mandatory offer by the Note Issuers and the Company to purchase Securities at 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Amounts, if any, thereon, and the repayment of principal and accrued and unpaid interest, if any, under the Bank Credit Facility and (B) if at the time of the Asset Disposition the Company has achieved Profitable Operations, at the Company's option either to (1) the investment in or acquisition of Additional Assets within 365 days from the later of such Asset Disposition and the receipt of such Net Available Cash or (2) pro rata to a mandatory offer by the Note Issuers and the Company to purchase Securities at 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest and Additional Amounts, if any, thereon, and the repayment of principal and accrued and unpaid interest, if any, under the Bank Credit Facility; PROVIDED that the Note Issuers and the Company shall be required to redeem Indebtedness pursuant to clause (2) to the extent of the balance of such Net Available Cash after application in accordance with clause (1). Notwithstanding the foregoing provisions, Net Available Cash shall not be required to be applied in accordance herewith to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time does not exceed U.S.$10 million. The Note Issuers shall not be required to make an offer to purchase Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than U.S.$10 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    Notwithstanding the foregoing, to the extent the Senior Note Indenture limits the repurchase of Senior Subordinated Notes and the Debentures, the Note Issuers shall not be required to make an offer hereunder for the repurchase of Senior Subordinated Notes or the Debentures. Similarly, to the extent the Senior Subordinated Note Indenture limits the repurchase of the Debentures the Issuers shall not be required to make an offer hereunder for the repurchase of the Debentures.

    For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company, the
Note Issuers or any Restricted Subsidiary and the release of the Company, the
Note Issuers or any Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition and (y) securities received by the Company, the Note Issuers or any Restricted Subsidiary from the transferee that are promptly (and in any event within 60 days) converted by the Company, the Note Issuers or such Restricted Subsidiary into cash.

    OFFER TO REPURCHASE UPON FAILURE TO ATTAIN PROFITABLE OPERATIONS.

    As set forth under "Description of Notes and Guaranties--Credit Support", the Note Issuers and the Company will deposit all of the Notes Net Proceeds (other than amounts required to be deposited in the Notes DSR Account), together with the balance of the proceeds of the Debenture Offering and any Equity Investment Proceeds, into the Offshore Reserve Account to be established and maintained with the

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Collateral Agent or another Qualifying Financial Institution. If the Company does not achieve Profitable Operations prior to December 31, 2001, the Note Issuers shall be required to use any amounts in the Offshore Reserve Account to undertake a Stage III Tender.

    The Note Issuers will be required to purchase Securities tendered pursuant to a Stage III Tender in accordance with the procedures set forth in the Indentures.

    The Note Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indentures. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indentures by virtue thereof.

CERTAIN COVENANTS

    The Indentures contain certain covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) Neither the Note Issuers or the Company shall Incur, nor shall the Company permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness on or after the Issue Date unless on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 3.0:1.0.

    (b) Notwithstanding the foregoing paragraph (a), the Note Issuers or the Company may Incur on or after the Issue Date the following Indebtedness:

        (i) Indebtedness of the Company Incurred pursuant to the Credit Facilities;

        (ii) Indebtedness represented by the Securities;

        (iii) Indebtedness of the Company Incurred pursuant to Vendor Financing; PROVIDED, HOWEVER, that the aggregate principal amount of all Vendor Financing Incurred pursuant to this clause (iii) (other than any such Indebtedness pursuant to Existing Arrangements) does not exceed U.S.$10 million at any time outstanding;

        (iv) Indebtedness of the Issuers represented by Capitalized Lease Obligations, or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of the Mill or Refinancing Indebtedness Incurred to refinance any such purchase price or cost of construction or improvement, in each case (other than Refinancing Indebtedness) Incurred no later than 90 days after the date of such acquisition or the date of completion of such construction or improvement; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (iv) shall not exceed U.S.$10 million at any time outstanding;

        (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company to its customers in the ordinary course of its business, (B) in respect of performance bonds or similar obligations of the Company for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

        (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business in an amount not to exceed U.S. $5 million at any time; PROVIDED that such Indebtedness is extinguished within two business days of its Incurrence;

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        (vii) Indebtedness of the Company under the Working Capital Credit
    Facility, as such facility may be amended and/or supplemented from time to time, PROVIDED in each case that any indebtedness under such facility as amended or supplemented is secured only by accounts receivable of the Company;

        (viii) Indebtedness of the Company consisting of Permitted Hedging Obligations;

        (ix) Indebtedness outstanding on the Issue Date;

        (x) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii), (vii), or (ix) or this clause (x); and

        (xi) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company, the Issuers and the Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by paragraph (a) or clauses (i) through (x) above), does not exceed U.S.$20 million.

    (c) Notwithstanding the foregoing, neither the Note Issuers nor the Company may incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Specified Senior Indebtedness or Debenture Specified Senior Indebtedness, as the case may be, unless such Indebtedness is Subordinated Indebtedness or is expressly subordinated in right of payment to Subordinated Indebtedness.

    (d) Notwithstanding the foregoing, neither the Company nor the Note Issuers shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Indebtedness.

    (e) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of its Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses, and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

    LIMITATION ON RESTRICTED PAYMENTS. (a) Neither the Note Issuers or the Company will, nor will the Company permit any Restricted Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend or make any other distribution or payment on or in respect of its Capital Stock (including dividends or distributions of the Capital Stock of any Restricted Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of its Capital Stock (other than dividends or distributions payable in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire such Capital Stock);

        (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any of its Capital Stock or any Capital Stock of any of its Affiliates (other than Capital Stock of any Wholly-Owned Restricted Subsidiary or Capital Stock of a Person that is, or immediately following such repurchase will become, a Wholly-Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

        (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

        (iv) Incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary of the Company) except as permitted under the "Limitation on Indebtedness" covenant;

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        (v) make any Investment in any Person (other than any Permitted
    Investment); or

        (vi) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vi) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") unless (x) with respect to payments to be made in the period prior to December 31, 2001 the Company has achieved Profitable Operations and (y) at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Issuers or the Company could Incur U.S.$1.00 of additional Indebtedness under paragraph (a) of the provisions of the "Limitations on Indebtedness" covenant; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of the applicable Indenture does not exceed the sum of:

        (A) 50% of the aggregate cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries accrued during the period (treated as a single accounting period) beginning on the first day of the Company's fiscal quarter commencing prior to the date of the applicable Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, 100% of such loss (treating a loss as a negative number));

        (B) the aggregate Net Cash Proceeds received after the date of the applicable Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of its Capital Stock (other than Disqualified Stock) or any options, warrants or rights to purchase such Capital Stock;

        (C) the aggregate Net Cash Proceeds received after the date of the applicable Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options or warrants to purchase Capital Stock (other than Disqualified Stock) of the Company; and

        (D) U.S.$10 million.

    (b) Notwithstanding the foregoing, and, in the case of clauses (i) through
(iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions will not prohibit the following actions (clauses (i) through (iv) being referred to as "Permitted Payments"):

        (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this section and such payment will be deemed to have been paid on (and included in the calculation of the amount of Restricted Payments) such date of declaration for purposes of the calculation required by paragraph (a) of this section;

        (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Restricted Subsidiary) of other Capital Stock (other than Disqualified Stock) of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Capital Stock are excluded from clauses (3)(B) and (3)(C) of paragraph (a) of this section, and such repurchases, redemptions or acquisitions shall be excluded from the calculation of the amount of Restricted Payments;

        (iii) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a

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    substantially concurrent issuance and sale for cash (other than to any
    Restricted Subsidiary of the Company) of any Capital Stock (other than Disqualified Stock) of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clauses
    (3)(B) and (3)(C) of paragraph (a) of this section, and such repurchases, redemptions, defeasances, retirements or acquisitions shall be excluded from the calculation of the amount of Restricted Payments;

        (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) or Pari Passu Indebtedness (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company; PROVIDED that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if the Subordinated Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinanced Indebtedness and any reasonable out-of-pocket expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced;

        (v) with respect to the Senior Note Indenture only, repurchases of Senior Subordinated Notes pursuant to a Stage III Tender so long as the Note Issuers and the Company also offer to purchase all outstanding Senior Notes, and purchase all Senior Notes tendered, in such Stage III Tender; and

        (vi) with respect to the Senior Note Indenture and the Subordinated Note Indenture, repurchases of Debentures pursuant to a Stage III Tender so long as the Note Issuers and the Company also offer to purchase all outstanding Senior Notes and Senior Subordinated Notes and purchase all such securities tendered in such Stage III Tender.

    For purposes of this Section, if the Board of Directors designates a Restricted Subsidiary as an Unrestricted Subsidiary, or a Restricted Subsidiary is deemed to be so designated, a "Restricted Payment" shall be deemed to have been made in an amount equal to the fair value of the Investment of the Company and its other Restricted Subsidiaries in such Restricted Subsidiary as determined by the Board of Directors with the concurrence of a majority of the Independent Directors (there being at least one Independent Director), whose good faith determination shall be conclusive. If a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Board of Directors, whose good faith determination shall be conclusive.

    LIMITATION ON LIENS. Neither the Note Issuers nor the Company will affirm or permit to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness of the Note Issuers or the Company (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Note Issuers or the Company or any Subsidiary owned on the date of the Indentures or acquired after the date of the Indentures, or any income or profits therefrom, other than Permitted Liens.

    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. Neither the Note Issuers nor the Company will permit (i) any Restricted Subsidiary to issue any Capital Stock (other than to the Note Issuers or the Company or any Wholly Owned Restricted Subsidiary) or (ii) any Person (other than the Note Issuers or the Company or a Wholly Owned Restricted Subsidiary) to acquire any Capital Stock of any Restricted Subsidiary from the
Note Issuers or the Company or any Restricted Subsidiary, except upon the sale of all of the outstanding Capital Stock of such Restricted Subsidiary owned by the Note Issuers or the Company or another Restricted Subsidiary and the designation of such Subsidiary as an

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Unrestricted Subsidiary; PROVIDED, HOWEVER, that the Note Issuers or the Company or a Restricted Subsidiary may issue or sell common stock of a Restricted Subsidiary to a Person that is not an Affiliate of the Company so long as, on or prior to the consummation of such issuance or sale, such Restricted Subsidiary issues and delivers a supplemental indenture to the Indentures providing for the guarantee of the Securities, which guarantee shall be a senior obligation of such Restricted Subsidiary.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. Neither the Note Issuers or the Company will, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Note Issuers or the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the
Note Issuers or the Company or any other Restricted Subsidiary, (c) make any Investment in the Note Issuers or the Company or (d) transfer any of its properties or assets to the Note Issuers or the Company or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to or in connection with the Bank Credit Facility as in effect on the Issue Date, (ii) any encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the applicable Indenture that is in existence at the time such Person becomes a Restricted Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Note Issuers or the Company or any Restricted Subsidiary and (iv) any encumbrance or restriction existing under any agreement effecting a Refinancing of Indebtedness referred to in clause (i), (ii) or (iii) above or this clause (iv); PROVIDED that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement evidencing such Refinancing Indebtedness so extended, renewed, refinanced or replaced.

    LIMITATION ON AFFILIATE TRANSACTIONS. Neither the Note Issuers or the Company will, and the Company will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company (an "Affiliate Transaction") unless: (a) the terms of such Affiliate Transaction are no less favorable to the Note Issuers or the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (b) in the event such Affiliate Transaction involves an aggregate amount in excess of U.S.$5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of such Person and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (a) above); and (c) in the event such Affiliate Transaction involves an aggregate amount in excess of U.S.$10 million, such Person has received a written opinion from an independent investment banking firm or other similar expert of nationally recognized standing that such Affiliate Transaction (i) is fair to the Note Issuers or the Company or such Restricted Subsidiary, as the case may be, from a financial point of view, or (ii) complies with the requirements of clause (a) above.

    The foregoing paragraph shall not apply to (a) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments", (b) loans or advances to employees in the ordinary course of business of the Company and/or any Subsidiary in aggregate amount outstanding not to exceed U.S.$1 million at any time, (c) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company or any Subsidiary, in each case in the ordinary course of business,
(d) transactions pursuant to agreements in existence on the Issue Date which (x) are described in this Prospectus or (y) otherwise, in the aggregate, are immaterial to the Note Issuers, the Company and the Restricted Subsidiaries taken as a whole, (e) any employment, noncompetition or confidentiality agreements entered into with its employees in the ordinary course of business,
(f) the

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issuance of Capital Stock (other than Disqualified Stock) of the Note Issuers to the Company and (g) sublease arrangements on commercial terms covering shared space.

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Neither the Note Issuers nor the Company shall, and the Company shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless
(i) the Note Issuers, the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Indebtedness pursuant to the covenant described under "Limitation on Liens", (ii) the net proceeds received by the
Note Issuers, the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the proceeds of such transaction are applied in compliance with the conditions described above under "Repurchase at the Option of Holders--Sale of Assets and Subsidiary Stock".

    LIMITATION ON ISSUANCES OF CAPITAL STOCK. Neither the Note Issuers nor any Restricted Subsidiary will issue any Capital Stock to any Person other than to the Company.

    LIMITATION ON SALES TO NON-CREDIT QUALIFIED PURCHASERS. Until the earlier of the third anniversary of the Issue Date and the date upon which the Company achieves Profitable Operations, the Company shall not permit the aggregate amount of the accounts receivable of it and its subsidiaries from non-Credit Qualified Purchasers to exceed U.S.$10 million at any one time outstanding.

    LINE OF BUSINESS. The Company will not, and will not permit the Note Issuers or any Subsidiary to, engage in any business other than its ownership of the Mill and the assets and liabilities of the Mill and any business ancillary or reasonably related thereto.

    OWNERSHIP. The Company will at all times own 100% of the Capital Stock of the Note Issuers.

    MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Thailand, and the Successor Company (if not the Company) shall expressly assume, by indentures supplemental to the Indentures, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, including the obligations under such Indenture, the Security Sharing Agreement and the Security Documents; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing (or would result therefrom); (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction), the Successor Company would be able to incur an additional U.S.$1.00 of Indebtedness pursuant to paragraph (a) of the "Limitation on Indebtedness" covenant; (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (v) the Successor Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain, or loss for United States Federal income tax purposes as a result of such transaction, and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case as if the transaction had not occurred, and there will

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
be no additional Thai Taxes and no Taxes of any other jurisdiction imposed on any payments made pursuant to the Notes or the Guaranties; and (vi) each of the Company and the Note Issuers shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indentures comply with the applicable Indentures, and the Indentures (including the Guaranties), the Security Sharing Agreement, the Security Documents, and the Notes remain and will be in full force and effect against all applicable parties and the Liens with respect to the Collateral (which shall be first priority perfected Liens unless otherwise contemplated by the Security Documents) continue in full force and effect.

    The Note Issuers shall not consolidate or merge with or into any other Person, or convey, transfer or lease all or substantially all its assets to any other Person, and all of its outstanding Capital Stock shall at all times be owned by the Company free and clear of all Liens (other than Liens securing the Securities).

    The foregoing provisions and other covenants in the Indentures would not necessarily afford holders of the Securities protection in the event of highly leveraged or other transactions involving the Company or the Issuers that may adversely affect holders of the Securities.

    SEC REPORTS. The Company and the Note Issuers will furnish the Trustees and provide to the holders of the Securities, within 15 days after it files them with the Commission, copies of the reports (the "Financial Statements") and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company and the Note Issuers file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company and the Note Issuers are not required to file such reports with the Commission pursuant to the Exchange Act, the Note Issuers will nevertheless deliver Exchange Act information to the holders of the Securities within 15 days after they would have been required to file it with the Commission.

    INTERCOMPANY NOTE AND CAPITAL CONTRIBUTIONS. (a) On the Issue Date, the Company issued intercompany notes to the Issuers obligating the Company to make payments in respect of such Intercompany notes on any date and in the same amount that any payment (whether a payment of principal when due at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise or a payment in respect of any interest) is due on the Notes; PROVIDED, HOWEVER, if after the Issue Date the Issuers and the Company determine in good faith that such an intercompany note obligation will result in a material adverse tax consequence to the Issuers or the Company, the Issuers and the Company may cancel such intercompany note obligation and the Company shall thereafter comply with clause (b) below.

    (b) In the event that at any time the intercompany note referenced in clause
(a) above has been canceled or otherwise is inoperative or unenforceable, then on or prior to any Interest Payment Date in respect of any Note, or any date upon which any payment of principal of any Note is required to be made when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, the Company shall make a cash contribution to NSM Cayman in the amount of such interest or principal payment, as the case may be.

EVENTS OF DEFAULT

    Each of the following constitutes an Event of Default under the Indentures:
(a) a default in any payment of interest on any Security when due (whether or not prohibited, in the case of Senior Subordinated Notes or Debentures, by the provisions described under the caption "--Ranking"), continued for 30 days, (b) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment, in the case of Senior Subordinated Notes or Debentures, is prohibited by the provisions described under "--Ranking"), (c) the failure by the Note Issuers or the Company to comply with its obligations under the "Merger and Consolidation" covenant described under "Certain Covenants", (d) the failure (i) by the Note Issuers or the Company to comply for 30 days after notice with any of its obligations under certain covenants, including the covenants described under "Repurchase at the Option of Holders" above or (ii) by the Company or the Note Issuers or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under covenants described under "--Certain Covenants" (other than a failure to purchase Securities which shall constitute an Event of Default under clause (b) above), other than as described in clause (a), (b) or (c) above, (e) the failure by the
Note Issuers or the Company to comply for 60 days after notice with its other agreements contained in the Indentures, (f) either Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its obligations under either Guaranty, (g) Indebtedness of the Company, the Note Issuers or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5 million and such default shall not have been cured or such acceleration rescinded after a 10-day period, (h) certain events of bankruptcy, insolvency or reorganization of the Company, the Note Issuers or any Subsidiary (the "bankruptcy provision"), (i) any judgment or decree for the payment of money in excess of U.S.$5 million (to the extent not covered by insurance) is rendered against the Company, the Note Issuers or any Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and nonappealable (the "judgment default provision"), (j) any Account is not maintained as required or any drawing under any Account is not made when required to be made and in any such case such failure continues unremedied for five Business Days (or, in the case of a failure to maintain any required amount in, or to make a drawing under, the Notes DSR Account, 30 days) (the "account provision"), (k) the Security Documents shall cease to grant the holders any of the material collateral or rights purported to be granted thereunder (the "security provision") or (l) after giving effect to the anticipated receipt and application of any insurance proceeds, the Mill is abandoned in whole or in substantial part or is destroyed or made permanently inoperable in whole or in substantial part (the "abandonment provision").

    However, a default under clauses (d) or (e) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount at maturity of the outstanding Senior Notes, Senior Subordinated Notes or the Debentures, as the case may be, notify the Issuers (with a copy to the Trustee if given by the holders) of the Default and such Default is not cured within the time specified in clause (d) or (e) after receipt of such notice.

    If an Event of Default with respect to the Senior Notes occurs (other than an Event of Default with respect to the Issuers or the Company pursuant to the bankruptcy provision) and is continuing, the Senior Note Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Senior Notes by notice to the Note Issuers and the Senior Note Trustee (if the notice is given by the holders) may declare the Accreted Value as of the date on which the Senior Notes first become due and payable plus accrued and unpaid interest, if any, on all the Senior Notes to be due and payable. If an Event of Default with respect to the Senior Subordinated Notes occurs (other than an Event of Default with respect to the Note Issuers or the Company pursuant to the bankruptcy provision) and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount at maturity of the outstanding Senior Subordinated Notes by notice to the Note Issuers and the Senior Subordinated Note Trustee (if the notice is given by the holders) may declare the Accreted Value as of the date on which the Senior Subordinated Notes first became due and payable plus accrued and unpaid interest, if any, on all the Senior Subordinated Notes to be due and payable. If an Event of Default with respect to the Debentures occurs (other than an Event of Default with respect to the Note Issuers or the Company pursuant to the bankruptcy provisions) and is continuing, the Debenture Trustee or the Holders of least 25% in principal amount at maturity of the outstanding Debentures by notice to the Note Issuers and the Debenture Trustee (if notice is given by the holders) may declare the Accreted Value as of the date on which the Debentures first become due and payable plus accrued and unpaid interest, if any, on all Debentures to be due and payable. In either case, upon such a declaration, such Accreted Value and accrued and unpaid interest shall be due and payable immediately. If an Event of Default with respect to the Senior Notes, the Senior Subordinated Notes or Debentures pursuant to the bankruptcy provision occurs, the Accreted Value of, and accrued and unpaid interest on, such Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a special majority of 60% in principal amount of the outstanding Senior Notes or the holders of a special majority of 60% in principal amount of the outstanding Senior Subordinated Notes or the holders of a special majority of 60% in principal amount of the outstanding Debentures may rescind any such acceleration with respect to the Senior Notes or Senior Subordinated Notes or Debentures, respectively, and its consequences.

    Subject to the provisions of each Indenture relating to the duties of each Trustee, if an Event of Default occurs and is continuing, such Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders unless such holders have offered to such Trustee reasonable indemnity or security against any loss, liability or expense resulting therefrom. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the applicable Indenture or the applicable Notes unless (a) such holder has previously given the applicable Trustee written notice that an Event of Default is continuing, (b) holders of at least 25% in principal amount at maturity of the outstanding Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, have requested the applicable Trustee to pursue the remedy, (c) such holders have offered the applicable Trustee reasonable security or indemnity against any loss, liability or expense, (d) the applicable Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (e) the holders of a majority in principal amount at maturity of the outstanding Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, have not given the Trustee a direction that, in the reasonable opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount at maturity of the outstanding Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or of exercising any trust or power conferred on such Trustee. Such Trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that such Trustee determines is unduly prejudicial to the rights of any other holder or that would involve such Trustee in personal liability. Prior to taking any action under the applicable Indenture, the applicable Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    Such Indenture provides that if a Default occurs and is continuing and is known to the applicable Trustee, such Trustee must mail to each holder notice of the Default within 60 days after it occurs. Except in the case of a Default in the payment of principal of, premium or Additional Amounts (if any) or interest on any Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, the Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the Note Issuers are required to deliver to each Trustee within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The
Note Issuers also are required to deliver to each Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, each Indenture may be amended with the consent of the holders of a majority in principal amount at maturity of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, then outstanding and any existing Default and its consequences (including, without limitation, an acceleration of the Notes) or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount at maturity of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, then outstanding. However, without the consent of each holder of outstanding Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, affected, no amendment, supplement or waiver may, among other things, (i) reduce the principal amount at maturity of

Senior Notes or Senior Subordinated Notes or Debentures, as the case may be whose holders must consent to an amendment, supplement or waiver, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Senior Note or Senior Subordinated Note or Debentures, as the case may be, (iii) reduce the principal of or extend the Stated Maturity of any Senior Note or Senior Subordinated Note or Debentures, as the case may be, (iv) reduce the premium payable upon the redemption or repurchase of any Senior Note or Senior Subordinated Note or Debentures, as the case may be, or change the time at which any Senior Note or Senior Subordinated Note or Debentures, as the case may be, may be redeemed or repurchased under the applicable Indenture, (v) make any Senior Note or Senior Subordinated Note or Debentures, as the case may be, payable in money other than that stated in such Security, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Senior Notes or Senior Subordinated Notes or Debentures, as the case may be on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, (vii) release the Guaranties, all or substantially all of the Collateral or the requirement to maintain any Account or (viii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder of Senior Notes or Senior Subordinated Notes or Debentures, as the case may be , the Note Issuers and the applicable Trustee may amend the applicable Indenture (and such Trustee and the Company may amend the applicable Guaranty) to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Note Issuers under such Indenture (or of the Company under such Guaranty), to provide for uncertificated Securities in addition to or in place of certificated Securities (PROVIDED that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to add further Guaranties with respect to the Securities, to add further collateral security for the Securities, to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon the Note Issuers or the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indentures under the Trust Indenture Act.

    The consent of the holders of Senior Notes or Senior Subordinated Notes or Debentures, as the case may be is not necessary under the applicable Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the applicable Indenture or to the applicable Guaranty becomes effective, the Issuers are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

    The Note Issuers at any time may terminate all of their and the Company's obligations under the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be and the applicable Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be, to replace mutilated, destroyed, lost or stolen Senior Notes or Senior Subordinated Notes or Debentures, as the case may be and to maintain a registrar and paying agent in respect of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be. The Note Issuers at any time may terminate their and the Company's obligations under the covenants described under "--Certain Covenants" (other than under "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provision with respect to the Company and Subsidiaries, the judgment default provision, the account provision, the security provision and the abandonment provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "-- Certain Covenants--Merger and Consolidation" ("covenant defeasance").

    The Note Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Note Issuers exercises their legal defeasance option, payment of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be may not be accelerated because of an Event of Default with respect thereto and the Company will be released from the applicable Guaranty. If the Note Issuers exercises their covenant defeasance option, payment of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be may not be accelerated because of an Event of Default specified in clause (d), (e), (f), (g), (h) (with respect only to the Company and its Subsidiaries), (i), (j), (k) or (l) under "Events of Default" above.

    If the Note Issuers exercises its legal defeasance option or covenant defeasance option, the Company will be released from all its obligations with respect to the applicable Guaranty and all the Collateral will be released.

    In order to exercise either defeasance option, the Note Issuers must irrevocably deposit in trust (the "defeasance trust") with the applicable Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the applicable Trustee of an Opinion of Counsel to the effect that holders of the Senior Notes or Senior Subordinated Notes or Debentures, as the case may be will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

CONCERNING THE TRUSTEE

    The Chase Manhattan Bank is to be the Trustee under the Senior Note Indenture, the Senior Subordinated Note Indenture, and the Debenture Indenture and, in each case, has been appointed by the Note Issuers as Collateral Agent and as registrar and paying agent with regard to the respective Securities.

    Each Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Note Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

    The holders of a majority in aggregate principal amount of the then outstanding Senior Notes, Senior Subordinated Notes or Debentures, as the case may be issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee. Directions to the Collateral Agent will be effective as provided above under "Security Arrangements--Enforcement of Collateral." Each Indenture provides that in case an Event of Default shall occur (which shall not be cured) the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders of the Senior Notes or Senior Subordinated Notes, as the case may be issued thereunder unless they shall have offered to such Trustee security and indemnity satisfactory to it.

GOVERNING LAW

    Each Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The various agreements creating and governing the Collateral will be governed by, and construed in accordance with, the laws of the State of New York and Thailand.

ENFORCEABILITY OF JUDGMENTS

    Since all of the operating assets of the Issuers and the Company are outside the United States, any judgment obtained in the United States against the Issuers or the Company, including judgments with respect to the payment of principal, interest, redemption price and any purchase price with respect to the Notes, may not be collectible within the United States. However, the Issuers and the Company have been advised by their Thai legal counsel, White & Case (Thailand) Limited, that any judgment or order obtained in a court outside Thailand, including the United States, would not be enforced as such by the courts of Thailand, but such judgment or order in the discretion of the courts of Thailand may be admitted as evidence of an obligation in new proceedings instituted in the courts of Thailand, which would consider the issue on the evidence before it.

CONSENT TO JURISDICTION AND SERVICE

    The Issuers and the Company have appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as their agent for actions brought with respect to the Notes, the Guaranties and/or the Indentures in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

CERTAIN DEFINITIONS

    "Accounts" means and includes: (i) the Notes DSR Account, (ii) the Offshore Reserve Account, (iii) the Revenue Account, (iv) the Notes Sinking Fund Account and (v) the Operating Account.

    "Accreted Value" means, for any particular date of determination (any such date being herein referred to as a "Specified Date"), the amount provided below for each U.S.$1,000 principal amount at maturity of Senior Notes, Senior Subordinated Notes or, as the case may be, the Debentures outstanding:

    (i)(A) with respect to the Senior Notes, if the Specified Date occurs on one of the following Interest Payment Dates, the Accreted Value will equal the amount set forth below:

                                                                                    ACCRETED
INTEREST PAYMENT                                                                     VALUE
---------------------------------------------------------------------------------  ----------
August 1, 1998...................................................................  $   908.90
February 1, 1999.................................................................      912.50
August 1, 1999...................................................................      916.40
February 1, 2000.................................................................      920.60
August 1, 2000...................................................................      925.00
February 1, 2001.................................................................      929.80
August 1, 2001...................................................................      934.80
February 1, 2002.................................................................      940.30
August 1, 2002...................................................................      946.10
February 1, 2003.................................................................      952.30
August 1, 2003...................................................................      959.00
February 1, 2004.................................................................      966.10
August 1, 2004...................................................................      973.80
February 1, 2005.................................................................      981.90
August 1, 2005...................................................................      990.70
February 1, 2006.................................................................    1,000.00

    (B) with respect to the Senior Subordinated Notes, if the Specified Date occurs on one of the following Interest Payment Dates, the Accreted Value will equal the amount set forth below:

                                                                                    ACCRETED
INTEREST PAYMENT                                                                     VALUE
---------------------------------------------------------------------------------  ----------
August 1, 1998...................................................................  $   863.10
February 1, 1999.................................................................      866.50
August 1, 1999...................................................................      870.30
February 1, 2000.................................................................      874.30
August 1, 2000...................................................................      878.60
February 1, 2001.................................................................      883.30
August 1, 2001...................................................................      888.30
February 1, 2002.................................................................      893.60
August 1, 2002...................................................................      899.40
February 1, 2003.................................................................      905.60
August 1, 2003...................................................................      912.30
February 1, 2004.................................................................      919.50
August 1, 2004...................................................................      927.20
February 1, 2005.................................................................      935.50
August 1, 2005...................................................................      944.40
February 1, 2006.................................................................      953.90
August 1, 2006...................................................................      964.20
February 1, 2007.................................................................      975.30
August 1, 2007...................................................................      987.20
February 1, 2008.................................................................    1,000.00

    (C) with respect to the Debentures, if the Specified Date occurs on one of the following Interest Payment Dates, the Accreted Value will equal the amount set forth below:

                                                                                ACCRETED
INTEREST PAYMENT                                                                 VALUE
-----------------------------------------------------------------------------  ----------
August 1, 1998...............................................................  $   821.70
February 1, 1999.............................................................      825.10
August 1, 1999...............................................................      828.90
February 1, 2000.............................................................      832.90
August 1, 2000...............................................................      837.30
February 1, 2001.............................................................      842.10
August 1, 2001...............................................................      847.20
February 1, 2002.............................................................      852.70
August 1, 2002...............................................................      858.70
February 1, 2003.............................................................      865.20
August 1, 2003...............................................................      872.30
February 1, 2004.............................................................      879.90
August 1, 2004...............................................................      888.10
February 1, 2005.............................................................      897.00
August 1, 2005...............................................................      906.60
February 1, 2006.............................................................      917.00
August 1, 2006...............................................................      928.30
February 1, 2007.............................................................      940.50
August 1, 2007...............................................................      953.60
February 1, 2008.............................................................      967.90
August 1, 2008...............................................................      983.30
February 1, 2009.............................................................    1,000.00

    (ii) in each case, if the Specified Date occurs before the first Interest Payment Date, the Accreted Value will equal the sum of (1) the respective original issue price and (2) an amount equal to the product of (a) the respective Accreted Value for the first Interest Payment Date less such original issue price multiplied by (b) a fraction, the numerator of which is the number of days from the Issue Date of the Senior Notes, Senior Subordinated Notes or, as the case may be, the Debentures, to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date of the relevant Securities to the first Interest Payment Date, using a 360-day year of twelve 30-day months;

    (iii) in each case, if the Specified Date occurs between two Interest Payment Dates, the Accreted Value will equal the sum of (1) the respective Accreted Value for the Interest Payment Date immediately preceding such Specified Date and (2) an amount equal to the product of (i) the respective Accreted Value for the immediately following Interest Payment Date less the Accreted Value for the immediately preceding Interest Payment Date multiplied by
(ii) a fraction, the numerator of which is the number of days from the immediately preceding Interest Payment Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

    "Additional Assets" means any property or assets (other than Indebtedness and Capital Stock) relating to the operation of the Mill and purchased with the proceeds of an Asset Disposition.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agency Agreement" means the agreement between NSM Steel Company, Ltd. and NSM Steel (Delaware), Inc.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Issuers, the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition of inventory pursuant to a Project Document or in the ordinary course of business, (ii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuers, the Company or a Restricted Subsidiary and that is disposed of in each case in the ordinary course of business, and (iii) transactions permitted under "--Certain Covenants--Merger and Consolidation" above. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition.

    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the applicable Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "Business Day" means any day which is not a legal holiday in the United States or Thailand.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.S. GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with U.S. GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) U.S.$, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Qualifying Financial Institution,
(iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any Qualifying Financial Institution,
(v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year

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after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

    "Cash Flow Sweep Amount" means, with respect to any fiscal quarter of the Company, an amount equal to (a) 50% of the Company's net income before interest expense, taxes, depreciation and amortization for such quarter minus (b) the sum of (i) the Company's accrued interest expense (other than amortization of original issue discount and deferred debt issuance costs) for such fiscal quarter, (ii) all scheduled principal payments made by the Company on indebtedness during such fiscal quarter, (iii) the amount of taxes actually paid by the Company during such fiscal quarter and (iv) the amount of budgeted capital expenditures made by the Company during such fiscal quarter for the maintenance of the Company's properties and assets, PROVIDED, HOWEVER, that the Cash Flow Sweep Amount in respect of any fiscal quarter shall not exceed the sum of (x) U.S.$15 million and (y) the difference between (A) U.S.$45 million and
(B) the amount of each Cash Flow Sweep Account in the immediately preceding three fiscal quarters; PROVIDED FURTHER, HOWEVER, that the amount described in
(y) above shall be adjusted ratably during the first three complete fiscal quarters following the Issue Date to take into account such shorter periods.

    "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (ii) the Company ceasing to own 100% of capital stock of the Issuers; (iii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iv) the acquisition by any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

    "Coal Supply Agreement" means the agreement between the Company and SSM Coal BV dated October 16, 1996.

    "Co-Gen Facility" means a co-generation electric power plant to be developed in conjunction with one or more affiliates of Enron Corp.

    "Co-Gen Investment" means a loan by the Company to the entity that will operate a cogeneration facility dedicated to the service of the Mill (i) in an aggregate amount not to exceed U.S.$15.5 million and (ii) on financial terms substantially identical to the terms of the Senior Notes.

    "Collateral" means all the collateral described in the Security Documents.

    "Collateral Agent" means The Chase Manhattan Bank, acting as collateral agent, and its permitted successors and assigns.

    "Commission" means the Securities and Exchange Commission.

    "Commodity Commitment" means any commodity future or forward contract, commodity swap, exchange agreement or derivative or other similar agreement or arrangement with respect to the commodities market, excluding put options and similar arrangements and agreements held by the Company or any Subsidiary.

    "Company" means Nakornthai Strip Mill Public Company Limited.

    "Consolidated Cash Flow" for any period for any Person means the Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other noncash items reducing Consolidated Net Income (excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to

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the Stated Maturity of the Securities or amortization of a prepaid cash expense that was paid in a prior period), in each case for such Person and its Subsidiaries for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Cash Interest Expense" means for any period for any Person the Consolidated Interest Expense for such Person for such period less any portion thereof not payable in cash.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow of the Company for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements of the Company are available to (ii) Consolidated Interest Expense of the Company for such four fiscal quarters; PROVIDED, HOWEVER, that (A) if the Company has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (PROVIDED that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement) only that portion of such Indebtedness that constitutes the one-year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of any party has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and (C) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or Increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (1) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Issuers repaid, repurchased, defeased or otherwise discharged in connection with such Asset Disposition for such period and (2) increased by interest income, if any, attributable to the assets which are the subject of such Asset Disposition for such period.

    "Consolidated Interest Expense" means, for any period for any Person, the total interest expense of such Person and its Subsidiaries determined in accordance with U.S. GAAP, PLUS, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and vi) Interest actually paid by such Person or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and
(b) interest income.

    "Consolidated Net Income" means, for any period for any specified Person, the consolidated net income (loss) of such specified Person and its Subsidiaries determined in accordance with U.S. GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by such Person or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Subsidiary of such specified

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Person if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to such specified Person except to the extent of the dividends or distributions that may be paid during such period by such Subsidiary, (iii) any gain or loss realized upon the sale or other disposition of any assets of such specified Person or its Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,
(iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any other Person, other than a Subsidiary of such specified Person, except to the extent of the lesser of (A) dividends or distributions paid to such specified Person or any of its Subsidiaries by such other Person and (B) the net income of such other Person (but in no event less than zero) shall be included and the net loss of such other Person shall be included only to the extent of the aggregate Investment of such specified Person or any of its Subsidiaries in such other Person and (vii) any noncash expenses attributable to grants or exercises of employee stock options.

    "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its Subsidiaries, determined on a consolidated basis in accordance with U.S. GAAP, as of the end of the most recent fiscal quarter of such Person ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the Issue Date or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

    "Credit Facilities" means, collectively, the Credit Facilities Agreement, dated September 27, 1995, among the Company and The Industrial Finance Corporation of Thailand, Thai Farmers Bank Public Company Limited, Siam City Bank Public Company Limited, The Government Savings Bank, First Bangkok City Bank Public Company Limited, Nakornthon Bank Public Company Limited, SCF Finance and Securities Public Company Limited, Siam City Credit Finance and Securities Public Company Limited, IFCT Finance and Securities Public Company Limited and First City Investment Finance and Securities Public Company Limited, as such agreement may be amended, supplemented or otherwise modified in writing from time to time, including any agreement extending the maturity of, refunding, refinancing or replacing such agreement (but in no event shall the definition of Credit Facilities include any amendment, supplement or other modification or agreement increasing the amount of borrowings available to the Company and its Subsidiaries).

    "Credit Qualified Purchaser" means a purchaser of goods from the Company and its Subsidiaries (i) pursuant to the Off-Take Agreements, (ii) whose account receivable is monetized on a non-recourse basis to the Company and its Subsidiaries pursuant to the terms of the Working Capital Credit Facility, (iii) which has an investment grade debt rating (or is a controlled subsidiary of a company with an investment grade debt rating) or (iv) whose account receivable is fully backed by a letter of credit from a Qualified Financial Institution.

    "Currency Agreement" means, in respect of any Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Debentures" means the 12 3/4% Subordinated Second Mortgage Debentures Due 2009 of the Note Issuers.

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    "Debenture Specified Senior Indebtedness" means, with respect to the Company and its Restricted Subsidiaries, (i) Indebtedness of the Company or such Restricted Subsidiaries represented by the Senior Notes, the Senior Subordinated Notes and under the Credit Facilities and refinancings thereof with Senior Indebtedness permitted by the Senior Note Indenture and the Subordinated Note Indenture and under the Credit Facilities, as the case may be, to the extent the instrument governing such Refinancing Indebtedness states that it shall be Specified Senior Indebtedness, and (ii) Indebtedness of the Company Incurred pursuant to the Senior Guaranty and the Senior Subordinated Guaranty, in the case of each clause (i) and (ii), together with accrued and unpaid interest (including Post-Petition Interest) in respect of such Indebtedness.

    "Debenture Offering" means the private placement of the Debentures on the Issue Date.

    "Default" means any event, act or condition which with notice or passage of time or both would become an Event of Default.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control".

    "DRI Plant" means a facility for the production of direct reduced iron and co-generation power.

    "Employment Agreement" means the agreement between the Company and John W. Schultes dated as of the Issue Date.

    "Equity Investment Proceeds" means any amounts received by the Company as a result of the concurrent sale of equity as of the Issue Date net of all related fees and expenses.

    "Existing Arrangements" shall mean the contracts and other agreements in effect on the Issue Date to the extent specified in an annex to the Indentures.

    "Finishing Facilities" means downstream processing facilities for the production of high-quality pickled and oiled, cold-rolled, galvanized and other value-added steel products.

    "Guaranty" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Commitment.

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    "Hot Mill" means a compact strip production thin-slab hot mill for steel melting, refining, casting and hot-rolling.

    "Incur" means issue, assume, guarantee, incur or otherwise become liable for. Notwithstanding the foregoing, in the event the Company shall have obtained Profitable Operations and, thereafter, enters into any revolving credit or multiple-draw term loan facility in order to fund Phase III Construction Costs, the Company may treat all or any portion of such revolving credit or multiple-draw term debt (subject to an aggregate limit of U.S.$150 million) as being Incurred from and after any date beginning the date that the revolving credit or multiple-draw term loan facility commitment is extended to the Company, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company under such commitment up to the amount of such commitment designated by the Company as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Company; PROVIDED, HOWEVER, that the undrawn portion of any such revolving or term debt shall be deemed to be outstanding Indebtedness until such time as the commitment thereunder is terminated.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or any Preferred Stock of such Person or any of its Subsidiaries to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements, Interest Rate Agreements and Commodity Commitments. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with U.S. GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

    "Independent Director" means a member of the board of directors of a Person that is not an officer, employee or former officer or employee of such Person or one of its Affiliates and, with respect to any transaction or series of related transactions, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions (including for such purpose the interest of any other Person with respect to whom such director is also a director, officer or employee) who is qualified under the regulations prescribed by the Stock Exchange of Thailand.

    "Independent Engineer" means Hatch Associates, Ltd.

    "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith,

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relating to the Issuers or the Company or any of their respective assets, or
(ii) any liquidation, dissolution or other winding up of the Issuers or the Company, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Issuers or the Company.

    "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

    "Iron Ore Fines Supply Agreement" means the agreement between the Company and MMTC Limited dated February 6, 1997.

    "Issue Date" means the date on which the Notes are originally issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Management Agreement" means the agreement between the Company and NSM Management Company, LLC dated as of the Issue Date.

    "Mechanical Completion" means the point in time when the DRI Plant, the Hot Mill and the Downstream Finishing Facilities have been completed and certified as complete by the Independent Engineer.

    "Mill" means collectively the DRI Plant, the Hot Mill and the Finishing Facilities.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all taxes required to be paid or accrued as a liability under U.S. GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; PROVIDED, HOWEVER, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Issuers or any Project Subsidiary after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset

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Disposition or otherwise in connection with such Asset Disposition); PROVIDED,
HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Issuers, the Company or any Restricted Subsidiary.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "Notes Net Proceeds" means the net proceeds from the sale of the Notes less the portion thereof applied to pay in full all Indebtedness of the Company required to be paid with such proceeds and to pay all fees and expenses relating to the issuance of the Notes.

    "Off-Take Agreements" collectively mean the agreements between the Company and Preussag Handel GmbH and the Company and Klockner Steel Trading each dated November 19, 1997, as such agreements may be amended, supplemented or otherwise modified in writing from time to time.

    "Pari Passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness is not subordinated in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

    "Permitted Foreign Investment" means, with respect to any Person, an Investment by such Person in (i) cash and (ii) Cash Equivalents.

    "Permitted Hedging Obligations" means (a) Indebtedness under Hedging Obligations to the extent related to the Securities and any Refinancing Indebtedness; and (b) Indebtedness under Commodity Commitments or Currency Agreements entered into in the ordinary course of business in good faith as a risk management or hedge against change in market conditions; provided, however, that in the case of this clause (b) the aggregate amount of commodities underlying all such Commodity Commitments on any date, for the Company and the Restricted Subsidiaries, that mature or expire over any 12 month period may not exceed the Company's expected requirements for such commodities over such 12 month period;.

    "Permitted Investments" means (i) investments in direct obligations of the United States of America maturing within 90 days of the date of acquisition thereof, (ii) investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a Qualifying Financial Institution or, to the extent funds are required by applicable law to be maintained in Baht, certificates of deposit, promissory notes or other instruments, in each case able to be pledged, of a Qualifying Domestic Financial Institution, (iii) investments in commercial paper given the highest rating by S&P and Moody's and maturing not more than 90 days from the date of acquisition thereof, (iv) Investments in Phase II Construction Costs, (v) the Co-Gen Investment (less the amount of any Investment made pursuant to clause (viii) below), (vi) Investments in transportation and downstream processing assets using the proceeds of the repayment of the Cogen Investment provided that the Securities are secured by a Lien on such assets that is senior to or PARI PASSU with any other Lien on such assets, (vii) restructurings, swaps or other dispositions of the Related Party Receivable; PROVIDED that (a) any such disposition shall result in the receipt by the Company of tangible assets and (b) the Securities shall be secured by a Lien on such assets that is senior to or PARI PASSU with any other Lien on such assets; and (viii) other investments in an aggregate amount not to exceed the lesser of an amount equal to (a) the sum of all principal repayments on the U.S.$15.5 million loan made by the Company in connection with the Co-Gen Investment and (b) U.S.$15.5 million.

    "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party,

                                      133
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or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure the Notes and the Guaranties and, to the extent such liens secure the Notes and the Guaranties on a first priority basis, Liens to secure the Debentures and the Company's Guarantee of the Debentures on a second priority basis; (h) Liens securing Indebtedness permitted under clause (b)(1) of the covenant entitled "Limitation on Indebtedness" to the extent such Liens (other than Liens on inventories) also secure, on an equal and ratable basis, the Issuers' and the Company's obligations under the Notes; (h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or
(j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

    "Person" means any individual corporation, partnership, joint venture, association, joint-stock Issuers, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

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
    "Phase II Completion" means the completion of the construction of the Hot Mill, the DRI Plant and the Downstream Finishing Facilities.

    "Phase II Construction Costs" mean construction costs associated with the Hot Mill, the DRI Plant and the Downstream Finishing Facilities, in each case certified as true and correct by the Independent Engineer.

    "Phase III Construction Costs" mean construction costs incurred in connection with the Mill after Phase II Completion.

    "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

    "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "President and/or CEO" means John W. Schultes or his successor appointed by Management Co.

    "Profitable Operations" means the point in time at which Consolidated Cash Flow for a consecutive six month period equals at least 200% of Consolidated Interest Expense for such six month period, to the extent such status has been demonstrated in a certificate of the General Manager delivered to the Collateral Agent, accompanied by a certificate of the Company's independent accountants confirming such results based on a review conducted by such accountants.

    "Project Documents" means and includes (i) the Offtake Agreements, (ii) the SDI Agreement, (iii) the SDI License Agreement, (iv) the Management Agreement,
(v) the Shareholders Agreement, (vi) the Coal Supply Agreement, (vii) the Iron Ore Fines Supply Agreement, (viii) the Working Capital Credit Facility, (ix) the Agency Agreement, (x) the Employment Agreement, and (xi) the Sriracha Harbor Agreement.

    "Public Equity Offering" means an offering to the public for cash by the Issuers or the Company of its common stock, or options, warrants or rights with respect to its common stock.

    "Qualifying Domestic Financial Institution" means a financial institution in Thailand having capital and surplus in excess of U.S.$1,000,000,000.

    "Qualifying Financial Institution" means a financial institution that (i) is domiciled in the United States, the United Kingdom, France or Germany, (ii) is located in New York, New York and (iii) has capital and surplus in excess of U.S.$5,000,000,000.

    "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing indebtedness has an aggregate principal amount (or if Incurred with

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
original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an unrestricted Subsidiary.

    "Registrable Machinery" means machinery that qualifies for registration pursuant to the Machinery Registration Act (Thailand) and that may be mortgaged to secure a debt.

    "Related Party Receivable" means the up to U.S.$50 million of receivables owed to NSM by certain of its affiliates.

    "Representative" means any trustee, agent or representative (if any) for an issue of Specified Senior Indebtedness of the Company.

    "Restricted Subsidiary" means, initially, each Subsidiary of the Company existing on the date of the Indenture, and any other Subsidiary designated from time to time by the Board of Directors of the Company as a "Restricted Subsidiary" in accordance with the Indenture.

    "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., and its successors.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

    "SDI Agreement" means the agreement between NSM Management Company, LLC and Steel Dynamics, Inc. dated as of the Issue Date.

    "SDI License Agreement" means the agreement between the Company and Steel Dynamics, Inc. dated as of the Issue Date.

    "Security Documents" means all the agreements, charges, documents and instruments governing or creating the security interests in the Collateral for the benefit of the holders of the Notes, the Bank Credit Facility and the Debentures and shall in any event include (i) Security Sharing Agreement; (ii) Land and Building Mortgage Agreement; (iii) Pledge of Offshore Reserve Account and the Notes DSR Account; (iv) Machinery Pledge Agreement; (v) Machinery Mortgage Agreement; (vi) Assignment of Insurance; (vii) Conditional Assignment of Project Documents; (viii) Assignment of Operating Account, Note Sinking Fund Account and Revenue Account; (ix) Pledge of Operating Account and Revenue Account; (x) Pledge of Permitted Investments; (xi) Pledge of all issued and outstanding shares of each of the Issuers; (xii) Assignment of Performance Bonds and (xiii) any other documents relating to the Collateral and executed in connection with the foregoing.

    "Security Sharing Agreement" means an agreement dated as of the Issue Date among the Issuers, the Company, certain Thai financial institutions party to the Bank Credit Facility, holders of the Debentures, the Book-Entry Depositary and the Collateral Agent.

    "Senior Indebtedness" means, with respect to any Person, (i) Indebtedness Incurred pursuant to the Credit Facilities, (ii) the Senior Notes and, with respect to the Senior Subordinated Note Indenture and the Debenture Indenture, the Senior Subordinated Notes and (ii) all indebtedness of such Person, including interest thereon (including Post-Petition Interest), whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities or the applicable Guaranty; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guaranties thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (other than, in the case of the Senior Subordinated Indenture and the Debenture Indenture, the Senior Subordinated Notes) which is expressly subordinate in right of payment to any other Indebtedness of such Person, including any Subordinated Indebtedness, (5) any obligations with respect to any Capital Stock, or (6) any Indebtedness Incurred in violation of the applicable Indenture.

    "Shareholders' Agreement" means the agreement dated as of the Issue Date between Steel Dynamics, Inc., Enron Corp., McDonald & Company Securities, Inc., Sawardi Horrungruang, N.T.S. Steel Group (Plc.) Co., Ltd. and NSM and certain purchasers of Capital Stock of the Company in connection with the Debentures.

    "Specified Senior Indebtedness" means, with respect to the Company and its Restricted Subsidiaries, (i) Indebtedness of the Company or such Restricted Subsidiaries represented by the Senior Notes and refinancings thereof with Senior Indebtedness permitted by the Senior Note Indenture to the extent the instrument governing such Refinancing Indebtedness states that it shall be Specified Senior Indebtedness, and (ii) Indebtedness of the Company Incurred pursuant to the Senior Guaranty, in the case of each clause (i) and (ii), together with accrued and unpaid interest (including Post-Petition Interest) in respect of such Indebtedness.

    "Sriracha Harbor Agreement" means the agreement between Sriracha Harbor Public Company Limited and the Company, relating to the use by the Company of the Sriracha Harbor port, dated as of the Issue Date.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Indebtedness" means Indebtedness of the Company, the Issuers or a Restricted Subsidiary that is subordinated in right of payment to the Senior Notes; PROVIDED, HOWEVER, that the term "Subordinated Indebtedness shall be deemed in the Senior Subordinated Indenture and the Debenture Indenture not to include the Senior Subordinated Notes.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other Interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Issuers.

    "Thai GAAP" means generally accepted accounting principals in Thailand as in effect as of the date of the Indentures.

    "U.S. GAAP" means generally accepted accounting principles in the United States as in effect as of the date of the Indenture. All ratios and computations based on U.S. GAAP contained in the Indenture shall be computed in conformity with U.S. GAAP.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted

Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments".

    "Vendor Financing" means financing made available by vendors to finance equipment and/or plant included in the Mill on extended pay terms.

    "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) of which are owned by the Company or another Wholly-Owned Restricted Subsidiary.

    "Working Capital Credit Facility" means the Credit Facility dated as of the Issue Date between the Company and Banque National de Paris.

    "Working Capital Requirements" means general corporate purposes, including operating expenses, debt service and the Co-Gen Investment.

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
                             SECURITY ARRANGEMENTS

COLLATERAL FOR THE SECURITIES AND THE GUARANTIES

    The Note Issuers' obligations under the Securities are secured by a pledge of the capital stock of NSM (Del) (together with the shares described in clause
(viii) of the immediately following sentence, the "Pledged NSM Stock"). Subject to certain exceptions described herein, the Company's obligations under the Guaranties (other than the Debenture Guaranty) are secured equally and ratably, on a first priority basis, by (i) a first mortgage over the land and buildings comprising the Mill (except for the Co-Gen Facility); (ii) a security interest in all amounts in the Offshore Reserve Account and the Notes DSR Account; (iii) a security interest in all machinery and equipment located at the Mill; (iv) an assignment of all insurance and reinsurance policies maintained by the Company on the Mill; (v) an assignment of the Company's rights and benefits under the Project Documents; (vi) an assignment and pledge of the Revenue Account, Operating Account and Notes Sinking Fund Account; (vii) a pledge of Permitted Investments; (viii) a pledge of all issued and outstanding shares of NSM Cayman; and (ix) an assignment of Performance Bonds (all such collateral security, the "Collateral").

    The Collateral (other than the Offshore Reserve Account and the Notes DSR Account and the pledge of shares of NSM Cayman) also secures, on an equal and ratable first priority basis with the Notes and the Guaranties (other than the Debenture Guaranty), the Indebtedness under the Bank Credit Facility. In addition, all Collateral secures, on a second priority basis, the obligations of the Company in respect of the Debenture Guaranty. The respective rights in the Collateral of the holders of the Notes, the Thai lenders under the Bank Credit Facility and the holders of the Debentures are governed by the terms of the Security Sharing Agreement. In the event of a default under the Senior Indebtedness, there can be no assurance that proceeds upon a distribution will be sufficient to repay amounts due under the senior Indebtedness, including the Notes and the Guaranties. See "Risk Factors--No Assurance of Adequate Collateral; Shared Collateral."

THE SECURITY DOCUMENTS

    The Security Documents which create an interest in the various types of Collateral are as follows: (i) a security interest in the land and buildings comprising the Mill, except the Co-Gen Facility, has been granted pursuant to a mortgage; (ii) a security interest in the proceeds in the Offshore Reserve Account and the Notes DSR Account has been granted pursuant to a conditional assignment; (iii) a security interest in all machinery and equipment located at the Mill has been granted initially pursuant to a pledge, and later, for Registrable Machinery, to be converted to a machinery mortgage; (iv) a security interest in the insurance policies covering the Mill has been granted pursuant to an assignment and an assignment of all reinsurance; (v) a security interest in the rights and benefits under the Project Documents has been granted pursuant to a conditional assignment; (vi) a security interest in the Operating Account, Revenue Account and Notes Sinking Fund Account has been granted pursuant to an assignment and pledge; (vii) a security interest in Permitted Investments has been granted pursuant to a pledge; (viii) a security interest in all issued and outstanding shares of each of the Note Issuers has been granted pursuant to a pledge and (ix) a security interest in the Performance Bonds has been granted pursuant to an assignment. Other than the pledge of shares and the security interest in the Offshore Reserve Account, Notes DSR Account and Notes Sinking Fund Account, which are governed by New York law, the Security Documents are governed by and construed in accordance with Thai law.

    The following summaries do not purport to be a complete description of the Security Documents or the Security Sharing Agreement referred to below.

SECURITY RIGHTS IN LAND AND BUILDINGS

    In Thailand, land ownership is governed primarily by the Land Code, B.E. 2497 (1954) (the "Land Code"), its implementing regulations and Book IV of the Civil and Commercial Code (the "CCC").

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
    Title deeds are the most secure form of evidence of land ownership in Thailand. However, title deeds are not issued for land located in unsurveyed areas of Thailand.

    The approximately 494 rai of land on which the Mill is located is held under 17 separate land title deeds. Under the land title deeds, the Company has the right to erect, own, occupy and use buildings on such land.

    The Mill is located in the Chonburi Industrial Estate (Bo Win) which is managed by the Hemmaraj Land and Development Public Company Limited ("Hemmaraj") under the authority of the Industrial Estate Authority of Thailand ("IEAT"). The Company initially purchased a majority of the land located at the Mill on August 31, 1994 from Hemmaraj and as required by the land purchase agreement, must use the land in accordance with IEAT regulations.

    Under Thai law, a mortgage will not be valid until it is registered with the local Land Office in which the property is located. Such a mortgage extends to all permanent fixtures and buildings on the land but it does not accord mortgage rights over buildings erected on the land after the date the mortgage is registered unless so provided in the mortgage application.

    Another feature of Thai law requires the principal amount of the obligations secured by mortgages to be expressed in Baht when being registered in the local Land Office. As a result, the principal amounts secured by the mortgages (the "Mortgaged Amounts") in the land and buildings comprising the Mill granted as security for the Company's obligations under the Guaranties, along with other collateral denominated in Baht, could decrease in terms of U.S.$ in the event of a depreciation in the value of the Baht in relation to the U.S.$.

    In order to mitigate this risk, each mortgage has been registered in a principal amount expressed in Baht that is based on an exchange rate of Baht to U.S.$ of Baht 75 to U.S.$1.00. As the actual exchange rate as quoted by the Bank of Thailand at the close of business on March 12, 1998 was Baht 41.4 to U.S.$1.00, the use of this rate is designed to allow for a substantial decrease in the value of the Baht without affecting the integrity of the security provided by the mortgages. To provide further protection, each mortgage also provides that the Company is required to increase the Mortgaged Amounts from time to time in respect of each mortgage at its own expense in order to maintain a Mortgaged Amount based on an exchange rate of Baht to U.S.$ that is no less than Baht 15 per U.S.$1.00 higher than the actual exchange rate quoted at the close of business on any business day by the Bank of Thailand. The mortgages provide that this obligation of the Company will be triggered if, at any time, the exchange rate of Baht to U.S.$ upon which the Mortgaged Amounts are then based does not exceed the actual exchange rate quoted by the Bank of Thailand by at least Baht 10 per U.S.$1.00.

    A mortgage of land can be enforced in Thailand only upon order of a court judgment and sale at a public auction, unless (i) interest has been unpaid for five years or more, (ii) the mortgagor cannot satisfy the court that the value of the property exceeds the amount due, and (iii) there are no other mortgages or preferential rights registered on the same property, in which case, foreclosure is possible. Under Thai law, each secured creditor must be registered as a "mortgagee" in order to enforce their security interest in the mortgaged property. Normally, an agent such as the Collateral Agent would not have standing in a Thai court to enforce a mortgage collectively on behalf of all holders of the Securities since at the time of the Offerings the Collateral Agent would not be the official registered holder of the Securities.

    To enable the holders of the Securities to enforce their security interests in the Collateral in compliance with Thai law, an arrangement has been effected, whereby the Collateral Agent will become the record owner of the Securities for enforcement purposes should enforcement of the mortgage of the Company's assets in Thailand become necessary. However, there can be no assurance that a Thai court will recognize the Collateral Agent as having standing to enforce the mortgages comprising the Collateral on behalf of the holders of the Securities. See "--Enforcement of Collateral;" "Risk Factors--No Assurance of Adequate Collateral; Ability to Realize on Collateral" "--Book-Entry Interests; Dependence on Intermediaries."

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
SECURITY RIGHTS IN MACHINERY AND EQUIPMENT

    Under Thai law, machinery that has been registered pursuant to the Machinery Registration Act (the "Act") may be mortgaged to secure a debt ("Registerable Machinery"). According to the Act, such a mortgage may only be registered after the import and installation of the machinery and after registration of ownership under the Act. Enforcement of a machinery mortgage involves the same procedures as a land mortgage, i.e., a court judgment and public auction, unless for example interest has been unpaid for 5 years or more, in which case, foreclosure is possible. Under Thai practice, as is the case with mortgages of land and buildings, each secured creditor must be registered as a "mortgagee".

    As of the Issue Date, no machinery of the Company has been registered pursuant to the Machinery Registration Act. This is because final acceptance of the machinery by the Company will not occur by such date. As soon as the machinery is accepted in accordance with the Machinery Registration Act, they will be examined by an official of IEAT. At that point, the Company will register the machinery with the relevant authority. In the interim and for machinery that is not eligible as Registrable Machinery, a security interest in such machinery, equipment and construction material located at the Mill shall be granted by the Company pursuant to a pledge in favor of the Book-Entry Depositary. Under the Security Sharing Agreement, the Company is obligated to
(i) register all Registrable Machinery at the Mill and (ii) cause the existing pledge of machinery to be converted to a mortgage registered in favor of the holders of Senior Indebtedness and the Debentures.

    Thai law requires the principal amount of the obligations secured by mortgages to be expressed in Baht when being registered with the appropriate Thai authorities. As a result, the Mortgaged Amounts in all of the machinery and equipment of the Company granted as security for the Company's obligations under the Guaranties, along with other collateral denominated in Baht, could decrease in terms of U.S.$ dollars in the event of a depreciation in the value of the Baht in relation to the U.S.$.

    In order to mitigate this risk, the mortgages will be registered in principal amounts expressed in Baht that are based on the exchange rate, and also have the benefit of the adjustment mechanism, described above under the caption "--Security Rights in Land and Buildings".

    To enable the holders of the Securities to enforce their security interests in the Collateral in compliance with Thai law, an arrangement will be effected, on the Issue Date, whereby the Collateral Agent will become the record owner of the Securities for enforcement purposes should enforcement of the mortgage of the Company's assets in Thailand become necessary. However, there can be no assurance that a Thai court will recognize the Collateral Agent as having standing to enforce the mortgages comprising the Collateral on behalf of the holders of the Securities. See "--Enforcement of Collateral;" "Risk Factors--No Assurance of Adequate Collateral; Ability to Realize on Collateral" "--Book-Entry Interests; Dependence on Intermediaries."

    Under Thai law, a pledge requires satisfaction of elements prescribed in the CCC, including a pledge of "specific goods" and possession of the goods in the pledgee or third party.

SECURITY INTEREST IN INSURANCE

    The Company has assigned all insurance policies to the parties to the Bank Credit Facility and the Collateral Agent (the "Insurance Assignment"). The Insurance Assignment provides that, immediately upon the effectiveness of the Insurance Assignment or upon the issuance to the Company of additional insurance policies or reinsurance relating thereto with respect to the property covered by (or to be covered by) such insurance ("Additional Insurance"), the Company will give to or obtain from each insurer, broker, underwriter and reinsurer that is a party to any insurance policies relating to the Collateral (the "Proceeds Collateral") a formal notice and/or written approval or acknowledgment that the assignment of the Proceeds Collateral has been made to the Collateral Agent and will, promptly, but not later than 90 days after the date of the Insurance Assignment, or, in the case of Additional Insurance which is issued after the date of the Insurance Assignment, promptly, but not later than 90 days after the date of the issue of such

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
Additional Insurance, obtain and furnish to the Collateral Agent an acknowledgment or approval of such insurer, broker, underwriter or reinsurer written and signed on each such insurance policy.

    The Company also agreed to comply with the terms of each such insurance policy, including timely payment of all insurance premiums required thereunder.

    All insurance proceeds received in respect of an involuntary loss and which event is a collateral disposition shall be deposited into the Revenue Account in accordance with the provisions under "-- Security Sharing Agreement--Proceeds Received Under the Security Documents."

    In Thailand, there is no system of registration of security interests by way of an assignment. In addition, an assignment of rights is not effective under Thai law against a third party obligor until either notice of the assignment is given to the obligor or written acknowledgment of the assignment is received from the obligor.

ASSIGNMENT AND PLEDGE OF ACCOUNTS

    The Company entered into arrangements with the Collateral Agent to establish, INTER ALIA, the Notes DSR Account, the Offshore Revenue Account, the Notes Sinking Fund Account, the Revenue Account and the Operating Account, and to establish the Collateral Agent's rights and obligations with respect thereto. In addition, the Company granted a security interest in all amounts deposited in the Company's bank accounts (the "Accounts"). The security interest will be a perfected security interest only upon formal notice to, or written acknowledgment by, the bank in which the account is held. Initially, the Accounts will be held with the Collateral Agent and a perfected security interest will be established. The Company has the right under the Indentures to establish sub-accounts or additional accounts to form part of the Accounts, PROVIDED that the Collateral Agent receives an opinion of counsel from the Company in form acceptable to the Collateral Agent such that a perfected security interest over any such account has been established in favor of the registered holder of Securities prior to any funds being deposited therein. Unless otherwise provided in the Indentures, the Company is authorized to continue to control investment decisions with respect to the funds in the Accounts until a Notice of Actionable Default has been issued by the Trustee or the Facility Agent under the Bank Credit Facility. At such time, the Collateral Agent is authorized to control investment decisions with respect to funds in the Accounts and realize upon its security interest.

    There is no registration process with respect to the security interest in the Accounts and, if multiple security interests are granted over the same account, the security interest granted first in time will have priority. Except as otherwise contemplated by the Security Documents, the failure of either the assignment or pledge of the Accounts to constitute a first priority lien on the Accounts at any time constitutes an Event of Default. In addition, an assignment of rights is not effective, under Thai law, against a third party obligor until either notice of the assignment is given to the obligor or written acknowledgment of the assignment is received from the obligor.

PLEDGE OF PERMITTED INVESTMENTS

    Prior to the first time the Company makes a Permitted Investment described under "Description of Notes and Guaranties--Certain Covenants--Limitations on Restricted Payments", the Company agrees to grant security interests, by way of pledges executed in favor of the Collateral Agent, in all amounts invested in Permitted Investments. The security interest will be a perfected security interest only upon formal notice to, or written acknowledgment by, the bank in which the account is held. Unless otherwise provided in the Indentures, the Company is authorized to continue to control investment decisions with respect to Permitted Investments until a Notice of Actionable Default has been issued by the Trustee. At such time the Collateral Agent is authorized to control investment decisions with respect to funds in Permitted Investments and realize upon its security interest.

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PLEDGE OF SHARES

    The Securities are secured by a pledge of all issued and outstanding shares of NSM (Del). The pledge agreement grants a security interest in the capital stock of NSM (Del) in favor of the Trustee. The pledge agreement is governed by New York State law.

    The Guaranties are secured by the Collateral, including a pledge of all issued and outstanding shares of NSM Cayman. The pledge agreement grants a security interest in the capital stock of NSM Cayman in favor of the Collateral Agent. The pledge agreement is governed by the laws of Cayman Islands.

ASSIGNMENT OF PERFORMANCE BONDS

    Under the Bank Credit Facility, the Lenders agreed to release their existing security interests in five different performance bonds (the "Performance Bonds") which have been assigned to secure the Company's right to receive payments or damages arising in connection with certain supply contracts. The Company, the Collateral Agent and the Lenders entered into a new separate assignment arrangement whereby (i) the Company assigned all of its interests under the Performance Bonds to the Collateral Agent and (ii) the Lenders share such Collateral on a pari passu basis as per the terms of the Security Sharing Agreement.

    As noted previously, in Thailand there is no system of registration of security interests by way of an assignment. In addition, an assignment of rights is not effective, under Thai law, against a third party obligor until either notice of the assignment is given to the obligor or written acknowledgement of the assignment is received from the obligor.

CONDITIONAL ASSIGNMENT OF PROJECT DOCUMENTS

    The Company conditionally assigned all rights, title and interest in and to the Project Documents related to the construction of the Mill and conditionally transfer all of its obligations under the Project Documents to the parties to the Bank Credit Facility and the Collateral Agent (the "Conditional Assignment of the Project Documents"). The Conditional Assignment of the Project Documents provides that when the conditional assignment becomes effective, the Thai Facility Agent and the Collateral Agent may substitute its designee as a party to the Project Documents in place of the Company.

    The conditional assignment shall become effective upon receipt by the Collateral Agent of a notice of an event of default under the Bank Credit Facility and the Indentures.

SECURITY SHARING AGREEMENT

    The Trustee and the Collateral Agent, on behalf of the holders of the Notes, the representative of the holders of the Debentures, on behalf of such holders, and the facility agent (the "Facility Agent") on behalf of the lenders under the Bank Credit Facility (the Trustee, the Collateral Agent, the Book-Entry Depositary and the Facility Agent, the "Secured Parties"), and the Company entered into the Security Sharing Agreement. The Security Sharing Agreement governed the rights of the Secured Parties with respect to the Collateral, including the right to direct remedies upon Default.

    In order to preserve the priority of the mortgage interests granted to the holders of the Senior Notes and the Senior Subordinated Notes and the creditors under the Bank Credit Facility over the second priority mortgage interests granted to the holders of the Debentures, the Security Sharing Agreement provides that, in the event the Company is required to effect the Mortgaged Amounts Adjustment, the interests of the holders of the Senior Notes and the Senior Subordinated Notes and the creditors under the Bank Credit Facility in the Mortgaged Amounts resulting from such Mortgage Amounts Adjustment shall remain and be made prior to the interests of the holders of the Debentures under the mortgages securing the obligations under the Debentures. Including with respect to their interests in any such increase (and the Company shall be required from time to time to execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same).

    The Security Sharing Agreement is governed by, and will be construed in accordance with, Thai law, provided that the Collateral Agent's immunities and standard of care is governed by New York law. Certain terms used in the Security Sharing Agreement are defined below.

CERTAIN DEFINITIONS

    The following are definitions of certain terms used in the Security Sharing
Agreement:

    "Actionable Default" means (i) any Event of Default for the Securities under and as defined in the Indentures or (ii) any event of default under and as defined in the Bank Credit Facility, PROVIDED that only those events which give the applicable secured creditor the right to accelerate indebtedness or result in the automatic acceleration of Indebtedness, including after notice or passage of time or both, shall be an Actionable Default.

    "Credit Documents" shall mean the Security Sharing Agreement, the Bank Credit Facility, the Indentures, the purchase agreement in respect of the Debentures, the Notes, the Debentures and the Security Documents.

    "Mortgaged Amounts" means the principal amount, expressed in Thai Baht, of each of the Mortgages. At the Closing Date, the Mortgage Amounts will be set at an amount equal to the sum of the Secured Indebtedness secured thereby expressed in US$ converted to Baht at a rate of Baht 75 to U.S.$1.00.

    "Mortgaged Amounts Adjustment" means the obligation of the Company to cause the Mortgaged Amounts to be increased from time to time at its own expense in order to maintain at all applicable times a Mortgaged Amount based on an exchange rate of Baht to U.S.$ (the "Mortgage Conversion Rate") that is no less than Baht 15 per U.S.$1.00 higher than, i.e., the number of Baht per U.S.$1.00 exceeds by 15 Baht or more the number of Baht per U.S.$1.00 in, the actual exchange rate (the "Current Exchange Rate") quoted at the close of business on any business day by the Bank of Thailand (by way of example, if the Current Exchange Rate is Baht 65 per U.S.$1.00, the Company would be obliged, subject to the proviso below, to cause the Mortgaged Amounts to be increased to an amount (expressed in Baht) equal to the Secured Indebtedness secured thereby (expressed in U.S.$) converted to Baht at a rate of Baht 80 to U.S.$1.00), PROVIDED that the Company shall undertake the adjustment described herein only at such times that the Mortgage Conversion Rate does not exceed the Current Exchange Rate at such time by at least Baht 10 per U.S.$1.00.

    "Mortgages" means the Land Mortgages and the Machinery Mortgages.

    "Notice of Actionable Default" means a notice delivered to the Collateral Agent stating that an Actionable Default has occurred, which describes with reasonable particularity the nature of the Actionable Default and is delivered to the Collateral Agent by (i) the Trustee for the holders of the Notes, acting pursuant to the Indentures, (ii) the representative of the holders of the Debentures or (iii) the Facility Agent (as defined in the Security Sharing Agreement), acting upon the instructions of the holders of a majority of the Outstanding Existing Indebtedness Obligations under the Bank Credit Facility. A notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by a Responsible Officer (as defined in the Security Sharing Agreement) of the Collateral Agent. A notice of Actionable Default shall be deemed to be outstanding at all times after such notice was given until the earlier of such time, if any, as (i) the Collateral Agent has been notified by the Trustee or the Facility Agent, as the case may be, which delivered such notice, that such notice has been rescinded or waived or (ii) the Trustee and the Facility Agent, if any, have determined, in accordance with the provisions described under "--Exercise of Remedies under the Security Documents," to rescind or waive such notice.

    "Outstanding Debentures Obligations" generally refer to the sum of (i) the aggregate principal amount owed to the holders of Debentures at such time and the aggregate amount of accrued and unpaid interest thereon at such time and
(ii) the aggregate amount of all monetary obligations of the Company and the
Note Issuers that are accrued and owing at such time to the holders of Debentures, including compensation, indemnification and expense reimbursement obligations and premium and Additional Amounts, if any. From and after the delivery of a Notice of Actionable Default that is outstanding pursuant to the Security Sharing Agreement, such amounts shall be calculated with respect to amounts due and owing under the Debenture Guaranty, if greater than amounts due and owing under the Debentures, from and after the delivery of a Notice of Actionable Default.

    "Outstanding Existing Indebtedness Obligations" means, at any time, (i) the aggregate principal amount owed to the holders of the Bank Credit Facility at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all other monetary obligations of the Company and the Note Issuers that are accrued and owing at such time to the holders of the Bank Credit Facility, including compensation, indemnification and expense reimbursement obligations and premium and additional amounts, if any.

    "Outstanding Notes Obligations" generally refer to the sum of (i) the aggregate principal amount owed to the holders of Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all monetary obligations of the Company and the Note Issuers that are accrued and owing at such time to the Trustee or the holders of Notes, including compensation, indemnification and expense reimbursement obligations and premium and Additional Amounts, if any. From and after the delivery of a Notice of Actionable Default that is outstanding pursuant to the Security Sharing Agreement, such amounts shall be calculated with respect to amounts due and owing under the Guaranties, if greater than amounts due and owing under the Notes, from and after the delivery of a Notice of Actionable Default.

    "Total Secured Indebtedness" means without duplication, at any time, the sum of (i) the Outstanding Notes Obligations at such time, (ii) the Outstanding Existing Indebtedness Obligations at such time and (iii) the Outstanding Debentures Obligations at such time.

ENFORCEMENT OF COLLATERAL

    The Security Documents provide that the Collateral Agent will act at the direction of the holders of more than 50% of the outstanding principal amount of the Notes and Debentures (or, for purposes of enforcement of remedies, 50% of the Notes and Debentures that have been declared due and payable) with respect to (i) the pledge of the shares of NSM (Del) or NSM Cayman and (ii) the Offshore Reserve Account and the Notes DSR Account (in each case, the "Notes Required Holders"); PROVIDED that if an Event of Default exists thereunder as a result of a payment default or pursuant to the bankruptcy provision and 60 days have elapsed with any such default remaining unremedied, then the Notes Required Holders shall consist of those holders with more than 33 1/3% of the outstanding principal of the Notes with the 33 1/3% number to be reduced to 10% if any such default remains unremedied for another 30 days with the 10% number to be further reduced to 5% if any such default remains unremedied for another 60 days; PROVIDED FURTHER that, for purposes of such calculation, Outstanding Debentures Obligations shall be deemed to equal zero during any period where a default exists under the Senior Note Indenture or the Senior Subordinated Note Indenture.

    With respect to the Collateral to be shared on a PARI PASSU basis with the parties to the Bank Credit Facility, the Security Sharing Agreement provides that the Collateral Agent will act at the direction of the holders of more than 50% of the Total Secured Indebtedness (the "Required Holders"); PROVIDED that if an Actionable Default exists and 60 days have elapsed with any such default remaining unremedied, then the Required Holders shall consist of those holders with more than 33 1/3% of the Total Secured Indebtedness, with the 33 1/3% number to be reduced to 10% if any such default remains unremedied for another 30 days with the 10% number to be further reduced to 5% if any such default remains unremedied for another 60 days; PROVIDED FURTHER that, for purposes of such calculation, Outstanding Debentures Obligations shall be deemed to equal zero during any period where a default exists under the Senior Note Indenture or the Senior Subordinated Note Indenture or the Bank Credit Facility.

    Notwithstanding the preceding two paragraphs, at all times that a Default has occurred and is continuing under the Senior Note Indenture, the holders of the Senior Subordinated Notes shall (a) absent the consent of the holders of a majority of the aggregate principal amount of Senior Notes outstanding, refrain from taking any action toward collection of or enforcement or otherwise exercise any rights of such holders of Senior Subordinated Notes with respect to the Pledged NSM Stock or the Collateral, whether pursuant to applicable law, contract or otherwise, including any and all rights concerning foreclosure upon the Pledged NSM Stock or the Collateral and (b) shall (i) with respect to any bankruptcy, insolvency, or similar proceeding, not be entitled to vote with respect to the Pledged NSM Stock or the Collateral or their rights with respect thereto, whether pursuant to applicable law (including applicable bankruptcy or insolvency law), contract (including the Senior Subordinated Indenture), or otherwise, and (ii) in connection with any vote in respect of the Pledged NSM Stock or Collateral (including in any bankruptcy, insolvency or similar proceeding or otherwise), be deemed to have voted in the same manner and to the same effect as the holders of a majority of the aggregate principal amount of Senior Notes then outstanding and the holders of the Senior Subordinated Notes shall assign pursuant to the Security Sharing Agreement such rights to vote to the holders of the Senior Notes for the duration of any such Default for the purposes of effecting any such vote; PROVIDED, that the foregoing provisions (A) will only apply to the holders of the Senior Subordinated Notes so long as the amount owed to the holders of the Senior Notes exceeds $50 million and (B) will not create any contractual obligation on holders of the Senior Notes to take or refrain from taking any action in respect of the Collateral.

    Upon collecting the funds raised from the sale of the shared Collateral, the Collateral Agent will be required to distribute such proceeds in accordance with the Security Sharing Agreement. All proceeds shall be distributed to the Secured Creditors ratably in the proportion that the outstanding Indebtedness owed each Secured Creditor bears to the Total Secured Indebtedness; PROVIDED, HOWEVER, that no proceeds shall be distributed to any holder of Debentures until the Outstanding Notes Obligations and Outstanding Existing Indebtedness Obligations have been paid in full and discharged.

    Under Thai law, the enforcement of a security interest in a mortgage, whether it be land and buildings or registered machinery, must be effected by the registered holder of the Note. Only registered secured creditors would be recognized with standing to enforce a mortgage in a Thai court. To enforce a mortgage in Thailand, the mortgagee must first issue a notice to the debtor giving them a reasonable time to satisfy the debt. In the event the debt cannot be repaid within this timeframe, the mortgagee may file an action in a court with jurisdiction over the location where the mortgage has been registered seeking to declare the debtor in default and order the collateral to be sold at public auction. Once an order is obtained, the court will order a public auction to be held at which time the property will be sold to the highest bidder.

    In the event an action based on the collateral were commenced in a court of the United States, it is likely that such court would grant judgment only in U.S.$ even though a substantial portion of the collateral is denominated in a currency other than U.S.$. It is not clear, however, whether, in granting such judgment, the role of conversion into U.S.$ would be determined with reference to the date of default, the date judgment is rendered or some other date. Holders of Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Holder receives any payment on such judgment in U.S.$.

    In the event of bankruptcy of the Company, secured creditors have the option whether to join in the bankruptcy proceedings. They may join the bankruptcy proceedings subject to the conditions in Section 96 of the Bankruptcy Act which allow a secured creditor to claim for the balance of the indebtedness after enforcing its claim against the property or deducting the value of the property given as security. They may enforce their security as provided in Section 95 of the Bankruptcy Act in which case they need not join the bankruptcy proceedings.

    For purposes of the Bankruptcy Act, "security" is defined in Section 6 to include mortgages, pledges, rights of retention and any preferential rights which have the same rights as a pledge.

    An assignment does not fall within the definition of "security". The effect of an assignment is similar to that of a transfer of ownership, in that it may remove property from the estate of a debtor. Assignments and giving of security may be subject to revocation under the preference provisions in Sections 113 to 115 of the Bankruptcy Act (cancellation of fraudulent acts, and 3-year and 3-month preference provisions), and the provisions of Section 237 of the CCC (cancellation of fraudulent acts).

PROCEEDS RECEIVED UNDER THE SECURITY DOCUMENTS

    The Collateral Agent has established and shall maintain at one or more of its principal banking offices accounts for the benefit of all holders of Secured Indebtedness (the "Collateral Accounts").

    Except as otherwise explicitly provided in any Security Document or as otherwise set forth in the Indentures and Security Sharing Agreement, the Collateral Agent shall deposit into the Collateral Accounts all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Collateral or under the Security Documents, including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document or upon any Collateral Disposition or otherwise. All proceeds shall be distributed to the Secured Creditors ratably in the proportion that the outstanding Indebtedness owed each Secured Creditor bears to the Total Secured Indebtedness; PROVIDED, HOWEVER, that no proceeds shall be distributed to any holder of Debentures until the Outstanding Notes Obligations and Outstanding Existing Indebtedness Obligations have been paid in full and discharged. To the extent not reimbursed by the Company or the Note Issuers, and subject to certain provisions of the Indentures, the Collateral Agent shall have the right at any time and from time to time to apply certain amounts in the Collateral Accounts to the payment of (i) fees, (ii) reasonable out-of-pocket costs and expenses (including attorney fees and disbursements) incurred by the Collateral Agent (a) in administering and carrying out its obligations under the Security Sharing Agreement or any of the Security Documents, (b) in exercising or attempting to exercise any right or remedy under the Security Sharing Agreement or any of the Security Documents or (c) in taking possession of, protecting, preserving or disposing of any item of Collateral, including tax Liens and enforcement costs, and (iii) all amounts against or for which the Collateral Agent is to be indemnified or reimbursed under the Security Sharing Agreement (excluding any such costs, expenses or amounts which have therefore been reimbursed) until all of such costs, expenses and amounts have been paid in full.

    If no Notice of Actionable Default is outstanding, amounts deposited in the Collateral Accounts may be released to the Company or the Note Issuers or paid to the Trustee in accordance with the Indentures and upon the written instruction of the Trustee. If a foreclosure event has occurred, amounts deposited or on deposit in the Collateral Accounts shall be applied in the following order of priority:

    FIRST, to the Collateral Agent for amounts owing to it for fees, expenses and indemnities, then to the Trustee for payment of all Outstanding Notes Obligations that consist of fees, expenses and indemnities incurred in connection with the administration of the Indentures and to the Facility Agent for payment of all Outstanding Existing Indebtedness Obligations that consists of fees, expenses and indemnities incurred in connection with the administration of the Bank Credit Facility;

    SECOND, to the Trustee and the Facility Agent ratably in the proportion that the outstanding Indebtedness owed each bears to the Total Secured Indebtedness; and

    THIRD, the balance, if any, and only if the Outstanding Notes Obligations and Outstanding Existing Indebtedness Obligations have been paid in full, to the holders of the Debentures if there are any Outstanding Debenture Obligations, or otherwise, to the Company.

    Under the Security Sharing Agreement, a successor Collateral Agent may be appointed upon approval of the Company, the Trustee and a majority of the lenders under the Bank Credit Facility (it being understood that such approval, in each case, shall not be unreasonably withheld, including in the event that the standing of the Collateral Agent to bring an enforcement action is not recognized by a Thai court). Such successor Collateral Agent is required to be a bank with an office in Bangkok, Thailand, having combined capital and surplus equivalent to at least U.S.$50.0 million and authorized to perform the functions of the Collateral Agent under the Security Sharing Agreement.

    The Security Sharing Agreement contains customary provisions with respect to the appointment and authorization of, and the rights and duties of, the Collateral Agent.

AMENDMENT OF THE SECURITY SHARING AGREEMENT AND THE SECURITY DOCUMENTS

    No modification, waiver or amendment of any provision of any Security Document shall in any event be effective unless the same shall be in writing and signed by the Trustee or Book-Entry Depositary on behalf of the holders of the Notes, the holders of a majority of the outstanding principal balance of the Bank Credit Facility, the Collateral Agent, the Company and the Note Issuers; PROVIDED, HOWEVER, that (i) no such modification, waiver or amendment shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification under the Security Sharing Agreement or any Security Document or expand its duties or obligations under the Security Sharing Agreement or any Security Document without the prior written consent of the Collateral Agent,
(ii) certain provisions related to the release of Collateral may not be modified, amended or waived without the prior written consent of the representatives of the Secured Parties (other than the holders of the Debentures), (iii) no such modification, waiver or amendment shall (A) change the provisions discussed in this paragraph "--Amendment of the Security Sharing Agreement and the Security Documents" or certain provisions discussed under "--Proceeds Received Under the Security Documents," certain provisions discussed under "Enforcement of Collateral" and other provisions related to surrender of Collateral and certain payments, the release of or termination of Liens on all or substantially all of the Collateral, and successors and assigns and the acceleration of Indebtedness, in each case, without the prior written consent of the holders of the Senior Indebtedness or (B) (except to the extent otherwise set forth in or prohibited by the Security Documents) create any Lien on the Collateral or any part thereof or terminate any part of the Liens of the Collateral Agent on the Collateral or deprive the holders of any part of the security afforded by the Liens of the Security Sharing Agreement or the Security Documents without the consent of representatives of the Secured Creditors of outstanding obligation and (iv) no such modification, waiver or amendment shall deprive the holder of the Debentures of their rights under the Security Sharing Agreement without the consent of a majority of the holders of Outstanding Debentures Obligations.

                               TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAXATION

    The following is a description of the principal U.S. federal income tax consequences of the exchange of the Old Securities for the New Securities. In the opinion of White & Case LLP, special tax counsel to the Company, this description applies only to Securities held as capital assets and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as insurance companies, tax-exempt organizations, banks or dealers or traders in securities or currencies or to holders that will hold Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or "integrated" transaction for U.S. federal income tax purposes or that have a "functional currency" other than the U.S.. In addition, the summary, does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of exchanging Old Securities for the New Securities.

    For purposes of this summary, a "U.S. Holder" is a holder of Securities who, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration over which a United States court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Holder.

    This summary is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as in effect and available on the date hereof. All of the foregoing are subject to change (possibly with retroactive effect) or differing interpretations which could affect the tax consequences described herein.

TAX TREATMENT OF THE EXCHANGE OFFERS

    The exchange of Securities by a holder for an New Securities pursuant to the Exchange Offers will not constitute a taxable exchange for U.S. federal income tax purposes. A holder will not recognize gain or loss upon the receipt of New Securities pursuant to the Exchange Offers and a U.S. Holder will be required to continue to include interest (including original issue discount) on the New Securities in gross income for U.S. federal income tax purposes in the manner and to the extent such income was includible under the Securities. A holder's holding period for New Securities will include the holding period for the Notes exchanged pursuant to the Exchange Offers and such holder's adjusted basis in New Securities will be the same as such holder's adjusted basis in such Notes.

    THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF OLD SECURITIES FOR NEW SECURITIES. HOLDERS OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

                                 THAI TAXATION

    This summary assumes that an investor is not a resident of or doing business in Thailand for tax purposes.

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
TAX TREATMENT OF NOTES

    Thai withholding tax would be payable by withholding in respect of payments under or with respect to the Securities if interest on the Securities were to paid by or on behalf of the Company from or in Thailand. Although there have been no precedent Thailand Revenue Rulings on the point, the Company believes, upon consultation with the competent authorities, that discounts on the Securities are not subject to withholding tax at the time of issue. Such discounts will be subject to withholding tax at the rate of 15% at maturity or when the Notes are redeemed. Payment of interest by the Note Issuers to the holders of the Notes is not subject to Thai withholding tax. Payments by the Company to the Note Issuers to fund interest payment obligations on the Securities may be subject to withholding tax at the rate of 15%. While the Company intends to structure its interest payments to the Note Issuers to substantially reduce the effect of such withholding, there can be no assurance that such measures will prove successful in reducing the application of withholding taxes. The Company is seeking a favorable opinion of the Thai Revenue Department for this structure. See "Risk Factors--Withholding Tax" If a
Note Issuer or the Company is required by law to make any such deduction or withholding, it will pay Additional Amounts as may be necessary so that every net payment of the principal of and interest on the Notes paid to the holder thereof will not be less than the amount provided for in such Notes to be then due and payable, subject to certain exceptions and limitations set forth above (see "Description of Notes and Guaranties -- Additional Amounts"). The rate of Thai withholding tax on interest and, when redeemed, discount is normally 15% (reduced to 10% where the payee is a financial institution incorporated in a jurisdiction having a tax treaty with Thailand and has no permanent establishment in Thailand).

                            CAYMAN ISLANDS TAXATION

    The Cayman Islands currently have no foreign exchange control restrictions and no income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax applicable to NSM Cayman or any holder of Securities. Accordingly, payment of principal of (including any premium) and interest on, and any transfer or exchange of, the Notes will not be subject to taxation in the Cayman Islands, no Cayman Islands withholding tax will be required on such payments to any holder of Notes and gains derived from the sale of Securities will not be subject to Cayman Islands capital gains tax. The Cayman Islands are not party to any double taxation treaties.

    NSM Cayman has obtained an undertaking from the Governor-in-Council of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1995 Revision) of the Cayman Islands, for a period of 20 years from December 30, 1997 (the date of the undertaking) no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to NSM Cayman or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of NSM Cayman or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by NSM Cayman to its members or a payment of principal or interest or other sums due under a debenture or other obligation of NSM Cayman.

    No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution and issue of the New Securities unless they are executed in or brought within (for example, for the purposes of enforcement) the jurisdiction of the Cayman Islands, in which case stamp duty of 0.25% of the face amount thereof is payable on each New Security (up to a maximum of 250 Cayman Islands Dollars ("C.I.$") (U.S.$305)) unless stamp duty of C.I.$500 (U.S.$610) has been paid in respect of each tranche of New Securities. An instrument of transfer in respect of a New Security if executed in or brought within the jurisdiction of the Cayman Islands will attract a Cayman Islands stamp duty of C.I.$100 (U.S.$122).

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                            OLD REGISTRATION RIGHTS

    The Note Issuers, the Company, and the Initial Purchasers have entered into a registration rights agreement dated March 12, 1998 (the "Registration Rights Agreement") pursuant to which the Note Issuers and the Company have agreed, for the benefit of the holders, that the Note Issuers will, at their own cost, (i) within 90 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to the Exchange Offer for notes (the "Exchange Notes") of the Note Issuers which will have terms substantially identical in all material respects to the Notes and be guaranteed by the Company (except that the Exchange Notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein), (ii) use their reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date and (iii) use their reasonable efforts to consummate the Exchange Offer within 210 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Note Issuers will offer the Exchange Notes in exchange for surrender of the Notes. The Note Issuers will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each of the Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date. Under existing Commission interpretations, the Exchange Notes would be freely transferable by holders thereof other than affiliates of the Note Issuers after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Note Issuers, as such terms are interpreted by the Commission; PROVIDED that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that the Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Note Issuers have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting requirements of the Securities Act to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes.

    Each holder who wishes to exchange its Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an affiliate of the Note Issuers.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the applicable Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    In the event that (i) applicable law or interpretations of the staff of the Commission do not permit the Note Issuers to effect such an Exchange Offer, (ii) for any other reason the Exchange Offer is not consummated within 210 days after the Issue Date, (iii) under certain circumstances, if the Initial Purchaser shall so request, or (iv) any holder of the Notes (other than the Initial Purchaser or an affiliate of the Note Issuers) is not eligible to participate in the Exchange Offer, the Note Issuers, will at their own cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (a

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
"Shelf Registration Statement"), (b) use their reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the 245th day after the Issue Date and (c) use their reasonable efforts to keep effective such Shelf Registration Statement until the earlier of two years after the Issue Date and such time as all of the Notes have been sold thereunder. The Note Issuers will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder that sells its Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

    Although the Note Issuers intend to file the registration statement described above, there can be no assurance that such registration statement will be filed or, if filed, that it will become effective. If the Note Issuers fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Notes as follows:

        (i) if the Exchange Offer Registration Statement is not filed within 90 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of .50% per annum commencing on the 91st day after the Issue Date and such Additional Interest rate shall increase by .50% per annum on the first day of each 90 day period thereafter;

        (ii) if the Exchange Offer Registration Statement is not declared effective within 180 days following the Issue Date or, if applicable, the Shelf Registration Statement is not declared effective within 245 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of .50% per annum commencing on the 181st day after the Issue Date and such Additional Interest rate shall increase by .50% per annum on the first day of each 90 day period thereafter; or

        (iii) if (A) the Note Issuers have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 210 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of .50% per annum commencing on (x) the 211th day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above and such Additional Interest rate shall increase by .50% per annum on the first day of each 90 day period thereafter; PROVIDED, HOWEVER, that the Additional Interest rate on the Notes may not exceed in the aggregate 1.5% per annum; and PROVIDED FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), or (4) upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause
    (iii)(B) above, or (5) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause
    (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    The Note Issuers, the Company and the original purchasers of the Debentures entered into a registration rights agreement whereby the Company agreed to exchange the New Debentures for the Old Debentures no later than two years after the issue Date.

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
                              PLAN OF DISTRIBUTION

    Based on interpretations by the Commission set forth in no-action letters issued to third parties, the Company believes that New Securities issued pursuant to the Exchange Offers in exchange for the Old Securities may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Note Issuers or the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Securities directly from the Note Issuers or the Company or (iii) broker-dealers who acquired Securities as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Securities are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Securities; provided that broker-dealers ("Participating Broker-Dealers") receiving New Securities in the Exchange Offers will be subject to a prospectus delivery requirement with respect to resales of such New Securities. To date, the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offers (other than a resale of an unsold allotment from the sale of certain Old Securities to the Initial Purchasers) with the Prospectus, contained in the Registration Statement. Pursuant to the Registration Rights Agreements, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Securities. The Note Issuers and the Company have agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Securities who wishes to exchange its Old Securities for New Securities in the Exchange Offers will be required to make certain representations to the Note Issuers and the Company as set forth in "The Exchange Offer--Purpose and Effect of the Exchange Offer." In addition, each holder who is a broker-dealer and who receives New Securities for its own account in exchange for Old Securities that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Securities.

    The Company will not receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Note Issuers have agreed to pay all expenses incidental to the Exchange Offers other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreements.

            DESCRIPTION OF NOTE DEPOSITARY AGREEMENT; DELIVERY; FORM

GENERAL

    The Old Senior Notes Old Senior Subordinated Notes and the Old Debentures were deposited with The Chase Manhattan Bank as Book-Entry Depositary pursuant to the terms of the Note Depositary Agreement. The Book-Entry Depositary issued certificateless depositary interests (representing a 100% interest in the underlying Securities offered and sold to qualified institutional buyers ("QIBs") pursuant to Rule 144A (the "Old Rule 144A Global Securities"), the underlying Securities offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("IAIs") who are not QIBs (the "Old IAI Global Securities" and, together with the Rule 144A Global Securities, the "Old U.S. Global Securities") and the underlying Securities offered and sold to Non-U.S. Persons in reliance on Regulation S (the "Old Regulation S Global Securities"), respectively) to The Depository Trust Company ("DTC") or its nominee.

    The New Senior Notes New Senior Subordinated Notes and the New Debentures will be issued in the form of one fully registered New Senior Note in global form (the "New Global Senior Note"), one fully registered New Senior Subordinated Note in global form (the "New Global Senior Subordinated Note") and one fully registered New Debenture in global form (the "New Global Debenture"). The New Global Senior Note New Global Senior Subordinated Note and the New Global Debenture are collectively referred to herein as the "New Global Securities." The New Global Securities will be deposited with The Chase Manhattan Bank as Book-Entry Depositary pursuant to the terms of the Note Depositary Agreement. The Book-Entry Depositary will issue one or more certificateless depositary interests representing a 100% interest in the New Senior Notes and New Senior Subordinated Notes to The Depository Trust Company ("DTC") or its nominee.

    Upon confirmation by DTC that the Book-Entry Depositary has custody of the New Global Securities and upon acceptance by DTC of the certificateless depositary interest pursuant to the Letter of Representations, DTC will record beneficial interests in the New Global Securities. Book-Entry Interests will be recorded in denominations of $1,000 and integral multiples thereof (except for the New Global Debentures, where such interests will be recorded in denominations of $1.00). Ownership of Book-Entry Interests will be limited to Persons that have accounts with DTC ("participants") or Persons that hold interests in the Book-Entry Interests through participants ("indirect participants"), including, as applicable, the Euroclear Operator, Cedel, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with DTC, either directly or indirectly. Indirect participants shall also include Persons that hold through such indirect participants. The Book-Entry Interests will not be held in definitive form. Instead, DTC will credit, on its book-entry registration and transfer system, the participant's accounts with the respective interests beneficially owned by such participants. Ownership of Book-Entry Interests will be shown on, and the transfer of these Book-Entry Interests or the interests therein will be effected only through, records maintained by DTC (with respect to interests of its participants) and on the records of participants or indirect participants (with respect to interests of indirect participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge Book-Entry Interests.

    So long as the Book-Entry Depositary, or its nominee, is the Holder of the New Global Securities underlying Book-Entry Interests, the Book-Entry Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of such New Senior Notes, New Senior Subordinated Notes represented by such New Global Securities for all purposes under the Indentures and the New Senior Notes, New Senior Subordinated Notes and New Debentures. Except as set forth below, participants or indirect participants will not be entitled to have Securities or Book-Entry Interests registered in their names, will not receive or be entitled to receive physical delivery of any New Senior Notes, New Senior Subordinated Notes or New Debenture represented thereby or such New Global Securities or any New Senior Notes, New Senior Subordinated Notes or New Debenture represented thereby in registered form and will not be considered the owners or holders thereof under the Indentures. Accordingly, each Person holding a Book-Entry Interest must rely on the procedures of the Book-Entry Depositary and DTC and, indirect participants must rely on the procedures of the participant or indirect participants through which such Person owns its interest in the Book-Entry Interests, including, as applicable, the Euroclear Operator and Cedel, to exercise any rights and obligations of the holder under the Indentures. See "--Action in Respect of the New Global Securities and the Book-Entry Interests." If any Definitive Notes are issued, they will only be issued in registered form.

    Unless and until Book-Entry Interests are exchanged for Definitive Securities (as defined); the certificateless depositary interests held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

PAYMENTS ON GLOBAL SENIOR NOTES AND GLOBAL SENIOR SUBORDINATED NOTES

    Payment of principal of and interest on, any other amount due in respect of, the New Global Senior Notes, New Global Senior Subordinated Notes and the New Dentures will be made to the Book-Entry Depositary, as the Holder thereof. All such amounts will be payable, by a Paying Agent located outside of Thailand, in dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts. Upon receipt of any payment of principal of or interest on the New Global Securities, the Book-Entry Depositary will distribute all such payments to Cede & Co., as a nominee of DTC. All such payments will be distributed without deduction or withholding for any taxes, duties, assessments or other governmental charges of whatever nature except as may be required by law. If any such deduction or withholding is required to be made, such Additional Amounts will be paid by the Note Issuers to the Book-Entry Depositary as may be necessary in order that the net amounts received by the holder of the New Global Securities or owners of Book-Entry Interests after such deduction or withholding shall be not less than the amounts specified in such New Senior Note or New Senior Subordinated Note or New Debenture, as the case may be, to which such holder or owner is entitled. DTC, upon receipt of any payment from the Book-Entry Depositary, will promptly credit participants' accounts with payments in amounts proportional to their respective ownership of Book-Entry Interests, as shown on the records of DTC. The Note Issuers expect that payments by participants to owners of interest in Book-Entry Interests held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants or indirect participants. None of the Note Issuers, the Company, the Trustee, the Book-Entry Depositary or any other agent of the Note Issuers, the Company, the Trustee or the Book-Entry Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of a participant's ownership of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a participant's ownership of Book-Entry Interests.

INFORMATION REGARDING DTC, THE EUROCLEAR OPERATOR AND CEDEL

    DTC, the Euroclear Operator and Cedel have advised the Note Issuers as follows:

    DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

    THE EUROCLEAR OPERATOR AND CEDEL. The Euroclear Operator and Cedel each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfers between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

    The Euroclear Operator and Cedel provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. The Euroclear Operator and Cedel also deal with domestic securities markets in several countries through established depository and custodial relationships. The Euroclear Operator and Cedel have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

    Account holders in the Euroclear Operator and Cedel are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the Euroclear Operator and Cedel is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

    Account holder's overall contractual relations with the Euroclear Operator and Cedel are governed by the respective rules and operating procedures of the Euroclear Operator and Cedel and any applicable laws. The Euroclear Operator and Cedel act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

    The Note Issuers understand that under existing industry practices, if either the Note Issuers or Trustee requests any action of owners of Book-Entry Interests or if an owner of a Book-Entry Interest desires to give or take any action that a holder is entitled to give or take under the Indentures, DTC would authorize the participants owning the relevant Book-Entry Interests to give or take such action, and such participants would authorize indirect participants to give or take such action or would otherwise act upon the instructions of such indirect participants.

REDEMPTION

    In the event the New Global Securities (or a portion thereof) are redeemed, the Book-Entry Depositary will deliver all amounts received by it in respect of the redemption of the New Global Securities to DTC and surrender the New Global Securities to the Trustee for cancelation. The redemption price payable in connection with the redemption of Book-Entry Interests will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the New Global Securities (or portion thereof). For any redemptions of the New Global Securities in part, selection of Book-Entry Interests to be redeemed will be made by DTC on a pro rata basis (or on such other basis as DTC deems fair and appropriate); PROVIDED that no Book-Entry Interests of U.S.$1,000 principal amount or less shall be redeemed in part. Once redeemed in part, a New Global Senior Note or New Global Senior Subordinated Note, as the case may be, in the principal amount equal to the unredeemed portion thereof will be issued and delivered to the Book-Entry Depositary.

TRANSFERS AND TRANSFER RESTRICTIONS

    All transfers of Book-Entry Interests will be recorded in accordance with the Book-Entry system maintained by DTC, pursuant to customary procedures established by DTC and its participants. See "-- General". Pursuant to the Note Depositary Agreement, the New Global Securities may be transferred only to a successor Book-Entry Depositary.

ISSUANCE OF DEFINITIVE SECURITIES

    Holders of Book-Entry Interests will be entitled to receive definitive Securities in registered form ("Definitive Securities") in exchange for their holdings of Book-Entry Interests (i) if DTC is at any time unwilling or unable to continue as, or ceases to be, a clearing agency registered under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Note Issuers within 90 days of such notification, or (ii) if the Book-Entry Depositary is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not able to be appointed by the Note Issuers within 90 days. Any Definitive Securities issued in exchange for Book-Entry Interests will be registered in such name or names as the Book-Entry Depositary shall instruct the Trustee based on the instructions of DTC. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of Book-Entry Interests.

    In addition to the foregoing, on or after the occurrence of an Event of Default, holders of Book-Entry Interests will be entitled to request and receive Definitive Securities. Such Definitive Securities will be issued to and registered in the name of, or as directed by, such Person only upon the request in writing by the Book-Entry Depositary (based upon the instructions of DTC). Such a request for, and receipt of, Definitive Securities by holders of Book-Entry Interests will increase the risks associated with the enforcement of Collateral hereafter because Thai law would likely not recognize the standing of such holders to foreclose upon the Collateral.

    To the extent permitted by law, the Note Issuers, the Company, the Trustee and any paying agent shall be entitled to treat the Person in whose name any Definitive Security is registered as the absolute owner thereof. The Indentures contain provisions relating to the maintenance by a registrar of a register reflecting ownership of Definitive Securities, if any, and any other provisions customary for a registered debt security. Any payments in respect of a Definitive Security will be made to the Holder appearing on the register at the close of business on the record date at his address shown on the register.

TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES

    In the event that Definitive Securities have been issued, a holder may transfer or exchange the Definitive Securities in accordance with the Indentures. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Note Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indentures. The Note Issuers are not required to transfer or exchange any Securities selected for redemption for a period of 15 days before a selection of Securities to be redeemed. If Definitive Securities are issued, the
Note Issuers will appoint a Person reasonably acceptable to the Trustee, as an additional paying and transfer agent. Upon the issuance of Definitive Securities, holders will be able to transfer and exchange Definitive Securities at the office of such paying and transfer agent; PROVIDED that all transfers and exchanges must be effected in accordance with the terms of the Indentures and, among other things, be recorded in the register maintained by the registrar.

ACTION IN RESPECT OF THE GLOBAL NOTES AND THE BOOK-ENTRY INTERESTS

    Not later than 10 days after receipt by the Book-Entry Depositary of notice of any solicitation of consents or requests for a waiver or other action by the holder of the New Global Securities or holders of the Book-Entry Interests, the Book-Entry Depositary will mail to DTC a notice containing (a) such information as is contained in such notice, (b) a statement that at the close of business on a specified record date DTC will be entitled to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Book-Entry Interests or the Global Securities and (c) a statement as to the manner in which such instructions may be given. Upon the written request of DTC, the Book-Entry Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver or other action in respect of the Book-Entry Interests or the Global Securities in accordance with any instructions set forth in such request. DTC is expected to follow the procedures described under "-- General" above with respect to soliciting instructions from its participants. The Book-Entry Depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Book-Entry Interests or the Global Securities.

REPORTS

    The Book-Entry Depositary will immediately, and in no event later than 10 days from receipt, send to DTC, a copy of any notices, reports and other communications received relating to the Note Issuers or the Book-Entry Interests. Copies of all such notices, reports and communications will be available for inspection at the office of the listing agent for the Securities. All notices regarding the Securities will be (i) published in a leading newspaper having a general circulation in New York (which is expected to be THE WALL STREET JOURNAL) or (ii) in the case of Definitive Securities, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar.

ACTION BY BOOK-ENTRY DEPOSITARY

    Subject to certain limitations, upon the occurrence of a default with respect to the Securities, or in connection with any other right of the holder of the New Global Securities under the Indentures or the Note Depositary Agreement, if requested in writing by DTC, the Book-Entry Depositary will take any such action as shall be requested in such notice.

CHARGES OF BOOK-ENTRY DEPOSITARY

    The Note Issuers have agreed to pay all charges of the Book-Entry Depositary under the Note Depositary Agreement. The Note Issuers have also agreed to indemnify the Book-Entry Depositary against certain liabilities incurred by it under the Note Depositary Agreement.

AMENDMENT AND TERMINATION

    The Note Depositary Agreement may be amended by agreement among the Note Issuers and the Book-Entry Depositary. The consent of DTC shall not be required in connection with any amendment to the Note Depositary Agreement: (i) to cure any inconsistency, omission, defect or ambiguity in such Agreement; (ii) to add to the covenants and agreements of the Book-Entry Depositary or the Note Issuers; (iii) to effectuate the assignment of the Book-Entry Depositary's rights and duties to a qualified successor; (iv) to comply with the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939; or (v) to modify, alter, amend or supplement the Note Depositary Agreement in any other manner that is not adverse to DTC or the holders of Book-Entry Interests. Except as set forth above, no amendment that adversely affects DTC or the holders of Book-Entry Interests may be made to the Note Depositary Agreement or the Book-Entry Interests without the consent of DTC.

    Upon the issuance of Definitive Securities, the Note Depositary Agreement will terminate. The Note Depositary Agreement may be terminated upon the resignation of the Book-Entry Depositary if no successor has been appointed within 90 days as set forth under "--Resignation or Removal of Book-Entry Depositary" below.

RESIGNATION OR REMOVAL OF BOOK-ENTRY DEPOSITARY

    The Book-Entry Depositary may at any time resign as Book-Entry Depositary upon 60 days' written notice delivered to each of the Note Issuers and the Trustee. The Note Issuers may remove the Book-Entry Depositary at any time upon 90 days' written notice. No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary or (ii) the issuance of Definitive Securities.

OBLIGATION OF BOOK-ENTRY DEPOSITARY

    The Book-Entry Depositary will assume no obligation or liability under the Note Depositary Agreement other than to use good faith and reasonable care in the performance of its duties under such Agreement.

                                 LEGAL MATTERS

    Certain legal matters with respect to the New Securities will be passed upon for the Company by White & Case LLP, New York, New York, United States counsel for the Company and White & Case (Thailand) Limited, Thailand counsel for the Company.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1995, 1996, 1997 and for each of the years then ended, have been included herein and in the registration statement in reliance upon the report of Peat Marwick Suthee Limited, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company and the Note Issuers have filed with the Commission a Registration Statement on Form F-4 under the Securities Act with respect to the New Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statements, certain parts of which have been omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Note Issuers and the New Securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules filed therewith. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Registration Statement, including the exhibits and schedules thereto, such reports and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and its public reference facilities in New York, New York, and Chicago, Illinois. The Registration Statement and the exhibits thereto are available on the SEC's website (http://www.sec.gov).

    The Company is not currently subject to the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Upon consummation of the Exchange Offer and the issuance of the New Securities, the Company will file with the Trustee (as defined herein), within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file as a "foreign private issuer" (as defined in Rule 3b-4 under the Exchange Act) with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security of a foreign private issuer listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

    As a foreign issuer, the Company will be exempt from certain periodic reporting requirements under the Exchange Act and certain rules under the Exchange Act relating to short swing profits reporting and liability and prescribing the furnishing and content of proxy statements.

    This Prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements and certain reports; however, reference is made to the actual agreements (copies of which will be made available upon request to the Company) for complete information with respect thereto and all such summaries are qualified in their entirety by this reference. Any request for the agreements summarized herein or any other requests for information should be directed to the Corporate Secretary, Nakornthai Strip Mill Public Company Limited, 9 Ramkhamhaeng Road, 19th Floor, UM Tower, Suanluang, Bangkok 10250 Thailand.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditors' Report...............................................................................         F-2

Balance Sheets as of December 31, 1995, 1996 and 1997......................................................         F-3

Statements of Income for the Years Ended December 31, 1995, 1996 and 1997..................................         F-5

Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995, 1996 and 1997.........         F-6

Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997..............................         F-7

Notes to Financial Statements for the Years Ended December 31, 1995, 1996 and 1997.........................         F-8

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of Nakornthai Strip Mill Public Company Limited:

    We have audited the accompanying balance sheets of Nakornthai Strip Mill Public Company Limited as of December 31, 1995, 1996 and 1997 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended all expressed in Thai Baht. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in Thailand, which are substantially similar with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    We draw attention to Note 2 to the financial statements. The operations of the Company have been affected and will continue to be affected for the foreseeable future by the economic conditions in Thailand and Asia Pacific Region in general.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nakornthai Strip Mill Public Company Limited as of December 31, 1995, 1996 and 1997 and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in Thailand.

    Generally accepted accounting principles in Thailand vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States would have affected shareholders' equity as of December 31, 1995, 1996 and 1997 and results of operations for the years then ended to the extent summarized in Note 22 to the financial statements.

                                        Nirand Lilamethwat
                                        Certified Public Accountant

Peat Marwick Suthee Limited
Bangkok, February 14, 1998, except as
to Note 21, which is
as of May 12, 1998

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

             BALANCE SHEETS AS AT DECEMBER 31, 1995, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 1995         1996          1997         1997
                           ASSETS                                BAHT         BAHT          BAHT         U.S.$
                                                              ----------  ------------  ------------  -----------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
  Cash on hand and at banks.................................      60,001       492,693        15,140         351
  Short-term investments
    Fixed deposits..........................................      34,587         8,894         2,825          66
    Promissory notes--finance companies.....................   2,719,443       864,116       --           --
                                                              ----------  ------------  ------------  -----------
      Total Short-term investments..........................   2,754,030       873,010         2,825          66
  Inventories...............................................      --           --            459,497      10,661
  Loan to related company...................................      --             5,610       750,413      17,411
    Less allowance for bad debts............................      --           --           (750,413)    (17,411)
                                                              ----------  ------------  ------------  -----------
      Loan to related company--net..........................      --             5,610       --           --
                                                              ----------  ------------  ------------  -----------
  Other current assets
    Deposits and advance payments
      - others..............................................      82,634        49,241        13,663         317
      - related party.......................................      --            63,000        60,000       1,392
    Insurance claim.........................................      --           --             60,738       1,409
    Value added tax recoverable.............................      27,448       145,704       186,662       4,331
    Other receivables from related parties..................      --             1,748         2,648          61
    Other...................................................       7,801        64,596        95,334       2,212
                                                              ----------  ------------  ------------  -----------
      Total Other Current Assets............................     117,883       324,289       419,045       9,722
                                                              ----------  ------------  ------------  -----------
      Total Current Assets..................................   2,931,914     1,695,602       896,507      20,800
LONG-TERM INVESTMENTS (Note 10).............................      --           --            544,129      12,625
  Less allowance for bad debts..............................      --           --           (544,129)    (12,625)
                                                              ----------  ------------  ------------  -----------
  Long-term investments--net................................      --           --            --           --
                                                              ----------  ------------  ------------  -----------
PROPERTY, PLANT AND EQUIPMENT--NET (Note 11)................   2,430,562     9,437,572    24,454,278     567,385
OTHER ASSETS
  Deferred charges..........................................      60,169       252,202       987,257      22,906
  Deposits..................................................       1,085         1,872         6,875         160
                                                              ----------  ------------  ------------  -----------
      Total Other Assets....................................      61,254       254,074       994,132      23,066
                                                              ----------  ------------  ------------  -----------
      Total Assets..........................................   5,423,730    11,387,248    26,344,917     611,251
                                                              ----------  ------------  ------------  -----------
                                                              ----------  ------------  ------------  -----------

                       See notes to financial statements

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

             BALANCE SHEETS AS AT DECEMBER 31, 1995, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 1995         1996          1997         1997
            LIABILITIES AND SHAREHOLDERS' EQUITY                 BAHT         BAHT          BAHT         U.S.$
                                                              ----------  ------------  ------------  -----------
                                                                                                      (UNAUDITED)
CURRENT LIABILITIES
  Bank overdrafts and loan from financial
    institutions............................................         339        30,752       162,976       3,781
  Short-term loans (Note 13)................................      --           --             24,700         573
  Accounts payable
    - other.................................................     199,178       922,262     3,912,926      90,787
    - related parties.......................................         385       --              4,273          99
                                                              ----------  ------------  ------------  -----------
    Total...................................................     199,563       922,262     3,917,199      90,886
  Notes payable and advances from related party.............      71,958       --            --           --
  Others current liabilities
    Accrued expenses
      - other...............................................         907        89,312       637,774      14,798
      - related parties.....................................      --           --             20,705         480
    Retention payables......................................      --            73,131       111,247       2,581
    Other...................................................         963         4,871        14,972         347
                                                              ----------  ------------  ------------  -----------
      Total Other Current Liabilities.......................       1,870       167,314       784,698      18,206
                                                              ----------  ------------  ------------  -----------
      Total Current Liabilities.............................     273,730     1,120,328     4,889,573     113,447
LONG-TERM DEBT (Note 14)....................................      --         4,156,920    16,639,886     386,076
                                                              ----------  ------------  ------------  -----------
      Total Liabilities.....................................     273,730     5,277,248    21,529,459     499,523
SHAREHOLDERS' EQUITY
  Share capital (Note 15)
    Authorized 650,000,000 shares in 1995 and 1996 and
      860,000,000 shares in 1997 Baht 10 par value..........   6,500,000     6,500,000     8,600,000     199,536
                                                              ----------  ------------  ------------  -----------
                                                              ----------  ------------  ------------  -----------
    Issued 500,000,000 shares in 1995 and 560,000,000 shares
      in 1996 and 1997,
      fully paid............................................   5,000,000     5,600,000     5,600,000     129,931
  Premium on share capital..................................     150,000       510,000       510,000      11,833
  Deficit...................................................      --           --         (1,294,542)    (30,036)
                                                              ----------  ------------  ------------  -----------
      Total Shareholders' Equity............................   5,150,000     6,110,000     4,815,458     111,728
                                                              ----------  ------------  ------------  -----------
      Total Liabilities and Shareholders' Equity............   5,423,730    11,387,248    26,344,917     611,251
                                                              ----------  ------------  ------------  -----------
                                                              ----------  ------------  ------------  -----------

                       See notes to financial statements

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                1995         1996         1997         1997
                                                                BAHT         BAHT         BAHT         U.S.$
                                                             -----------  -----------  -----------  -----------
                                                                                                    (UNAUDITED)
Provision for bad debts (Notes 5 and 10)...................      --           --         1,294,542      30,036
                                                             -----------  -----------  -----------  -----------
Net loss...................................................      --           --        (1,294,542)    (30,036)
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
Net loss per share.........................................      --           --             (2.31)      (0.05)
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

                       See notes to financial statements.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                 (IN THOUSANDS)

                                                                  1995        1996        1997         1997
                                                                  BAHT        BAHT        BAHT         U.S.$
                                                               ----------  ----------  -----------  -----------
                                                                                                    (UNAUDITED)
Share capital:
  Ordinary shares
    Beginning balance........................................      10,000   5,000,000    5,600,000     129,931
    Shares sold to existing shareholders.....................   4,990,000      --          --           --
    Share sold in public offering............................      --         600,000      --           --
                                                               ----------  ----------  -----------  -----------
    Ending balance...........................................   5,000,000   5,600,000    5,600,000     129,931
                                                               ----------  ----------  -----------  -----------
Paid in capital
  Premium on share capital
    Beginning balance........................................      --         150,000      510,000      11,833
    Shares sold to existing shareholders.....................     150,000      --          --           --
    Share sold in public offering............................      --         360,000      --           --
                                                               ----------  ----------  -----------  -----------
    Ending balance...........................................     150,000     510,000      510,000      11,833
                                                               ----------  ----------  -----------  -----------
Deficit
  Beginning balance..........................................      --          --          --           --
  Net loss...................................................      --          --       (1,294,542)    (30,036)
                                                               ----------  ----------  -----------  -----------
  Ending balance.............................................      --          --       (1,294,542)    (30,036)
                                                               ----------  ----------  -----------  -----------
Total Shareholders' Equity...................................   5,150,000   6,110,000    4,815,458    (111,728)
                                                               ----------  ----------  -----------  -----------
                                                               ----------  ----------  -----------  -----------

                       See notes to financial statements

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                 (IN THOUSANDS)

                                                                     1995       1996        1997        1997
                                                                     BAHT       BAHT        BAHT        U.S.$
                                                                   ---------  ---------  ----------  -----------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.......................................................     --         --      (1,294,542)    (30,036)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Provision for bad debts......................................     --         --       1,294,542      30,036
    Increase in inventories......................................     --         --        (459,497)    (10,661)
    Increase in value added tax recoverable......................    (27,394)  (118,256)    (40,958)       (951)
    Increase in insurance claim..................................     --         --         (60,738)     (1,409)
    Increase in other current assets.............................    (44,814)   (35,198)    (31,638)       (734)
    Increase in other assets.....................................    (56,905)  (186,767)   (727,258)    (16,874)
    Increase in accrued expenses.................................        857     88,405     667,134      15,479
    Increase in other current liabilities........................        963      3,908      10,101         234
                                                                   ---------  ---------  ----------  -----------
        Net cash used in operating activities....................   (127,293)  (247,908)   (642,854)    (14,916)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of promissory notes..................................  (8,854,066) (9,129,239) (2,481,443)    (57,574)
  Maturities of promissory notes.................................  6,181,636  10,955,611  2,056,628      47,718
  Decrease (increase) in deposits and advance payments...........    (82,634)   (29,607)     38,578         895
  Purchases of property, plant and equipment.....................  (2,226,769) (6,290,364) (12,034,569)   (279,224)
  Increase in retention payables.................................     --         73,131      38,116         884
                                                                   ---------  ---------  ----------  -----------
        Net cash used in investing activities....................  (4,981,833) (4,420,468) (12,382,690)   (287,301)
                                                                   ---------  ---------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in bank overdrafts....................................        339     30,413      34,256         795
  Increase in short-term loan....................................     --         --          24,700         573
  Proceeds from issuance of notes payable and advances from
    related party................................................     71,958     --          --          --
  Repayment of notes payable and advances from related party.....     (8,593)   (71,958)     --          --
  Proceeds from issuance of long-term debt.......................     --      4,156,920  12,482,966     289,628
  Proceeds from sale of share capital............................  5,140,000    960,000      --          --
                                                                   ---------  ---------  ----------  -----------
        Net cash provided by financing activities................  5,203,704  5,075,375  12,541,922     290,996
                                                                   ---------  ---------  ----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............     94,578    406,999    (483,622)    (11,221)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR (Note 7)..........         10     94,588     501,587      11,638
BANK DEPOSIT PLEDGED AS COLLATERAL AT END OF YEAR (Note 7).......     --         --          (2,825)        (66)
                                                                   ---------  ---------  ----------  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR (Note 7)................     94,588    501,587      15,140         351
                                                                   ---------  ---------  ----------  -----------
                                                                   ---------  ---------  ----------  -----------
ADDITIONAL CASH FLOWS INFORMATION
  Cash paid during year for interest.............................      2,409     59,145     624,392      14,487
                                                                   ---------  ---------  ----------  -----------
                                                                   ---------  ---------  ----------  -----------

                       See notes to financial statements

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 1--NATURE OF OPERATIONS

    Nakornthai Strip Mill Public Company Limited (the "Company") is a Thai public company listed on the Stock Exchange of Thailand. The Company was founded in 1994 to become a producer of flat rolled steel for both domestic use and export. Through December 31, 1997, the Company was in the development stage and its activities primarily related to the construction of its mini-mill, which is located in Thailand. The Company's hot mill, the core of the mini-mill, has been completed as of December 31, 1997. The Company expects to begin commercial production of hot-rolled steel in early 1998. The Company's facilities for production of direct reduced iron and for production of cold-rolled, galvanized and other value added steel products are still under construction. The Company expects to complete these facilities in the first quarter of 1999.

NOTE 2--ECONOMIC ENVIRONMENT

    The Company expects to sell a significant portion of its products in Thailand and other countries in the Asia/Pacific region. In addition, substantially all of the Company's assets are located in Thailand. Recent adverse economic conditions in Thailand and other countries in the Asia/Pacific region have resulted in, among other things, a national liquidity crisis in Thailand, significant depreciation in the value of the Thai Baht and certain other currencies in the Asia/Pacific region relative to, among others, the U.S. Dollar, sharply higher domestic interest rates, reduced opportunities for refinancing or refunding of maturing debts, and a general reduction in spending throughout the region. In order to partially address this situation, the Government of Thailand and certain other governments of countries within the Asia/ Pacific region sought assistance from the International Monetary Fund and announced policy packages intended to address the structural weaknesses within their respective economies and financial sectors. These reform policies are intended to alleviate the economic crisis in Thailand and other countries in the Asia/Pacific region and improve their respective economies over time. However, these reform policies may not be effective in the near term or at all. The current economic conditions in Thailand, and similar conditions in the Asia/Pacific region, could have a significant negative effect on the financial position, cash flow, operating results and general levels of business activities of the Company.

    As of December 31, 1997, the Company had net foreign currency denominated liabilities of approximately Baht 16.3 billion, substantially all in U.S. Dollars. As a result of the previously discussed depreciation in the Thai Baht relative to the U.S. Dollar, the Company incurred significant unrealized foreign exchange losses during 1997. The Company's ultimate foreign exchange gains or losses with respect to currency fluctuations will depend on future currency exchange rates and other factors.

    As a result of the conditions noted in the previous paragraph, it is at least reasonably possible that the estimates utilized by the Company as a basis for supporting the carrying amounts of certain long-lived assets will change in the near term.

NOTE 3--BASIS OF PRESENTATION

    The financial statements of Nakornthai Strip Mill Company Limited are prepared in accordance with accounting principles generally accepted in Thailand, including Thai Commerce Ministerial Regulation No.7 dated October 25, 1996, and requirements of the Stock Exchange of Thailand (collectively, "Thai GAAP"). The financial statements also have been reformatted from the original Thai statutory financial statement presentation and include certain additional disclosures in order to conform more closely to the

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 3--BASIS OF PRESENTATION (CONTINUED) form and content required by the Securities and Exchange Commission of the United States of America (the "SEC").

NOTE 4-- TRANSLATION OF THAI BAHT AMOUNTS INTO UNITED STATES DOLLAR AMOUNTS

    The financial statements are stated in Thai Baht. The translations of the Thai Baht amounts into United States Dollars ("U.S.$") are included solely for the convenience of the reader, using the Noon Buying Rate from the Federal Reserve Bank of New York on June 5, 1998 of Baht 43.1 to U.S.$1.00. The convenience translations should not be construed as representations that the Thai Baht amounts have been, could have been, or could in the future be, converted into United States Dollars at this or any other rate of exchange.

NOTE 5--RELATED PARTY TRANSACTIONS

    The Company is majority owned by the Horrungruang family group of companies. The Company has significant transactions with these related parties. The financial statements reflect the effects of these transactions on the basis determined by the companies concerned.

    The significant related party transactions as shown in the financial statement as of and for the years ended December 31, 1995, 1996 and 1997 are as follows (in millions):

                                                                                          1995       1996       1997
                                                                                          BAHT       BAHT       BAHT
                                                                                        ---------  ---------  ---------
Deposit and advance payments to related company.......................................     --          63.00      60.00
Loans to a related company, including interest receivable.............................     --           5.61     750.41
Advance receivable from related company...............................................     --           1.75       2.65
Notes payable and advances from related company.......................................      71.96     --         --
Accounts payable to related company for construction..................................       0.39     --           4.50
Accrued expenses......................................................................     --         --          20.70
Interest income from related company..................................................       7.13      39.39      36.92
Purchases of raw material.............................................................     --         --           6.31
Interest expense to related company...................................................       1.40       0.24     --
Management fee paid to related company................................................      20.26     --           6.30
Purchase of land from related company.................................................     719.96     --         --
Rental expense........................................................................     --         --           8.92
Other expense.........................................................................     --         --           4.84

    Deposit and advance payments to related company includes a Baht 60 million advance payment for water usage under a 19 year agreement. The Company plans to obtain substantially all of its water needs at market rates from a reservoir owned by the related company.

    As at December 31, 1997, the loans to a related company include Baht 385.52 million related to loans where the Company authorized the conversion of its promissory notes from finance companies whose operation were suspended by Ministry of Finance, to promissory notes from the related company by allowing the finance companies to offset such promissory notes against the related company's loans from

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 5--RELATED PARTY TRANSACTIONS (CONTINUED) those finance companies. The loans to a related company mature on January 30, 1998 with interest at 14.80 % per annum and are repayable in cash or in exchange for raw materials and water usage at market rates. The remaining loan to the related company amounting to Baht 364.89, including accrued interest, is an unsecured promissory note that has been renewed several times and is currently due on December 31, 1997. The promissory note bears 16% interest per annum. Management has fully reserved these loans due to concerns about the financial position of the related company.

NOTE 6--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Allowance for doubtful accounts is an estimate of those amounts which may prove to be uncollectible, based on review of the current status of existing receivables.

    INVENTORIES

    Inventories consist of raw materials and supplies that are stated at the lower of cost, using the first in, first out method, or market, except fuel and natural gas which are costed using a moving average method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method based on the estimated useful lives of assets of 5-20 years. Depreciation of property and equipment used for administrative purposes for the years ended December 31, 1995, 1996 and 1997 in the amount of Baht 1,277,019, 6,053,340 and 12,841,716, respectively, is included in deferred charges. Interest expense and exchange gains or losses related to liabilities incurred to finance construction is capitalized as part of the cost of construction.

    DEFERRED CHARGES

    Deferred charges consist of pre-operating expenses, which are net of interest income in the amount of Baht 111.9 million, 202.8 million and 145.0 million for the years ended December 31, 1995, 1996 and 1997, respectively, costs of issuing debt and costs of increasing share capital which will be amortized over a ten-year period using the straight-line method commencing when revenues are earned from operations.

    ACCOUNTS IN FOREIGN CURRENCIES

    Transactions in foreign currencies are converted into Baht at the rates of exchange on transaction dates. Assets and liabilities in foreign currencies at the end of the year are translated into Baht at the rates of exchange on that date. Gain or loss on translation is included in pre-operating expenses and the cost of construction.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are cash on hand and at banks and fixed deposits at banks with an original maturity of three months or less, excluding amounts pledged as collateral. While promissory notes

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 6--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) receivable from finance companies are similar to interest bearing deposits, and generally have maturities of 3 months or less, the Company has adopted a policy of treating all promissory notes receivable as investments.

    USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    INCOME TAXES

    Income taxes are recognized on the basis of the estimated current income tax liability for the period in accordance with existing regulations giving consideration to applicable exemptions.

    LOSS PER SHARE

    Loss per share is computed by dividing net loss by the weighted average number of shares outstanding during each year. Weighted average shares outstanding during the year ended December 31, 1995, 1996 and 1997 were 292,083,333, 535,000,000 and 560,000,000, respectively.

NOTE 7--CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consisted of (in thousands):

                                                                                               DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1995       1996       1997
                                                                                        BAHT       BAHT       BAHT
                                                                                      ---------  ---------  ---------
Cash and cash at bank...............................................................     60,001    492,693     15,140
Fixed deposits at banks.............................................................     34,587      8,894      2,825
Less fixed deposits pledged as collateral for guarantees............................     --         --         (2,825)
                                                                                      ---------  ---------  ---------
    Cash and cash equivalents.......................................................     94,588    501,587     15,140
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    At December 31, 1997, fixed deposits at banks are used as collateral for guarantees.

NOTE 8--INSURANCE CLAIM

    At December 31, 1997, an insurance claim in the amount of Baht 60.74 million represents a claim submitted to an insurance company for recovery of expenses incurred to hire a second boat to recover a damaged boat carrying equipment purchased by the Company. The Company is currently negotiating this claim with the insurance company and, if not successful in recovering this amount, the cost will be taken to construction in progress as part of the cost of acquiring the equipment.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 9--INVENTORIES

    Inventories as at December 31, 1997 consisted of (in thousands):

                                                                                       BAHT
                                                                                     ---------
Raw materials......................................................................     42,044
Parts and supplies.................................................................    411,998
Goods in transit...................................................................      5,455
                                                                                     ---------
    Total Inventories..............................................................    459,497
                                                                                     ---------
                                                                                     ---------

NOTE 10--LONG-TERM INVESTMENTS

    In June and August 1997, the Thai Government suspended the operations of 58 finance companies with liquidity problems pending approval of rehabilitation plans. On December 8, 1997, The Thai Government permanently closed 56 of the 58 finance companies. At December 31, 1997, the Company had promissory notes receivable totaling Baht 544.13 million, including accrued interest, from finance companies that have been closed.

    These promissory notes from the closed finance companies, including accrued interest, are used as collateral for loans by the finance companies to related companies. The Company has fully reserved for these promissory notes receivable due to concern about the recovery of these notes.

NOTE 11--PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of (in thousands):

                                                                                        DECEMBER 31,
                                                                            ------------------------------------
                                                                               1995        1996         1997
                                                                               BAHT        BAHT         BAHT
                                                                            ----------  ----------  ------------
Land......................................................................     719,958     749,658       776,091
Building..................................................................      --          20,063        20,749
Furniture and fixtures....................................................       2,753       5,106        16,548
Office equipment..........................................................       4,821      19,359        49,333
Vehicles..................................................................       8,137      15,449        18,141
Construction in progress..................................................   1,696,210   8,635,307    23,593,586
                                                                            ----------  ----------  ------------
                                                                             2,431,879   9,444,942    24,474,448
LESS Accumulated depreciation.............................................       1,317       7,370        20,170
                                                                            ----------  ----------  ------------
    Property, Plant and Equipment--net....................................   2,430,562   9,437,572    24,454,278
                                                                            ----------  ----------  ------------
                                                                            ----------  ----------  ------------

    Substantially all of the Company's property, plant and equipment is pledged as collateral for long-term debt. The Company capitalized interest expense of Baht 85.4 million and Baht 1,032.0 million and exchange losses of Baht 46.1 million and Baht 6,701.4 million as part of the cost of construction during the years ended December 31, 1996 and 1997, respectively.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 12--LONG-TERM AGREEMENT

    In August 1996, the Company entered into an agreement (the "Agreement") with a steel producer based in the United States of America (the "US Company") whereby the US Company would provide training and data relating to the business processes that the Company would use in its operations. As compensation for these services, the US Company was to have received cash of up to U.S.$15 million, options to purchase a minimum of 2 1/2% and a maximum of 5% of the Company's shares outstanding at the date of exercise and reimbursement of out-of-pocket expenses. The minimum cash compensation was to have been U.S.$5 million. The first installment of U.S.$2.5 million was paid in August 1996 and a second installment of U.S.$2.5 million was due in August 1997. The remaining cash of up to U.S.$10 million was to have been payable in increments as incentive compensation based on the successful start-up of the manufacturing facility and achievement of certain operating performance objectives over the first 24 months of operation. Under the Agreement, the options were granted concurrently with the execution of the Agreement, but the percentage of the Company's outstanding shares that could be issued upon exercise of the options in excess of the 2 1/2% minimum was dependent upon the Company achieving certain production results determined under a preset production model. The purchase price of shares upon exercise of the options was equal to the lesser of 75% of the market price at the date of exercise or Baht 16 per share. The options were exercisable beginning in August 1998 and expired five years thereafter.

    The Company did not make the cash payment of U.S.$2.5 million due in August 1997. However, by agreement between the Company and the US Company, the due date was subsequently extended to October 1, 1997. The Company was unable to make such payment and the US Company delivered a termination notice on October 27, 1997. The Agreement provides that, upon proper termination, any unpaid amount of the maximum sum of U.S.$15 million that the US Company could have earned shall be considered immediately earned and due and payable. The Company believes that the notice of termination was improper under the terms of the Agreement, and that the US Company repudiated the Agreement prior to the extended due date for the payment. The minimum cash compensation of U.S.$5 million, consisting of U.S.$2.5 million paid in cash and U.S.$2.5 million accrued, and out-of-pocket expenses paid to the US Company are included in deferred charges as pre-operating expenses. See subsequent event in Note 21.

NOTE 13--SHORT-TERM LOANS

    Short-term loans represent loans from individuals. The Company issued unsecured promissory notes due on demand bearing interest at 18% per annum.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 14--LONG-TERM DEBT

    On September 27, 1995, the Company entered into a long-term debt agreement with a group of Thai financial institutions. The agreement makes amounts available in both U.S. Dollars and in Baht. The Company may borrow up to U.S.$ 308 million and up to Baht 3,300 million. U.S.$ amounts borrowed under this agreement bear interest payable quarterly at SIBOR plus 2.5% per annum and Baht amounts bear interest at MLR plus 0.5% per annum. These loans are due in 13 semi-annual installments beginning on the earlier of four years after the first amount is borrowed or two years after the Company's manufacturing facility begins operations. The Company first borrowed amounts under this agreement in 1996. The amount outstanding at December 31, 1996 is a US Dollar loan of US.$ 162 million. The amount outstanding at December 31, 1997 is a U.S.$ loan of
280.51 million and a Baht loan of Baht 3,300 million.

    After the manufacturing facility begins operations, the Company must reserve 0.5% of the balance of the U.S.$ loans outstanding as of each year end until the total reserve is more than 5% of the outstanding balance of the U.S.$ loans. Such amount must be deposited in a separate bank account and pledged to the lenders. Substantially all of the Company's property, plant and equipment is pledged as collateral for this long-term debt.

    The agreement contains certain restrictive covenants including the following. The Company may not utilize amounts borrowed under the agreement for any business other than the hot-rolled strip mill project. The Company may not pay dividends in excess of 70% of net income during each year. The Company may not dispose of, mortgage, pledge or otherwise encumber its property and equipment or any other assets which is not in the ordinary course of its business. The Company may not provide guarantees to or on behalf of other persons which is not in the ordinary course of its business. The Company may not reduce capital, or dispose of or transfer assets to its shareholders. The agreement also discusses certain events which would be considered events of default including any situation that occurred which, in the opinion of the lenders, is a material adverse change in the business operation, property or indebtedness of the Company that would impair the Company's ability to comply with this agreement. A default of payment due to any creditor would also be an event of default. The Company's obligations under the agreement are guaranteed by a shareholder. Lawsuits against the guarantor, or if the guarantor is deceased or otherwise incapacitated, would also be an event of default. If the Company violates any of these restrictive covenants or an event of default occurs, all amounts owed under the agreement become immediately due upon the receipt of notice from the lenders.

    The Company was not in compliance with certain restrictive covenants and certain events of default existed as of December 31, 1997. See subsequent event in Note 21.

NOTE 15--SHARE CAPITAL

    A special resolution was passed by the Extraordinary General Meetings of shareholders held on May 4, 1995 and May 19, 1995 authorizing a change of a par value from Baht 100 per share to Baht 10 per share and the increase of share capital from Baht 10 million to Baht 5,000 million dividing into 500 million shares of Baht 10 par value. The Company registered the change of par value and the increase of its share capital on May 29, 1995.

    A special resolution was passed by the Extraordinary General Meetings of shareholders held on July 21, 1995 and October 19, 1995 authorizing an increase of share capital from Baht 5,000 million to Baht 6,500 million dividing into 650 million shares of Baht 10 par value. The increase of share capital will be

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 15--SHARE CAPITAL (CONTINUED)
issued at prices and conditions as the Board of Directors may deem appropriate. On June 4, 1996, the Company registered the change of its share capital from Baht 5,000 million to Baht 5,600 million divided into 560 million shares of Baht 10 par value.

    The Extraordinary General Meeting of shareholders held on October 22, 1997 and December 11, 1997, passed a special resolution to authorize a decrease of share capital from Baht 6,500 million to Baht 5,600 million and an increase of share capital from Baht 5,600 million to Baht 8,600 million divided into 300 million share of Baht 10 par value. The Company has reserved 194.47 million new shares for issuance to specific new investors, subject to Thai Securities and Exchange Commission regulations, and for issuance under the long-term agreement discussed in Note 12 to the financial statements. The remaining 105.53 million shares will be distributed as the Board of Directors may deem appropriate.

NOTE 16--CONVERSION OF THE COMPANY INTO A THAI PUBLIC COMPANY

    A special resolution was passed by the Extraordinary General Meetings of shareholders held on July 1, 1995 and July 21, 1995 authorizing the conversion of the Company into a limited public company in Thailand and the change in its name from "Nakornthai Strip Mill Company Limited" to "Nakornthai Strip Mill Public Company Limited." The Company registered its conversion into a Thai public company on August 9, 1995.

NOTE 17--PROMOTIONAL PRIVILEGES

    The Board of Investment granted promotional privileges to the Company by issuing a certificate for the manufacturing of hot iron plate, Classification 2.25, the manufacture of hot iron plate or cold iron plate. These privileges are subject to certain conditions which the Company expects to meet. The promotional privileges will include exemption from corporate income tax of net income arising from the promoted activities for seven years from the date when revenues are first earned.

NOTE 18--COMMITMENTS

    At December 31, 1997, the Company had commitments under construction contracts in the amount of Baht 4,131.80 million, and had unused letters of credit in the amount of Baht 604.75 million. At December 31, 1997, the Company had a letter of guarantee in the amount of Baht 142.44 million and other commitments of Baht 6.4 million.

    The Company entered into a ten-year take or pay commitment to purchase a fixed amount of coal per year beginning in 1998. Prices for the coal are renegotiated at the beginning of each year.

    The Company entered into a 20 year take or pay commitment to purchase various industrial use gases beginning on July 1, 1997. Prices for the gases are subject to adjustment each year to consider inflation. The Company entered into a five-year take or pay commitment to purchase natural gas beginning in June 1997. The unit price is subject to adjustment for changes in market prices.

NOTE 19--RECLASSIFICATION OF ACCOUNTS

    Certain accounts in the financial statements for 1995 and 1996 have been reclassified to conform with the presentation of the financial statements for 1997.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 20--OTHER INFORMATION

    The Board of Directors' Meeting held on September 17, 1997 authorized the establishment of a subsidiary company named NSM Holding Company Limited ("NSM Holding") in the Cayman Islands for purposes of issuing long-term notes. The authorized share capital is US$ 10,000 divide into 1,000 common shares of US$ 10 par value. The Company owns 100% of the authorized share capital. The subsidiary was established on October 23, 1997.

    The Extraordinary General Meeting of shareholders held on October 22, 1997 authorized the Company to guarantee debt expected to be issued by NSM Holding of not more than US$ 750 million with terms not to exceed 10 years.

    The Board of Directors' Meeting held on December 26, 1997 authorized the change in the name of NSM Holding Company Limited to NSM Steel Company Limited ("NSM Steel") and the establishment of a wholly-owned subsidiary company of NSM Steel named NSM Steel ( Delaware ), Inc. ("NSM Deleware") the United States of America also for purposes of issuing long-term notes.

NOTE 21--SUBSEQUENT EVENTS

    On April 3, 1998, the Company paid U.S.$2.5 million to the US Company discussed in Note 12 under a letter providing that such payment was in full satisfaction of all of the Company's obligations under the Company's agreement with the US Company. By letter dated May 12, 1998, the US Company asserted a claim to the remaining U.S.$10 million of cash compensation and options to purchase 5% of the Company's outstanding shares. However, the Company still does not believe it has any future obligation to the US Company for such cash compensation and or stock options for the reasons discussed in Note 12 and intends to vigorously defend against this claim.

    The shareholders also approved a special resolution authorizing the Company to issue and offer warrants for sale as described below.

    On March 31, 1998, the Company registered the increase of its share capital from Baht 5,600,000,000 to Baht 7,186,398,640 dividing into 718,639,864 fully paid shares with Baht 10 par value.

    On March 12, 1998, NSM Steel and NSM Delaware (collectively, the "Issuers") completed on offering of long-term notes and debentures for total proceeds of approximately U.S.$444 million. The Issuers immediately loaned the proceeds of the debt offerings to the Company on terms substantially the same as the terms received by the Issuers. The long-term notes were issued with an aggregate principal amount due at maturity of US$ 249,000,000 and US$ 203,500,000 and mature on February 1, 2006 and February 1, 2008, respectively. The long-term notes bear interest at the rate of 12% to 12 1/4% per annum that will be paid semi-annually. The long-term notes were issued at a discount to generate gross proceeds of US$ 400,604,000. The purchasers of a portion of the long-term notes received warrants (the "Warrants") to purchase 128,834,356 ordinary shares of the Company at an exercise price of Baht 10 per share. The Warrants are exercisable beginning on the first anniversary date of the issue date and expire on February 1, 2008. The debentures were issued with an aggregate principal amount due at maturity of US$ 53,133,016 and are due February 1, 2009. The debentures bear interest at 12 3/4% per annum that will be paid semi-annually. The debentures were issued at a discount to generate gross proceeds of US$ 43,500,000. In conjunction with the debentures offering, the Company issued 64,417,180 ordinary shares for gross proceeds of Baht 644,171,800 through a private placement. The long-term notes and loans from Thai financial institutions are secured by a first mortgage over the land and buildings comprising the mill and all

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 21--SUBSEQUENT EVENTS (CONTINUED)
machinery and equipment located at the mill. The debentures are secured by a second mortgage on the land and buildings comprising the mill and all machinery and equipment located at the mill. In addition, the long-term notes and debentures are secured by all funds remaining in certain cash accounts maintained with a trustee in the United States. A substantial portion of the gross proceeds of the Company's recent debt and equity offerings are reserved for capital expenditures and payment of interest on the long-term notes and debentures. The Company's access to these funds is restricted to these uses. The maximum amount of the gross proceeds which can be used for working capital and general corporate purposes is US$ 70 million.

    In connection with the offering, the Company entered into several other agreements. The Company entered into a 10 year contract with a Management Company. Pursuant to the agreement, the Company will assign and delegate to Management Co. the exclusive right and obligation to control, posses and manage all business affairs for Company. Under the agreement, Management Co. shall not be entitled to any fee or other compensation for its services. The Company also entered into a 10 year contract with Steel Dynamics, Inc., "(SDI)", under which SDI will provide Management Co. with consultation and technical and advisory services. As compensation for these services, SDI will receive an annual fee of US$ 2 million and a one-time incentive fee of US$ 1.3 million. The Company also entered into a license and technology sharing agreement with SDI for a period of 10 years. As compensation for the rights granted to the Company by SDI, the Company issued 74,468,090 of its ordinary shares to SDI and granted warrants to SDI to purchase up to 11,421,480 ordinary shares of the Company for Baht 10 per share. Concurrent with exercise of the warrants, the Company would pay Baht 10 per share to SDI such that there would be no net cost to SDI. The warrants are exerciseable only to the extent the Warrants discussed above are exercised such that SDI would maintain its percentage ownership of the Company. Any unexercised warrants expire on March 12, 2008. The Company also entered into eight year sales agreements ("Offtake Agreements") with two international steel trading companies. Pursuant to the Offtake Agreements, the trading companies are obligated to purchase 100% of the Company's production in 1998, 1999 and 2000, and 25% of the Company's production in the years 2001 through 2005. The Company may, at its option, reduce the percentage of its production sold under the agreements to as little as 67% in 1998, 50% in 1999 and 25% in 2000.

    Also in connection with the offering, the Company amended its long-term debt agreement with the Thai financial institutions. Also, the Company pre-paid US$ 50 million of principal and paid all accrued interest due under the loan from the Thai financial institutions by using funds from the offering. The amendment modified the restrictive covenants and waived all past violations of the agreement upon successful completion of the offering. As amended, the remaining principle is payable semi-annually beginning in the first quarter of 2000. Installments will be in the amount of US$ 24.01 million for the U.S.$ loan and Baht 169.18 million for the Baht loan. The first installment will be payable on March 1, 2000. Interest is payable quarterly at the rate of SIBOR + 2.5% per annum for the US$ loan and MLR+0.5% per annum for the Baht loan. Also as amended, the Company must prepay the outstanding balance of the loans by an amount equal to 50% of annual earnings before depreciation and amortization, less scheduled debt repayments and maintenance capital expenditures, beginning in the year 2000.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 22--RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

    The Company's financial statements have been prepared in accordance with Thai GAAP, which differs in certain material respects from Generally Accepted Accounting Principles in the United States of America ("U.S. GAAP"). Differences that have an effect on net loss and shareholders' equity are as follows:

    A. FOREIGN EXCHANGE GAINS AND LOSSES

    Under Thai GAAP, foreign exchange translation gains and losses related to foreign currency liabilities incurred specifically to fund construction of plant and equipment are capitalized during the construction period. Under U.S. GAAP, all foreign exchange translation gains and losses must be included in earnings in the period in which such gains and losses arise.

    B. DEFERRED CHARGES

    Thai GAAP permits the deferral of pre-operating expenses, net of interest income earned, during the pre-operating period. For U.S. GAAP purposes, these expenses have been expensed as incurred and the related revenue recognized in the period earned. Under U.S. GAAP, the minimum cash compensation due under the agreement discussed in Note 12 was being amortized as administrative expense over the approximate 17 month period of service. The accrual ceased upon termination of the agreement.

    Thai GAAP permits the capitalization and amortization of expenses incurred for the acquisition of debt as an asset which is then amortized over the life of the debt. Such amortization is generally provided using the straight-line method. U.S. GAAP requires the capitalization of debt acquisition costs which are subsequently amortized over the life of the related debt using the interest method. The U.S. GAAP income statement has not been adjusted because the impact of such difference is immaterial.

    Both Thai GAAP and U.S. GAAP require the capitalization of costs incurred to get an asset ready for its intended use. Under Thai GAAP, the cost of engineering studies for construction projects is capitalized as deferred charges and amortized on a straight-line basis over a period unrelated to the useful life of the related assets. Under U.S. GAAP, all costs of getting an asset ready for its intended use are capitalized as part of the historical cost of that asset and depreciated over its useful life. This difference currently affects only classification of the costs but will effect depreciation and shareholders' equity in future periods.

    Under Thai GAAP, costs incurred in connection with offerings of share capital are deferred and amortized to income. Under U.S. GAAP, such costs are charged against the proceeds from the offering.

    C. STOCK OPTIONS

    Under Thai GAAP, no value was ascribed to the stock options discussed in
Note 12 due to the variable exercise price and number of shares. Under U.S. GAAP, the fair value of the options is not estimable and, therefore, the current intrinsic value of outstanding options was being expensed through September 30, 1997 as an administrative cost over the vesting period. As discussed Notes 12 and 21, management believes the options have been canceled.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 22--RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (CONTINUED)
    D. DEFERRED INCOME TAXES

    Thai GAAP has no requirement for establishing deferred income tax assets or liabilities. The Company has adopted a policy whereby income taxes are recognized on the basis of the estimated current income tax liability for the period in accordance with existing regulations giving consideration to applicable exemptions.

    U.S. GAAP requires deferred tax assets and liabilities to be established for temporary differences between the tax and financial reporting bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income tax assets are also established for tax losses which may be carried forward and used to reduce future taxable income. U.S. GAAP requires a valuation allowance to be established sufficient to reduce any deferred tax assets to the amount that, based on the weight of the available evidence, is more likely than not to be recovered.

    E. CAPITALIZATION OF INTEREST EXPENSE

    Under Thai GAAP, all interest incurred during the construction period on debt specifically related to funding construction of plant and equipment is capitalized as part of the cost of acquiring the assets. Under U.S. GAAP, interest costs incurred during the construction period are required to be capitalized as part of the cost of acquiring the asset. Interest costs recognized on all borrowings and other obligations are eligible for capitalization. The amount capitalized under U.S. GAAP is based on the effective interest rates of outstanding borrowings applied to the cumulative expenditures for the asset. If specific new borrowings are associated with the asset, the effective interest rate on that borrowing may be applied to that portion of the cumulative expenditures for the asset. All interest costs have been capitalized under both Thai GAAP and U.S. GAAP; therefore, the U.S. GAAP income statement has not been adjusted for this difference. However, a portion of interest expense amounting to Baht 3.1 million and Baht 56.8 million at December 31, 1996 and 1997, respectively was capitalized as pre-operating expense for Thai GAAP and such amount has been reclassified to construction in progress under U.S. GAAP.

    F. INSURANCE CLAIM

    Under Thai GAAP, as discussed in Note 8, the Company is carrying the costs of recovering a damaged boat carrying its equipment as a receivable from its insurance company. Under Thai GAAP, such amount will be reclassified as a component of the equipment cost if the claim is not successful. Under U.S. GAAP, such costs are not considered part of the equipment cost and, due to uncertainties about recoverability from the insurance company, have been expensed as incurred.

    G. RECENT CHANGES IN US GAAP

    In June 1997, the U.S. Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130 which requires the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses). SFAS No. 130 also requires that the components of comprehensive income be reported in a financial statement that is displayed with equal prominence as other financial statements. SFAS No. 130 is effective for the Company's 1998 financial

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 22--RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (CONTINUED) statements and requires reclassification of all financial statements for prior periods presented under US GAAP. The Company has not assessed the impact of SFAS No. 130.

    In June 1997, the FASB issued SFAS No. 131 which requires disclosure of certain information for the Company's reportable operating segments. SFAS No. 131 defines a reportable operating segment as a component of the Company about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance. SFAS No. 131 is effective for the Company's 1998 financial statements and requires comparative information be presented for all prior periods presented under US GAAP. The Company has not assessed the impact of SFAS No. 131.

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 22--RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (CONTINUED)
    The following statements of income and deficit for the years ended December 31, 1995, 1996, 1997 and from inception to December 31, 1997, have been prepared under U.S. GAAP to reflect the impact of the aforementioned differences between Thai GAAP and U.S. GAAP (in thousands, except per share data):

                                                                  YEAR ENDED DECEMBER 31,               FROM INCEPTION TO
                                                        --------------------------------------------    DECEMBER 31, 1997
                                                          1995       1996       1997        1997      ----------------------
                                                          BAHT       BAHT       BAHT        U.S.$       BAHT        U.S.$
                                                        ---------  ---------  ---------  -----------  ---------  -----------
                                                                                         (UNAUDITED)             (UNAUDITED)
Interest income.......................................    111,883    202,790    145,001       3,364     459,673      10,665
                                                        ---------  ---------  ---------  -----------  ---------  -----------
Expenses
Bad debt expense......................................     --         --      1,294,542      30,036   1,294,542      30,036
Administrative........................................     68,630    322,990    879,954      20,417   1,273,854      29,555
Depreciation..........................................      1,277      6,053     12,842         298      20,212         469
Foreign exchange losses...............................        143     46,089  6,720,261     155,922   6,766,492     156,995
                                                        ---------  ---------  ---------  -----------  ---------  -----------
                                                           70,050    375,132  8,907,599     206,673   9,355,100     217,055
                                                        ---------  ---------  ---------  -----------  ---------  -----------
Income (loss) before income taxes.....................     41,833   (172,342) (8,762,598)   (203,309) (8,895,427)   (206,390)
Deferred income tax expense (benefit).................      5,848     (5,848)    --          --          --          --
                                                        ---------  ---------  ---------  -----------  ---------  -----------
Net income (loss) under U.S. GAAP.....................     35,985   (166,494) (8,762,598)   (203,309) (8,895,427)   (206,390)
Retained earnings (deficit) accumulated during the
  development stage--beginning of year................     (2,320)    33,665   (132,829)     (3,081)     --          --
                                                        ---------  ---------  ---------  -----------  ---------  -----------
Retained earnings (deficit) accumulated during the
  development stage--end of year......................     33,665   (132,829) (8,895,427)   (206,390) (8,895,427)   (206,390)
                                                        ---------  ---------  ---------  -----------  ---------  -----------
                                                        ---------  ---------  ---------  -----------  ---------  -----------
Basic and diluted net income (loss) per share.........       0.12      (0.31)    (15.65)      (0.37)
                                                        ---------  ---------  ---------  -----------
                                                        ---------  ---------  ---------  -----------
Weighted average shares outstanding...................    292,083    535,000    560,000     560,000
                                                        ---------  ---------  ---------  -----------
                                                        ---------  ---------  ---------  -----------

    The following is a summary of the aforementioned adjustments to shareholders' equity that would be required if U.S. GAAP had been applied instead of Thai GAAP in the financial statements (in thousands):

                                                                                 DECEMBER 31,
                                                               ------------------------------------------------
                                                                  1995        1996        1997         1997
                                                                  BAHT        BAHT        BAHT         U.S.$
                                                               ----------  ----------  -----------  -----------
                                                                                                    (UNAUDITED)
Shareholders' equity under Thai GAAP.........................   5,150,000   6,110,000    4,815,458     111,728
Items increasing (decreasing) reported shareholders' equity:
  Foreign exchange losses....................................        (143)    (46,231)  (6,766,492)   (156,995)
  Deferred income taxes......................................      (5,848)     --          --           --
  Deferred charges...........................................      39,656    (125,931)    (875,479)    (20,313)
                                                               ----------  ----------  -----------  -----------
    Net increase (decrease) in reported shareholders'
      equity.................................................      33,665    (172,162)  (7,641,971)   (177,308)
                                                               ----------  ----------  -----------  -----------
Shareholders' equity (deficit) under U.S. GAAP...............   5,183,665   5,937,838   (2,826,513)    (65,580)
                                                               ----------  ----------  -----------  -----------
                                                               ----------  ----------  -----------  -----------

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 22--RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (CONTINUED)
    The following is a reconciliation of deferred charges determined under Thai GAAP to the amounts determined under U.S. GAAP (in thousands):

                                                                                   DECEMBER 31,
                                                                  -----------------------------------------------
                                                                    1995        1996        1997         1997
                                                                    BAHT        BAHT        BAHT         U.S.$
                                                                  ---------  ----------  -----------  -----------
                                                                                                      (UNAUDITED)
Deferred charges under Thai GAAP................................     60,169     252,202      987,257      22,906
Adjustments required under U.S. GAAP
  Construction in progress......................................    (27,850)    (35,464)     (96,380)     (2,236)
  Administrative expense........................................    (70,909)   (388,358)  (1,221,464)    (28,340)
  Depreciation..................................................     (1,318)     (7,371)     (20,212)       (469)
  Interest income...............................................    111,883     314,673      459,673      10,665
  Cost of issuing share capital.................................     --         (44,875)     (51,294)     (1,190)
                                                                  ---------  ----------  -----------  -----------
Deferred charges under U.S. GAAP................................     71,975      90,807       57,580       1,336
                                                                  ---------  ----------  -----------  -----------
                                                                  ---------  ----------  -----------  -----------

    The following is a reconciliation of property, plant and equipment determined under Thai GAAP to the amounts determined under U.S. GAAP (in thousands):

                                                                                 DECEMBER 31,
                                                               -------------------------------------------------
                                                                  1995        1996         1997
                                                                  BAHT        BAHT         BAHT         1997
                                                               ----------  ----------  ------------     BAHT
                                                                                                     -----------
                                                                                                     (UNAUDITED)
Property, plant and equipment under Thai GAAP................   2,430,562   9,437,572    24,454,278     567,385
Adjustments required under U.S. GAAP
  Deferred charges classification............................      27,850      35,464        96,380       2,236
  Foreign exchange losses....................................        (143)    (46,231)   (6,747,936)   (156,565)
                                                               ----------  ----------  ------------  -----------
Property, plant and equipment under U.S. GAAP                   2,458,269   9,426,805    17,802,722     413,056
                                                               ----------  ----------  ------------  -----------
                                                               ----------  ----------  ------------  -----------

NOTE 23--ADDITIONAL DISCLOSURES REQUIRED BY U.S. GAAP

    A. CUMULATIVE CASH FLOWS

    Cumulative net cash used in operating activities from inception to December 31, 1997 was Baht 1,021,091,000. Cumulative net cash used by the Company in investing activities from inception to December 31, 1997 was Baht
21,800,538,000. Cumulative net cash provided to the Company by financing activities from inception to December 31, 1997 was Baht 22,839,594.

    B. INCOME TAXES

    The Company has been granted certain income tax privileges as described in
Note 17 to the financial statements. These privileges are subject to certain conditions which the Company expects to meet. These income tax privileges had no impact on current taxes during 1995, 1996 or 1997 since the Company had no earnings during those years for tax purposes. For U.S. GAAP purposes, deferred income taxes have been

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 23--ADDITIONAL DISCLOSURES REQUIRED BY U.S. GAAP (CONTINUED) provided for temporary differences expected to reverse during periods after the exemption from income tax expires.

    On a U.S. GAAP basis, temporary differences giving rise to deferred tax assets and liabilities as of December 31, 1995, 1996 and 1997 are as follows (in thousands). All such differences relate to the differences between U.S. and Thai GAAP as discussed in Note 22.

                                                                                    1995       1996        1997
                                                                                    BAHT       BAHT        BAHT
                                                                                  ---------  ---------  -----------
Deferred tax assets:
  Deferred charges..............................................................     --         14,525       83,671
  Property, plant and equipment.................................................     --          1,860    1,140,920
                                                                                  ---------  ---------  -----------
    Gross deferred tax assets...................................................     --         16,385    1,224,591
  Valuation allowance...........................................................     --        (16,385)  (1,224,591)
                                                                                  ---------  ---------  -----------
    Total deferred tax assets...................................................     --         --          --
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

Deferred tax liabilities:
  Deferred charges..............................................................     (1,062)    --          --
  Property, plant and equipment.................................................     (4,786)    --          --
                                                                                  ---------  ---------  -----------
    Total deferred tax liabilities..............................................     (5,848)    --          --
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------
Net deferred tax asset (liabilities)............................................     (5,848)    --          --
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------

    A valuation allowance was provided against the deferred tax assets at December 31, 1996 and 1997 because the Company has no operating history.

    C. MATURITIES OF LONG-TERM DEBT

    The maturities of long-term debt for each of the five years subsequent to December 31, 1997 are summarized as follows (in thousands):

                                                                                      BAHT
                                                                                  ------------
1998............................................................................     2,621,773
1999............................................................................     2,621,773
2000............................................................................     2,621,773
2001............................................................................     2,621,773
2002............................................................................     2,621,773
Thereafter......................................................................     3,531,021
                                                                                  ------------
                                                                                    16,639,886
                                                                                  ------------
                                                                                  ------------

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                        DECEMBER 31, 1995, 1996 AND 1997

NOTE 23--ADDITIONAL DISCLOSURES REQUIRED BY U.S. GAAP (CONTINUED)
    D. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it was practical to estimate that value:

    - The carrying amount of cash on hand and at banks, short-term investments, value added tax recoverable, bank overdrafts and loan from financial institutions, accounts payable, retention payables and short-term loans approximate fair value because of the short maturity of these instruments.

    - The carrying amount of other receivables from related parties and notes payable and advances from related party are materially the same as their fair value.

    - The fair value of long-term debt is estimated by discounting the future cash flows at rates currently offered for similar debt instruments of comparable maturities. The estimated fair value of long-term debt at December 31, 1996 and 1997 is Baht 4,056 million and Baht 16,442 million, respectively.

    E. ALLOWANCE FOR BAD DEBTS

    The following is a roll forward of the allowance for bad debts for the year ended December 31, 1997 (in thousands) :

                                                                    BALANCE AT                                   BALANCE AT
                                                                   BEGINNING OF                    ACCOUNTS        END OF
                                                                       YEAR          EXPENSES     WRITTEN OFF       YEAR
                                                                 -----------------  ----------  ---------------  ----------
                                                                       BAHT            BAHT          BAHT           BAHT
1997...........................................................         --           1,294,542        --          1,294,542
                                                                            --                            --
                                                                            --                            --
                                                                                    ----------                   ----------
                                                                                    ----------                   ----------

                                                                         ANNEX A

                            THE KINGDOM OF THAILAND

    The following information regarding the Kingdom of Thailand ("Thailand") is included for information only and has not been independently verified by the Company or any of their respective affiliates or advisors. All of the data and other information included below has been obtained from published or public official sources of Thailand.

GENERAL

    Thailand, formerly known as Siam, is situated in Southeast Asia. It is bounded on the north and west by the Union of Myanmar (Burma), on the north and east by Laos and on the southeast by Cambodia. In the south it becomes a peninsula bounded by the Indian Ocean in the west, Malaysia in the south and the South China Sea in the east. The country covers an area of 514,000 square kilometers and has an estimated population of 60 million.

    Approximately 70% of the population lives in the central and northeastern regions of the country. By far the largest urban center is Bangkok (which includes Thon Buri), the capital, where the population has been growing more rapidly than the national population as a whole, increasing from 3.7 million in 1971 to approximately 5.6 million at the end of 1995.

    Approximately 85% of the population of Thailand is of Thai ethnic origin. The most important minority group is the ethnic Chinese who comprise over 12% of the population. The predominant religion in Thailand is Buddhism to which 95% of the population adheres. Islam accounts for 4% and is concentrated in the south adjacent to Malaysia. The balance of the population is predominantly Christian. The literacy rate is over 90% for adults over 15 years of age. The official language is Thai, but the use of English is encouraged, and is part of the school curriculum.

GOVERNMENT STRUCTURE AND POLITICS

    Thailand is a constitutional monarchy. His Majesty King Bhumibol Adulyadej, Rama IX, who ascended the throne in 1946, is a highly respected symbol of national unity and provides an important stabilizing influence in the country.

    Under the constitution, the King is the Head of State, Commander of the Armed Forces and Patron of all Religions. He has power to, upon the advice of the Prime Minister, declare and lift martial law, declare war with the approval of the National Assembly, conclude treaties with other countries or international organizations, grant pardons, appoint and remove high ranking officials in the civil service and commissioned officers in the armed forces. He is advised in the exercise of his functions by the Privy Council, appointed by royal command.

    The executive power is vested in the cabinet ("Council of Ministers"), which consists of the Prime Minister and not more than 35 other ministers, each appointed by royal consent. The cabinet can be dismissed by a vote of no-confidence of the House of Representatives. The new constitution, enacted in October 1997 stipulates that the members of the House of Representatives will lose memberships if they become ministers.

    Legislative power is exercised by the bicameral National Assembly, which is comprised of the Senate and the House of Representatives. Under the constitution, the President of the House of Representatives is also the President of the National Assembly. The Prime Minister is nominated by the president of the National Assembly and appointed by the King. The 200 members of the Senate, who may not belong to a political party, are elected for six-year terms. There are 500 members of the House of Representatives, 400 of whom are elected by popular vote together with 100 members elected under a party list system. The term of office of members of the House of Representatives is four years.

    The Thai legal system with respect to the criminal, civil, commercial, and special codes is based on British and European legal systems. There is also an extensive system of administrative law consisting of royal decrees, executive orders, and ministerial regulations. Thai law relating to family and inheritance matters is codified based upon traditional Thai laws. The judicial power is exercised by the courts of justice, consisting of the courts of first instance, the court of appeal and the Supreme Court. The King appoints all judges of the courts of justice after they have been approved by the Judicial Commission.

    For the purposes of administration the country is divided into 76 provinces, each under the control of a governor; each province is divided into districts, sub-districts and villages. The governors are appointed by the King on the advice of the Minister of Interior, except for the governor of Bangkok, who is directly elected by Bangkok residents.

RECENT POLITICAL DEVELOPMENTS

    After civil unrest in May 1992, an interim government was set up under Mr. Anand Panyarachun and the House of Representatives was dissolved for a general election that was held on September 13, 1992. The Democrat party won the most seats in that election and Mr. Chuan Leekpai, the Democrat Party leader, became Prime Minister and organized a five party coalition cabinet. However, due to controversy in connection with the Land Reform Program, Prime Minister Chuan was forced to dissolve the House. In the ensuing nationwide election held on July 2, 1995, the Chart Thai party won the largest number of seats in the House of Representatives, leading to the appointment of Mr. Banharn Silpa-archa as Prime Minister. In September 1996, however, Mr. Banharn was the subject of a censure debate in the House of Representatives, during which various charges were made against him, including mismanagement of the Thai economy and improper conduct by members of his administration. On September 21, prior to the censure vote, Mr. Banharn announced that he would resign as Prime Minister within the following week. On September 27, the Prime Minister dissolved the House of Representatives, as permitted by the constitution in effect at that time, and announced a new general election, which was held on November 17, 1996. In the election, the New Aspiration Party ("NAP") headed by former army chief General Chavalit Yongchaiyudh, won the largest number of seats in Parliament, capturing 125 of 393 seats. NAP's total of 125 seats, however, was far short of an absolute majority, so that a coalition government of six parties, which together had a 24-seat majority, was created to control the House of Representatives. The principal opposition to the new government was the Democrat Party, which won 123 seats in the election.

    This coalition government included many members of the previous coalition government and in its first nine months carried on many of the policies adopted by the previous government, including economic policies. On September 27, 1997, Prime Minister Chavalit survived a no confidence vote in the National Assembly amid widespread criticism of the Government's response to Thailand's economic crisis and controversy over political reform and a draft new constitution, which the Prime Minister initially opposed and ultimately supported. However, on November 7, 1997, Prime Minister Chavalit resigned from office under intense political pressure. In the interim before constitutionally mandated elections, Mr. Chuan Leekpai has been appointed to the office of Prime Minister. He presides over a coalition government that includes the major parties that formed the opposition to the former government of Prime Minister Chavalit.

    On September 27, 1997, the National Assembly approved a new constitution, which was signed by His Majesty the King on October 11, 1997 and took effect the same day upon official publication. The new constitution is seen by its supporters as a means of reforming and modernizing the Thai political system.

    The new constitution, which is the first to have sought grassroots input, expands citizens' rights, increases civil liberties, grants greater access to official information and encourages participation in the governmental decision-making process. The rights of local communities to participate in managing natural resources and the environment have been spelled out. It is unconstitutional to discriminate against Thai people on the basis of gender, origin of birth, country of birth, race, language or religious faith. The new constitution also creates monitoring mechanisms against corruption. Members of the Council of Ministers, as well as their spouses and children, are required to disclose their assets, and members of the House of Representatives found to be involved in misconduct can be more easily dismissed. The new constitution makes voting compulsory. Formerly, low voter turn-out was considered by some to encourage vote buying.

    The constitution allows the Senate more power to scrutinize bills passed by the House of Representatives and also to appoint members of monitoring agencies, including a National Counter-Corruption Commission and certain Constitutional Court judges. In addition, the Senate is empowered to appoint members of the Election Commission, which supervises and manages all elections to ensure fairness. Under the constitution, the National Assembly must, by mid-June 1998, complete the consideration and approval of laws in respect of the elections of members to the House of Representatives and Senate, the Election Commission and political parties.

FOREIGN RELATIONS

    Thailand has historically adopted a flexible approach in its conduct of external relations. The success of this approach is evidenced by the fact that Thailand is the only country in Southeast Asia, and one of the few in all of Asia, never to be colonized by Western powers. Following the end of World War II, Thailand's main external concern was to ensure that the spread of communism, first in China and later in Vietnam, Cambodia and Laos, did not spill over into Thailand. Consequently, in the early 1950's the Thai Government decided to align with the West in general, and the United States in particular. In 1954, Thailand became a party to a regional collective security arrangement called the Southeast Asia Treaty Organization ("SEATO"). Although SEATO was dissolved in 1977, Thailand and the United States have remained allies under the Manila Pact, which served as a basis for SEATO and remains in force today.

    Thailand is a member of, and enjoys good relations with other members of, the Association of Southeast Asia Nations, namely, Brunei, Indonesia, Malaysia, the Philippines, Singapore, Vietnam, Laos and the Union of Myanmar (Burma).

    Thailand has shown a strong interest in the development of multilateral regional relations. It has been a signatory to a number of international treaties including: the World Trade Organization (formerly the General Agreement on Tariffs and Trade) (WTO); Agreement between the Government of the Kingdom of Thailand, the Government of Malaysia and the Government of the Republic of Indonesia relating to the Delimitation of Continental Shelf Boundaries in the Northern Part of the Straits of Malacca; the Fifth International Tin Agreement; the Treaty of Amity and Economic Relations Between the Kingdom of Thailand and the United States of America; and the International Natural Rubber Agreement. In the international financial context, Thailand is affiliated with major multilateral lending institutions, including: the IMF, the World Bank, the International Development Association (IDA), the International Finance Corporation (IFC), and the (Asian Development Bank (ADB). Thailand is also a member of the United Nations, as well as a number of specialized United Nations agencies, and of the International Coffee Organization, the International Sugar Organization, the International Natural Rubber Organization and the International Jute and Allied Fibres Organization.

    Thailand is a party to the ASEAN Free Trade Agreement (AFTA) under which no tariffs greater than 5% will be applied after 2003 on products, other than certain unprocessed agricultural products, traded among the ASEAN member countries. AFTA also requires that tariffs on such unprocessed agricultural products be reduced by 2005.

    In November 1996, Thailand and the United States of America signed the "Convention Between the Government of the United States of America and the Government of the Kingdom of Thailand for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income." The treaty has been ratified by both respective countries and came into force on January 1, 1998, although provisions concerning withholding tax will come into effect only after a six-month delay. The treaty is expected to improve investment conditions for U.S. investors.

ECONOMY

    Thailand's economy operates as a mixed economic system in which the private sector plays a dominant role. The policy of the government has been to operate most public utilities as well as to control a number of monopolies, such as the lottery and domestic tobacco industry, and some other industries, but not to displace private enterprise in the commercial or industrial sectors of the economy, except where private capital is unable to develop essential industrial projects. In particular, the government has begun to look to private industry in connection with the modernization of telephone services and the development of a mass transit system and has begun to privatize air transport.

    While traditionally the Thai economy was based on agriculture, since the early 1960's, the country has diversified its agricultural base and placed increasing emphasis on the industrial and service sectors. The contribution of agriculture, including crops, livestock, fishery, forestry, agricultural services, and simple agricultural processing products to Gross Domestic Product ("GDP") decreased from 24% in 1979 to an estimated 10.7% in 1996 and increased slightly to an estimated 11.2% in 1997, while during the same period the industrial sector, including mining and quarrying, manufacturing, construction, transportation and communication as well as electricity and water supply rose from 36.1% to 47.2%. The contribution of the service sector, including wholesale and retail trade, banking, insurance and real estate, ownership of dwellings, public administration and defense and services increased from 39.9% to 41.6% during the same period. Manufacturing activities at present range from the production of major construction materials, electrical and electronic components and goods to the processing of agricultural products.

    The performance of Thailand's economy from 1992 through 1996 generally met the targets set in the Seventh National and Social Development Plan (covering fiscal years 1992-1996) (the "Seventh Plan"). Nominal GDP increased by an estimated 70.52% during the period, from approximately 2,830.9 billion Baht in 1992 to approximately 4,827.2 billion Baht in 1996 and per capita GDP rose from 49,410 Baht in 1992 to an estimated 79,653 Baht in 1997. Average annual growth in real GDP was 8.0% compared to 8.2% targeted in the Seventh Plan; average annual growth in private sector investment was 7.0%, compared to 8.8% targeted in the Seventh Plan and exports and imports grew by an average of 14.2% and 13.6%, respectively, compared to 14.7% and 11.4%, respectively, targeted in the Seventh Plan. Inflation during the period rose at an average annual rate of 4.8%, compared to 5.6% targeted in the Seventh Plan. Real GDP in Thailand grew by an estimated 5.5% in 1995, a decline from the previous four years.

    Thailand's economy currently is experiencing significant contraction. Real GDP growth is expected to decline from negative 0.4% in 1997 to a range of negative 4.0% to negative 5.5% in 1998. Under the macroeconomic assumptions developed in conjunction with the IMF Financial Assistance Program, domestic consumption is expected to decline by 8.0% and gross fixed investment is expected to decline by 24.0% in 1998.

    The preparation of the Eighth Plan represented a departure from past practice, as the Eighth Plan is intended to provide only general guidelines for economic development. The preparation of the Eighth Plan involved extensive public consultation through seminars held throughout Thailand. Under the Eighth Plan, the Government's broad policy is to achieve balanced economic growth with stability. As originally drafted, the Eighth Plan called for, among other things, reducing the current account deficit as a percentage of GDP, controlling inflation, mobilizing household savings to at least 10% of GDP, reducing the percentage of the population below the defined poverty level to less than 10%, improving the development of human resources and the quality of life, utilizing, preserving and rehabilitating the natural environment and increasing the quantity and quality of basic infrastructure in rural areas. One of the main focuses of the Eighth Plan is human resource development and enhancement of the productivity of the Thai labor force. The Government had previously increased the level of compulsory education in the country from six years to nine years during the Seventh Plan and has made efforts toward increasing the number of technicians and skilled workers. Meanwhile, the Government is also actively encouraging private sector corporations to re-train their workforce.

    The devaluation of the Baht during 1997, combined with the concurrent crisis in Thailand's financial sector and property markets and related adverse economic developments in Thailand and other Asian countries, have substantially altered the assumptions under which the Eighth Plan was developed. Accordingly, the Government has adopted amendments to the Eighth Plan that reflect Thailand's current economic and social environment and the economic rehabilitation program developed in connection with the IMF Financial Assistance Program. The amendments reflect lower public and private investment spending targets, increased monitoring of private sector external debt, emphasis of fiscal and monetary policy on controlling inflation, financial reform, increased export competitiveness and alleviation of social problems arising from the economic slowdown, including, INTER ALIA, unemployment. The amendments also target acceleration of state enterprise reform, decentralization of government power, privatization of state enterprises, development of human resource programs and participation of non-governmental organizations in decision-making and policy formation.

    Thailand has obtained a U.S.$17.2 billion loan package from the IMF. The IMF has imposed strict austerity measures as conditions to this package. These include tax increases, government spending cuts and implementation of a plan for financial reform and rehabilitation. In addition, Thailand has agreed to the following adjusted fiscal goals:

        1. Maintain economic growth rates at 3-4 percent in 1997-1998 and aim for a potential growth rate of 6-7 percent over the medium term.

        2. Reduce inflation to 4-5 percent following an initial increase to an average of 7-8 percent in 1997-1998.

        3. Reduce the current account deficit to 5 percent of GDP in 1997 and to a sustainable level of 3 percent over the medium term.

        4. Maintain gross international reserves of about U.S.$23 billion in 1997 and U.S.$25 billion in 1998, equivalent to approximately 4 months of imports.

    As a result of the continued slowdown in the Thai economy, which has been more severe than previously anticipated due in part to the economic difficulties experienced by other Asian countries (including lower demand from Japan and other Southeast Asian trading partners), more pronounced weakness in private consumption and investment demand and continued liquidity shortages, the Government, in consultation with the IMF, revised in November 1997, February 1998 and May 1998 certain of its macroeconomic assumptions. The most recent revisions in May 1998 included lowering the real GDP growth rate for 1998 to a range of negative 4.0% to negative 5.5% (from negative 3.0% to negative 3.5% following the February 1998 review), revising the expected inflation level to an average of 10.5% in 1998 (from 11.6% following the February 1998 review), increasing the consolidated public sector deficit to approximately 3.0% of GDP (from 2.0% GDP following the February 1998 review) for the 1998 fiscal year, increasing the current account surplus to 6.9% of GDP (from 4.0% of GDP following the February 1998 review) in 1998 and maintaining gross international reserves of U.S.$26-28 billion for 1998 (as compared to reserves of U.S.$23-25 billion following the February 1998 review) (approximately 6.2 to 6.7 months of estimated 1998 import value). Actual performance of the economy could vary from these assumptions, and future adverse developments in Asia could further exacerbate Thailand's economic difficulties, including by adversely affecting Thai exports.

    The board of the IMF most recently met on December 8, 1997 to evaluate Thailand's progress in meeting package conditions and approve a second round of drawings in the amount of U.S.$810 million. On March 9, 1998, the IMF approved a third round of drawings in the amount of U.S.$270 million. The government expects to receive an additional disbursement from the IMF of U.S.$138 million in mid-June 1998. Since August 1997, the IMF has made funds available to Thailand in the amount of U.S.$2.67 billion.

    In addition, the World Bank is providing a U.S.$1.5 billion loan package in order to assist in the reform of the Thai Financial system. The World Bank released U.S.$350 million on December 30, 1997. Also, Asian Development Bank is providing U.S.$1.2 billion loan package for on-going project loans and structural adjustment loans. On December 20, 1997 and March 18, 1998, the total of U.S.$600 million was released to Thailand.

PRIVATE SECTOR DEVELOPMENT

    Thailand has a mixed economy, with almost all industrial and commercial activity being owned and operated by the private sector and financial activity being owned and operated by both the public and private sectors. The government controls some portions of financial activity in Thailand and is responsible for promoting the necessary infrastructure and a stable environment to foster economic growth. The government operates most public utilities and some industries but since 1983 the government has taken steps to liquidate, sell, lease or contract out a number of government enterprise activities to the private sector.

    Thailand has been one of the largest recipients of foreign direct investment ("FDI") in the Asia Pacific Region, with net direct foreign investment of 53,691 million Baht , 43,812 million Baht , 33,241 million Baht , 49,887 million Baht, 57,472 million Baht and 91,346 million Baht in 1992, 1993, 1994, 1995, 1996 and
1997, respectively. (The drop in 1994 resulted from increased borrowings through the Bangkok International Banking Facility ("BIBF") and growing FDI of Thais in several foreign countries, particularly China, ASEAN and Indochinese countries.) During the 1990's, FDI has been concentrated in a large number of large companies engaged in manufacturing industries, trade and construction. The agricultural sector, on the other hand, received less than 0.1% of the total FDI in 1996 and 1997.

    The government of Thailand permits foreign investment and established the BOI in 1960 to be the focal point of the country's investment promotion. In 1977, the current Investment Promotion Act was passed, which provides for guarantees, tax exemption and, if necessary, temporary protection to be accorded to projects undertaking certain activities. Incentives are also provided for export projects and those located in designated investment promotion zones. The government, for example, has guaranteed against nationalization, state competition or monopolization, duty-free government import of competing goods, and unjustified price control, and, subject to certain restrictions, has permitted foreign ownership of land, the entry and work of experts, skilled workers and their families and repatriation of capital and remittance of profits. Except for designated businesses in which foreign investment is limited, including banking and service industries, Thai law otherwise permits foreign majority investment and control of firms undertaking industrial or commercial activities.

SELECTED ECONOMIC DATA

    The following table sets forth a summary of certain economic information relating to Thailand for the years ended December 31, 1992 through 1996 except as otherwise indicated:

                                                    1992        1993        1994        1995(P)      1996(E)
                                                 ----------  ----------  -----------  -----------  -----------
Population (million persons)...................       57.79       58.34        59.10        59.46        60.10
GDP
  Real GDP at 1988 prices (% change)...........         8.1         8.3          8.9          8.7          6.7
  --Agriculture................................         6.0        -1.9          4.3          3.1          3.1
  --Nonagriculture.............................         8.4         9.8          9.5          9.4          7.1
  GDP at current prices (billion Baht).........     2,827.2     3,163.9      3,600.5      4,173.0      4,665.4
  (% change)...................................       (12.8)      (11.9)       (13.8)       (15.9)       (11.8)
  Per Capita GNP (Baht)........................      48,359      53,357       59,940       69,077       75,911
Inflation (Consumer Price Index)...............         4.1         3.3          5.0          5.8          5.9
External Sector (billion Baht)
  Exports......................................       815.2       921.4      1,118.0      1,381.6      1,378.9
  (% change)...................................       (13.1)      (13.0)       (21.3)       (23.6)       (-0.2)
  Imports......................................     1,020.6     1,143.1      1,344.8      1,755.4      1,796.5
  (% change)...................................        (5.5)      (12.0)       (17.6)       (30.5)        (2.3)
  Trade balance................................      -205.4      -221.7       -226.8       -373.8       -417.6
  Current account balance......................      -160.1      -161.1       -203.2       -337.6       -372.6
  (as percentage of GDP).......................       (-5.7)      (-5.1)       (-5.6)       (-8.1)       (-8.0)
  Capital movements (net)......................       240.7       265.9        305.9        545.1        456.0
  --Private sector(1)..........................       237.2       260.9        301.9        517.6        424.3
  --Public sector..............................         3.5         5.0          4.0         27.5         31.7
  Overall balance of payments..................        77.1        98.8        104.8        179.5         54.6
  International reserves (billion U.S.$).......        21.2        25.4         30.3         37.0         38.7
  Total outstanding debt(2) (billion U.S.$)....        43.6        52.1         64.9         82.6         89.8
  (Public debt)................................       (13.1)      (14.2)       (15.7)       (16.4)       (16.8)
  Debt service ratio(2)........................        11.3        11.2         11.7         11.4         11.8
  (Public sector)..............................        (3.7)       (3.7)        (3.4)        (2.8)        (2.6)
Public Finance (fiscal year)
  Cash balance (billion Baht)..................       +85.9       +68.9        +65.8       +112.5       +104.3
  (as percent of GDP)..........................       (+3.0)      (+2.2)       (+1.8)       (+2.7)       (+2.2)
Money and Banking
  Money supply (M2) (billion Baht).............     2,117.8     2,507.1      2,829.3      3,310.6      3,726.6
  (% change)...................................       (15.6)      (18.4)       (12.9)       (17.0)       (12.6)
  Domestic credit (% change)...................        18.0        22.7         28.9         23.1         14.0
  Commercial bank (% change)(3)................        20.6        23.2         30.1         24.2         14.2
  Deposits(4) (% change).......................        16.2        19.2         13.1         18.2         13.7
  Interest rates (end of the year)
  --Prime rates................................        11.5        10.5        11.75        13.75        13.0-
                                                                               8.25-       10.25-        13.25
                                                                                                         8.50-
  --Time deposit (1 year)......................         8.5         7.0        10.25         11.0         9.25
  Exchange Rate (annual average) Baht:
    U.S.$(Exchange Equalization Fund)..........       25.40       25.32        25.15        24.92        25.34

------------------------

(1) Including commercial banks and BIBFs.

(2) Including commercial banks. The Debt Service Ratio is the ratio of mature public sector debt to export earnings.

(3) Including BIBFs.

(4) Excluding foreign currency deposit and interbank deposits.

(P) Preliminary figures.    (E) Estimates.

SOURCE: THE BANK OF THAILAND, ANNUAL ECONOMIC REPORT 1996.

    The following table sets forth a summary of certain economic information relating to Thailand for the months running from June 1997 to November 1997:

                 BANK OF THAILAND'S MONTHLY STATISTICAL RELEASE

    Issued by the Economic Research Department, Bank of Thailand, Bangkok tel.
(662) 282-7803

                                                                          1997
                                ----------------------------------------------------------------------------------------
                                    JUN.           JUL.           AUG.           SEP.           OCT.           NOV.
                                -------------  -------------  -------------  -------------  -------------  -------------

                                                                                            (PRELIMINARY)   (ESTIMATED)
ACTIVITY AND PRICES                                   (% CHANGE FROM THE SAME PERIOD OF LAST YEAR)
Manufacturing Production
  Index.......................            5.0            3.8           -5.1           -6.7          -12.3           n.a.
(12-month moving average).....           (6.8)          (6.7)          (5.6)          (4.3)          (2.3)         (n.a.)
Price Investment Index........            4.1            4.1            2.5            1.4           -0.2           n.a.
Government cash balance (bn.
  b)                                    +29.7          -18.7          -21.9          +21.4          -17.4          -11.7
Consumer Price Index                      4.4            4.9            6.6            7.0            7.2            7.6
-Food.........................            5.7            6.9            9.5            9.2            8.0            7.9
-Non-food.....................            3.4            3.5            4.4            5.3            6.7            7.3

EXTERNAL ACCOUNTS                                                (IN MILLIONS OF U.S.$)
Exports.......................          4,639          4,745          4,790          4,986          5,141           n.a.
[%LU.S.$].....................           [7.4]          [7.9]          [2.2]         [11.5]         [11.7]          n.a.
Imports.......................          5,558          5,273          5,336          4,767          4,520           n.a.
[%LU.S.$].....................          [-3.6]         [-8.7]        [-13.3]        [-12.2]        [-24.5]          n.a.
Trade Balance.................           -919           -528           -546            219            621           n.a.
Current Account Balance.......           -868           -387           -413             81            701           n.a.
Balance of Payments...........           -954         -1,706         -4,508          3,674          1,556         -4,716
Official Reserves
  (bn.U.S.$)..................           32.4           30.4           25.9           29.6           31.3           26.3

MONETARY STATISTICS                                              (IN BILLIONS OF BAHT)
M1............................          396.4          393.5          428.4          400.5          407.3          388.0
(%L)..........................           (0.8)         (-3.6)          (7.3)         (-1.9)          (3.0)         (-4.6)
M2............................        3,958.1        4,047.5        4,139.4        4,166.3        4,239.7        4,263.1
(%L)..........................          (11.9)         (14.5)         (16.7)         (16.6)         (18.1)         (17.0)
M2A...........................        4,721.0        4,702.2        4,622.2        4,574.6        4,600.7           n.a.
(%L)..........................           (4.6)          (4.1)          (2.1)          (0.6)          (0.8)         (n.a.)
Monetary Base.................          514.3          468.5          435.6          433.8          443.5          441.9
(%L)..........................          (29.8)         (14.6)          (9.9)          (7.4)          (5.5)          (5.7)
Bank deposits.................        3,986.9        4,059.4        4,035.0        4,065.5        4,144.1        4,169.1
(%L)..........................          (15.9)         (18.2)         (16.9)         (16.5)         (18.9)         (17.0)
Commercial bank credits.......        5,076.1        5,308.6        5,420.3        5,539.2        5,708.1        5,668.1
(%L)..........................          (10.4)         (15.3)         (16.4)         (17.0)         (19.6)         (17.4)
-excluding BIBF's.............        4,246.2        4,281.3        4,326.0        4,391.8        4,425.8        4,430.0
(%L)..........................          (11.1)         (11.5)         (11.3)         (10.9)         (11.0)          (9.7)

INTEREST RATES                                                      (END OF PERIOD)
-Prime Rate (MLR).............          12.75          13.75          13.75          14.25          14.75          14.75
-Minimum Retail Rate (MRR)....    13.00-13.50    14.00-14.50    14.00-14.50    14.50-15.00    15.00-15.50    15.00-15.50
-Fixed Deposit Rate (1
  year).......................      8.00-8.75    10.00-11.50    10.00-11.50    10.00-11.50    10.00-11.50    10.00-11.50
-Interbank Rate (average).....          15.10          18.66          15.43          23.87          18.72          19.99

EXCHANGE RATE (AVERAGE
  BAHT:U.S.$).................          25.78          30.27          32.48          36.28          37.55          39.30

LABOR SITUATION

    In Thailand, the labor force includes Thais aged 13 and over. In 1997, approximately 46% of the total labor force was employed in the agricultural sector. Between 1991 and 1996, the labor force increased at an average annual rate of 0.9% from 31.0 million to 32.4 million. The labor force totaled 32.6 million in 1997. The unemployment rate at the end of 1997 was estimated at 3.5%.

    A legal framework, which prescribes the procedures for union formation, collective bargaining and dispute settlement, was established by the Labor Relations Act of 1975. Laws relating to working conditions and the protection of workers promulgated in 1972 are expected to be replaced by the Labor Protection Act of 1998, currently expects to become effective in August 1998. Only a small proportion of the work force is organized in labor unions. In 1991, the Thai government enacted a law which prohibits unionization in all state agencies and enterprises. However, labor associations are still permitted and serve a corresponding function.

    The government has attended to the welfare of workers through job creation programs in different areas of the country and periodic minimum wage adjustments to mitigate the effect of price increases. Effective January 1, 1998, the minimum wage was 162 Baht per day for the Bangkok metropolis, its five surrounding provinces (i.e., Nakornpathom, Nonthaburi, Patumthani, Sumutprakarn and Samutsakorn) and Phuket, 140 Baht per day for Pangnga, Ranong, Chiang Mai, Chonburi, Nakornratchasima and Saraburi, and 130 Baht per day for all other provinces.

FOREIGN TRADE AND BALANCE OF PAYMENTS

    Foreign trade plays an important role in the Thai economy. Notwithstanding the diversification which has occurred since the early 1960's, Thailand's exports are still influenced by fluctuations in world commodity prices, and its imports are primarily structured by the requirements of a developing country.

    Thailand's current account deficit has increased since 1987 principally due to a trade deficit, and Thailand's terms of trade have declined over the period. Although exports have risen significantly, imports increased even more rapidly during this period due to heavy foreign and domestic investment flows. A large percentage of imports during the past five years have been capital goods. However, uncertainty concerning protectionism, growing competition for market share from other countries in the region and continuing fluctuations in world commodity prices will continue to affect future growth in export earnings. Tourism has been a major source of foreign exchange earnings for the country.

    Since 1993, credit growth has been fueled by both deposits and external borrowing through the BIBF. The cheaper cost of foreign currency loans accessible through the BIBFs, coupled with the perceived absence of exchange rate risk owing to a fixed exchange rate system, generated greater credit demand.

    The large current account deficits over the past three years have been financed by increases in direct investment, portfolio investment and external borrowing. The net capital inflows in the past have more than offset the current account deficits, resulting in a balance of payments surplus and a substantial increase in the country's international foreign exchange reserves, from U.S.$20.0 billion in 1992 to U.S.$37.2 billion in 1990, equivalent to approximately 6.3 months of estimated 1996 imports.

    Since 1996, the real estate sector and the stock market have been weakening. The export market has also become less competitive due to an over valued Baht and higher labor costs. These market conditions created a general lack of confidence among depositors and creditors, both domestic and foreign and therefore lead to capital outflows. In the first half of 1997, the balance of payments was negative U.S.$7.5 billion.

    In September 1997, strong export performance, aided by the depreciation of the Baht, and a dramatic decrease in imports caused a trade surplus of 1.1 billion Baht. This was the first trade surplus of Thailand in decades. September exports grew by 8.7% in U.S.$ terms over exports in September, 1996, while imports for the same period shrank by 12.2%. Growth in exports of high technology products, such as computers, computer parts, electrical circuits and plastic products was noteworthy. October saw an estimated trade surplus for the month of
5.3 billion Baht and for November an estimated surplus of 27.3 billion Baht. The current accounts deficit narrowed to Baht 3.9 billion in September. In 1997, the current account deficit declined significantly to 2.0% of GDP. For the first two months of 1998, the current account recorded a surplus of US$2.7 billion.

    The government has introduced a number of measures to reduce the current account deficit with emphasis upon export promotion rather than constraints on imports. A value added tax of 7%, intended to reduce distortion in the tax system and encourage more efficient export oriented production was introduced on January 1, 1992 and was increased to 10% in August 1997. As of early February 1998, the BOI was planning to seek cabinet approval to set up a loan guarantee body as a mechanism aimed at a liquidity crunch facing exporters and the agricultural industry.

    The following table sets forth Thailand's balance of payments for the years indicated:

                                                      1992        1993        1994        1995        1996
                                                   ----------  ----------  ----------  ----------  ----------
                                                                     (IN MILLIONS OF BAHT)
Exports (f.o.b.).................................     815,202     921,433   1,118,049   1,381,660   1,378,902
(% change).......................................        13.1        13.0        21.3        23.6        (0.2)
Imports (c.i.f.).................................   1,020,582   1,143,108   1,344,831   1,755,456   1,796,549
(% change).......................................         5.5        12.0        17.6        30.5         2.3
Trade balance....................................    (205,380)   (221,675)   (226,782)   (373,796)   (417,647)
Net services & transfers.........................      45,306      60,546      23,629      36,155      45,488
Current account balance..........................    (160,074)   (161,129)   (203,153)   (337,641)   (372,159)
Capital and financial account....................     240,742     265,895     305,851     545,121     493,530
Private..........................................     237,200     260,939     301,859     517,642     460,555
Public...........................................       3,542       4,956       3,992      27,479      32,975
Net errors & omissions...........................      (3,555)     (5,975)      2,129     (27,950)    (66,763)
Balance of payments..............................      77,113      98,791     104,827     179,530      54,608

------------------------

SOURCE: THE BANK OF THAILAND MONTHLY BULLETIN, JUNE 1997.

    The large current account deficits over the past three years have been financed by increases in direct investment, portfolio investment and external borrowing. The capital inflows have more than offset the current account deficits, resulting in a substantial increase in the country's international reserves. The country's international reserves were significantly reduced in the first half of 1997 in connection with the Bank of Thailand's attempt to maintain a pegged exchange rate prior to July 2, 1997.

EXTERNAL DEBT

    Thailand's external debt, both public and private (including short-term) grew from U.S.$5.7 billion in 1980 to U.S.$25.1 billion in 1990 and to U.S.$91.8 billion at the end of 1997. As of February 1998, the total amount of Thailand's external debt was US$89.7 billion. It is estimated that substantially all of the external debt is denominated in U.S.$ and yen. Debt servicing obligations expressed as a percent of exports of goods and services declined from 14.8% in 1980 to 10.8% in 1990 but increased to 15.8% in 1997 due principally to increasing levels of private sector external debt.

    Foreign borrowings have been on the rise since 1993, due to the commencement of BIBF in March 1993, prompting subsidiaries of foreign companies to resort to this new source of funds instead of bringing in foreign direct investment from their parent companies or regional offices. Since borrowings through BIBF are regarded as overseas obligations, Thailand's foreign debts have risen accordingly.

    Thailand's private sector is anticipated to face difficulty in payment of approximately U.S.$39 billion of short term foreign debt falling due in 1998 although a significant amount of such debt has been voluntarily rolled over on a short-term basis.

    As of mid-February, 1998, the Overseas Economic Cooperation Fund of Japan was considering providing additional foreign currency loans to the Thai government in order to boost liquidity. In late February, the president of the Thai Export-Import Bank estimated that loans from international agencies would add over 30 billion Baht of liquidity for Thai exporters within several months.

CURRENCY AND FINANCIAL SYSTEM

    The Bank of Thailand was established in 1942 as the central bank and is in charge of implementing monetary policy.

    The Bank of Thailand is managed by its Court of Directors which is presently composed of 10 members, with the Governor to serve as ex-officio Chairman and two Deputy Governors to serve as Vice-Chairmen. The Governor and the Deputy Governors are appointed by the King upon the recommendation of the Cabinet after being nominated by the Minister of Finance, and other members of the court are appointed by the Cabinet on the advice of the Minister of Finance.

    The principal functions of the Bank of Thailand are to act as (1) the note-issuing authority on behalf of the government, (2) banker to the government, commercial banks and other financial institutions, and (3) the agent of the government to manage public debt, to administer exchange controls, to supervise commercial banks, finance companies, and credit foncier (mortgage lending) companies, and to deal with multinational monetary organizations. With respect to exchange rate policy, the Exchange Equalization Fund, founded in 1955 and chaired by the Minister of Finance, is the agency of the government to carry out exchange rate policy and foreign exchange transactions with banks.

    There are 36 commercial banks in Thailand of which 21 are foreign incorporated banks. As of December 31, 1997, estimated total deposits of commercial banks were 4,229 billion Baht compared to approximately 3,533 billion Baht as of December 31, 1996. This represents an increase of 19.7%. Within the public financial sector there are specialized banking institutions, including the Government Savings Bank which is the principal institution for small savings deposits, the Bank of Agriculture and Agricultural Co-operatives which is the chief source for farm credits, the Government Housing Bank which provides mortgages to middle and low income individuals, and the Small Industries Finance Office which advances loans to companies with registered capital or fixed assets of up to 10 million Baht (U.S.$384,763).

    As of March 31, 1998, 52 financial institutions held licenses to operate offshore banking business through BIBF's. Of these, 15 belong to Thai commercial banks, 18 to foreign bank branches already operating in Thailand, and 19 to other foreign banks. As of March 31, 1998, 48 BIBF offices had commenced operations.

    In January 1995, 22 commercial banks were granted permission to operate Provincial International Banking Facilities ("PIBF") offices. At the end of 1996, 37 PIBF's had begun operations in five different provinces including Chonburi, Rayong, Ayutthaya, Chiang Mai and Songkhla. In January 1997, seven foreign banks holding BIBF licenses were granted permission to open full branches, and an additional three new bank licenses have been provisionally granted to allow the establishment of new domestic banks.

    As of January 1, 1995, the capital adequacy framework of the Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlement was fully adopted in Thailand's banking system, which brought the Thai commercial banks in line with international standards.

    Against the background of sizeable non-performing loans carried by some of the finance companies in their loan portfolio and the liquidity crisis experienced by all of the finance companies, the Ministry of Finance in July and August 1997 ordered 58 finance companies to suspend their operations, including suspension of trading of the suspended companies' shares on the SET, pending approval of the rehabilitation plans submitted or to be submitted by the suspended companies. On December 8, 1997, the Ministry of Finance ordered the closure of 56 out of the 58 suspended finance companies resulting in an estimated 20,000 employees losing their jobs. The Association of Finance Companies believes that strong pressure on the remaining 35 finance companies may induce mergers in the industry. The remaining finance companies will have to comply with a higher capital fund to risk assets ratio and other similar rates. They will also face competition from investors in the sector. The liquidity crisis and overall lack of confidence in the financial sector by the public are also felt by smaller commercial banks in Thailand. Depositors reportedly are transferring their deposits from the smaller banks to larger Thai banks and local branches of foreign banks. Recent disruption in the finance and property sectors has severely affected certain property firms, the finance sector and, to a lesser extent, the banking sector.

    On November 6, 1997, the National Assembly passed four emergency decrees the main purposes of which were to restore confidence and to provide direction and stability in the financial system. Two of the decrees authorized the creation of the FRA and the Asset Management Corporation ("AMC"). The objectives of the FRA are to review the rehabilitation plans of suspended finance companies, to assist bona fide depositors and creditors of suspended finance companies and to administer the liquidation of finance companies which cannot be rehabilitated. Six board members of the FRA were appointed to oversee the work of the FRA. As of early February 1998, the FRA anticipated auctioning the assets of the closed finance companies in early March 1998 and complete liquidation of the assets of the 56 closed finance companies by year end 1998. The primary objective of the AMC is to bid for the assets of those finance companies that the FRA deems nonviable. The other emergency decrees amended the Bank of Thailand Act, the Commercial Banking Act and the Act on the Undertaking of Finance, Securities and Credit Foncier Business (the "Finance Act"). The new decrees give the Bank of Thailand, under certain circumstances, new powers to intervene in the operation of financial institutions. These powers include the power to remove directors or executives of such financial institutions and to appoint replacement directors or executives. Finally, the decree amending the Bank of Thailand Act reaffirms the government's commitment to a government subsidized institution, the FIDF, that will provide certain guarantees to depositors and creditors. One of the most important features of the decree amending the Bank of Thailand Act is that, if necessary, the FIDF can release the collateral pledged to the FIDF by suspended finance companies. This will allow all creditors of such finance companies to receive equal treatment.

    The AMC is anticipated to have severe funding problems because the total cost of buying problem assets of the 56 closed finance companies is now anticipated to be much higher than originally thought. Such estimates range from 200 billion Baht to 700 billion Baht. AMC start-up capital is 1 billion Baht.

    In late February, an independent investigation by the Finance Ministry found that FIDF was likely to write-off at least half of the 800 billion Baht in loans extended to ailing financial institutions. This expected loss is estimated to equal the total value of assets held by the Bank of Thailand.

    The Bank of Thailand has recently changed capital adequacy requirements applicable to commercial banks and finance companies based on Bank of International Settlement requirements. Because of these tough new capital requirements, surviving finance companies are anticipated to seek substantial increases in capitalization. Commercial banks will also feel the impact of the new capital requirements and, according to recent press accounts, are seeking to sell equity interests to foreign shareholders. In late February, 1998, two of Thailand's larger banks announced plans to boost capital. In December 1997, the Bank of Thailand replaced the boards of directors of two smaller banks, First Bangkok City Bank and Bangkok Metropolitan Bank, in order to encourage these banks' capital increase programs. In early February, 1998, IMF officials reportedly characterized the local commercial banks as remaining "relatively weak".

    On February 6, 1998, the Bank of Thailand announced the formal takeover of three ailing Thai commercial banks: the Siam City Bank Public Company Limited, First Bangkok City Bank Public

Company Limited and the Bangkok Bank of Commerce. The move resulted in the elimination of all shareholders' equity in the three banks by ordering a massive capital write-down to clear bad debt. The central bank's Financial Institutions Development Fund ("FIDF") will swap its loans to the three banks for an equity stake, becoming near 100% shareholder which will, in effect, turn the three banks into state enterprises. The government is currently developing plans to privatize these banks during 1998.

    This action was similar to the decision by the Bank of Thailand in mid-January when it ordered the Bangkok Metropolitan Bank Public Company Limited to write off 11 billion Baht of its capital, reducing the par value of shares to one one-hundredth of a Baht each. The FIDF will take a 99.96% stake in the bank after the capital is increased by 25 billion Baht.

    On May 18, 1998, the Bank of Thailand ordered seven additional finance companies, with total assets of approximately Baht 92.2 billion, representing approximately 15% of the total assets of operating finance companies, to write-down their capital and announced that the FIDF would recapitalize six of the seven finance companies by converting into equity approximately Baht 10.84 billion of debt owed by such finance companies to the FIDF and injecting approximately Baht 620 million of additional capital into the seventh finance company. The recapitalization is expected to raise the capital-to-risk assets ratio for all seven companies to at least 9%. The Bank of Thailand also replaced the board of directors of each company with representatives of the Bank of Thailand and Krungthai Thanakit Public Company Limited ("KTT"), a subsidiary of Krungthai Bank Public Company Limited. The Bank of Thailand intends that KTT will acquire the assets and assume the liabilities of each of the seven companies, which eventually will be consolidated into KTT. If necessary, the FIDF may also assist in recapitalizing KTT by providing additional equity capital. KTT is also expected to be granted a commercial banking license in connection with such consolidation and recapitalization.

    In addition to the Emergency Decrees, in May 1998, the National Assembly approved five additional emergency decrees with the objective of increasing liquidity in the Thai economy and expediting the resolution of the financial sector crisis. These decrees (i) authorize the Government to incur, by no later than December 31, 2000, external borrowings not to exceed Baht 200 billion in addition to its authorized external borrowing limits (which are currently set at a maximum annual limit of 10% of the Government's annual budget, (ii) authorize Government domestic borrowing of up to Baht 500 billion to refinance the FIDF's short-term borrowings, (iii) exempt the FIDF from certain bankruptcy law provisions which prevent creditors who have knowingly provided financial assistance to insolvent financial institutions from filing debt repayment claims against such financial institutions, (iv) modify the AMC's charter to permit increased capital and (v) specify procedures for the sale of assets of closed finance companies by FRA.

    The new Bank of Thailand governor, M.R. Chattumongkol Sonakul, has announced that no financial institution will be ordered to close. However, financial institutions with serious problems will be compelled to reduce their capital and be taken over the the FIDF.

MONETARY POLICY

    The Bank of Thailand is responsible for controlling the money supply in Thailand. In furtherance of the country's objective of becoming the financial center of this region, several financial liberalization policies have been adopted, including the introduction of BIBF, which permit banks to make loans in currencies other than Baht, and the relaxation of rules and regulations on the movement of capital. These liberalization policies may have the effect of impairing the ability of the authorities to control capital inflows, money supply, and inflation in the foreseeable future. However, in early February 1998, IMF officials suggested that the reduction of relatively high interest rates be delayed in an effort to prevent inflation.

    Due to an increasingly open economy, external conditions have become important factors affecting Thailand's economy. During the early 1980's when the world economy suffered an economic downturn, which caused worldwide reduction of inflation and declining investment, the country's GDP growth fell to around 5.5%. However, since the mid 1980's the world economy has improved and conditions in trade and investment have changed rapidly. Among other things, the substantial amount of foreign investment, particularly from Japan, was one of the major forces behind the economic boom during 1987-1990.

FOREIGN EXCHANGE REGULATION

    Throughout the first half of 1997, the Bank of Thailand had been actively intervening in the foreign exchange markets in order to support the Baht against the selling pressures of heavy speculation in the markets. However, on July 2, 1997, the former Minister of Finance, Thanong Bidaya, upon the recommendation of the Bank of Thailand, allowed for the floatation of the Baht by repealing the November 2, 1984 act which had pegged the value of the Baht against a basket of currencies. The value of the Baht is now set by conditions in the foreign exchange markets. The Bank of Thailand engages in the buying and selling of foreign currency for the purpose of maintaining the stability of the Baht under the new foreign exchange system. Foreigners and non-resident bank clients are restricted from buying or selling U.S.$ for speculative purposes.

    On August 21, 1997, the Bank of Thailand announced that the bulk of the official reserves of U.S.$30.0 billion as at end-July had already been sold forward, with U.S.$23.4 billion falling due within the next 12 months. The Bank of Thailand's Economic Research Department disclosed that on November 14, 1997, Thailand's foreign reserves dropped to U.S.$28.3 billion and U.S.$26.3 billion in the following two weeks. At that time, U.S.$10.6 billion in offshore forward obligations were still outstanding from the U.S.$14.8 billion in offshore forward transactions taken out in May, 1997. Outstanding forward obligations taken in the onshore market for 1997 total about U.S.$8 billion. The Bank of Thailand maintains a foreign reserves target for 1997 at U.S.$23 billion and for 1998 at U.S.$24.8 billion.

    On January 6, 1998, the Thai Cabinet approved the issuance of a Ministry of Finance regulation to limit the U.S. dollar holding period for exporters in an effort to curtail currency speculation and increase the U.S. dollar supply in the local economy. According to the ministerial regulation, exporters must now bring their earnings into Thailand immediately upon payment, after which, they have seven days to either sell to or deposit their dollars in a foreign currency account with an authorized Thai commercial bank. Previously, the Bank of Thailand provided that exporters had 120 days in which to receive payment for their goods and bring the money into the country, after which, they had a further 15 days to deposit it.

    As of January 30, 1998, the restrictions underlying the two-tier system were lifted, and financial institutions may engage in spot foreign exchange transactions involving Baht with non-residents. In addition, the restrictions on transfers of Baht in connection with the sale by non-residents of Thai securities were also removed. To discourage speculative activity, Baht denominated credit facilities to non-residents are limited to a maximum amount of Baht 50 million per counterparty in cases where there are no underlying trade or investment activities in Thailand.

IMF-LED FINANCIAL ASSISTANCE

    The Government agreed on August 5, 1997, to accept austerity measures of the IMF aimed at rehabilitating and restructuring the economy as a condition to receipt of IMF-led loans and financial assistance of approximately U.S.$17.2 billion. Key rehabilitation goals are:

    - restore fiscal, monetary and economic stability immediately,

    - maintain foreign exchange reserves equal to 3.5 months import value or a minimum U.S.$25 billion,

    - restore confidence and trust in the finance and banking system to counter any run on deposits. restructure the FIDF's role to ease the burden on the government,

    - cut the current account deficit from 8% of GDP in 1996 to 5% in 1997 and 3% in 1998,

    - maintain annual economic growth at 3-4% in 1997 and 1998,

    - cap inflation at 8-9% in 1997,

    - continue with the balanced budget policy to maintain fiscal stability.

    - Tackle economic problems and build international credibility through financial and technical assistance from the IMF and foreign financial institutions.

    On August 20, 1997, the IMF approved a stand-by arrangement for Thailand, authorizing drawings of about U.S.$3.9 billion over the next 34 months to support the government's economic program, and in particular, its international reserve position. Of the total, about U.S.$1.6 billion was available immediately, and a further U.S.$810 million will be available after a review of program implementation on December 8, 1997. The total amount of funds provided by the IMF under the package since August 1997 has been U.S.$2.4 billion.

    On October 14, 1997, the government of Thailand announced measures related to the fiscal year 98 fiscal surplus target agreed to with the IMF, and to the financial sector restructuring task ahead. On the fiscal front, the Council of Ministers approved 1400 billion Baht of measures, including excise tax increases of 400 billion Baht and spending cuts of 100 billion Baht, 70% of which are to come from public investment projects. With these measures the authorities believe the 1% of GDP fiscal surplus originally agreed with the IMF can be achieved. In February, 1998, the government announced additional excise tax increases, and, in response to a general perception that Thailand's economic condition has stabilized, relaxed loan package requirements to allow the state enterprise sector to run a budget deficit of 0.5%.

FISCAL UPDATE AND FINANCIAL SECTOR MEASURES

    In the first 11 months of fiscal year 1997, the government budget was 60.6 billion Baht in deficit, an amount above the IMF target of 52.8 billion Baht for the year. To provide a 1998 budget surplus, the government on August 16, 1997, put into effect an increase in value added tax ("VAT") from 7% to 10%. The Revenue Department said such an increase would generate an additional revenue of Baht 70 billion per annum. In addition, the government reduced its 1998 budget by 59 billion Baht to 923 billion Baht.

    As a first step in reforming and strengthening the country's financial sector, the Council of Ministers on June 24, 1997, approved four decrees aimed at restructuring the country's financial sector, and boosting liquidity. The first decree amended the Commercial Banking Act to allow foreign investors to hold shares in local banks in excess of the existing 25% limit. The second decree amended the Finance Act to eliminate several obstacles to mergers among the financial institutions. Companies are now permitted to transfer debt rights, without having to notify borrowers, thus speeding up the merger process. The third decree formalized securitization, with special institutions authorized to accept assets and issue securities. The fourth decree established a secondary mortgage corporation, which develops a secondary market for property loans.

    As a result of these reforms, Citibank has entered into negotiations to hold at least 50.1% of the paid up capital of First Bangkok City Bank Plc, a medium-sized bank. China Development Corporation of Taiwan has shown interest in buying a 2% to 3% stake in Bangkok Bank Plc, Thailand's largest bank.

    On June 27, 1997, the central bank suspended the operations of 16 finance companies, and ordered them to merge with core finance companies or seek strong partners. The authorities ordered these companies to prepare rehabilitation plans and provided depositors with promissory notes in the amount of their deposits. After the mergers, promissory-note holders are expected to be able to reclaim their deposits from the new firms. Furthermore, promissory-note holders are also expected to be able to discount their promissory notes in the secondary bond market, use them as collateral for loans or exchange their notes for a certificate of deposit at Krung Thai Bank.

    On August 5, 1997, the Thai government suspended an additional 42 finance and securities companies, bringing the number of suspended finance firms up to
58. The Government said it will protect
depositors and "bona fide" creditors of the 42 suspended firms, with the option of exchanging promissory notes and certificates of deposit with Krung Thai Bank, which is 60% owned by the Finance Ministry. In late November, 1997, the Bank of Thailand suspended an additional finance firm.

    On October 14 new financial sector measures were announced including: liberalization of the restrictions on foreign participation in the sector, creation of the AMC, which is to take over, manage and sell bad debts of financial institutions, the creation of the FRA, which is to regulate financial institutions and guarantee depositors and other creditors, the introduction of higher capital requirements and higher provisioning requirements for bad loans, and the amendment of the bankruptcy laws to make it easier to seize collateral.

    On December 8, 1997, the Finance Minister, on the recommendation of the FRA, announced that only two of suspended finance firms would be allowed to reopen, and the other 56 suspended firms were ordered closed. The good assets of the closed finance companies would be transferred to a so-called "good bank," which was set up in February 1998. Bad assets will be transferred to AMC for management. Creditors and depositors of closed finance companies have the option to convert their claims into Krung Thai Bank's certificates of deposit or, as the case may be, Krung Thai Thanakit Finance and Securities Plc's promissory notes. The government regulation also prevented the resale of notes held by depositors. This prevented the resale of these notes at a discount in secondary capital markets. This has resulted in liquidity problems for depositors.

    In May 1998, the Ministry of Finance and the Bank of Thailand also adopted a 15-point program designed to increase liquidity in the Thai economy, including
(i) seeking additional multilateral and bilateral external financing, (ii) issuing the Debt Securities offered hereby, (iii) improving the FRA auction process for the assets of the 56 closed finance companies to attract foreign buyers, (iv) accelerating the raising of capital by commercial banks from foreign investors, (v) refinancing the FIDF's short-term debt through longer term domestic borrowings, (vi) encouraging debt restructuring by Thai commercial banks and their clients, (vii) revising macroeconomic assumptions under the IMF Financial Assistance Program, (viii) encouraging the restructuring of private sector external debt, (ix) accelerating the increase of capital by Thai commercial banks, (x) completing amendments to Thai bankruptcy and foreclosure laws, (xi) encouraging foreign investment in domestic capital markets, (xii) accelerating the privatization of state enterprises, (xiii) stabilizing the Baht and the short-term money markets to facilitate lower interest rates, (xiv) increasing hire purchase and housing credits, and (xv) timely payment by Government entities to private sector contractors for services performed.

SOVEREIGN AND CORPORATE CREDIT RATINGS

    Moody's Investors Service, Inc. ("Moody's") has currently rated the Kingdom of Thailand at Ba1, with a negative rating outlook, for its long-term foreign currency debt, and not Prime for its short-term foreign currency debt, with a credit watch for a possible downgrade. Moody's has rated foreign currency bank deposits at B1, with a stable outlook, and short-term foreign currency bank deposits at not Prime. At the same time, the country's ratings by Standard & Poor's Corporation are currently BBB- for its long-term, foreign currency debt rating, and A-3 for its commercial paper and short-term, foreign currency debt, with a negative overall outlook on foreign currency debt. Additionally, S&P has a local currency rating on Thailand's long-term debt of A- with a negative outlook and a short-term local currency credit rating of A-2.

    In recent months, various rating agencies have steadily down-graded Thailand related investments. On April 9, 1997, Moody's downgraded the foreign currency ceilings for bonds and bank deposits of Thailand from A2 to A3. The agency said the downward adjustment reflected an incremental deterioration in the country's creditworthiness stemming (1) from a build up of short term foreign currency obligations that has contributed to the recent escalation of the country's overall external debt ratios, (2) structural problems that have adversely affected Thailand's competitiveness in its traditional manufactured export industries,

(3) constraints on the array and effectiveness of macroeconomic policies at the government's disposal to respond to these challenges and (4) the crisis in the domestic financial and property sectors.

    On September 3, 1997, S&P lowered its long-term, foreign currency rating of the country from A to A-. At the same time, S&P lowered Thailand's long-term local currency rating to AA- from AA. S&P said the downgrades reflected substantial loan losses in the financial sector as well as the diminution of Thailand's external financial flexibility.

    On October 2, 1997, Moody's cut its assessment of Thailand for a second time that year and maintained a negative outlook, lowering Thailand's long-term foreign currency country ceiling for bonds and notes and the long-term foreign currency country ceiling for bank deposits from A3 to Baa1. Moody's said the downgrades reflected an erosion of assets in the country's financial system crippled by the slowest economic growth in 30 years, increased foreign debt following a currency devaluation in July and problems in the property industry. Moody's had placed these ratings on review for possible downgrade since September 9, 1997.

    On October 24, 1997, S&P again lowered Thailand's long-term, foreign currency rating to BBB from A- and its long-term local currency rating to A from AA-. S&P cited weak political leadership as one of the factors for the downgrade. S&P said the outlook on Thailand's long-term ratings remained negative.

    On November 28, 1997, Moody's downgraded Thailand's ratings for long-term, foreign currency debt from Baa1 to Baa3 with a negative rating outlook. Moody's ratings for short-term foreign currency debt remained at Prime-3 under a credit watch for possible downgrade. Moody's also lowered Thailand's ratings for foreign currency bank deposits from Ba2 to B1, with a stable outlook. Short-term foreign currency bank deposits remain unchanged at Not Prime. Moody's maintained that the downgrades reflected the deterioration in Thailand's credit and financial fundamentals and concerns that domestic political conditions would limit the Thai government's progress in meeting conditions of the IMF stabilization program.

    On December 21, 1997, Moody's again downgraded Thailand's rating for foreign currency debt from Baa3 to the current Ba1.

    On January 9, 1998, S&P lowered Thailand's long-term, foreign currency rating to BBB- from BBB, long-term local currency debt rating to A- from A, and the short-term local currency debt rating to A-2 from A-1. In making the downgrades, S&P predicted a 3% economic contraction in 1998 and cited high interest rates, depreciation of the Baht and the high proportions of non-performing loans in bank and finance company portfolios.

                                                                         ANNEX B

                             HATCH ASSOCIATES LTD.
                              2800 SPEAKMAN DRIVE
                      SHERIDAN SCIENCE AND TECHNOLOGY PARK
                      MISSISSAUGA, ONTARIO CANADA L5K 2R7

      EVALUATION OF OPERATING COST AND PRODUCTION CAPACITY PROJECTIONS OF
                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

INTRODUCTION

    Nakornthai Strip Mill Public Company Limited (NSM) is in the final construction/commissioning of the first stage of its flat rolled mini-mill located at Chonburi Industrial Estate, Thailand. Construction of the first stage--electric arc furnace (EAF)--ladle metallurgy--compact strip production
(CSP) is nearly complete, with first production from the EAF scheduled for late November 1997. The second stage--coal based DRI--pickling--galvanizing--cold rolling is just commencing construction.

    Nakornthai Strip Mill Public Company Limited engaged Hatch Associates, Ltd., Toronto, Canada to provide an independent evaluation of their projections for operating costs and production capacity for the first and second stages of its facility. The operating cost and production tonnage projections were contained in the document "McDonald & Company Securities, Inc.", dated October 29, 1997. Information concerning unit pricing, unit consumptions, equipment specifications and process productivity was obtained from various documents examined during a site visitation in late October, 1997. Where possible, contracts or purchase orders were examined to verify prices of consumables and raw materials. Productivity of potential "bottleneck" units were examined in greater detail than other areas since these would be key to achieving the expected capacity.

SUMMARY OF FINDINGS

FACILITIES

    The NSM facilities contain (or will soon contain) a rather unique combination of U.S. flat rolled mini-mill technology and operating philosophy along with process equipment and technologies more frequently associated with speciality or higher quality steel producers. The equipment is definitely "State--of--the-- Art", with a good deal of it similar to that installed at Nucor's Berkeley, South Carolina plant. Subtle changes in equipment design have been made where appropriate, however, maintaining the spectra of proven technology. The latest in level I and level II process control systems are being installed and have incorporated functions critical to production optimisation. For example, the loading of scrap onto the Consteel conveyor will be dynamically monitored and displayed to the scrap loaders in order to insure that scrap feed to the EAF, which is so critical to this process, is optimised.

    The coal based DRI process, lnmetco, will take advantage of iron ore fines and coal to produce a lower cost iron unit than available from the international market. The DRI facility will have the capacity to fulfill approximately 30% of NSM's iron unit requirements. The ladle metallurgy facilities at NSM--ladle furnaces and vacuum tank degassing--will obviate disadvantages (namely sulfur from the coal carried into the steel) which may otherwise be associated with the Inmetco process.

    A waste heat generation facility is also planned. This facility would generate electricity from waste gases from the DRI and EAF processes and will significantly reduce NSM's overall energy costs.

    The EAF will contain the latest in Consteel technology, utilizing the furnace off--gases to preheat scrap, thereby reducing energy consumption and scrap melting time. The EAF is also equipped with electric energy reduction technologies such as large capacity oxygen and carbon injection and submerged tuyeres for light oil injection.

    The ladle metallurgy furnaces and vacuum tank degassers will assist in the production of high quality steels as well as to provide a buffer between the EAF and the continuous caster.

    The continuous caster and hot strip mill (CSP) will be of SMS' most recent design. The caster will incorporate "soft reduction" and electromagnetic brake ( EMBR ) technologies to enhance productivity and reliability.

    The hot strip mill will contain the latest in work roll shifting and bending, hydraulics and gauge and shape control.

    The pickle / galvanizing line will target a particular market and contains equipment (cold reduction, skin passing, tension leveling) seldom seen, even in new facilities.

PRODUCTIVITY

    The projected capacity of the facility is 1.35 million tonnes per year of hot rolled coils. At a yield of 95% from liquid steel to hot rolled coil, this equates to 1.42 million tonnes per year of liquid steel. The steelmaking facilities--Consteel--EAF--ladle furnaces--vacuum degassers should have little difficulty in achieving this production level. In addition to NSM's own knowledgeable staff of steelmakers, advisors from Nucor experienced with the Consteel process will be available during start up.

    The continuous caster should also be capable of producing at the 1.35 million tpy rate provided that NSM's product mix does not have an inordinately high percentage of steel in the narrower width ranges, otherwise production capacity will suffer.

    The start up expectations--651,000 tonnes in year 1 (48% of capacity) and 1,232,000 tonnes in year 2 (91 % of capacity)--are well within the range of historical start-up curves and should be achievable considering the expertise available and the training of the personnel.

OPERATING COST

    The operating costs, once all of the equipment is installed and operating at capacity, are projected to be:

THROUGH PROCESS UNIT                                                       OPERATING COST $/MT
-------------------------------------------------------------------------  -------------------
DRI......................................................................           84.98
EAF--Melt Shop...........................................................          202.91
Cast Slab................................................................          215.23
Hot Rolled Coil..........................................................          231.68
Pickled & Oiled Coil.....................................................          248.41
Galvanized coil..........................................................          307.04
Sales, General & Administration..........................................           +8.41

    These costs were calculated at an exchange rate of 45.5 Baht:1 $US.

    Raw materials and energy comprise approximately 70% of the operating costs and were examined closely. Electrical energy consumption at the plant is aided significantly by the planned installation of a waste heat generation facility which will supply 44 MW of capacity and which will reduce the amount purchased of electricity by nearly $17 million per year (approximately $12.50/tonne).

    Prices for iron ore and coal for the DRI plant have been established through contractual agreements. Unit costs for other consumables are in line with international prices. Unit consumptions for energy, electrodes, refractories, etc. are neither optimistic nor conservative and are representative of the employed technology.

    NSM expects that by year 2001, sufficient domestic scrap will be generated such that all of its scrap needs will be accommodated from within Thailand. In our opinion it remains uncertain whether the domestic scrap market will be sufficient to accommodate 100% of NSM's scrap needs by the year 2001. However, we also believe that NSM's projected scrap prices--$178/MT for imported scrap (delivered to site) and at $150/MT for domestic scrap (delivered)--are conservative, particularly the price for domestic scrap. High quality domestic scrap is priced in the $100-120/MT range as of late October 1997. Therefore we feel that NSM's projected price of $150/MT is very conservative, particularly considering that domestic scrap is traded in Baht. These factors--a lower priced domestic scrap and a need to import more scrap than planned--will likely offset each other, resulting in an overall raw material cost which is as stated in NSM's projections.

    In the initial review of the operating cost projections, it appeared as though certain inefficiencies in consumption of energy and other consumables was not thoroughly accounted for during the start up period--first 2 years, although lower yields during the start up phase were acknowledged. Projections concerning these inefficiencies, which are quite normal during start up, were recently provided to NSM.

OVERALL SUMMARY

    NSM's projections of operating cost and production capacity are very realistic. NSM's flat rolled mini-mill will have State--of--the--Art equipment which emphasizes the production of quality steel products while concurrently minimizing energy consumption and yield losses. Such a facility configuration is critical to success in the South East Asian area where energy and iron unit costs are generally higher than in other steel producing regions of the world.

    The only projection with a degree of uncertainly concerns the capability of the continuous caster to support 1.35 million tpy if the product mix contains an inordinately high percentage of narrow product. The market is likely not yet defined well enough to resolve this issue, however, the productivity penalty, if any, would be modest at worst.

--------------------------------------------------------------------------------

                              Resource Strategies

                      THE OUTLOOK FOR STEEL SHEET PRODUCTS
                               IN SOUTH EAST ASIA

                               A report prepared for
                   Nakornthai Strip Mill Public Company Ltd.
                                       by
      Resource Strategies, an affiliated company of CRU International Ltd.

--------------------------------------------------------------------------------

                              Resource Strategies

                    THE OUTLOOK FOR STEEL SHEET PRODUCTS IN
                                SOUTH EAST ASIA

    The following provides a brief overview of the outlook for steel sheet products in Thailand, Malaysia, Indonesia, the Philippines, South Korea and Taiwan over the period 1991 to 2005.

INTRODUCTION

    Steel consumption in the South East Asian region has seen double digit growth over the last fifteen years, compared with virtually no growth in the mature economies of Japan, North America and Western Europe. This trend is likely to continue for the foreseeable future, though recent macroeconomic developments and currency turmoil in all the Asean countries will dampen growth prospects for the next couple of years. In the medium term, we expect the region to remain the fastest growing steel market in the world with steel demand growing at an annual average of 6-8%. This will provide substantial opportunities for investment in steel making and rolling facilities to replace the growing flow of imports into the Asean region from all over the world, from such places as Japan, India and Russia.

    Korea and Taiwan dominate the region in terms of production and consumption of sheet products, having established integrated steelmaking facilities and substantial export markets for their products. Though relatively small in size, many of the Asean countries have seen strong growth in steel consumption, exceeding an average of 10% per year between 1980 and 1995. With the exception of Indonesia, the Asean countries all rely heavily on imports, particularly of steel sheet products, to meet their growing demand requirements. As these markets have grown, several major new steel making facilities have come on stream or are planned to do so in the next two years which will substantially reduce the current dominance of imports.

    Though the medium term economic prospects remain good, there has been some slow down in the region recently. In 1996, industrial production growth rates in a number of the Asean countries slowed as the region suffered a slow down in manufacturing exports. Growth rates are expected to slow further this year in response to the currency markets turmoil evident since early July. This development continues to create uncertainty and make investors more cautious. The devaluations against the dollar have had the immediate effect of reducing regional import demand for steel products. Thailand and to a lesser extent Indonesia are more severely affected, but Malaysia and the Philippines have also reduced import levels in recent months in response to the rising dollar.

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

                                     [LOGO]

                                     [LOGO]

--------------------------------------------------------------------------------

                              Resource Strategies

                 TABLE 1: FLAT PRODUCTS CONSUMPTION BY COUNTRY

YEAR                    1991       1992       1993       1994       1995       1996       1997       1998       1999       2000
--------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (UNIT: 000 METRIC TONNES)
HOT-ROLLED COIL
  CONSUMPTION
Indonesia...........        649        543        765        499        676        466        482        506        544        591
Korea...............      7,564      5,249      5,767      6,588      6,974      8,875      9,182      9,898     10,690     11,428
Malaysia............        708        684        806        805        996        880        880        940      1,024      1,147
Philippines.........        376        359        359        413        504        704        739        789        851        918
Taiwan..............      4,868      4,001      3,608      2,575      2,781      3,001      2,929      3,114      3,347      3,615
Thailand............      1,586      1,820      1,742      2,103      2,959      2,580      2,264      2,389      2,549      2,801
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...............     15,751     12,656     13,047     12,983     14,890     16,505     16,477     17,635     19,005     20,500

% Change y-o-y......                (19.6%)      3.1%      (0.5%)     14.7%      10.8%      (0.2%)      7.0%       7.8%       7.9%

COLD-ROLLED COIL
  CONSUMPTION
Indonesia...........        529        382        643        664        810        820        911        975      1,076      1,198
Korea...............      2,031      1,761      1,923      2,415      2,690      2,964      3,153      3,878      4,305      4,649
Malaysia............        461        427        528        474        570        668        686        723        776        838
Philippines.........        277        262        279        220        460        359        387        415        449        487
Taiwan..............      1,992      2,204      2,287      2,195      2,227      2,548      2,708      2,906      3,121      3,364
Thailand............        794        801        976        862        524      1,114      1,057      1,103      1,216      1,301
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...............      6,084      5,837      6,635      6,831      7,281      8,473      8,902     10,000     10,944     11,838

% Change y-o-y......                 (4.1%)     13.7%       3.0%       6.6%      16.4%       5.1%      12.3%       9.4%       8.2%

COATED SHEET
  CONSUMPTION
Indonesia...........        284        309        261        412        531        478        510        549        597        647
Korea...............      1,414      1,389      1,828      2,394      2,717      3,015      2,909      3,133      3,350      3,719
Malaysia............        329        424        494        448      1,195        565        613        668        712        784
Philippines.........        258        325        370        437        473        507        537        579        631        678
Taiwan..............      1,001      1,219      1,549      1,445      1,624      1,675      1,834      2,018      2,244      2,526
Thailand............        596        567        633        881        915        913        880        912        963      1,040
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...............      3,882      4,233      5,135      6,017      7,455      7,153      7,283      7,858      8,496      9,395

% Change y-o-y

YEAR                    2001       2002       2003       2004       2005
--------------------  ---------  ---------  ---------  ---------  ---------
HOT-ROLLED COIL
  CONSUMPTION
Indonesia...........        658        725        787        857        922
Korea...............     12,113     12,719     13,469     14,022     14,554
Malaysia............      1,277      1,409      1,540      1,677      1,821
Philippines.........        987      1,062      1,136      1,210      1,292
Taiwan..............      3,929      4,240      4,579      4,927      5,277
Thailand............      3,098      3,405      3,667      3,968      4,313
                      ---------  ---------  ---------  ---------  ---------
Total...............     22,061     23,559     25,178     26,660     28,179
% Change y-o-y......       7.6%       6.8%       6.9%       5.9%       5.7%
COLD-ROLLED COIL
  CONSUMPTION
Indonesia...........      1,300      1,409      1,526      1,628      1,749
Korea...............      4,965      5,238      5,547      5,774      5,994
Malaysia............        942      1,076      1,154      1,234      1,315
Philippines.........        528        569        609        648        693
Taiwan..............      3,634      3,890      4,128      4,371      4,633
Thailand............      1,415      1,542      1,661      1,797      1,953
                      ---------  ---------  ---------  ---------  ---------
Total...............     12,783     13,724     14,624     15,453     16,337
% Change y-o-y......       8.0%       7.4%       6.6%       5.7%       5.7%
COATED SHEET
  CONSUMPTION
Indonesia...........        705        760        833        907        979
Korea...............      4,065      4,223      4,472      4,656      4,832
Malaysia............        877        970      1,060      1,154      1,253
Philippines.........        728        781        836        890        951
Taiwan..............      2,766      3,029      3,271      3,520      3,770
Thailand............      1,145      1,269      1,367      1,479      1,608
                      ---------  ---------  ---------  ---------  ---------
Total...............     10,287     11,033     11,839     12,606     13,394
% Change y-o-y

------------------------

Note: Hot-rolled coil includes sheet and strip and does not include hot-rolled plate: coated sheet includes zinc and other metallic coatings except tinplate

Source: Resource Strategies.

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

                  TABLE 2: FLAT PRODUCTS PRODUCTION BY COUNTRY

YEAR                    1991       1992       1993       1994       1995       1996       1997       1998       1999       2000
--------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (UNIT: 000 METRIC TONNES)
HOT-ROLLED COIL
  PRODUCTION
Indonesia...........        943        770        859      1,103      1,237      1,160      1,250      1,353      1,664      2,179
Korea...............     13,196     14,308     17,132     17,323     17,781     19,458     20,275     21,309     22,801     23,599
Malaysia............          0          0          0          0          0          0          0         80        480      1,320
Philippines.........        302        281        389        629        785        793        893        982      1,281      2,209
Taiwan..............      4,218      5,038      5,145      5,341      5,484      5,849      6,217      7,287      8,169      9,802
Thailand............          0          0          0        510      1,131      1,311      1,325      2,120      2,862      3,463
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...............     18,659     20,397     23,525     24,906     26,418     28,571     29,961     33,131     37,256     42,572

% Change y-o-y......                  9.3%      15.3%       5.9%       6.1%       8.1%       4.9%      10.6%      12.4%      14.3%

COLD-ROLLED COIL
  PRODUCTION
Indonesia...........        476        383        379        553        763        847        898      1,041      1,448      2,244
Korea...............      3,533      3,670      4,453      4,725      4,998      5,066      5,431      5,903      6,777      7,638
Malaysia............         47         97        139        140        230        480        499        539        620        750
Philippines.........        367        358        415        398        513        463        509        611        825        908
Taiwan..............      2,290      2,691      3,209      3,405      3,836      4,498      4,660      4,769      4,869      5,074
Thailand............          0          0          0          0          0         60        258        839      1,258      1,761
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...............      6,713      7,199      8,595      9,221     10,340     11,414     12,255     13,702     15,796     18,374

% Change y-o-y......                  7.2%      19.4%       7.3%      12.1%      10.4%       7.4%      11.8%      15.3%      16.3%

COATED SHEET
  PRODUCTION
Indonesia...........        248        290        216        333        398        415        540        593        712        812
Korea...............      2,328      2,564      2,857      3,013      3,351      3,667      3,916      4,194      5,012      6,195
Malaysia............        164        144        162        225        279        273        383        521        658        796
Philippines.........        226        278        310        348        350        380        471        636        763        809
Taiwan..............        437        456        754      1,027      1,248      1,618      1,739      1,878      2,113      2,388
Thailand............        289        293        354        525        502        512        540        713      1,019      1,203
                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...............      3,692      4,025      4,653      5,471      6,128      6,865      7,589      8,536     10,278     12,203

% Change y-o-y......                  9.0%      15.6%      17.6%      12.0%      12.0%      10.6%      12.5%      20.4%      18.7%

YEAR                    2001       2002       2003       2004       2005
--------------------  ---------  ---------  ---------  ---------  ---------

HOT-ROLLED COIL
  PRODUCTION
Indonesia...........      2,484      2,857      2,943      3,208      4,170
Korea...............     24,732     27,259     28,350     29,484     31,695
Malaysia............      1,782      1,871      2,432      3,041      3,497
Philippines.........      2,629      2,761      2,982      3,131      3,193
Taiwan..............     10,292     10,910     11,674     12,257     13,140
Thailand............      3,913      4,618      5,310      6,160      7,022
                      ---------  ---------  ---------  ---------  ---------
Total...............     45,833     50,276     53,691     57,280     62,717
% Change y-o-y......       7.7%       9.7%       6.8%       6.7%       9.5%
COLD-ROLLED COIL
  PRODUCTION
Indonesia...........      2,625      2,757      3,087      3,334      3,401
Korea...............      8,478      8,969      9,373      9,635     10,021
Malaysia............        863      1,018      1,191      1,489      1,638
Philippines.........      1,016      1,067      1,217      1,302      1,549
Taiwan..............      5,393      5,749      6,186      6,755      7,265
Thailand............      2,025      2,227      2,571      2,853      3,053
                      ---------  ---------  ---------  ---------  ---------
Total...............     20,400     21,788     23,625     25,369     26,927
% Change y-o-y......      11.0%       6.8%       8.4%       7.4%       6.1%
COATED SHEET
  PRODUCTION
Indonesia...........        840        874        923        964      1,041
Korea...............      6,889      7,165      7,337      7,557      7,919
Malaysia............        867        954      1,001      1,072      1,179
Philippines.........        850        907        977        997      1,002
Taiwan..............      2,632      2,879      3,129      3,583      3,924
Thailand............      1,251      1,293      1,396      1,458      1,488
                      ---------  ---------  ---------  ---------  ---------
Total...............     13,329     14,071     14,763     15,631     16,553
% Change y-o-y......       9.2%       5.6%       4.9%       5.9%       5.9%

------------------------

Note: Hot-rolled coil includes sheet and strip and does not include hot-rolled plate: coated sheet includes zinc and other metallic coatings except tinplate

Source: Resource Strategies.

--------------------------------------------------------------------------------

                              Resource Strategies

    Uncertainty caused by the crisis has reduced steel trading activity with buyers deferring purchases and sellers not extending terms of credit. In our forecasts, we have assumed that this crisis is likely to have repercussions for steel consumption in the region for 1997 and 1998 but that demand will recover more strongly in 1999 and beyond.

    Steel sheet products, hot-rolled, cold-rolled and metallic coated sheet and coil, which are the markets that NSM will be competing in, account for just under 40% of total steel product consumption in the Southeast Asian region. The other 60% or so is primarily reinforcing bar and other long products used in the construction industry. As these markets develop and the population's prosperity rises, the demand for consumer durables, such as automotives and consumer durables, will raise the share of sheet products in total steel consumption.

    In order to assess the market opportunities for Nakornthai Strip Mill (NSM) and the competitor behaviour of existing and new steel sheet producers over the next ten years, we look at each of the countries of the region in turn. The accompanying tables provide our estimates of historical and forecast consumption, production and capacity of hot-rolled, cold-rolled and coated sheet in each of the major markets discussed. According to our forecasts, total sheet consumption is forecast to grow robustly at an annual average of 8.2% in Thailand and 7.4% in the six major consuming countries of the region between 1997 and 2005.

THAILAND

    In 1996, Thailand consumed about 4.6m tonnes of sheet products and imported 3.3m tonnes. The sheet market has been growing rapidly over the last five years, at an annual average rate of 9%. However, growth slowed in 1996 to 4.6%, down from more than 14% per year in the previous two years. The collapse of the baht is expected to have a noticeable impact on steel demand in 1997 and 1998. Imports will fall and domestic producers will face reduced demand and difficulty in passing on fully the effects of the devaluation in higher baht prices. We believe that sheet demand could fall almost 9% this year, partially recovering in 1998 to reach 4.4m tonnes. From 1999, assuming the impact of the currency crisis has worked through the system, sheet demand is forecast to pick up strongly growing by as much as 10% per year, so that we estimate that growth of just over 8% average over the forecast period to 2005.

    Sahaviriya Steel Industries is currently the only hot strip producer, rolling imported slab. It sources its slab from a variety of mills, most recently from the CIS (Commonwealth of Independent States) and Eastern Europe, and these varied sources have affected its ability to supply a consistent quality product. NSM is expected to bring on stream its 1.5m tpy hot strip mini-mill at the beginning of 1998 and the Japanese joint venture, Siam Strip Mill, will follow within a year with a further 1.7m tpy of hot rolling capacity. By the time both of these mills are fully running, Thai demand for hot-rolled coil (including that for further processing into cold-rolled) is likely to reach around 5 5.5m tonnes. Hence, these new producers should find good opportunities in their domestic market for import substitution. Both new producers are making provision to expand capacity in the longer term.

    Thailand has not produced cold-rolled coil to date and imports between 1.5 and 2m tpy. Now there are two new cold mills, Thai Cold-Rolled, which has recently come on stream and Siam United Steel, which is under construction, with a joint capacity of 2.2m tpy. Both mills are Japanese joint ventures which are likely to source the majority of their mother coils from Japan to supply high quality cold-rolled to Japanese OEM (original equipment manufacturers) transplants in Thailand and other Asean. BHP Steel (The Broken Hill Proprietary Company Limited) is installing a 300,000 tpy cold mill and 150,000 tpy galvanising line. The cold-rolled produced on this mill will be galvanised at the same location or shipped to Indonesia to the other BHP galvanising line there. Currently Thailand imports almost half of its coated

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

sheet requirement of almost 1m tpy. This situation should change over the next five years as NSM brings on 500,000 tpy of galvanising capacity and several other smaller lines come on stream. By the end of the forecast period, Thailand could be a net exporter of hot-dipped galvanised sheet.

INDONESIA

    Indonesia consumed nearly 1.8m tonnes of sheet products in 1996, and its consumption of sheet products has risen and fallen regularly over the last five years, with an underlying trend of +4%. Prospects for future steel consumption are good as economic growth is forecast to be strong. We are forecasting that total sheet consumption will rise by 8.5% per year on average over the next nine years.

    Krakatau Steel is a fully integrated steelworks established in 1986 which produces around 1m tpy of hot-rolled coil and about 50% of the country's cold-rolled production. The company is planning to expand capacity and may be privatised to raise the necessary funding. One of the key stumbling blocks has been on the choice of steelmaking route to supply the increase in capacity. In 1993, regulation of the industry was relaxed allowing investment in flat products. Several foreign investors, most notably Posco of Korea and Yieh Phui of Taiwan, are considering joint venture flat product facilities in Indonesia. There are plans to install galvanising lines that will double existing capacity. If all the announced planned projects come to fruition, their production is likely only to meet the growth in domestic demand in the medium term.

--------------------------------------------------------------------------------

                              Resource Strategies

                   TABLE 3: ASEAN SHEET CAPACITY, MILLION TPY

                                                                        START-UP        HR           CR         COATING
COUNTRY                                           COMPANY                 DATE       CAPACITY     CAPACITY     CAPACITY
------------------------------------  -------------------------------  -----------  -----------  -----------  -----------
INDONESIA...........................  EXISTING CAPACITY, END 1996                         2.00         1.70         0.75
                                      PLANNED:
                                      Tumbakmas......................      Q1 1997                                  0.10
                                      Sarana Steel...................         1997                                  0.07
                                      Bisma Nerendha.................      H1 1998                                  0.10
                                      PT Fumira......................      H1 1998                                  0.15
                                      KS Posco/Krakatau Phase I......       1998/9        1.00                    --
                                      Keris Mas......................      H1 1999                                  0.15
                                      Krakatau*......................         1999        0.50                    --
                                      Yieh Phui Enterprises..........         1999                     1.60       --
                                      Other smaller galvanizes.......      by 2000                                  0.10
                                                                                           ---          ---          ---
                                      TOTAL INDONESIA, END 2000......                     3.50         3.30         1.42
MALAYSIA............................  EXISTING CAPACITY, END 1996                         0.00         0.50         0.35
                                      PLANNED:
                                      BHP-Malaysia...................      Q1 1997                                  0.15
                                      Federal Iron Works.............      H1 1997                                  0.20
                                      Ornatube.......................      H2 1997                     0.25         0.25
                                      Megasteel--Phase I.............      H2 1998        2.00
                                      Cold Rolling (Maruichi)........         1998                     0.20
                                      Nusantara Steel Corp...........         1999        1.60
                                                                                           ---          ---          ---
                                      TOTAL MALAYSIA, END 2000.......                     3.60         0.95         0.95
THAILAND............................  EXISTING CAPACITY, END 1996                         2.40         0.00         0.70
                                      PLANNED:
                                      Thai Cold-Rolled (SSI).........         1997                     1.20         0.30
                                      Nakornthai Strip Mill (NSM)....      H1 1998        1.50
                                      Siam Strip Mill (SSM)..........      H1 1999        1.70
                                      Siam United Steel..............         1998                     1.00
                                      Bangkok Steel Industry.........         1998                                  0.16
                                      BHP-Thailand...................         1998                     0.30         0.15
                                      Nakorn Strip Mill (NSM)........         1999                     0.80         0.50
                                      Siam Steel Pipe Group..........    1998-1999                                  0.25
                                      Siam Integrated (SSM)..........         1999                     0.50
                                                                                           ---          ---          ---
                                      TOTAL THAILAND, END 2000.......                     5.60         3.80         2.06
PHILIPPINES.........................  EXISTING CAPACITY, END 1996                         1.20         0.85         0.65
                                      PLANNED:
                                      Puyat Steel Corp...............      H2 1997                                  0.15
                                      Coresteel......................         1997                     0.05
                                      Bacnotan Steel.................         1997                                  0.06
                                      Philippine Steel Coating             Q497/98                     0.30         0.24
                                      Group..........................
                                      Jacinto Group..................         1999        1.25
                                      National Steel*................      by 2000        0.50
                                                                                           ---          ---          ---
                                      TOTAL PHILIPPINES, END 2000....                     2.95         1.20         1.10

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

        TABLE 3 CONT'D: SOUTH KOREA & TAIWAN SHEET CAPACITY, MILLION TPY

                                                                         START-UP       HR           CR         COATING
COUNTRY                                             COMPANY                DATE      CAPACITY     CAPACITY     CAPACITY
--------------------------------------  -------------------------------  ---------  -----------  -----------  -----------
KOREA.................................  EXISTING CAPACITY, END 1996                      18.60         8.35         3.65
                                        PLANNED:
                                        Posco..........................       1997                     1.85
                                        Dongbu Steel*..................       1998        1.00         1.30         0.90
                                        Hanbo..........................       1998        2.10         1.55
                                        Hanbo..........................       1999                                  1.40
                                        Hyundai Pipe...................       1999                     1.80         0.60
                                        Posco*.........................       1999        2.00
                                        Union Steel Manufacturing......       1999                     1.30         0.70
                                                                                         -----        -----          ---
                                        TOTAL KOREA, END 2000                            23.70        16.15         7.25
TAIWAN................................  EXISTING CAPACITY, END 1996                       8.05         5.00         1.70
                                        PLANNED:
                                        China Steel Corp...............     Jan-97        2.50
                                        Yieh Loong.....................     Q31997        2.40         0.40
                                        Yieh Phui*.....................     Q31997                     0.30
                                        An Feng........................       1998                     1.00         0.30
                                        CSC/Kuei Yi & Partners.........       1998        1.00
                                        Ornatube.......................       1999                     0.25         0.25
                                        Sysco..........................       1999                                  0.25
                                        Yieu Phui......................       1999                     0.30         0.30
                                                                                         -----        -----          ---
                                        TOTAL TAIWAN, END 2000.........                  13.95         7.25         2.80
                                                                                         -----        -----          ---

------------------------

*   expansion at existing plant.

Data: Resource Strategies, CRU International

--------------------------------------------------------------------------------

                              Resource Strategies

MALAYSIA

    The Malaysian sheet market is currently about 2.1m tonnes, and has been growing at an annual average of 7% in the last five years. It imports 100% of its hot-rolled coil requirement as it has no hot rolling facility. There are several proposed new mills, the most ambitious of which is the Megasteel project, which will commission a 2m tpy hot rolling mill in 1998. It is likely that the company will install further downstreaming rolling and coating at this facility in the future. Nusantara Steel has recently announced that it aims to start producing 1.6m tpy of hot-rolled coil in 1999.

    Growth in Malaysian sheet steel consumption is expected to be the strongest in the region at an annual average of just over 9%. If this growth is realised, Malaysia will remain a significant net importer of sheet steel unless further projects are announced.

PHILIPPINES

    Philippine sheet steel consumption grew dramatically from very small volumes over the last five years at an average rate of 11.5% to reach 1.6m tonnes in 1996. We believe that it will grow at an average rate of 7.4% over the next nine years to reach 2.9m tonnes by 2005.

    The previously state-owned National Steel Corp. is currently the only producer of hot-rolled coil, and like Sahaviriya Steel in Thailand, relies on imported slab from a variety of sources for feed. This rolling mill has plans to remove some bottlenecks and expand capacity by 500,000 tpy. The Jacinto Group is planning to build a Danieli-designed thin slab hot-strip mini-mill with a capacity of 1.25m tpy. There are several projects planned to install cold rolling and galvanising facilities. The additions to cold rolling capacity from announced projects are insufficient to meet the projected growth in demand and it will remain a net importer of cold-rolled coil unless further projects are announced.

KOREA

    The Korean steel industry dominates the region. Korea is a major player in the global steel market. It produced 39m tonnes of steel in 1996, of which Posco, the second largest steel producing company in the world, produced over 24m tonnes, 19.5m tonnes of which was hot-rolled coil. Posco is one of the lowest cost producers of hot strip in the western world. Total imports of steel products into Korea in 1996 were 11.1m tonnes. This comprised 4.2m tonnes of semi finished goods and 6.87m tonnes of finished goods. Total exports of steel products were 9.89m tonnes. This comprised 0.44m tonnes of semi finished goods and 9.45m tonnes of finished goods. Overall, net imports of semi finished and finished goods into Korea in 1996 were 1.65m tonnes.

    Korean steel consumption will continue to grow strongly at about 6% per year on average over the next nine years. There are a large number of sheet steel projects planned to come on stream over the next five years, though some, such as Hanbo Steel whose problems have been well-publicised, may take longer to be realised.

TAIWAN

    Strong industrial growth in Taiwan has supported sheet growth. The Taiwanese sheet steel market was just over 7m tonnes in 1996 and is expected to grow by an average of almost 8% per year over the forecast period. Remarkably, Taiwan has a large but mainly balanced trade in sheet products. In 1996, it exported 2.6m tonnes of sheet, 68% of which was hot-rolled coil, and it imported 2.5m tonnes of sheet, of which more than 50% was cold-rolled.

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

    Total imports of steel products into Taiwan in 1996 were 10.1m tonnes. This comprised 5.95m tonnes of semi finished goods and 4.1m tonnes of finished goods. Total exports of steel products were 3.32m tonnes. This comprised 0.02m tonnes of semi finished goods and 3.3m tonnes of finished goods. Overall, net imports of semi finished and finished goods into Taiwan in 1996 were 6.78m tonnes.

    Hot-rolled output from China Steel Corporation's new hot mill is expanding rapidly, and Yieh Loong has started production on its new 2.4m tpy hot rolling mill. Given the predicted growth in demand, the country is likely to be a net importer of cold-rolled and coated sheet unless further projects are planned.

OTHER ASEAN MARKETS

    There are likely to be export opportunities for new Asean producers to supply the emerging markets for steel in the smaller less developed countries such as Vietnam, Cambodia, Laos and Burma. These markets are currently consuming only very small quantities of steel, and most of this is reinforcing bar for construction. In the longer term, however, these markets will grow and imports will meet this demand until sufficient demand will support domestic facilities. China is also expected to remain an importer, particularly of higher value added sheet products such as high strength low alloy and other specialty grades of steels.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      FLAT PRODUCTS CONSUMPTION BY COUNTRY
1996, 2005
1996: 32.1m tonnes
Taiwan                                                  22%
Thailand                                                14%
Indonesia                                                5%
Malaysia                                                 7%
Philippines                                              5%
Korea                                                   46%
2005: 57.9m tonnes
24%
14%
6%
8%
5%
44%

SUMMARY

- Regional steel consumption growth, which had been robust up to mid-1997, is set to moderate this year and in 1998 in response to the economic uncertainty and lower economic activity. Nevertheless, the growth prospects for the region remain considerably higher than other steel consuming areas of the

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

   world. With the obvious exceptions of Korea and Taiwan, the region has been a significant net importer of sheet products and is expected to remain so.

- Long term outlook for steel consumption in the region is good. As economies of the region develop, consumption of flat products is expected to grow at a faster rate than long products, because demand for automotives, appliances and other products made with flat steel will grow with the increasing prosperity of the population.

- All of the ASEAN countries state that they are now committed to trade liberalisation and, as members of Afta, have committed to reducing tariffs on all steel products to 5% by the year 2003. Therefore, new producers locating in these markets will be competing in the global steel market and must be efficient on an international basis.

- Currency markets are expected to stabilise, albeit at lower levels, in mid-1998. We expect there to be a general recovery in demand in 1999 and over the remainder of the forecast period growth should be steady.

- In several countries, stock market volatility has been exacerbated by the currency problems and this has made it more difficult to raise funds to finance capital projects. Several planned new production facilities are likely to be delayed and some may be suspended indefinitely because of the recent turmoil. For this reason, imports are likely to continue to play a significant role for the foreseeable future.

- Forecast sheet steel prices (shown in the accompanying chart) are likely to level out in nominal dollar terms in the region. These price levels represent spot transaction prices for commercial grades; there are substantial premiums on top of these base prices for higher value-added sheet products supplied to individual customer requirements. As long as currencies continue to devalue, the rising cost of steel imports will have a dampening effect on steel demand.

                                     [LOGO]

--------------------------------------------------------------------------------

                              RESOURCE STRATEGIES

SOME OF THE COMPETITIVE ADVANTAGES OF NSM

- Thailand is a significant importer of sheet products and therefore there are significant opportunities for import substitution.

- NSM has several advantages over the incumbent hot-rolled producer, Sahaviriya Steel Industries, because it can be more flexible in response to customers' requirements in terms of dimensions, grades, quality and just-in-time delivery. NSM will face more formidable competition from the other new player in the hot rolling market, the Japanese joint venture Siam Strip Mill when it comes on stream in late 1998 or early 1999. However, NSM will have almost a year to establish customer relationships with Thai consumers who currently must rely on imports. Given our forecasts of sheet consumption, we believe that there will be room for both players to supply primarily the Thai market in the medium term.

- NSM will produce a full range of steel grades including HSLA grades for the automotive industry and API grades for the higher quality end of the pipe industry. Therefore, it should be able to compete at the top end of the hot-rolled coil market with strip sourced from Korea and Taiwan, leaving the Sahaviriya mill to serve the commercial quality commodity end of the market.

- The ability to produce a broad range of qualities to tight specifications at low cost means that the mill output is potentially attractive for export markets worldwide. NSM has the support of two of the world's biggest global steel traders who are willing to offtake significant volumes of higher grade material.

- The ability to carry out ferritic rolling on the hot strip mill allows the unique configuration of the finishing plant, combining a two stand cold rolling mill with an inline galvanising line. This combination facility, which will primarily produce hot-dipped galvanised sheet, will also be able to produce a cold-rolled equivalent coil and pickled and oiled. The principal advantage of this type of facility is its flexibility and low production costs.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                                     PAGE
                                                     -----
Enforceability of Civil Liabilities.............         iii
Presentation of Financial Information...........          iv
Glossary........................................          vi
Prospectus Summary..............................           1
Risk Factors....................................          19
Use of Proceeds.................................          36
Capitalization..................................          37
Selected Financial Data.........................          38
Management's Discussion and Analysis of
  Financial Conditions..........................          39
The Exchange Offer..............................          43
Business........................................          50
Description of the Note Issuers.................          75
Description of Project Participants.............          76
Description of Material Agreements..............          78
Management......................................          84
Principal Shareholders..........................          89
Related Party Transactions......................          91
Description of Certain Indebtedness.............          95
Description of Notes and Guaranties.............          98
Security Arrangements...........................         139
Tax Considerations..............................         149
Thai Taxation...................................         149
Cayman Islands Taxation.........................         150
Old Registration Rights.........................         151
Plan of Distribution............................         153
Description of Note Depositary Agreement;
  Delivery; Form................................         154
Legal Matters...................................         159
Experts.........................................         159
Available Information...........................         159
Index to Financial Statements...................         F-1
Annex A-The Kingdom of Thailand.................         A-1
Annex B-Hatch Associates Report.................         B-1
Annex C-RSI Consulting Ltd./CRV Report..........         C-1

                                     [LOGO]

                           NSM STEEL (DELAWARE), INC.
                            NSM STEEL COMPANY, LTD.

                               OFFER TO EXCHANGE
                           12% SENIOR MORTGAGE NOTES
                     DUE 2006, SERIES B FOR ALL OUTSTANDING
                           12% SENIOR MORTGAGE NOTES
                               DUE 2006, SERIES A
                   12 1/4% SENIOR SUBORDINATED MORTGAGE NOTES
                     DUE 2008, SERIES B FOR ALL OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED MORTGAGE NOTES
                               DUE 2008, SERIES A
                    12 3/4% SUBORDINATED MORTGAGE DEBENTURES
                     DUE 2009, SERIES B FOR ALL OUTSTANDING
                    12 3/4% SUBORDINATED MORTGAGE DEBENTURES
                               DUE 2009, SERIES A

                            ------------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of NSM Steel (Delaware), Inc. provides that directors of NSM Steel (Delaware), Inc. shall, to the full extent not prohibited by the General Corporation Law of the State of Delaware (the "DGCL"), not be liable to NSM Steel (Delaware), Inc. or its stockholders for monetary damages for breach of such director's fiduciary duty as a director.

    Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had not reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

    Neither the Articles of Association (By-laws) of Nakornthai Strip Mill Public Company Limited (the "Company") nor the Public Limited Company Act (the "PLCA") specifically provide for an indemnification of directors and officers of the Company. However, the PLCA excludes a director from being held liable to the Company, any shareholder or the Company's creditor, if her act has been approved or ratified by the shareholders' resolution, even if it has been rescinded later. A director may be exempt from liabilities for an alleged breach in certain situations, e.g., she can prove that she took no part in the alleged breach, or that she made an objection in the meeting, or that she has taken reasonable actions or precautions to avoid such a breach.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
     1.01  Purchase Agreement, dated as of March 2, 1998, among the Note Issuers (as defined), Nakornthai Strip
             Mill Public Company Limited (the "Company" or the "Guarantor") and Natwest Capital Markets Limited,
             McDonald & Company Securities Inc. and ECT Securities Corp. (the "Initial Purchasers").

     3.01  Certificate of Incorporation of NSM Steel (Delaware), Inc. (a "Note Issuer" or "NSM (Del)").

     3.02  Articles of Association NSM Steel Company, Ltd. (a "Note Issuer" or "NSM Cayman" and together with NSM
             (Del), the "Note Issuers").

     3.03  Articles of Association of the Company.

     3.04  By-laws of NSM Steel (Delaware), Inc.

     4.01  Indenture (Senior Mortgage Notes), dated as of March 1, 1998 among the Note Issuers, the Guarantor and the Chase Manhattan Bank (the "Senior Note Trustee").

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
     4.02  Indenture (Senior Subordinated Notes) dated as of March 1, 1998 among the Note Issuers, the Guarantor and The Chase Manhattan Bank (the "Senior Subordinated Notes Trustee").

     4.03  Indenture (Debentures), dated as of March 1, 1998 among the Note Issuers, the Guarantor and the Chase
             Manhattan Bank (the "Debentures Trustee").

     4.04  Warrant Agreement, dated as of March 12, 1998 between the Company and United States Trust Company of New
             York (the "Warrant Agent").

     4.05  Registration Rights Agreement, dated as of March 12, 1998 among the Note Issuers, the Guarantor and the
             Notes Trustee.

    *4.06  Debentures Registration Rights Agreement, dated as of March 12, 1998 among the Note Issuers, the
             Guarantor and the Debentures Trustee.

     4.07  Security Sharing Agreement, dated as of March 12, 1998 among the Company, the Note Issuers, The
             Industrial Finance Corporation of Thailand, Thai Farmers Bank Public Company Limited, Siam City Bank
             Public Company Limited, The Government Savings Bank, First Bangkok City Bank Public Company Limited,
             Nakornthon Bank Public Company Limited, SCF Finance and Securities Public Company Limited, Siam City
             Credit Finance and Securities Public Company Limited, First City Investment Finance Company Limited
             and IFCT Finance and Securities Public Company Limited, (collectively, "the Thai Lenders"), and The
             Chase Manhattan Bank as the Collateral Agent and the Trustee.

     4.08  First Priority Attachment to Land Mortgage, dated as of March 12, 1998 between the Company, the Thai
             Lenders and The Chase Manhattan Bank as the Deposit Bank and Collateral Agent.

     4.09  Second Priority Attachment to Land Mortgage, dated as of March 12, 1998 between Nakornthai Strip Mill
             Company Limited (the "Mortgagor") and the Chase Manhattan Bank as the Mortgagee and the Collateral
             Agent.

     4.10  Machinery Pledge Agreement dated as of March 12, 1998 between the Company (the "Pledgor"), the Thai
             Lenders (the "Pledgees"), Chase Manhattan Bank as the Depository Bank and the Collateral Agent and NSM
             Management Company (the "Custodian").

     4.11  Conditional Assignment of Onshore Accounts dated as of March 12, 1998 between Nakornthai Strip Mill
             Company Limited (the "Assignor"), the Thai Lenders and The Chase Manhattan Bank as the Trustee and the
             Collateral Agent.

     4.12  Pledge of Accounts dated as of March 12, 1998 between Nakornthai Strip Mill Public Company Limited (the
             "Pledgor"), the Thai Lenders and Chase Manhattan Bank as the Trustee and the Pledgee.

     4.13  Assignment of Insurance dated as of March 12, 1998 between the Company (the "Assignor"), the Thai
             Lenders and The Chase Manhattan Bank as the Trustee and the Collateral Agent.

     4.14  Assignment of Bonds dated as of March 12, 1998 between the Assignor, the Thai Lenders and The Chase
             Manhattan Bank as the Trustee and the Collateral Agent.

     4.15  Conditional Assignment of Project Documents dated as of March 12, 1998 between the Company (the
             "Assignor"), the Thai Lenders and the Chase Manhattan Bank as the Trustee and the Collateral Agent.

     4.16  Pledge of Thai Permitted Investments dated as of March 12, 1998 between the Company (the "Pledgor"), the
             Thai Lenders and the Chase Manhattan Bank as the Trustee and the Pledgee.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
     4.17  Pledge of NSM Cayman Stock dated as of March 12, 1998 between Nakornthai Strip Mill Public Company
             Limited (the "Shareholder") and the Chase Manhattan Bank as the Trustee and the Collateral Agent.

     4.18  Pledge of NSM (Del) Stock dated as of March 12, 1998 between NSM Steel Company, Ltd. and Chase Manhattan
             Bank as the Trustee and the Collateral Agent.

     4.19  Notes DSR Account and Offshore Reserve Account Security Agreement dated as of March 12, 1998 among the
             Company, the Note Issuers and Chase Manhattan Bank as the Trustee, Collateral Agent and Deposit Bank.

     4.20  Notes Sinking Fund Account and Offshore Revenue Sub-Account Security Agreement dated as of March 12,
             1998 among the Company, the Note Issuers, The Chase Manhattan Bank as Trustee, Collateral Agent and
             Deposit Bank, and The Industrial Finance Corporation of Thailand (the "Facility Agent" for the Thai
             Lenders).

     4.21  Amendment No. 1 dated March 12, 1998 to the Credit Facilities Agreement dated September 27, 1995 between the Company and the Thai Lenders.

    *5.01  Opinion of White & Case (Thailand), Thai counsel to the Note Issuers and the Guarantor, as to the legality of the Securities and the Guranties.

    *5.02  Opinion of White & Case LLP, U.S. counsel to the Note Issuers and the Guarantor, as to the legality of the Securities and the Guaranties.

    *8.01  Opinion re U.S. taxation.

   *10.01  Shareholders' Agreement dated as of March 12, 1998 among Steel Dynamics, Inc., ECT Thailand Investments,
             Inc., NSM McDonald Company, N.T.S Group Public Company Limited, Kuhn Sawasdi Horrungruang and the
             Company.

   *10.02  Management Agreement dated as of March 12, 1998 between the Company and NSM Management Co. LLC.

    10.03  Reciprocal License and Technology Sharing Agreement dated as of March [12], 1998 between Steel Dynamics,
             Inc. ("SDI") and the Company

    10.04  Management Advisory and Technical Assistance Agreement dated as of March [12], 1998 between SDI and NSM
             Management Company.

    10.05  BNP Onshore Credit Facility (Onshore Bill Discount Facility Agreement) dated as of March 12, 1998 between the Company and Banque Nationale de Paris as the Agent, the Arranger and the Bank.

    10.06  BNP Offshore Credit Facility (Syndicated Offshore Bill Discount Facility Agreement) dated as of March
             12, 1998 between the Company and Banque Nationale de Paris as the Agent, the Arranger and the Bank.

   *10.07  Preussag Off-Take Agreement (Export Sales and Marketing Agreement) dated as of November 19, 1997 between
             Preussag Handel GMBH and the Company.

   *10.08  Klockner Off-Take Agreement (Export Sales and Marketing Agreement) dated as of November 19, 1997 between
             Klookner Stah-und Metallhandel GMBH and the Company.

    10.09  Sriracha Harbour Lease (Throughput Agreement) dated as of March 9, 1998 between Sriracha Harbour Public
             Company Limited and the Company.

    10.10  Coal Supply Agreement (Contract for the Sale and Purchase of Anthracite Coal) dated as of October 16,
             1996 between SSM Coal B.V. and the Company.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  --------------------------------------------------------------------------------------------------------
    10.11  Iron Ore Supply Agreement dated as of February 6, 1997 between MMTC Limited and the Company.

    10.12  Hylsa Assistance Agreement dated as of June 6, 1996 between the Company and HYLSA, S.A. de C.V.

   *10.13  Reubin Perin Consulting Agreement.

    10.14  Employment Agreement for John Schultes dated as of March 12, 1998 between the Company and John W.
             Schultes.

    10.15  Employment Agreement for Sawasdi Horrungruang dated as of February 14, 1998 between the Company and
             Sawasdi Horrungruang.

    10.16  Employment Agreement for Chamni Janchai dated as of February 14, 1998 between the Company and Chamni
             Janchai.

    12.01  Statement re Computation of Ratios.

   *21.01  Subsidiaries of the Guarantor.

   *23.01  Consent of White & Case (Thailand) re its opinion as to the legality of the Securities and the
             Guaranties (included in Exhibit 5.01 hereto).

   *23.02  Consent of White & Case LLP re its opinion as to the legality of the Securities and the Guaranties
             (included in Exhibit 5.02 hereto).

    23.03  Consent of Peat Marwick Suthee Limited.

   *23.04  Consent of Hatch Associates Ltd.

   *23.05  Consent of Resource Strategies.

    24.01  Powers of Attorney for the Note Issuers (See pages II-7-II-9).

   *25.01  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan
             Bank, as Senior Notes Trustee and Senior Subordinated Notes Trustee.

------------------------

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Each of the undersigned Registrants hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

    Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Each of the undersigned Registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

    Each of the undersigned Registrants hereby undertakes that every prospectus:
(i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Each of the undersigned Registrants hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and (4) if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering.

    Each of the undersigned Registrants undertakes that (1) for purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chonburi, Thailand on June 10, 1998.

                                NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                                By:             /s/ JOHN W. SCHULTES
                                     ------------------------------------------
                                                  John W. Schultes
                                                PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes John W. Schultes and Gary Heasley, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons (who include a majority of the Board of Directors) in the capacities indicated on June 10, 1998:

             NAME                         TITLE
------------------------------  --------------------------

                                 Director, President and
     /s/ JOHN W. SCHULTES         Chief Executive Officer
------------------------------     (Principal Executive
       John W. Schultes                   Officer)

       /s/ GARY HEASLEY          Chief Financial Officer
------------------------------   (Principal Financial and
         Gary Heasley               Accounting Officer)

   /s/ SAWASDI HORRUNGRUANG
------------------------------   Chairman of the Board of
     Sawasdi Horrungruang                Directors

      /s/ CHAMNI JANCHAI
------------------------------  Vice Chairman of the Board
        Chamni Janchai                  of Directors

------------------------------           Director
         Keith Busse

      /s/ DAVID STICKLER
------------------------------           Director
        David Stickler

             NAME                         TITLE
------------------------------  --------------------------
   /s/ SUNTHORN CHAILAEMLAK
------------------------------           Director
     Sunthorn Chailaemlak

       /s/ CHAN BULAKAL
------------------------------           Director
         Chan Bulakal

------------------------------           Director
       Kevin McConville

------------------------------           Director
         Reuben Perin

------------------------------           Director
     Anutin Charnvirakul

   /s/ PATTAMA HORRUNGRUANG
------------------------------           Director
     Pattama Horrungruang

     /s/ CHATCHAI SOMSIRI
------------------------------           Director
       Chatchai Somsiri

  /s/ RAVEEWAN PEYAYOPANAKUL
------------------------------           Director
    Raveewan Peyayopanakul

   /s/ AMONRAT LEEVARAPAKU
------------------------------           Director
     Amonrat Leevarapaku

------------------------------           Director
         Sandeep Alva

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chonburi, Thailand on June 10, 1998.

                                NSM STEEL (DELAWARE), INC.

                                By:              /s/ JOHN SCHULTES
                                     -----------------------------------------
                                                   John Schultes
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes John Schultes and Sawasdi Horrungruang, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 10, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

      /s/ JOHN SCHULTES                 President
------------------------------     (Principal Executive
        John Schultes                     Officer)

                                 Vice President and Chief
   /s/ SAWASDI HORRUNGRUANG          Financial Officer
------------------------------   (Principal Financial and
     Sawasdi Horrungruang           Accounting Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chonburi, Thailand on June 10, 1998.

                                NSM STEEL COMPANY, LTD.

                                By:           /s/ SAWASDI HORRUNGRUANG
                                     -----------------------------------------
                                                Sawasdi Horrungruang
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Sawasdi Horrungruang, John Schultes and Chamni Janchai, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 10, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

   /s/ SAWASDI HORRUNGRUANG             President
------------------------------     (Principal Executive
     Sawasdi Horrungruang                 Officer)

                                 Vice President and Chief
      /s/ JOHN SCHULTES              Financial Officer
------------------------------   (Principal Financial and
        John Schultes               Accounting Officer)

      /s/ CHAMNI JANCHAI
------------------------------           Director
        Chamni Janchai